PROSPECTUS SUPPLEMENT
(to Prospectus dated January 8, 1999)

                          $1,035,318,205 (APPROXIMATE)
                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  Commercial Mortgage Pass-Through Certificates
                               FUNB Series 1999-C1
                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (Depositor)

YOU SHOULD CAREFULLY CONSIDER THE
RISK FACTORS BEGINNING ON PAGE S-19
OF THIS PROSPECTUS SUPPLEMENT AND ON
PAGE 20 OF THE PROSPECTUS.

Neither the Offered Certificates nor
the underlying Mortgage Loans are
insured or guaranteed by any
government agency or instrumentality.

The Offered Certificates will
represent interests in the Trust Fund
only and will not represent
obligations of any other party.

This Prospectus Supplement may be
used to offer and sell the Offered
Certificates only if it is
accompanied by the Depositor's
Prospectus dated January 8, 1999.

                                     THE TRUST FUND:

                                     o The Trust Fund consists of a pool of 238
                                       fixed rate Mortgage Loans.

                                     o The Mortgage Loans are secured by first
                                       liens on commercial and multifamily
                                       properties.

                                     o As of February 1, 1999, the Mortgage
                                       Loans will have an aggregate principal
                                       balance of approximately $1,163,518,250.

                                     o All of the Mortgage Loans were originated
                                       by First Union National Bank.

                                     THE CERTIFICATES:

                                     o The Trust Fund has issued fifteen classes
                                       of Certificates.

                                     o Only the Certificates described on the
                                       following table are being offered by this Prospectus Supplement and the Prospectus.

==============================================================================================================
                                  PERCENTAGE OF
                SETTLEMENT DATE   CUT-OFF DATE      PASS-       ASSUMED FINAL
                  CERTIFICATE         POOL         THROUGH      DISTRIBUTION                       MOODY'S/S&P
CLASS             BALANCE (1)        BALANCE        RATE          DATE (2)           CUSIP NO.      RATING (3)
--------------------------------------------------------------------------------------------------------------
Class A-1 ....   $222,414,205          19.12%        5.73%    January 15, 2008      33735P AE 7      Aaa/AAA
Class A-2 ....   $608,949,000          52.34%        6.07%    October 15, 2008      33735P AF 4      Aaa/AAA
Class IO-1 ...       (4)                N/A           (4)     September 15, 2028    33735P AG 2      Aaa/AAAr
Class B ......   $ 58,273,000          5.01%         6.22%    December 15, 2008     33735P AH 0      Aa2/AA
Class C ......   $ 61,186,000          5.26%          (5)     November 15, 2012     33735P AJ 6       A2/A
Class D ......   $ 67,014,000          5.76%          (5)     June 15, 2013         33735P AK 3     Baa2/BBB
Class E ......   $ 17,482,000          1.50%          (5)     August 15, 2013       33735P AL 1     Baa3/BBB-
==============================================================================================================
(Footnotes explaining the table are on the next page)

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On or about February 4, 1999 (the "Settlement Date"), the Depositor will sell the Offered Certificates (other than a portion of the Class IO-1 Certificates which will be sold by the Depositor to First Union National Bank as described herein) to First Union Capital Markets, a division of Wheat First Securities, Inc., and Morgan Stanley & Co. Incorporated (together, the "Underwriters") and the Underwriters will offer the Offered Certificates (other than a portion of the Class IO-1 Certificates as described herein) to you from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

FIRST UNION CAPITAL MARKETS                           MORGAN STANLEY DEAN WITTER
                                JANUARY 21, 1999

[MAP SHOWING GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES]

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Offered Certificates and (b) this Prospectus Supplement, which describes the specific terms of the Offered Certificates. You should read both this Prospectus Supplement and the Prospectus before investing in any of the Offered Certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

     This Prospectus Supplement begins with several introductory sections describing the FUNB Series 1999-C1 Certificates and the Trust Fund in abbreviated form:

          Summary of Prospectus Supplement, commencing on Page S-7 of this Prospectus Supplement, which gives a brief introduction of the key features of the FUNB Series 1999-C1 Certificates and a description of the Mortgage Loans; and

          Risk Factors, commencing on page S-19 of this Prospectus Supplement, which describes risks that apply to the FUNB Series 1999-C1 Certificates which are in addition to those described in the Prospectus with respect to the securities issued by the Trust Fund generally.

     This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the Offered Certificates and this offering. The capitalized terms used in this Prospectus Supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-107 in this Prospectus Supplement. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 103 in the Prospectus.

     In this Prospectus Supplement, the terms "Depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Capital Markets, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     It is expected that approximately 55.05% (by notional amount) of the Class IO-1 Certificates will be sold by the Depositor in an arms-length transaction to First Union National Bank, an affiliate of the Depositor, on the Settlement Date. This Prospectus Supplement and the Prospectus may be used by First Union National Bank to resell the portion of the Class IO-1 Certificates purchased by it from the Depositor on the Settlement Date publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Capital Markets.

(Footnotes to Table on the Front Cover)
----------
(1) Subject to a permitted variance of plus or minus 5%. The Settlement Date Certificate Balance is the expected balance of each Class of Certificates after distributions to FUNB, as record owner of the Offered Certificates prior to the Settlement Date, of all principal due on each Mortgage Loan on February 1, 1999 as described herein.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this Prospectus Supplement and a 0% CPR (as defined in this Prospectus Supplement). The "Rated Final Distribution Date" is the Distribution Date to occur in October 2035, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "Ratings" in this Prospectus Supplement.

(3) By each of Moody's Investors Service, Inc. and Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

(4) The Class IO-1 Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but are entitled to receive payments of the aggregate interest accrued on the notional amount of each component of the Class IO-1 Certificates, as described in this Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" and "--Pass-Through Rates" in this Prospectus Supplement.

(5) The Pass-Through Rate applicable to the Class C, Class D and Class E Certificates as of each Distribution Date will equal the Weighted Average Net Mortgage Rate (as defined herein) minus 0.51%, 0.03% and 0.03%, respectively.

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
SUMMARY OF PROSPECTUS SUPPLEMENT .................................................................   S-7
RISK FACTORS .....................................................................................  S-19
 Certain Risks Associated with the Certificates ..................................................  S-19
  Limited Assets .................................................................................  S-19
  Certain Yield and Maturity Considerations ......................................................  S-19
  Potential Conflicts of Interest ................................................................  S-20
  Risk of Year 2000 ..............................................................................  S-21
  Limited Liquidity for Offered Certificates .....................................................  S-21
  Lack of Control Over Trust Fund ................................................................  S-21
 Certain Risk Factors Associated with the Mortgage Loans .........................................  S-22
  Risks of Lending on Income-Producing Properties ................................................  S-22
  Certain Risks Associated with Credit Lease Loans ...............................................  S-26
  Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses ...................  S-26
  Nonrecourse Mortgage Loans .....................................................................  S-26
  Environmental Law Considerations ...............................................................  S-26
  Risks Associated with Balloon Loans ............................................................  S-27
  Risks Associated with Related Borrowers ........................................................  S-28
  Geographic Concentration of Properties Increasing Isolated Geographic Risk .....................  S-28
  Risks Associated with High Balance Mortgage Loans ..............................................  S-28
  Certain Risks Associated with Concentration of Mortgage Property Types .........................  S-28
  No Reunderwriting of Mortgage Loans ............................................................  S-29
  Tax Considerations Related to Foreclosure ......................................................  S-29
  Special Hazards Losses .........................................................................  S-29
  Other Financing ................................................................................  S-29
  Risks Related to the Borrower's Form of Entity .................................................  S-30
  Limitations of Appraisals and Engineering Reports ..............................................  S-30
  Zoning Compliance ..............................................................................  S-31
  Costs of Compliance with Applicable Laws and Regulations .......................................  S-31
  Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents .......  S-31
  Limitations on Enforceability of Cross-Collateralization .......................................  S-32
  Tenant Matters .................................................................................  S-32
  Litigation .....................................................................................  S-32
  Condemnations ..................................................................................  S-32
  Risks of Different Timing of Mortgage Loan Amortization ........................................  S-32
  Risks Associated with Ground Leases and Other Leasehold Interests ..............................  S-32
  Risks Associated with the Mortgage Loan Seller .................................................  S-33
  Risk of Associated with One Action Rules .......................................................  S-33
  Property Managers May Experience Conflicts of Interest in Managing Multiple Properties .........  S-33
  Compliance with Americans with Disabilities Act May Result in Additional Costs .................  S-33
DESCRIPTION OF THE MORTGAGE POOL .................................................................  S-34
 General .........................................................................................  S-34
 Mortgage Loan History ...........................................................................  S-35
 Certain Terms and Conditions of the Mortgage Loans ..............................................  S-35
  Mortgage Rates; Calculations of Interest .......................................................  S-35
  Mortgage Loan Payments .........................................................................  S-35
  Due Dates ......................................................................................  S-35
  Amortization ...................................................................................  S-35
  Residual Value Insurance Policy ................................................................  S-36
  Prepayment Provisions ..........................................................................  S-36
  Other Financing ................................................................................  S-37
  Nonrecourse Obligations ........................................................................  S-37
   "Due-On-Sale"  and  "Due-On-Encumbrance"  Provisions ..........................................  S-37


                                      S-4


                                                                                                    PAGE
                                                                                                    ----
  Cross-Default and Cross-Collateralization of Certain Mortgage Loans ............................  S-37
  Low Income Housing Tax Credits .................................................................  S-37
 Assessments of Property Condition ...............................................................  S-38
  Property Inspections ...........................................................................  S-38
  Appraisals .....................................................................................  S-38
  Environmental Assessments ......................................................................  S-38
  Engineering Assessments ........................................................................  S-38
  Earthquake Analyses ............................................................................  S-38
 Credit Lease Loans ..............................................................................  S-39
  Lease Enhancement Policies .....................................................................  S-42
 Additional Mortgage Loan Information ............................................................  S-42
  The Mortgage Pool ..............................................................................  S-42
 The Mortgage Loan Seller ........................................................................  S-65
 Assignment of the Mortgage Loans; Repurchases and Substitutions .................................  S-65
 Representations and Warranties; Repurchases and Substitutions ...................................  S-66
 Changes in Mortgage Pool Characteristics ........................................................  S-68
SERVICING OF THE MORTGAGE LOANS ..................................................................  S-68
 General .........................................................................................  S-68
 The Master Servicer and Special Servicer ........................................................  S-69
 The Special Servicer ............................................................................  S-69
 Servicing and other Compensation and Payment of Expenses ........................................  S-71
 Modifications, Waivers and Amendments ...........................................................  S-72
 The Controlling Class Representative ............................................................  S-73
  Limitation on Liability of Controlling Class Representative ....................................  S-74
 REO Properties; Sale of Mortgage Loans ..........................................................  S-74
 Inspections; Collection of Operating Information ................................................  S-75
DESCRIPTION OF THE CERTIFICATES ..................................................................  S-75
 General .........................................................................................  S-75
 Registration and Denominations ..................................................................  S-76
 Certificate Balances and Notional Amount ........................................................  S-78
 Pass-Through Rates ..............................................................................  S-79
 Distributions ...................................................................................  S-79
  General ........................................................................................  S-79
  The Available Distribution Amount ..............................................................  S-80
  Interest Reserve Account .......................................................................  S-80
  Application of the Available Distribution Amount ...............................................  S-81
  Distributable Certificate Interest .............................................................  S-83
  Principal Distribution Amount ..................................................................  S-83
  Treatment of REO Properties ....................................................................  S-84
  Allocation of Prepayment Premiums and Yield Maintenance Charges ................................  S-84
 Subordination; Allocation of Losses and Certain Expenses ........................................  S-85
 P&I Advances ....................................................................................  S-87
 Appraisal Reductions ............................................................................  S-88
 Reports to Certificateholders; Available Information ............................................  S-88
  Trustee Reports ................................................................................  S-88
  Book-Entry Certificates ........................................................................  S-91
  Information Available Electronically ...........................................................  S-91
  Other Information ..............................................................................  S-92
 Assumed Final Distribution Date; Rated Final Distribution Date ..................................  S-92
 Voting Rights ...................................................................................  S-93
 Termination .....................................................................................  S-93
 The Trustee .....................................................................................  S-94


                                      S-5


                                                                                                    PAGE
                                                                                                    ----
YIELD AND MATURITY CONSIDERATIONS ................................................................  S-94
 Yield Considerations ............................................................................  S-94
  General ........................................................................................  S-94
  Rate and Timing of Principal Payment ...........................................................  S-94
  Losses and Shortfalls ..........................................................................  S-95
  Strip Rates ....................................................................................  S-96
  Certain Relevant Factors .......................................................................  S-96
  Delay in Payment of Distributions ..............................................................  S-96
  Unpaid Distributable Certificate Interest ......................................................  S-96
  Yield Sensitivity of the Class IO-1 Certificates ...............................................  S-97
 Price/Yield Tables ..............................................................................  S-97
 Weighted Average Life ...........................................................................  S-98
USE OF PROCEEDS .................................................................................. S-101
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ......................................................... S-101
ERISA CONSIDERATIONS ............................................................................. S-102
LEGAL INVESTMENT ................................................................................. S-104
METHOD OF DISTRIBUTION ........................................................................... S-104
LEGAL MATTERS .................................................................................... S-105
RATINGS .......................................................................................... S-105
INDEX OF PRINCIPAL DEFINITIONS ................................................................... S-107
ANNEX A-1  -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
               MORTGAGED PROPERTIES ..............................................................   A-1
ANNEX A-2  -- CERTAIN MONETARY TERMS OF THE CREDIT LEASE LOANS ...................................   A-2
ANNEX A-3  -- CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
               PROPERTIES ........................................................................   A-3
ANNEX B    -- TERM SHEET .........................................................................   B-1
ANNEX C    -- SIGNIFICANT LOAN SUMMARIES .........................................................   C-1
ANNEX D    -- FORM OF DISTRIBUTION DATE STATEMENT ................................................   D-1
ANNEX E    -- FORM OF DELINQUENT LOAN STATUS REPORT ..............................................   E-1
ANNEX F    -- FORM OF HISTORICAL LOAN MODIFICATION REPORT ........................................   F-1
ANNEX G    -- FORM OF HISTORICAL LOSS ESTIMATE REPORT ............................................   G-1
ANNEX H    -- FORM OF REO STATUS REPORT ..........................................................   H-1
ANNEX I    -- FORM OF WATCH LIST REPORT ..........................................................   I-1
ANNEX J    -- OPERATING STATEMENT ANALYSIS .......................................................   J-1
ANNEX K    -- NOI ADJUSTMENT WORKSHEET ...........................................................   K-1
ANNEX L    -- COMPARATIVE FINANCIAL STATUS REPORT ................................................   L-1


================================================================================

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o WE PROVIDE INFORMATION ON THE PRIVATE CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES.

o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE CUT-OFF DATE BALANCE OF ALL THE MORTGAGE LOANS. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE CUT-OFF DATE POOL BALANCE REPRESENTED BY THE AGGREGATE CUT-OFF DATE BALANCE OF THE RELATED MORTGAGE LOANS.

o ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, which the Depositor is offering pursuant to the Prospectus and this Prospectus Supplement. Each Certificate represents an interest in the Mortgage Loans and the other assets of the Trust Fund. The table also describes the Private Certificates which have not been registered under the Securities Act of 1933 and have been previously sold to investors in private transactions.

---------------------------------------------------------------------------------------------------------------------------------
                  SETTLEMENT    PERCENTAGE OF  PERCENTAGE OF                                 WEIGHTED     CASH FLOW
                     DATE       CUT-OFF DATE   CUT-OFF DATE                        PASS-      AVERAGE        OR         MOODY'S /
                  CERTIFICATE       POOL          CREDIT                          THROUGH      LIFE       PRINCIPAL       S&P
CLASS              BALANCE(1)     BALANCE         SUPPORT       DESCRIPTION        RATE     (YEARS)(2)    WINDOW (2)    RATING(3)
-----            ------------   ------------- --------------    -----------       -------   ----------   -----------    ---------

Class A-1 ....   $222,414,205      19.12%         28.55%        Fixed Coupon       5.73%        5.4      03/99-01/08     Aaa/AAA
Class A-2 ....   $608,949,000      52.34%         28.55%        Fixed Coupon       6.07%        9.5      01/08-10/08     Aaa/AAA
Class IO-1 ...        (4)            N/A            N/A       Variable IO Strip     (4)         N/A      03/99-09/28    Aaa/AAAr
Class B ......   $ 58,273,000       5.01%         23.54%        Fixed Coupon       6.22%        9.7      10/08-12/08     Aa2/AA
Class C ......   $ 61,186,000       5.26%         18.28%          Variable          (5)        11.7      12/08-11/12      A2/A
Class D ......   $ 67,014,000       5.76%         12.52%          Variable          (5)        14.3      11/12-06/13    Baa2/BBB
Class E ......   $ 17,482,000       1.50%         11.02%          Variable          (5)        14.5      06/13-08/13    Baa3/BBB-
Class IO-2 ...        (6)            N/A            N/A        Fixed IO Strip      0.25%        N/A          N/A           --
Class F ......   $ 52,445,000       4.51%          6.51%        Fixed Coupon       5.35%       15.5      08/13-06/16       --
Class G ......   $ 37,877,000       3.26%          3.26%        Fixed Coupon       5.35%       18.0      06/16-05/18       --
Class H ......   $ 37,878,045       3.26%          0.00%        Fixed Coupon       5.35%       21.8      05/18-09/28       --
----------

(1) Subject to a permitted variance of plus or minus 5.0%. The Settlement Date Certificate Balance is the expected balance of each Class of Certificates after distributions to FUNB, as record owner of the Offered Certificates prior to the Settlement Date, of all principal due on each Mortgage Loan on February 1, 1999 as described herein.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement.

(3) By each of Moody's Investors Service, Inc. and Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

(4) The Class IO-1 Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class IO-1 Certificates as described herein.

(5) The Pass-Through Rate applicable to the Class C, Class D and Class E Certificates on each Distribution Date will equal the Weighted Average Net Mortgage Rate (as defined herein) minus 0.51%, 0.03% and 0.03%, respectively.

(6) The Class IO-2 Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but are entitled to receive payments of the interest accrued on the notional amount of the component of the Class IO-2 Certificates.

[    ] Offered Certificates

[    ] Private Certificates

================================================================================

================================================================================

                                   THE PARTIES

THE TRUST FUND ........................  The Trust Fund was created on December
                                         30, 1998 (the "Closing Date ") pursuant
                                         to a Pooling and Servicing Agreement
                                         dated as of December 1, 1998 by and
                                         among the Depositor, the Master
                                         Servicer, the Special Servicer and the
                                         Trustee. First Union National Bank
                                         acquired each Class of Offered
                                         Certificates on the Closing Date and
                                         will retain such Certificates until the
                                         Settlement Date.

THE DEPOSITOR .........................  First Union Commercial Mortgage
                                         Securities, Inc., a North Carolina
                                         corporation. The Depositor is a wholly
                                         owned limited-purpose finance
                                         subsidiary of First Union National
                                         Bank, which is the Mortgage Loan Seller
                                         and the Master Servicer, and is an
                                         affiliate of one of the Underwriters.
                                         The Depositor's principal executive
                                         office is located at One First Union
                                         Center, Charlotte, North Carolina
                                         28228-0013. The Depositor's telephone
                                         number is (704) 374-6161. Neither the
                                         Depositor nor any of its affiliates has
                                         issued or guaranteed the Offered
                                         Certificates. For more detailed
                                         information, see "THE DEPOSITOR" in the
                                         Prospectus.

                                         On the Closing Date, the Depositor
                                         deposited the Mortgage Loans and
                                         related assets into the Trust Fund.

THE ISSUER ............................  The Trust Fund established under the
                                         Pooling and Servicing Agreement. For
                                         more detailed information, see
                                         "DESCRIPTION OF THE CERTIFICATES" in
                                         the Prospectus.

THE MORTGAGE LOAN SELLER ..............  First Union National Bank ("FUNB"). For
                                         more information, see "DESCRIPTION OF
                                         THE MORTGAGE POOL--The Mortgage Loan
                                         Seller" in this Prospectus Supplement.
                                         The Mortgage Loan Seller assigned the
                                         Mortgage Loans on the Closing Date to
                                         the Depositor. See "DESCRIPTION OF THE
                                         MORTGAGE POOL--Representations and
                                         Warranties; Repurchases and
                                         Substitutions" herein.

THE MASTER SERVICER ...................  First Union National Bank. The Master
                                         Servicer is primarily responsible for
                                         collecting payments and gathering
                                         information with respect to the
                                         Mortgage Loans.

THE SPECIAL SERVICER ..................  Lennar Partners, Inc. The Special
                                         Servicer is responsible for performing
                                         certain servicing functions with
                                         respect to the Mortgage Loans that, in
                                         general, are in default or as to which
                                         default is imminent. Certain holders of
                                         Certificates (other than the Class IO-1
                                         and Class IO-2 Certificates) have the
                                         right to replace the Special Servicer
                                         and to select a representative from
                                         whom the Special Servicer will seek
                                         advice and approval and take
                                         directions, all subject to certain
                                         conditions and certain circumstances,
                                         as described herein.

THE TRUSTEE ...........................  Norwest Bank Minnesota, National
                                         Association, a national banking
                                         association. The Trustee is responsible
                                         for distributing payments to
                                         Certificateholders and delivering to
                                         Certificateholders certain reports on
                                         the Mortgage Loans and the
                                         Certificates.

THE UNDERWRITERS ......................  First Union Capital Markets, a division of Wheat First Securities, Inc. (
                                         "First Union Capital Markets "), and
                                         Morgan Stanley & Co. Incorporated.
                                         First Union Capital Markets is an
                                         affiliate of the


================================================================================

================================================================================

                                         Mortgage Loan Seller, the Depositor
                                         and the Master Servicer. On the
                                         Settlement Date, the Underwriters will
                                         purchase the Offered Certificates
                                         (other than a portion of the Class IO-1
                                         Certificates as described herein) from
                                         the Depositor and you may purchase
                                         Offered Certificates (other than a
                                         portion of the Class IO-1 Certificates)
                                         from the Underwriters on and after the
                                         Settlement Date. It is expected that
                                         approximately 55.05% (by notional
                                         amount) of the Class IO-1 Certificates
                                         will be sold by the Depositor in an
                                         arms-length transaction to First Union
                                         National Bank, an affiliate of the
                                         Depositor, on the Settlement Date.

                          IMPORTANT DATES AND PERIODS

SETTLEMENT DATE .......................  On or about February 4, 1999.

CUT-OFF DATE ..........................  February 1, 1999. The Cut-Off Date
                                         Balance of each Mortgage Loan and each
                                         Cut-Off Date Certificate Balance in
                                         this Prospectus Supplement assumes the
                                         timely receipt of principal on each
                                         Mortgage Loan and no defaults,
                                         delinquencies or prepayments on any
                                         Mortgage Loan as of the Cut-Off Date.

DISTRIBUTION DATE .....................  The 15th day of each month (or if such day is not a business day, the next
                                         succeeding business day), provided,
                                         however, that the Distribution Date
                                         will be no earlier than the fourth
                                         business day following the
                                         Determination Date in the month in
                                         which such Distribution Date occurs.
                                         The first Distribution Date on which
                                         investors in the Offered Certificates
                                         may receive distributions will be the
                                         Distribution Date occurring in March
                                         1999.

DETERMINATION .........................  With respect to each Distribution Date, the 11th day of each month (or, if not
                                         a business day, the immediately
                                         preceding business day).

COLLECTION PERIOD .....................  For each Distribution Date the related
                                         Collection Period will be the period
                                         that begins immediately following the
                                         Determination Date in the month
                                         preceding the month in which such
                                         Distribution Date occurs (or, in the
                                         case of the initial Distribution Date,
                                         immediately following the Cut-Off Date)
                                         and ends on and includes the
                                         Determination Date in the same month as
                                         such Distribution Date.

                                THE CERTIFICATES

OFFERED CERTIFICATES ..................  The Depositor is offering the Class
                                         A-1, Class A-2, Class IO-1, Class B,
                                         Class C, Class D and Class E
                                         Certificates of its Commercial Mortgage
                                         Pass-Through Certificates, FUNB Series
                                         1999-C1 to you pursuant to this
                                         Prospectus Supplement. The Offered
                                         Certificates were owned by FUNB from
                                         the Closing Date until the Settlement
                                         Date. FUNB will transfer the Offered
                                         Certificates to the Depositor on the
                                         Settlement Date.

PRIVATE  CERTIFICATES .................  The Class IO-1, Class F, Class G and
                                         Class H Certificates of the Depositor's
                                         Commercial Mortgage Pass-Through
                                         Certificates, FUNB Series 1999-C1 were
                                         previously sold on the Closing Date by
                                         the Depositor in a private transaction.

PRIORITY OF DISTRIBUTIONS .............  On each Distribution Date,
                                         Certificateholders will be entitled to
                                         distributions of all payments or other
                                         collections on the Mortgage Loans that
                                         the Master Servicer collected or
                                         advanced during or with respect to the
                                         related Collection Period after
                                         deducting certain fees and expenses.
                                         The Trustee will distribute such
                                         amounts to the extent that the money is
                                         available, in the following order of
                                         priority to pay:

================================================================================

================================================================================

                                         Interest, pro rata, on the Class IO-1,
                                         Class A-1 and Class A-2 Certificates.

                                         Principal on the Class A-1
                                         Certificates, up to the Principal
                                         Distribution Amount, until their
                                         Certificate Balance is zero.

                                         Principal on the Class A-2
                                         Certificates, up to the Principal
                                         Distribution Amount, until their
                                         Certificate Balance is zero.

                                         Reimbursement to the Class A-1 and
                                         Class A-2 Certificates, pro rata, for
                                         any realized losses and trust fund
                                         expenses.

                                         Interest on the Class B Certificates.

                                         Principal on the Class B Certificates,
                                         up to the Principal Distribution
                                         Amount, until their Certificate Balance
                                         is zero.

                                         Reimbursement to the Class B
                                         Certificates for any realized losses
                                         and trust fund expenses.

                                         Interest on the Class C Certificates.

                                         Principal on the Class C Certificates,
                                         up to the Principal Distribution
                                         Amount, until their Certificate Balance
                                         is zero.

                                         Reimbursement to the Class C
                                         Certificates for any realized losses
                                         and trust fund expenses.

                                         Interest on the Class D Certificates.

                                         Principal on the Class D Certificates,
                                         up to the Principal Distribution
                                         Amount, until their Certificate Balance
                                         is zero.

                                         Reimbursement to the Class D
                                         Certificates for any realized losses
                                         and trust fund expenses.

                                         Interest on the Class E Certificates.

                                         Principal on the Class E Certificates,
                                         up to the Principal Distribution
                                         Amount, until their Certificate Balance
                                         is zero.

                                         Reimbursement to the Class E
                                         Certificates for any realized losses
                                         and trust fund expenses.

                                         Distributions to the Private
                                         Certificates.

                                         If, on any Distribution Date, the
                                         Certificate Balances of the Class B
                                         through Class H Certificates have been
                                         reduced to zero, but the Class A-1 and
                                         Class A-2 Certificates remain
                                         outstanding, distributions of principal
                                         will be made pro rata to the Class A-1
                                         and Class A-2 Certificates.

PRINCIPAL DISTRIBUTIONS ...............  On the Settlement Date, each class of
                                         Certificates other than the Class IO-1
                                         and Class IO-2 Certificates
                                         (collectively, the "Sequential Pay
                                         Certificates"), will have the
                                         Settlement Date Certificate Balance
                                         shown in the table at the beginning of
                                         this Summary. The "Certificate Balance"
                                         for each class of Sequential Pay
                                         Certificates may be reduced by:

                                          o distributions of principal; and

                                          o allocations of realized losses and
                                            trust fund expenses.

                                         The Certificate Balance for any class
                                         of Sequential Pay Certificates cannot
                                         be reduced below zero.

================================================================================

================================================================================

                                         The Class IO-1 Certificates and Class
                                         IO-2 Certificates have no principal
                                         balance and do not receive
                                         distributions of principal.

                                         As reflected on the preceding
                                         distribution chart:

                                          o Principal is distributed to each
                                            class of Sequential Pay Certificates
                                            in alphabetical and, if applicable,
                                            numerical order.

                                          o Principal is only distributed on a
                                            class of Sequential Pay Certificates
                                            to the extent funds remain after the
                                            Trustee makes all distributions of
                                            principal and interest on each class
                                            of Certificates with a higher
                                            priority of distribution.

                                          o No class of Sequential Pay
                                            Certificates is entitled to
                                            distributions of principal until the
                                            Certificate Balance of each class of
                                            Sequential Pay Certificates with an
                                            earlier alphabetical and, if
                                            applicable, numerical designation
                                            has been reduced to zero.

                                          o The maximum amount of principal that
                                            the class of Sequential Pay
                                            Certificates which is then entitled
                                            to distributions of principal on a
                                            Distribution Date will receive is an
                                            amount equal to the Principal
                                            Distribution Amount.

                                         The "Principal Distribution Amount" for
                                         each Distribution Date generally will
                                         be an amount equal to:

                                          o the scheduled principal payments
                                            (other than balloon payments) due on
                                            the Mortgage Loans during the
                                            related Collection Period whether or
                                            not such scheduled payments are
                                            actually received;

                                          o balloon payments actually received
                                            with respect to Mortgage Loans
                                            during the related Collection
                                            Period;

                                          o prepayments received with respect to
                                            the Mortgage Loans during the
                                            related Collection Period; and

                                          o all liquidation proceeds, insurance
                                            proceeds, condemnation awards and
                                            repurchase and substitution amounts
                                            received during the related
                                            Collection Period that are allocable
                                            to principal.

                                         You may, in certain circumstances, also
                                         receive distributions of prepayment
                                         premiums and yield maintenance charges
                                         collected on the Mortgage Loans. Such
                                         distributions are in addition to the
                                         distributions of principal and interest
                                         described above.

INTEREST ..............................  On each Distribution Date, each class of Certificates will be entitled to
                                         receive:

                                          o the Distributable Certificate
                                            Interest for such class of
                                            Certificates on such Distribution
                                            Date; and

                                          o any unpaid Distributable Certificate
                                            Interest for such class of
                                            Certificates from all prior
                                            Distribution Dates.

                                         On any Distribution Date, the
                                         "Distributable Certificate Interest"
                                         for each class of Certificates
                                         generally will equal the greater of
                                         zero and:

                                          o in the case of each Class of
                                            Sequential Pay Certificates, one
                                            month's interest at the applicable
                                            Pass-Through Rate accrued on the
                                            Certificate Balance of such class of
                                            Certificates

================================================================================

================================================================================

                                            immediately prior to such
                                            Distribution Date, in the case of
                                            the Class IO-1 Certificates the
                                            aggregate of one month's interest
                                            accrued on the notional amount of
                                            each of the IO-1 Components or in
                                            the case of the Class IO-2
                                            Certificates one month's interest
                                            accrued on the notional amount of
                                            the IO-2 Component;

                                          o minus such class' allocable share of
                                            any shortfalls in interest
                                            collections due to prepayments on
                                            Mortgage Loans that are not offset
                                            by certain payments made by the
                                            Master Servicer.

                                         The Class IO-1 Certificates have nine
                                         components (each an "IO-1 Component")
                                         with one IO-1 Component corresponding
                                         to each class of Sequential Pay
                                         Certificates. On each Distribution
                                         Date, each IO-1 Component will have a
                                         notional amount equal to the
                                         Certificate Balance (before any
                                         reductions because of principal
                                         distributions or losses allocated on
                                         such Distribution Date) of the class of
                                         the Sequential Pay Certificates that
                                         corresponds to such IO-1 Component.

                                         Each IO-1 Component will have a Strip
                                         Rate as described under "Pass-Through
                                         Rates" below.

                                         As of the Settlement Date, the
                                         aggregate of the notional amounts of
                                         each of the IO-1 Components will be
                                         $1,163,518,250.

                                         The Class IO-2 Certificates have one
                                         component (the "IO-2 Component"). On
                                         each Distribution Date, the IO-2
                                         Component will have a notional amount
                                         equal to the aggregate of the
                                         Certificate Balances (before any
                                         reductions because of principal
                                         distributions or losses allocated on
                                         such Distribution Date) of the Class F,
                                         Class G and Class H Certificates.

                                         Interest on the Certificates will be
                                         calculated on a 30/360 basis.

                                         As reflected on the preceding
                                         distribution chart, on each
                                         Distribution Date, the Trustee will
                                         distribute interest to the holders of
                                         the Certificates:

                                          o first to the Class IO-1
                                            Certificates, Class A-1 Certificates
                                            and Class A-2 Certificates, pro
                                            rata, and then to each other class
                                            of Offered Certificates in
                                            alphabetical order;

                                          o only to the extent funds remain
                                            after the Trustee makes all
                                            distributions of interest on each
                                            class of Certificates with a higher
                                            priority of distribution;

                                          o only to the extent that the classes
                                            of Sequential Pay Certificates
                                            having an earlier alphabetical
                                            designation receive their full
                                            Principal Distribution Amount for
                                            such Distribution Date; and

                                          o only if the Certificate Balance of a
                                            class of Sequential Pay Certificates
                                            has not been reduced to zero prior
                                            to such Distribution Date.

PASS-THROUGH RATES ....................  The Pass-Through Rate applicable to each class of Certificates (other than
                                         the Class IO-1 Certificates) for each
                                         Distribution Date will equal the rate
                                         per annum set forth with respect to
                                         such class in the table at the
                                         beginning of this Summary.

================================================================================

================================================================================

                                         Each IO-1 Component accrues interest at
                                         its applicable Strip Rate (as set forth
                                         below) on its related notional amount.
                                         The "Strip Rate" applicable to each
                                         IO-1 Component corresponding to the
                                         Class A-1, Class A-2 and Class B
                                         Certificates for any Distribution Date
                                         equals the excess, if any, of (a) the
                                         Weighted Average Net Mortgage Rate for
                                         such Distribution Date, over (b) 5.73%,
                                         6.07% and 6.22%, respectively. The
                                         "Strip Rate" applicable to each IO-1
                                         Component corresponding to the Class C,
                                         Class D and Class E Certificates for
                                         any Distribution Date equals 0.51%,
                                         0.03% and 0.03%, respectively. The
                                         "Strip Rate" applicable to each IO-1
                                         Component corresponding to the Class F,
                                         Class G and Class H Certificates for
                                         any Distribution Date equals the
                                         excess, if any, of the Weighted Average
                                         Net Mortgage Rate for such Distribution
                                         Date, over 5.60%.

                                         The "Weighted Average Net Mortgage
                                         Rate" for each Distribution Date is the
                                         weighted average of the Net Mortgage
                                         Rates for the Mortgage Loans as of the
                                         commencement of the related Collection
                                         Period, weighted on the basis of their
                                         respective Stated Principal Balances
                                         outstanding immediately prior to such
                                         Distribution Date.

                                         The "Net Mortgage Rate" for each
                                         Mortgage Loan will generally equal (x)
                                         the Mortgage Rate in effect for such
                                         Mortgage Loan as of the Closing Date,
                                         minus (y) the applicable Administrative
                                         Cost Rate; provided, that if any
                                         Mortgage Loan does not accrue interest
                                         on the basis of a 360-day year
                                         consisting of twelve 30-day months
                                         (which is the basis on which interest
                                         accrues in respect of the
                                         Certificates), then, solely for the
                                         purpose of calculating the Weighted
                                         Average Net Mortgage Rate, the Mortgage
                                         Rate referred to in clause (x) and the
                                         Master Servicing Fee Rate will, to the
                                         extent appropriate, be adjusted from
                                         accrual period to accrual period to
                                         compensate for such difference.

                                         The "Stated Principal Balance" of each
                                         Mortgage Loan outstanding at any time
                                         represents the outstanding principal
                                         balance of such Mortgage Loan
                                         ultimately due and payable thereon and
                                         will generally equal the Cut-Off Date
                                         Balance thereof, reduced on each
                                         Distribution Date (to not less than
                                         zero) by:

                                               (i) any payments or other
                                            collections (or advances in lieu
                                            thereof) of principal on such
                                            Mortgage Loan that are due or
                                            received, as the case may be, during
                                            the related Collection Period and
                                            distributed on the Certificates on
                                            such date; and

                                               (ii) the principal portion of any
                                            realized loss incurred in respect of
                                            such Mortgage Loan during the
                                            related Collection Period.

                                         Notwithstanding the foregoing, if any
                                         Mortgage Loan is paid in full,
                                         liquidated or otherwise removed from
                                         the Trust Fund, commencing on the first
                                         Distribution Date following the
                                         Collection Period during which such
                                         event occurred, the Stated Principal
                                         Balance of such Mortgage Loan will be
                                         zero.

SUBORDINATION; ALLOCATION OF LOSSES
 AND CERTAIN EXPENSES .................  Credit support for any class of
                                         Sequential Pay Certificates is provided
                                         by the subordination of payments and
                                         allocation of any

================================================================================

================================================================================

                                         losses to the classes of Sequential Pay
                                         Certificates which have a later
                                         alphabetical (and, if applicable,
                                         numerical) class designation. The
                                         Certificate Balance of a class of
                                         Sequential Pay Certificates will be
                                         reduced on each Distribution Date by
                                         any losses on the Mortgage Loans (
                                         "Realized Losses ") and certain Trust
                                         Fund expenses ("Additional Trust Fund
                                         Expenses") actually allocated to such
                                         class of Certificates on such
                                         Distribution Date. Realized Losses and
                                         Additional Trust Fund Expenses will
                                         first be allocated to the Sequential
                                         Pay Certificates that are Private
                                         Certificates and then to the Sequential
                                         Pay Certificates that are Offered
                                         Certificates in reverse alphabetical
                                         order as indicated on the following
                                         table.

                                                                    SETTLEMENT     ERCENTAGE OF       ORDER OF
                                                                       DATE        CUT-OFF DATE      APPLICATION
                                         CLASS                     CERTIFICATE        POOL          OF LOSSES AND
                                         DESIGNATION                  BALANCE        BALANCE          EXPENSES
                                         -----------               ------------    ------------    -------------
                                         Class A-1 and
                                           Class A-2 ...........   $831,363,205       71.45%              6
                                         Class B ...............   $ 58,273,000        5.01%              5
                                         Class C ...............   $ 61,186,000        5.26%              4
                                         Class D ...............   $ 67,014,000        5.76%              3
                                         Class E ...............   $ 17,482,000        1.50%              2
                                         Private Certificates
                                           (other than the Class
                                           IO-2 Certificates) ..   $128,200,045       11.02%              1

ADVANCING .............................  You are less likely to incur shortfalls in distributions on your Certificates
                                         due to late payments on the Mortgage
                                         Loans because the Master Servicer has
                                         agreed to advance certain payments to
                                         the Trust Fund. In the event the Master
                                         Servicer fails to receive one or more
                                         Periodic Payments on a Mortgage Loan by
                                         the time the Master Servicer must remit
                                         payments to the Trustee, and the Master
                                         Servicer determines that such Periodic
                                         Payments will be ultimately
                                         recoverable, the Master Servicer is
                                         required to make an advance (a "P&I
                                         Advance") of such delayed payment. The
                                         Trust Fund will pay interest to the
                                         Master Servicer on the amount of any
                                         P&I Advance calculated at the prime
                                         rate and will reimburse the Master
                                         Servicer for any P&I Advances that are
                                         not recoverable.

OPTIONAL TERMINATION
 OF THE TRUST FUND ....................  The Trust Fund may be terminated when the aggregate principal balance of the
                                         Mortgage Loans is less than
                                         $11,654,540. See "DESCRIPTION OF THE
                                         CERTIFICATES--Termination" in this
                                         Prospectus Supplement and in the
                                         Prospectus.

REGISTRATION AND DENOMINATION .........  The Offered Certificates will be registered in the name of Cede & Co.,
                                         as nominee for The Depository Trust
                                         Company ("DTC") in the United States,
                                         or in Europe through Cedelbank or the
                                         Euroclear System ("Euroclear"). You
                                         will not receive a definitive
                                         certificate representing your interest
                                         in the Trust Fund, except in limited
                                         circumstances. See "DESCRIPTION OF THE
                                         CERTIFICATES--Book-Entry Registration
                                         and Definitive Certificates" in the
                                         Prospectus.

                                         Beneficial interests in the Class A-1
                                         and Class A-2 Certificates will be
                                         offered in minimum denominations of
                                         $25,000 actual principal amount and in
                                         integral multiples of $1 in excess of
                                         those amounts. The Class IO-1, Class B,
                                         Class C, Class D and Class E
                                         Certificates will be offered in minimum
                                         denominations of $50,000 actual or

================================================================================

================================================================================

                                         notional amount and in integral
                                         multiples of $1 in excess of those
                                         amounts.

MATERIAL FEDERAL
 INCOME TAX CONSEQUENCES ..............  One or more separate "real estate mortgage investment conduit" ("REMIC")
                                         elections will be made with respect to
                                         most of the assets of the Trust Fund.
                                         The Certificates will evidence "regular
                                         interests" in a REMIC and generally
                                         will be treated as debt instruments of
                                         such REMIC.

                                         The Class A-1, Class A-2, Class B,
                                         Class C and Class D Certificates will
                                         not, and the Class IO-1 and Class E
                                         Certificates will, be treated as having
                                         been issued with original issue
                                         discount for federal income tax
                                         reporting purposes.

                                         For further information regarding the
                                         federal income tax consequences of
                                         investing in the Offered Certificates,
                                         see "MATERIAL FEDERAL INCOME TAX
                                         CONSEQUENCES" in this Prospectus
                                         Supplement and in the Prospectus.

ERISA CONSIDERATIONS ..................  The Depositor expects that the following Certificates will be treated
                                         as ERISA Eligible:

                                                   Class A-1
                                                   Class A-2
                                                   Class IO-1

                                         See "ERISA CONSIDERATIONS" in this
                                         Prospectus Supplement and in the
                                         Prospectus.

SMMEA ELIGIBILITY .....................  The Depositor expects that the following Certificates will constitute
                                         "mortgage related securities" pursuant
                                         to the Secondary Mortgage Market
                                         Enhancement Act of 1984 ("SMMEA"):

                                                   Class A-1
                                                   Class A-2
                                                   Class IO-1
                                                   Class B

                                         See "LEGAL INVESTMENT" in this
                                         Prospectus Supplement and in the
                                         Prospectus.

RATINGS ...............................  The Offered Certificates have received the following ratings from Moody's and
                                         Standard & Poor's (the "Rating
                                         Agencies"):

                                                                   RATING FROM
                                         CLASS                   MOODY'S AND S&P
                                         -----                   ---------------
                                         Class A-1 ................   Aaa/AAA
                                         Class A-2 ................   Aaa/AAA
                                         Class IO-1 ...............  Aaa/AAAr
                                         Class B ..................   Aa2/AA
                                         Class C ..................    A2/A
                                         Class D ..................  Baa2/BBB
                                         Class E ..................  Baa3/BBB-

                                         The ratings on the Offered Certificates
                                         address the likelihood of the timely
                                         receipt of all distributions of
                                         interest to which they are entitled
                                         and, except in the case of the Class
                                         IO-1 Certificates, distributions of
                                         principal equal to their entire
                                         Certificate Balance by the Distribution
                                         Date in October 2035 (the "Rated Final

================================================================================

================================================================================

                                         Distribution Date"). A security rating
                                         is not a recommendation to buy, sell or
                                         hold securities and may be subject to
                                         revision or withdrawal at any time by
                                         the assigning rating organization.

                                         See "RATINGS" in this Prospectus
                                         Supplement and "RISK FACTORS--Limited
                                         Nature of Ratings on Certificates" in
                                         the Prospectus for further explanation
                                         of the limitations and explanation of
                                         the ratings.

                               THE MORTGAGE LOANS

GENERAL ...............................  For purposes of the numerical information provided in this Prospectus
                                         Supplement, each Mortgage Loan is
                                         deemed to be secured by one Mortgaged
                                         Property, whether or not such Mortgaged
                                         Property is comprised of more than one
                                         parcel.

                                         Number of Mortgage Loans ........................................238
                                         Cut-Off Date Pool Balance ............................$1,163,518,250
                                         Minimum Cut-Off Date Balance ...............................$763,847
                                         Maximum Cut-Off Date Balance ............................$46,000,000
                                         Average Cut-Off Date Balance .............................$4,888,732
                                         Minimum Mortgage Rate ........................................6.125%
                                         Maximum Mortgage Rate ........................................9.125%
                                         Weighted Average Mortgage Rate ...............................7.048%
                                         Minimum Remaining Term to Maturity (months) ......................80
                                         Maximum Remaining Term to Maturity (months) .....................355
                                         Weighted Average Remaining Term to Maturity (months) ............142

                                          o Two hundred thirty-seven (237) of
                                            the Mortgage Loans, or 99.24%, were
                                            originated in 1998.

                                          o Thirty-two (32) of the Mortgage
                                            Loans, or 9.89%, are Credit Lease
                                            Loans. Credit Lease Loans are
                                            underwritten based upon the
                                            creditworthiness of the Tenant
                                            leasing the related Mortgaged
                                            Property or the related Guarantor.

SECURITY FOR THE MORTGAGE LOANS .......   o Generally, all of the Mortgage
                                            Loans are non-recourse obligations
                                            of the related borrowers.

                                          o No Mortgage Loan is insured or
                                            guaranteed by any government agency
                                            or private insurer.

                                          o All the Mortgage Loans are secured
                                            by a first lien mortgage on
                                            commercial or multifamily
                                            properties.

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                                      S-16

================================================================================

PROPERTY TYPES ........................  The following table lists the uses of the Mortgaged Properties:

                                                                                          PERCENTAGE OF
                                                                    NUMBER OF MORTGAGE     CUT-OFF DATE
                                         PROPERTY TYPE                   LOANS             POOL BALANCE
                                         -------------                   -----             ------------
                                         Multifamily .............        103                 41.91%
                                         Retail ..................         48                 21.99%
                                         Hospitality .............         25                 10.30%
                                         Office ..................         12                  9.98%
                                         Health Care .............         10                  3.92%
                                         Industrial/Warehouse ....          3                  0.94%
                                         Mixed Use ...............          2                  0.66%
                                         Self-Storage ............          2                  0.33%
                                         Mobile Home Park ........          1                  0.09%
                                         Credit Lease Loans(1) ...         32                  9.89%
                                         -------------------------         --                  -----
                                         (1) Includes 25 retail properties (7.28%), 6 hospitality
                                             properties (2.05%) and one industrial property (0.56%).



GEOGRAPHIC CONCENTRATIONS .............  The Mortgaged Properties are located throughout 33 states and the District
                                         of Columbia. The following table lists
                                         the number and percentage of Mortgaged
                                         Properties in states which have
                                         concentrations of Mortgaged Properties
                                         above 5.0%:

                                                                                      PERCENTAGE OF
                                                                   NUMBER OF           CUT-OFF DATE
                                         STATES                  MORTGAGE LOANS        POOL BALANCE
                                         ------                  --------------        ------------
                                         Florida .............       27                  12.65%
                                         California ..........       20                  10.12%
                                         Georgia .............       15                   9.84%
                                         Texas ...............       22                   7.80%
                                         New York ............       10                   7.46%
                                         Maryland ............        8                   7.04%
                                         Pennsylvania ........       12                   6.23%
                                         North Carolina ......       24                   5.43%
PRINCIPAL AND
  INTEREST PAYMENT TERM ...............   o All of the Mortgage Loans accrue
                                            interest at a fixed rate.

                                          o Payments on each of the Mortgage
                                            Loans are due on the first day of
                                            the month.

                                          o Forty-six (46) of the Mortgage
                                            Loans, or 15.69%, bear interest on a
                                            30/360 basis.

                                          o One hundred ninety-two (192) of the
                                            Mortgage Loans, or 84.31%, bear
                                            interest on an Actual/360 basis
                                            (which includes one (1) Mortgage
                                            Loan, or 1.33%, that accrues
                                            interest on a 30/360 basis during
                                            the period in which only interest is
                                            due and thereafter accrues interest
                                            on an Actual/360 basis and one (1)
                                            Mortgage Loan, or 0.85%, that
                                            accrues interest on an Actual/360
                                            basis during the period in which
                                            only interest is due (but such
                                            interest is payable in twelve equal
                                            monthly payments) and thereafter
                                            accrues interest on an Actual/360
                                            basis).

                                                                                             PERCENTAGE OF
                                                                           NUMBER OF         CUT-OFF DATE
                                            TYPE OF AMORTIZATION        MORTGAGE LOANS       POOL BALANCE
                                            --------------------        --------------       ------------
                                            Balloon Loans .............      207                 89.34%
                                            Fully Amortizing Loans ....       31                 10.66%

================================================================================
                                      S-17

================================================================================


PREPAYMENT RESTRICTIONS ...............  As of the Cut-Off Date, all of the
                                         Mortgage Loans restrict or prohibit
                                         voluntary prepayments of principal.

                                                                                                     PERCENTAGE OF
                                                                                    NUMBER OF        CUT-OFF DATE
                                         TYPE OF PREPAYMENT RESTRICTION           MORTGAGE LOANS     POOL BALANCE
                                         ------------------------------           --------------     ------------

                                         Prohibit Prepayment or only permit
                                          defeasance for most of term ............     192              80.43%

                                         Prohibit Prepayment until date
                                          specified in related Mortgage Note and
                                          then impose either a Yield Maintenance
                                          Charge or a Percentage Premium (but
                                          not both) for most of remaining term ...      30              16.08%

                                         Prohibit Prepayment or only permit
                                          defeasance for at least the first ten
                                          years and thereafter permit prepayment
                                          without Yield Maintenance Charge or
                                          Percentage Premium for a period
                                          greater than one year ..................      12               2.20%

                                         Prohibit Prepayment until date
                                          specified in related Mortgage Note,
                                          then impose a Yield Maintenance Charge
                                          for a period, and then a Percentage
                                          Premium for the remaining term .........       3               0.74%

                                         Permit Prepayment during the first two
                                          (2) years of the term if accompanied
                                          by a Yield Maintenance Charge for
                                          remaining term, and thereafter permit
                                          defeasance for balance of the term .....       1               0.56%


                                         See "DESCRIPTION OF THE MORTGAGE
                                         POOL--Additional Mortgage Loan
                                         Information" herein.

                                         The ability of the Special Servicer to
                                         modify the terms of any Mortgage Loan
                                         relating to the payment of a Prepayment
                                         Premium is limited as described herein.
                                         See "SERVICING OF THE MORTGAGE
                                         LOANS--Modifications, Waivers and
                                         Amendments" herein. The Depositor makes
                                         no representations as to the
                                         enforceability of the provisions of any
                                         Mortgage Notes requiring the payment of
                                         a Prepayment Premium.

DEFEASANCE ............................  One hundred and ninety-six (196) of the
                                         Mortgage Loans, or 81.50%, permit the
                                         borrower, under certain conditions, to
                                         substitute direct non-callable United
                                         States Treasury obligations (the
                                         "Defeasance Collateral ") as collateral
                                         for the related Mortgage Loans during
                                         their respective lock-out periods. Upon
                                         such substitution, the related
                                         Mortgaged Property will no longer
                                         secure such Mortgage Loan. The payments
                                         on the Defeasance Collateral are
                                         expected to approximate the amount and
                                         timing of payments on the related
                                         Mortgage Loan. The Master Servicer may
                                         not permit borrowers to defease a
                                         Mortgage Loan in this manner under
                                         certain circumstances.

                                         See "RISK FACTORS--Certain Risk Factors
                                         Associated with the Mortgage Loans" and
                                         "DESCRIPTION OF THE MORTGAGE POOL" in
                                         this Prospectus Supplement.

================================================================================

                                  RISK FACTORS

     o YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDEr "RISK FACTORS" IN THE PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISK FACTORS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS OR THE CERTIFICATES.

     o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS ANd UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     o IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

CERTAIN RISKS ASSOCIATED WITH THE CERTIFICATES

     Limited Assets. Distributions on your Certificates will depend on payments received on the Trust Fund assets, which consist primarily of the Mortgage Loans. Therefore you should carefully consider the risks associated with the Mortgage Loans described in this Prospectus Supplement and in the Prospectus.

     Certain Yield and Maturity Considerations. Your yield on the Offered Certificates may be adversely affected by the rate, amount and timing of principal payments (or, in the case of the Class IO-1 Certificates, the reduction in the notional amounts of the IO-1 Components) on your Certificates. The following factors affect the rate and timing of payments on the
Certificates:

     o The rate, amount and timing of principal payments and collections on the Mortgage Loans, particularly voluntary prepayments. These can be affected by:

          o The level of prevailing interest rates (if interest rates fall, borrowers will have an increased incentive to refinance their Mortgage Loans, which will result in prepayments).

          o Restrictions on voluntary prepayments contained in the Mortgage Notes. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

          o    The availability of mortgage credit.

          o Other economic, demographic, geographic, tax and legal factors that affect the timing of payments on the Mortgage Loans.

     o Principal losses or payment delays with respect to Mortgage Loans due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the Mortgage Loans, and

     o The order of priority of distributions of principal in respect of the Sequential Pay Certificates. As described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Application of Available Distribution Amount ", the Principal Distribution Amount for each Distribution Date will be distributable to each class of Sequential Pay Certificates in alphabetical and, if applicable, numerical order and no class of Sequential Pay Certificates will be entitled to distributions of principal until the Certificate Balance of each class of Certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero. Therefore, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective classes of Offered Certificates.

     The yield on the Class IO-1 Certificates is particularly sensitive to the timing of payments on the Mortgage Loans and the Sequential Pay Certificates. You should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure to fully recoup your initial investment. Any payment in reduction of the Certificate Balance of any class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related IO-1 Component. Thus, the yield on the Class IO-1 Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amount of any IO-1 Component is reduced, the greater will be the negative effect on the yield of the Class IO-1 Certificates, to the extent such effect is not offset by distributions to you of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

     You should also consider that the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Also, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, or the obligation to pay such Prepayment Premium or Yield Maintenance Charge under those circumstances may be unenforceable.

     The yield on your Certificates also will be affected by the rate, amount and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of your Certificates or otherwise reduce the amount of funds available for distribution on your Certificates. Generally, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Class IO-1, Class A-1 and Class A-2 Certificates and will bear such shortfalls and losses prior to the Class A-1 and Class A-2 Certificates, in reverse alphabetical order of class designation. The Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E Certificates and the Private Certificates (the "Subordinate Certificates") has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A Certificates will have a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Investors in the Class IO-1 Certificates should also consider that any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding IO-1 Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions", "--Subordination; Allocation of Losses and Certain Expenses" and "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

     Investors in the Class IO-1 Certificates should consider that the Strip Rate applicable to each IO-1 Component and, correspondingly, the yield on the Class IO-1 Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments, defaults and liquidations. The Strip Rate applicable to each IO-1 Component corresponding to the Class A-1, Class A-2 and Class B Certificates for any Distribution Date equals the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over 5.73%, 6.07% and 6.22%, respectively. The Strip Rate applicable to each IO-1 Component corresponding to the Class C, Class D and Class E Certificates for any Distribution Date equals 0.51%, 0.03% and 0.03%, respectively. The Strip Rate applicable to each IO-1 Component corresponding to the Class F, Class G and Class H Certificates for any Distribution Date equals the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over 5.60%. Therefore, a reduction in the Weighted Average Net Mortgage Rate results in a lower Strip Rate on all of the IO-1 Components other than those which relate to the Class C, Class D and Class E Certificates and a corresponding reduction in interest distributions on the Class IO-1 Certificates. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this Prospectus Supplement.

     Potential Conflicts of Interest. Certain holders of the Subordinate Certificates have the right to appoint the Controlling Class Representative and to replace the Special Servicer. The Special Servicer may be such a Subordinate Certificateholder or be affiliated with such Certificateholders. Although the actions of the Special Servicer will be governed by the terms of the Pooling and Servicing Agreement, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. The Special Servicer may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For example, a Special Servicer that is a

Certificateholder or an affiliate of a Certificateholder could seek to mitigate the potential for loss to its class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. Such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken.

     The initial Special Servicer or an affiliate thereof owns some or all of the Certificates of one or more classes of Private Certificates, including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate thereof is not prohibited from purchasing the Certificates of any other class.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information (the "Year 2000 Problem"). The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the borrowers and other third parties. The Depositor has been advised by the Master Servicer, the Special Servicer and the Trustee that they are currently modifying their computer systems and applications such that they will be Year 2000 compliant by August 31, 1999. However, the Depositor has not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. If the Master Servicer, the Special Servicer or the Trustee is unable to complete such modifications by the year 2000 or if the borrowers or other third parties are not Year 2000 compliant, the ability of the Master Servicer, the Special Servicer or the Trustee to service the Mortgage Loans and make distributions to the Certificateholders, respectively, may be materially and adversely affected.

     DTC (as defined herein) has further advised the Depositor that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 Problems. DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third-party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Limited Liquidity for Offered Certificates. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, the Depositor can give no assurance that a secondary market for your Certificates will develop. Moreover, if a secondary market does develop, the Depositor can give no assurance that it will provide you with liquidity of investment or that it will continue for the life of your Certificates. Any such secondary market may provide less liquidity to you than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. Your Certificates will not be listed on any securities exchange.

     Lack of Control Over Trust Fund. You and other Certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--General" in this Prospectus Supplement. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Master Servicer, the

Special Servicer or the Trustee, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other Certificateholders would have made and may negatively affect your interests.

CERTAIN RISK FACTORS ASSOCIATED WITH THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender (and your investment in the Trust Fund) to a greater risk of loss than lending on the security of single-family residences. Income-producing property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project:

     o to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service, and

     o in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing.

A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o    economic conditions generally and in the area of the project;

     o    the age, quality and design of the project;

     o    the degree to which it competes with other projects in the area;

     o    changes or continued weakness in specific industry segments;

     o    increases in operating costs;

     o the willingness and ability of the owner to provide capable property management and maintenance;

     o in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    the location of a Mortgaged Property;

     o whether a Mortgaged Property can be easily converted to alternative uses;

     o    an increase in vacancy rates;

     o    vulnerability to litigation by tenants and patrons; and

     o    environmental contamination caused by adjacent properties.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest-rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

     In addition, particular types of income properties are exposed to particular risks. For instance:

     o Office Properties. Office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

     o Multifamily Projects. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Multifamily properties secure 103 of the Mortgage Loans, representing approximately 41.91% of the aggregate principal balance of the Mortgage Pool as of the Cut-Off Date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

          o the physical attributes of the apartment building (for example, its age, appearance and construction quality);

          o the location of the property (for example, a change in the neighborhood over time);

          o the ability of management to provide adequate maintenance and insurance;

          o    the types of services and amenities that the property provides;

          o    the property's reputation;

          o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

          o    the presence of competing properties;

          o    adverse local or national economic conditions; and

          o    state and local regulations.

     o Shopping Centers. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

          o Retail Properties. In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant at its store, notwithstanding its continued payment of rent after "going dark ", can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage.

          o Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.

          o Self Storage Facilities. Self storage facilities are also part of a market that contains low barriers to entry. In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Law Considerations" below. Due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. In addition, because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

          o Mobile Home Parks. Mortgage lenders whose loans are secured by mortgages encumbering mobile home parks may be subject to additional risks not faced by lenders whose loans are secured by other types of income producing properties. Since the borrower often does not own the mobile home located upon the related Mortgaged Property, the borrower (and the lender subsequent to any foreclosure) may face additional costs and delays in obtaining evictions of tenants and the removal of the mobile home upon a default or abandonment by a tenant.

          o Hotels. Hotels are affected by various factors, including location, quality, management ability, amenities and franchise affiliation (or lack thereof). Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

     Various factors may adversely affect the economic performance of a hotel, including:

          o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

          o    the construction of competing hotels or resorts;

          o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

          o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

          o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     o Residential Health Care Facilities. Residential health care facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers.

          o The failure of any such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

          o In the event of foreclosure, we cannot ensure that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

          o We cannot ensure that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

          o Governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, the Depositor can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

          o Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

See "RISK FACTORS--Risks to Lenders Associated with Certain Income Producing Loans and Mortgaged Properties--Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities" in the Prospectus.

     Certain Risks Associated with Credit Lease Loans. Thirty-two (32) of the Mortgage Loans, or 9.89% are Credit Lease Loans (as defined herein). The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant (as defined herein) or guarantor of the Credit Lease (the "Guarantor"), if any, of monthly rental payments and other payments due under the terms of its Credit Lease.

     A downgrade in the credit rating of the Tenant and/or the Guarantor may adversely affect the rating of your Certificates.

     In addition, because the ability of a Credit Lease to service the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgage Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor.

     Any failure by the provider of any lease enhancement policy or residual value policy to pay under the terms of any such policy, or any downgrade of the credit rating of such provider, may have an adverse effect on the ratings of your Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Credit Lease Loans" herein.

     Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses. Some of the Mortgaged Properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such Mortgaged Property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer (other than certain Credit Lease Loans with respect to which a lease enhancement policy or residual value insurance policy is in effect). The Depositor has not evaluated the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the Mortgage Loans are nonrecourse loans; recourse in the case of default will be limited to the related Mortgaged Property. However, in certain circumstances the Mortgage Loan Seller will be obligated to repurchase or substitute a Mortgage Loan if (i) there is a defect with respect to certain of the documents relating to such Mortgage Loan or (ii) certain of their respective representations or warranties concerning such Mortgage Loan are breached, and such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. There can be no assurance that the Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution.

     Environmental Law Considerations. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund will be subject to certain risks including the following:

     o a diminution in the value of such Mortgaged Property or the inability to foreclose against such Mortgaged Property;

     o the potential that the related borrower may default on the related Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o liability for clean-up costs or other remedial actions, which could exceed the value of such Mortgaged Property or the unpaid balance of the related Mortgage Loan;

     o the inability to sell the related Mortgage Loan in the secondary market or to lease such Mortgaged Property to potential tenants.

     Under certain federal and state laws, federal and state agencies may impose a statutory lien over the subject property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

     Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be found to be an "owner" or "operator" of the related Mortgaged Property if it is determined that the lender participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund, or an agent of the Trust Fund, actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Considerations" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessment of Property Condition--Environmental Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, the Depositor can give no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental Considerations" in the Prospectus.

     Risks Associated with Balloon Loans. Two hundred seven (207) of the Mortgage Loans, or 89.34%, are Balloon Loans.

     o Balloon Loans involve a greater risk to the Trust Fund than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance fully the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment.

     o Whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable on your Certificates will likely extend the weighted average life of your Certificates.

     o The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

See "RISK FACTORS--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS-Modifications, Waivers and Amendments" in this Prospectus Supplement. We cannot ensure, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon

Payment that would otherwise be distributable on your Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of your Certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

     Risks Associated with Related Borrowers. While there are no related borrower concentrations in excess of 4.99% of the Cut-Off Date Pool Balance, certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See Annex A attached hereto which indicates the Mortgage Loans with affiliated borrowers which comprise more than 2% of the Cut-Off Date Pool Balance.

     Geographic Concentration of Properties Increasing Isolated Geographic Risk. Twenty-seven (27) Mortgaged Properties (12.65%) are located in Florida, 20 Mortgaged Properties (10.12%) are located in California, and 15 Mortgaged Properties (9.84%) are located in Georgia. Concentrations of Mortgaged Properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on Mortgage Loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the Mortgaged Properties. In general, such concentrations increase the exposure of the Mortgage Loans to any adverse economic or other developments that may occur in Florida, California and Georgia.

     Risks Associated with High Balance Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance.

     In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

     o The largest Mortgage Loan represents approximately 3.95% of the Cut-Off Date Pool Balance as of the Cut-Off Date.

     o The three largest Mortgage Loans represent, in the aggregate, approximately 8.24% of the Cut-Off Date Pool Balance as of the Cut-Off Date.

     o The ten largest Mortgage Loans represent, in the aggregate, approximately 19.99% of the Cut-Off Date Pool Balance as of the Cut-Off Date.

     In that regard:

     o retail properties represent approximately 21.99% of the aggregate principal balance of the Cut-Off Date Pool Balance (based on the primary property type for combined office/retail properties);

     o office properties represent 9.98% of the Cut-Off Date Pool Balance (based on the primary property type for combined office/retail properties);

     o multifamily properties represent 41.91% of the Cut-Off Date Pool Balance; and

     o    hotel properties represent 10.30% of the Cut-Off Date Pool Balance.

     Certain Risks Associated with Concentration of Mortgage Property Types. A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hotel properties as compared to the mortgage loans secured by other property types.

     No Reunderwriting of Mortgage Loans. The Depositor has not reunderwritten the Mortgage Loans. Instead, the Depositor has relied on the representations and warranties made by the Seller, and the Seller's obligation to repurchase or substitute a Mortgage Loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that the Depositor would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the Mortgage Loans. If the Depositor had reunderwritten the Mortgage Loans, it is possible that the reunderwriting process may have revealed problems with a Mortgage Loan not covered by a representation or warranty. In addition, the Depositor can give no assurance that the Seller will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases and Substitutions" herein.

     Tax Considerations Related to Foreclosure. One or more of the REMICs established under the Pooling and Servicing Agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax. Any such tax would substantially reduce net proceeds available for distribution to Certificateholders. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- REMICs--Taxation of Owners of REMIC Regular Certificates," and "--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     Special Hazards Losses. The Master Servicer and/or Special Servicer will generally be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through its acquisition of a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Any losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions to the Certificateholders.

     Other Financing. In general, the borrowers: (1) are required to satisfy all existing indebtedness encumbering the related Mortgaged Property as of the closing of the related Mortgage Loan and (2) are prohibited from encumbering the related Mortgaged Property with additional secured debt without the lender's prior approval. With respect to 13 Mortgage Loans (5.2%) (control numbers 9821001, 9821002, 9821003, 9821004, 9821005, 9821052, 9821054, 9821063, 9821064,
9821066, 9821121, 9822091 and 10019), the related Mortgage Loan documents allow the borrower, under certain specified circumstances, with the consent of the lender, to encumber the related Mortgaged Property with a subordinate mortgage in the future. As of the Cut-Off Date, the Mortgaged Property securing one of such Mortgage Loans (0.11%) (control number 9821068), is encumbered by secured subordinated debt.

     The existence of secured subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the Trust Fund) on the Mortgaged Property could be delayed. Notwithstanding the foregoing, with respect to many of the Mortgage Loans, the Mortgage Loan documents do not prohibit the borrower from incurring additional indebtedness provided such indebtedness is not secured by a lien on the related Mortgaged Properties. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower in which event foreclosure by the Trust Fund on the Mortgaged Property would be delayed. However, with respect to any such future subordinate second lien debt, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the following:

     o the risk that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result;

     o the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first; and

     o the risk that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan;

     o the existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance;

     o in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Subordinate Financing" and "--`Due-on-Sale' and `Due-on-Encumbrance' Provisions" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--`Due-on-Sale' and `Due-on-Encumbrance' Provisions" in this Prospectus Supplement; and

     o with respect to many of the Mortgage Loans, the Mortgage Loan documents do not prohibit the borrower from incurring additional indebtedness which is not secured by a lien on the related Mortgaged Properties. If a borrower defaults on such additional indebtedness, its financial condition may be impaired and result in the bankruptcy or receivership of the borrower, in which event foreclosure by the Trust Fund on the Mortgaged Property may be delayed.

     See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--`Due-on-Sale' and `Due-on-Encumbrance' Provisions" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--`Due-on-Sale' and `Due-on-Encumbrance' Provisions" herein.

     Risks Related to the Borrower's Form of Entity. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. The borrowers are generally not bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (1) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business and (2) individuals who have personal liabilities unrelated to the property. However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. The Depositor can give no assurance that a borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the Prospectus.

     Limitations of Appraisals and Engineering Reports. In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-Off Date is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein for illustrative purposes only. Any engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

     Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set-back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto.

     In addition, certain of the Mortgaged Properties which are non-conforming may not be "permitted non-conforming" uses. The failure of a Mortgaged Property to comply with zoning laws or to be a "permitted non-conforming" use may adversely affect the market value of the Mortgaged Property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the Mortgaged Properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the Mortgaged Property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related Mortgage Loan.

     Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, for example, Zoning Laws and the Americans with Disabilities Act of 1990. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Americans with Disabilities Act" in the Prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan.

     Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. The Mortgages generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Without the consent of the lender, there may be limitations on the enforceability of such clauses. The Mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related Mortgage Loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a Mortgaged Property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

     The Mortgage Loans may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related Mortgaged Property and/or appointment of a receiver. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Leases and Rents" in the Prospectus.

     Limitations on Enforceability of Cross-Collateralization. Certain of the Mortgage Loans (the "Cross-Collateralized Loans") are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be avoided if a court determines that:

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

     o the borrower did not, when it allowed its Mortgaged Property to be encumbered by the liens securing the indebtedness represented by the other Cross-Collateralized Loans, receive "fair consideration" or "reasonably equivalent value" for pledging such Mortgaged Property for the equal benefit of the other related borrowers.

     The Depositor can give no assurance that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans" and Annex A hereto for more information regarding the Cross-Collateralized Loans.

     Tenant Matters. Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. The Depositor can give no assurance that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan documents).

     Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. The Depositor can give no assurance that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

     Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. The Depositor can give no assurance that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of, or income generation from, the affected Mortgaged Property. Therefore, the Depositor can give no assurance that the occurrence of any Condemnation will not have a negative impact upon the distributions to Certificateholders.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See each table entitled "Remaining Terms" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information--The Mortgage Pool" herein for a description of the respective maturity dates of the Mortgage Loans. Because principal on your Certificates (other than the Class IO-1 Certificates) is payable in sequential order to the extent described herein under "DESCRIPTION OF CERTIFICATES--Distributions", classes that have a lower priority of distributions are more likely to be exposed to the risk of concentration discussed under "--Risks Associated with High Balance Mortgage Loans" above than classes with a higher sequential priority.

     Risks Associated with Ground Leases and Other Leasehold Interests. Certain of the Mortgage Loans, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground

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lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Risks Associated with the Mortgage Loan Seller. The Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor. Neither the Depositor nor any of its affiliates are obligated to repurchase or substitute any Mortgage Loan in connection with either a breach of the Mortgage Loan Seller's representations and warranties or any document defects, if the Mortgage Loan Seller defaults on its obligation to do so. The Depositor can give no assurance that the Mortgage Loan Seller will have the financial ability to effect such repurchases or substitutions. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

     Risks Associated with One Action Rules. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Special Servicer is required to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgage Properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted Mortgage Loan or a multi-property Mortgage Loan which is secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus.

     Property Managers May Experience Conflicts of Interest in Managing Multiple Properties. The managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

     o a substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Compliance with Americans with Disabilities Act May Result in Additional Costs. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a Mortgaged Property does not comply with the Americans with the Disabilities Act of 1990, the related borrower may be required to incur costs to comply with such law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

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

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 238 fixed rate Mortgage Loans, with a Cut-Off Date Pool Balance of approximately $1,163,518,250, which will equal the aggregate of the Cut-Off Date Balances of such Mortgage Loans. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $763,847 to $46,000,000 and the Mortgage Loans have an average Cut-Off Date Balance of $4,888,732. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-Off Date Balance. References to percentages of Mortgaged Properties referred to herein without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. For purposes of calculations herein, as shown on Annex A hereto, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel. In the case of Mortgage Loans secured by multiple Mortgaged Properties located in more than one state, such Mortgaged Properties are, for purposes of calculations herein, deemed to be located only in the state of the Mortgaged Property or Properties having the highest appraised value. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (other than five Mortgage Loans, or 2.91%, on the borrower's leasehold estate and with respect to two Mortgage Loans, or 2.29%, on both the borrower's leasehold estate and the underlying fee simple estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                PERCENTAGE OF
                                           NUMBER OF          CUT-OFF DATE POOL
PROPERTY TYPE                           MORTGAGE LOANS             BALANCE
-------------                           --------------         ---------------
Multifamily(1) .......................        103                   41.91%
Retail(2) ............................         48                   21.99%
Hospitality(3) .......................         25                   10.30%
Office ...............................         12                    9.98%
Health Care(4) .......................         10                    3.92%
Industrial/Warehouse .................          3                    0.94%
Mixed Use ............................          2                    0.66%
Self-Storage .........................          2                    0.33%
Mobile Home Park .....................          1                    0.09%
Credit Lease Loans(5) ................         32                    9.89%
----------------

(1) Including 11 Mortgage Loans, or 2.28%, secured by properties which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").

(2) Including 29 Mortgage Loans, or 16.25%, secured by anchored retail or regional mall properties and 19 Mortgage Loans, or 5.74% secured by unanchored retail properties.

(3) All but 4 of such Mortgage Loans, or 1.47%, are secured by Mortgaged Properties which are affiliated with recognized hotel/motel franchisors.

(4) Including 4 Mortgage Loans, or 0.92%, secured by assisted living facilities; one Mortgage Loan, or 0.43%, secured by a congregate care facility; and 5 Mortgage Loans, or 2.58%, secured by skilled nursing facilities.

(5) Including 25 Mortgage Loans, or 7.28%, secured by retail properties, 6 Mortgage Loans, or 2.05%, secured by hospitality properties, and one Mortgage Loan, or 0.56%, secured by an industrial property.

     The Mortgaged Properties are located throughout 33 states and the District of Columbia. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such

Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                                 PERCENTAGE OF
                                      NUMBER OF                CUT-OFF DATE POOL
STATE                              MORTGAGE LOANS                   BALANCE
-----                              --------------               ---------------
Florida ........................          27                         12.65%
California .....................          20                         10.12%
Georgia ........................          15                          9.84%
Texas ..........................          22                          7.80%
New York .......................          10                          7.46%
Maryland .......................           8                          7.04%
Pennsylvania ...................          12                          6.23%
North Carolina .................          24                          5.43%

     No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 4.99% of the Cut-Off Date Pool Balance. See "--Additional Mortgage Loan Information."

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans were acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. All but one of the Mortgage Loans, or 0.76%, were originated after January 1, 1998.

     None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been more than 30 days delinquent during the 12 months preceding the Cut-Off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. Forty-six (46) of the Mortgage Loans, or 15.69%, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months and 192 of the Mortgage Loans, or 84.31%, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year (which includes one (1) Mortgage Loan, or 1.33%, that accrues interest on a 30/360 basis during the period during which only interest is due (the "Interest Only Period") and thereafter accrues interest on an Actual/360 basis) and one (1) Mortgage Loan, or 0.85%, that accrues interest on an Actual/360 basis during the Interest Only Period (but such interest is payable in twelve equal monthly payments) and thereafter accrues interest on an Actual/360 basis).

     Mortgage Loan Payments. Scheduled payments of principal and interest (the "Periodic Payments") on 232 of the Mortgage Loans, or 97.95%, are due monthly and on six (6) of the Mortgage Loans, or 2.05%, are due semi-annually (the "Semi-Annual Loans"), provided, however, for each Semi-Annual Loan the Depositor has arranged for the Master Servicer to advance at the Depositor's sole cost, on a monthly basis, the interest payments that would have otherwise been payable if the Periodic Payments had been paid monthly by the related borrower.

     Due Dates. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Periodic Payments first become due) that occur on the first day of the month.

     Amortization. Two hundred seven (207) of the Mortgage Loans, or 89.34%, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity. Thirty-one (31) of the Mortgage Loans, or 10.66%, (the "Fully Amortizing Loans") fully or substantially amortize through their respective remaining terms to maturity. Fourteen (14) of the Balloon Loans, or 4.00%, provide for changes in the amount of their respective Periodic Payments at specified times in the future which coincide with rent increases on the underlying property leases. One Balloon Loan (control number 9822033), or 2.09%, permits the related borrower to extend the maturity eighteen months during which eighteen-month period the borrower is required to apply all excess cash flow on the related Mortgaged Property to repay principal on the Mortgage Loan. See "RISK FACTORS--Risks Associated with Balloon Loans" herein.

     Nineteen (19) Mortgage Loans, or 6.77%, all of which are Credit Lease Loans, have a Balloon Payment which is insured (an "Insured Balloon Payment") through a Residual Value Insurance Policy. With respect to all such

Mortgage Loans, the related Tenant is obligated to make a rent payment corresponding to such Balloon Payment (a "Tenant Balloon Payment"). If a default occurs under such Balloon Loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Mortgage Loan through the Residual Value Insurance Policy after the maturity date for such Mortgage Loan. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and the Residual Value Insurer.

     Residual Value Insurance Policy. With respect to each Mortgage Loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a related non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Amount relating to such Mortgaged Property. The Residual Value Insurance Policy will be issued by either R.V.I. America Insurance Company which, as of December 1, 1998, had a claims paying ability rating of "A" by Standard & Poor's and "AA-" by Duff & Phelps Credit Rating Co. ("DCR") or Financial Structures, Limited (the "Residual Value Insurers"), which possesses a cut-through endorsement issued by Royal Indemnity Company. Royal Indemnity Company possesses a claims paying ability rating by S&P of "AA-". Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Amount and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments or only permit defeasance principal for most of their respective terms (192 Mortgage Loans, or 80.43%); (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter either impose a Yield Maintenance Change or Percentage Premium (but not both) for most of the remaining term (30 Mortgage Loans, or 16.08%); (iii) prohibit voluntary prepayments of principal or only permit defeasance for a period ending on a date specified in the related Mortgage Note and thereafter, in general, do not require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge (12 Mortgage Loans, or 2.20%); (iv) permit voluntary principal prepayments during the first two years of the term, provided that the prepayment is accompanied by a Yield Maintenance Charge and thereafter permits defeasance for the balance of the term (one Mortgage Loan, or 0.56%); or (v) prohibit Prepayment until date specified in related Mortgage Note, then impose a Yield Maintenance Charge for a period, and then a Percentage Premium for the remaining term (3 Mortgage Loans, or 0.74%). With respect to the 32 Mortgage Loans, or 14.28%, which impose Yield Maintenance Charges, such Mortgage Loans provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note). See "--Additional Mortgage Loan Information" herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     One hundred and ninety-six (196) of the Mortgage Loans, or 81.50%, provide that, in general, but not earlier than two years after the Closing Date, under certain conditions, the holder of the Mortgage may require the related borrower, or the related borrower, will have the right, to substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan and the payment of the applicable Yield Maintenance Charge or Prepayment Premium. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Periodic Payment due on such date or in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent provided for in the related Mortgage Note, but in each case subject to certain conditions, including (i) that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date) and (ii) receipt of confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any class of Certificates. The Pooling and Servicing Agreement may not be amended to adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of all the Certificateholders of such class.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein.

     Other Financing. With limited exceptions, all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the lender's consent prior to so encumbering such property. With respect to 13 Mortgage Loans (5.2%) (control numbers 9821001, 9821002, 9821003, 9821004, 9821005, 9821052, 9821054, 9821063, 9821064,
9821066, 9821121, 9822091 and 10019), the related Mortgage Loan documents allow the borrower, under certain specified circumstances, with the consent of the lender, to encumber the related Mortgaged Property with a subordinate mortgage in the future. The Mortgaged Property securing one Mortgage Loan (control number 9821068) or 0.11%, is encumbered by subordinated debt. In addition, with respect to one (1) Mortgage Loan (control number 9822127), or 3.95%, the members of the related borrower have pledged their membership interests to secure mezzanine debt, which debt is subject to a subordination and standstill agreement. See "--`Due-On-Sale' and `Due-On-Encumbrance' Provisions" below.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     "Due-On-Sale" and "Due-On-Encumbrance" Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property. As provided in the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Fourteen (14) of the Mortgage Loans, or 4.09%, are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Low Income Housing Tax Credits. Eleven (11) of the Mortgaged Properties, or 2.28%, entitle their owners to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service" (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period, which provide for an annual adjustment of rent according to published area median income statistics. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit project in compliance and to fund property operating deficits.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation. With respect to one (1) Mortgage Loan (control number 9822016), or 2.1%, a reserve of $1,500,000 was established with respect to the remediation of certain hazardous substances that were released onto the related Mortgaged Property. The estimated cost of remediation was approximately $500,000. No other Mortgage Loan has an environmental reserve in excess of $250,000.

     Engineering Assessments. In connection with the origination of 206 of the Mortgage Loans, or 91.01%, a licensed engineer or architect inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 31 Mortgage Loans (including Credit Lease Loans), or 8.89%, which were determined by the Mortgage Loan Seller to be either "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines, and, in the case of one Mortgage Loan (control number 9823118), because the Mortgage Loan was secured solely by the land and not by the improvements located thereon. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 19 of the 20 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The one Mortgaged Property located in the State of California for which no architectural or engineering analysis was performed is a Credit Lease Loan which requires the Tenant to restore the Mortgaged Property following an earthquake. The resulting reports concluded that in the event of an earthquake, only one of the Mortgaged Properties is likely to suffer a bounded or probable maximum loss in excess of 25% of the amount of the estimated replacement cost of the improvements. Six (6) of the 20 Mortgaged Properties described above are covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan, including the Mortgaged Property described in the preceding sentence, which is required to be covered by such insurance through the maturity date of the related Mortgage Loan.

CREDIT LEASE LOANS

     Thirty-two (32) of the Mortgage Loans, or 9.89% (the "Credit Lease Loans"), are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Tenant" and, collectively, the "Tenants") which possesses (or the parent of which or other affiliate of which guarantees the Credit Lease obligation possesses) the rating indicated in the Credit Lease Table. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans.

     The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. In the event of a casualty or condemnation of a material portion of the related Mortgaged Property, either (i) the Credit Lease provides that the Tenant is obligated to continue making payments, and/or the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan or (ii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks. See "--Lease Enhancement Policies" herein.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Balloon Payments (which Balloon Payments, in the case of Credit Lease Loans that are guaranteed by a residual value insurance policy). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

     The amount of the Monthly Rental Payments payable by each Tenant (plus, in the case of certain Mortgage Loans, the amount in the debt service reserve account, which will be drawn upon through the date of the termination of any rent credits) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. In the case of Credit Lease Loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize such Credit Lease Loans.

     Nineteen (19) of the Credit Lease Loans, or 6.77%, are Balloon Loans which require the related Tenant to make a rent payment corresponding to the Tenant Balloon Payment. Each Credit Lease Loan which is a Balloon Loan is insured to the extent of the related Balloon Payment through a Residual Value Insurance Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan.

     Set forth in the table below (the "Credit Lease Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                                                       CREDIT LEASE LOAN TABLE

CONTROL                                                                                                CUT-OFF         S&P
NUMBER    PROPERTY NAME                              GUARANTOR/TENANT           PROPERTY TYPE       DATE BALANCE      RATING
------    -------------                              ----------------           -------------      --------------     ------
9823026   Rite Aid - Citrus Heights                  Rite Aid Corporation       Drug Store         $ 5,120,866.04       BBB+
9823109   Rite Aid - Dixie Highway, Louisville       Rite Aid Corporation       Drug Store           2,560,917.25       BBB+
9823028   Rite Aid - Portland                        Rite Aid Corporation       Drug Store           2,265,426.08       BBB+
9823114   Rite Aid Battle Creek                      Rite Aid Corporation       Drug Store           1,954,384.81       BBB+
9823009   Rite Aid Dover                             Rite Aid Corporation       Drug Store           2,628,580.48       BBB+
9823010   Rite Aid Littleton                         Rite Aid Corporation       Drug Store           3,164,032.06       BBB+
9823012   Rite Aid Louisville - Taylor & Bluegrass   Rite Aid Corporation       Drug Store           2,340,129.51       BBB+
9823082   Rite Aid Norfolk                           Rite Aid Corporation       Drug Store           2,735,901.74       BBB+
9823115   Rite Aid Saginaw Genesee                   Rite Aid Corporation       Drug Store           2,639,019.66       BBB+
                                                                                                   ==============
           TOTAL RITE AID                                                                          $25,409,266.63

9823042   Motel 6 1118 Austin AP                     Accor SA                   Limited Service    $ 5,866,628.32       BBB
9823054   Motel 6 1261 Houston - Spring              Accor SA                   Limited Service      3,429,285.15       BBB
9823069   Motel 6 1273 Portland                      Accor SA                   Limited Service      4,610,168.48       BBB
9823074   Motel 6 134 San Antonio (N)                Accor SA                   Limited Service      2,616,837.43       BBB
9823076   Motel 6 284 South Deerfield                Accor SA                   Limited Service      3,297,026.22       BBB
9823072   Motel 6 352 Rapid City                     Accor SA                   Limited Service      4,043,344.48       BBB
                                                                                                   ==============
           TOTAL MOTEL 6                                                                           $23,863,290.08

9823035   Edwards Supermarket - Teaneck              Royal Ahold, NV            Grocery Store      $ 8,505,273.14        A
9823097   IHOP Douglasville Douglas Blvd             IHOP Corporation           Restaurant           1,253,787.12    Private(2)

9823102   Lowe's Hattiesburg Weathersby              Lowe's Companies, Inc      Home Improvement   $10,684,277.65        A
30013     Lowe's Queensbury                          Lowes Companies, Inc.      Home Improvement    11,617,882.85        A
                                                                                                   ==============
           TOTAL LOWE'S                                                                            $22,302,160.50

9823121   Walgreen Hialeah 4th Ave                   Walgreen Company           Drug Store           2,401,280.67        A+
9823031   Walgreen Jacksonville St Augustine         Walgreen Company           Drug Store           2,506,522.81        A+
9823032   Walgreen Melbourne Wickham                 Walgreen Company           Drug Store           2,709,583.17        A+
30092     Walgreen Pembroke Pines Pines Boulevard    Walgreen Company           Drug Store           2,725,955.38        A+
9823030   Walgreen Ft. Worth                         Walgreen Company           Drug Store           2,357,764.11        A+
                                                                                                   ==============
           TOTAL WALGREEN                                                                          $12,701,106.14

9823099   CVS Columbia Sparkleberry                  CVS Corporation            Drug Store           1,783,025.22        A-
9823101   CVS Rochester Henrietta                    CVS Corporation            Drug Store           1,600,575.96        A-
9823000   CVS Waltham Main                           CVS Corporation            Drug Store           3,656,124.48        A-
9823033   CVS York Richland                          CVS Corporation            Drug Store           1,623,091.15        A-
                                                                                                   ==============
           TOTAL CVS                                                                               $ 8,622,816.81

9823098   Bunzl Hicksville Duffy                     Bunzl USA, Inc.            Paper Packaging    $ 6,467,952.90   Private(2)

9823113   Eckerd - Charlotte - Harris Blvd           Eckerd Corporation         Drug Store         $ 2,324,301.41        A-
9823094   Eckerd Pompano Sample                      Eckerd Corporation         Drug Store           2,416,142.08        A-
                                                                                                   ==============
           TOTAL ECKERD                                                                            $ 4,740,433.49

9823118   Sears Union Center Island                  Sears, Roebuck and Co.     Automotive Retail  $ 1,154,723.89        A-

CONTROL        MOODY'S     LEASE TYPE
NUMBER         RATING        CODE (1)
------        --------      ---------
9823026          Baa1           B
9823109          Baa1           B
9823028          Baa1           B
9823114          Baa1           NN
9823009          Baa1           B
9823010          Baa1           B
9823012          Baa1           B
9823082          Baa1           B
9823115          Baa1           NN



9823042          --             B
9823054          --             B
9823069          --             B
9823074          --             B
9823076          --             B
9823072          --             B



9823035          A3            NNN
9823097                        NNN

9823102          A2            NN
30013            A             NN



9823121          Aa3           NN
9823031          Aa3           NN
9823032          Aa3           NN
30092            Aa3           NN
9823030          Aa3           NN



9823099          A3            NN
9823101          A3            NN
9823000          A3            NN
9823033          A3            NN



9823098                        NN

9823113         Baa1          NNN
9823094         Baa1           NN



9823118          A2            NNN


----------------
Unless otherwise indicated, such ratings were the highest rating assigned to the applicable Tenant or Guarantor, as applicable, by Moody's and Standard & Poor's, respectively.

(1) "NNN" means triple net lease; "NN" means double net lease; "B" means bond-type lease.

(2) Private rating; disclosure not available.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except as discussed below in the case of certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provided Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

     Credit Leases with respect to 13 of the Mortgage Loans, or 3.84%, are Bond-Type Leases, Credit Leases with respect to 4 Mortgage Loans, or 1.14%, are Triple Net Leases and Credit Leases with respect to 15 of the Mortgage Loans, or 4.92%, are Double Net Leases.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancelable Lease Enhancement Policy issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of December 1, 1998, was rated "AAA" by Standard & Poor's and "Aaa" by Moody's. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A hereto.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3 and C hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annex A hereto, with respect to Mortgage Loans evidenced by one Note but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown where available. Cross collateralized Mortgage Loans are not grouped together on Annex A; instead, references are made under the heading "Cross Collateralized Group" with respect to the other Mortgage Loans with which they are cross collateralized. However, certain information, such as DSCR and Loan-to-Value Ratio, is presented on an aggregate basis.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annex A:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan (other than a Credit Lease Loan) is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, self storage and office properties (each a "Rental Property"). In general, the Mortgage Loan Seller relied on full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSC Ratio" and "Cut-Off Date DSCR" are references to the DSC Ratio as of the Cut-Off Date.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the Mortgage Loan Seller generally relied on the most recent rent roll (as applicable) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Seller generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates were generally within the then current market ranges and vacancy levels were generally a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum 4.0% of gross receipts was assumed and single tenant properties, where fees as low as 1.5% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to
(1) in the case of retail, office, industrial, and mixed-use properties, not less than $0.04 and not more than $0.60 per square foot net rentable commercial area, (2) in the case of multifamily properties, not less than $150 or more than $485 per residential unit per year, depending on the age and condition of the property, (3) in the case of hospitality properties, generally 4.0% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $225 to $355 per bed per year, (5) in the case of the mobile home parks, not less than $33 or more than $142 per pad per year and (6) in the case of self storage facilities, not less than $7 or more than $30 per unit per year. In addition, in some instances, the Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Seller determined appropriate.

     THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLER NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller prior to the Cut-Off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Seller in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.002%, which percentage represents the trustee fee rate with respect to each Mortgage Loan.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan.

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment or any interest-only period, if any, due on such Mortgage Loan.

          (xi) References to "L" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period. References to "X ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YMx% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and x% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed.

          (xii) References to "D" or "Defeasance" represent, with respect to each Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of a prepayment premium, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and assisted living/congregate care facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan.

          (xv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan.

          (xvi) References to "NAP" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvii) References to "NAV" indicates that, with respect to a particular category of data, such data is not available.

          (xviii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xix) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

     The DSC Ratio and the Cut-Off Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Tenants or Guarantors.

                                                       MORTGAGE LOANS BY STATE
                                                        (ALL MORTGAGE LOANS)

                                                                                           WTD. AVG.      WTD. AVG.       MINIMUM
                                     AGGREGATE      % BY        AVERAGE      HIGHEST     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                        NUMBER OF  CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE      LTV            DSC            DSC
       STATE              LOANS       BALANCE    POOL BALANCE    BALANCE      BALANCE      RATIO(1)       RATIO(1)       RATIO(1)
       -----             -------     ----------  ------------  ---------    ---------    ------------   ------------   -----------

Florida ...............   27      $147,156,346      12.65%   $ 5,450,235    $18,147,092       75.4%           1.35x        1.24x
California ............   20       117,751,729       10.12     5,887,586     21,388,760       68.1            1.35         1.20
Georgia ...............   15       114,526,350        9.84     7,635,090     46,000,000       74.9            1.26         1.15
Texas .................   22        90,781,324        7.80     4,126,424     14,672,124       72.3            1.36         1.19
New York ..............   10        86,852,428        7.46     8,685,243     25,329,551       71.9            1.37         1.20
Maryland ..............    8        81,940,046        7.04    10,242,506     24,569,115       68.5            1.38         1.30
Pennsylvania ..........   12        72,497,940        6.23     6,041,495     13,131,648       75.3            1.36         1.20
North Carolina ........   24        63,193,228        5.43     2,633,051      7,451,905       75.2            1.37         1.23
Virginia ..............   19        56,086,077        4.82     2,951,899      9,900,000       67.3            1.55         1.21
Arizona ...............    4        46,599,699        4.01    11,649,925     16,766,251       77.4            1.26         1.22
New Jersey ............   10        44,838,343        3.85     4,483,834      8,966,944       71.9            1.33         1.25
Mississippi ...........    5        26,457,744        2.27     5,291,549     10,684,278       72.7            1.35         1.25
District of Columbia ..    3        23,270,023        2.00     7,756,674     16,312,883       77.6            1.30         1.28
Tennessee .............    7        22,770,752        1.96     3,252,965      8,634,825       76.7            1.33         1.20
Illinois ..............    4        22,678,872        1.95     5,669,718      8,252,876       76.7            1.31         1.25
Massachusetts .........    6        33,383,572        1.92     3,730,595      7,603,982       77.9            1.52         1.41
Wisconsin .............    6        12,908,356        1.11     2,151,393      6,326,677       74.9            1.32         1.15
Kentucky ..............    4        11,632,825        1.00     2,908,206      4,947,608       71.2            1.62         1.44
Nevada ................    3         9,647,224        0.83     3,215,741      4,013,813       71.2            1.33         1.26
New Hampshire .........    3         9,161,180        0.79     3,053,727      3,164,032       76.5            1.41         1.35
Michigan ..............    4         9,127,581        0.78     2,281,895      2,739,073       72.6            1.32         1.29
Oregon ................    3         8,869,342        0.76     2,956,447      5,507,710       73.4            1.43         1.29
Utah ..................    2         7,782,944        0.67     3,891,472      3,978,620       70.9            1.37         1.30
Colorado ..............    2         7,752,449        0.67     3,876,224      5,866,926       57.6            1.70         1.29
Alabama ...............    2         7,745,418        0.67     3,872,709      5,910,767       78.2            1.40         1.39
Indiana ...............    2         6,298,692        0.54     3,149,346      3,995,425       74.3            1.45         1.43
Delaware ..............    2         6,029,329        0.52     3,014,664      3,400,748       50.0            1.45         1.45
Connecticut ...........    2         5,626,368        0.48     2,813,184      3,583,666       63.7            1.27         1.24
South Carolina ........    2         4,661,465        0.40     2,330,732      2,878,439       68.5            1.33         1.33
Maine .................    1         4,610,168        0.40     4,610,168      4,610,168       NAP             NAP          NAP
South Dakota ..........    1         4,043,344        0.35     4,043,334      4,043,344       NAP             NAP          NAP
Vermont ...............    1         3,977,365        0.34     3,977,365      3,977,365       66.3            1.41         1.41
Ohio ..................    1         2,712,288        0.23     2,712,288      2,712,288       59.0            1.48         1.48
Missouri ..............    1         1,147,437        0.10     1,147,437      1,147,437       69.5            2.02         2.02
                          ---   --------------      ------   -----------    -----------       ----            ----         ----
Total/Avg/Wtd
 Avg/Min/Max: .........   238   $1,163,518,250      100.00%  $ 4,888,732    $46,000,000       72.7%           1.36x        1.15x
                          ===   ==============      ======   ===========    ===========       ====            ====         ====

                          CUT-OFF DATE   WTD. AVG.    WTD. AVG.
                              DSC       OCCUPANCY     MORTGAGE
       STATE                RATIO(1)     RATIO(2)       RATE
       -----              -----------   -----------   -------
Florida ...............      1.65x      95.93%         6.906%
California ............      1.64       96.33          7.006
Georgia ...............      1.51       91.73          6.964
Texas .................      1.60       95.29          7.426
New York ..............      1.65       99.06          7.115
Maryland ..............      1.79       92.96          6.888
Pennsylvania ..........      1.60       95.92          6.920
North Carolina ........      1.85       97.74          7.177
Virginia ..............      2.11       98.70          6.941
Arizona ...............      1.41       94.52          6.988
New Jersey ............      1.64       97.62          6.866
Mississippi ...........      1.47       99.00          7.432
District of Columbia ..      1.49       96.05          6.803
Tennessee .............      1.41       95.47          7.205
Illinois ..............      1.37       97.27          7.113
Massachusetts .........      1.55       92.81          7.095
Wisconsin .............      1.50       95.81          7.238
Kentucky ..............      2.13       98.84          7.003
Nevada ................      1.49       97.05          7.124
New Hampshire .........      1.47       98.98          7.050
Michigan ..............      1.34       97.58          7.262
Oregon ................      1.46       99.20          7.078
Utah ..................      1.43      100.00          7.886
Colorado ..............      1.83       81.08          7.068
Alabama ...............      1.43      100.00          6.750
Indiana ...............      1.46       96.25          7.301
Delaware ..............      1.45      100.00          7.093
Connecticut ...........      1.28       98.27          7.159
South Carolina ........      1.33       98.83          7.219
Maine .................      NAP         NAP           7.235
South Dakota ..........      NAP         NAP           7.235
Vermont ...............      1.41       98.28          7.000
Ohio ..................      1.48        NAP           7.500
Missouri ..............      2.02       66.70          7.875
                             ----       -----          -----
Total/Avg/Wtd
 Avg/Min/Max: .........      2.13x      95.79%         7.048%
                             ====       =====          =====
-----------------

(1)  The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2)  Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average
     Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.


                                                               MORTGAGE LOANS BY PROPERTY TYPE
                                                                    (ALL MORTGAGE LOANS)

                                                                                        WTD. AVG.     WTD. AVG.      MINIMUM
                                     AGGREGATE      % BY       AVERAGE      HIGHEST   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
     PROPERTY           NUMBER OF  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE    LTV           DSC            DSC
       TYPE               LOAN        BALANCE   POOL BALANCE   BALANCE      BALANCE     RATIO(1)       RATIO(1)      RATIO(1)
      ------             ------      ---------  ------------  ---------    ---------  -----------    -----------   -----------
Multifamily ...........   103   $  487,631,769      41.91%   $4,734,289  $25,329,551       76.7%         1.31x        1.15x
Retail ................    48      255,857,727      21.99     5,330,369   24,569,115       70.2          1.36         1.25
Hospitality ...........    25      119,830,936      10.30     4,793,237   14,672,124       67.6          1.52         1.39
Office ................    12      116,125,557       9.98     9,677,130   46,000,000       70.8          1.31         1.20
Credit Lease Loans (3)     32      115,060,821       9.89     3,595,651   11,617,883       NAP           NAP          NAP
Healthcare ............    10       45,578,385       3.92     4,557,838   19,832,765       64.7          1.63         1.30
Industrial/Warehouse ..     3       10,991,335       0.94     3,663,778    4,964,639       74.8          1.41         1.37
Mixed Use .............     2        7,650,799       0.66     3,825,399    4,670,037       71.0          1.32         1.31
Self Storage ..........     2        3,796,319       0.33     1,898,160    2,334,575       60.0          1.40         1.40
Mobile Home Park ......     1          994,603       0.09       994,603      994,603       71.3          1.26         1.26
                          ---   --------------     ------    ----------  -----------       ----          ----         ----
Total/Avg/Wtd
 Avg/Min/Max: .........   238   $1,163,518,250     100.00%   $4,888,732  $46,000,000       72.7%         1.36x        1.15x
                          ===   ==============     ======    ==========  ===========       ====          ====         ====

                           MAXIMUM
                         CUT-OFF DATE   WTD. AVG.   WTD. AVG.
     PROPERTY                DSC       OCCUPANCY    MORTGAGE
       TYPE                RATIO(1)     RATIO(2)      RATE
      ------             -----------  -----------    ------
Multifamily ...........    1.85x        95.21%       6.986%
Retail ................    2.11         96.25        6.963
Hospitality ...........    1.73          NAP         7.328
Office ................    1.79         94.12        6.934
Credit Lease Loans (3).    NAP         100.00        7.162
Healthcare ............    2.13         94.80        7.363
Industrial/Warehouse ..    1.47         99.22        7.282
Mixed Use .............    1.34         96.79        7.268
Self Storage ..........    1.41         88.47        7.095
Mobile Home Park ......    1.26         99.00        7.250
                           ----         -----        -----
Total/Avg/Wtd
 Avg/Min/Max: .........    2.13x        95.79%       7.048%
                           ====         =====        =====
-----------------

(1)  The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2)  Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average
     Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.

(3)  Including 25 Mortgage Loans, or 7.28%, secured by retail properties, 6 Mortgage Loans, or 2.05%, secured by hospitality properties, and one Mortgage Loan, or 0.56%, secured by an industrial property.


                                                                    CUT-OFF DATE DSC RATIOS
                                                      (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

  RANGE OF                                                                               WTD. AVG.     WTD. AVG.     MINIMUM
CUT-OFF DATE                    AGGREGATE      % BY         AVERAGE         HIGHEST    CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
     DSC           NUMBER OF  CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE    CUT-OFF DATE       LTV           DSC           DSC
  RATIOS(X)          LOAN        BALANCE   POOL BALANCE     BALANCE         BALANCE       RATIO(1)      RATIO(1)      RATIO(1)
 -----------        ------    -----------  ------------    ---------      ----------    -----------   -----------  ------------
 1.15-1.19 ......       6      10,191,392      0.97%       1,698,565       4,137,021       78.0%         1.17x         1.15x
 1.20-1.24 ......      19     134,868,640     12.86        7,098,349      25,329,551       77.9          1.22          1.20
 1.25-1.29 ......      42     233,534,721     22.27        5,560,350      46,000,000       75.2          1.26          1.25
 1.30-1.34 ......      42     226,631,957     21.62        5,395,999      24,344,128       73.4          1.31          1.30
 1.35-1.39 ......      24     156,275,289     14.91        6,511,470      24,569,115       72.9          1.37          1.35
 1.40-1.44 ......      21      77,439,536      7.39        3,687,597       8,456,536       72.7          1.42          1.40
 1.45-1.49 ......      23      74,428,805      7.10        3,236,035      10,026,386       68.2          1.47          1.45
 1.50-1.54 ......       8      26,159,287      2.50        3,269,911       7,603,982       72.3          1.53          1.50
 1.55-1.59 ......       4      13,361,400      1.27        3,340,350       3,540,649       75.3          1.57          1.55
 1.60-1.64 ......       5      33,676,424      3.21        6,735,285      14,672,124       60.3          1.62          1.60
 1.65-1.69 ......       5      42,231,760      4.03        8,446,352      19,832,765       62.0          1.66          1.65
 1.70-1.74 ......       1       2,664,253      0.25        2,664,253       2,664,253       74.0          1.73          1.73
 1.75-1.79 ......       1       4,971,828      0.47        4,971,828       4,971,828       56.8          1.79          1.79
 1.80-1.84 ......       1       5,866,926      0.56        5,866,926       5,866,926       52.9          1.83          1.83
 1.85-1.89 ......       1         763,847      0.07          763,847         763,847       79.6          1.85          1.85
 2.00>= .........       3       5,391,366      0.51        1,797,122       2,459,759       49.4          2.10          2.10
                      ---   -------------    ------        ---------      ----------       ----          ----          ----
 Total/Avg/Wtd
  Avg/Min/Max: ..     206   1,048,457,430    100.00%       5,089,599      46,000,000       72.7%         1.36x         1.15x
                      ===   =============    ======        =========      ==========       ====          ====          ====

  RANGE OF           MAXIMUM
CUT-OFF DATE       CUT-OFF DATE  WTD. AVG.   WTD. AVG.
     DSC                DSC      OCCUPANCY   MORTGAGE
  RATIOS(X)           RATIO(1)    RATIO(2)     RATE
 -----------        ----------- -----------   ------
 1.15-1.19 ......       1.19x      97.86%      8.434%
 1.20-1.24 ......       1.24       94.80       7.008
 1.25-1.29 ......       1.29       94.47       6.948
 1.30-1.34 ......       1.34       95.59       7.032
 1.35-1.39 ......       1.39       96.13       6.819
 1.40-1.44 ......       1.44       97.46       7.149
 1.45-1.49 ......       1.49       97.15       7.204
 1.50-1.54 ......       1.54       92.88       7.327
 1.55-1.59 ......       1.59       96.09       7.022
 1.60-1.64 ......       1.64       98.00       7.138
 1.65-1.69 ......       1.69       99.28       7.231
 1.70-1.74 ......       1.73        NAP        7.750
 1.75-1.79 ......       1.79       90.88       7.050
 1.80-1.84 ......       1.83       75.00       7.050
 1.85-1.89 ......       1.85       97.00       7.210
 2.00>= .........       2.13       92.25       7.389
                        ----       -----       -----
 Total/Avg/Wtd
  Avg/Min/Max: ..       2.13x      95.38%      7.036%
                        ====       =====       =====

     The weighted average Cut-Off Date DSC Ratio is 1.36x.
------------------

(1)  Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42
     Property.

(2)  Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average
     Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.


                                                                    CUT-OFF DATE LTV RATIOS
                                                      (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

  RANGE OF                                                                              WTD. AVG.     WTD. AVG.      MINIMUM
CUT-OFF DATE                    AGGREGATE      % BY         AVERAGE        HIGHEST    CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
     LTV           NUMBER OF  CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE       LTV           DSC           DSC
 RATIOS (%)          LOAN        BALANCE   POOL BALANCE     BALANCE        BALANCE       RATIO(1)      RATI(1)      RATIO(1)
------------        ------      ---------  ------------    ---------      ---------    -----------   -----------   -----------
 35.01-40.00 ....      1    $   2,459,759      0.23%      $2,459,759    $ 2,459,759       36.7%        2.11x          2.11x
 40.01-45.00 ....      2       11,903,205      1.14        5,951,603      9,916,346       43.9         1.61           1.48
 45.01-50.00 ....      1        2,356,298      0.22        2,356,298      2,356,298       47.1         1.35           1.35
 50.01-55.00 ....      6       27,765,906      2.65        4,627,651      9,900,000       53.1         1.64           1.32
 55.01-60.00 ....      5       14,770,120      1.41        2,954,024      4,971,828       57.3         1.54           1.28
 60.01-65.00 ....     12       84,869,776      8.09        7,072,481     24,569,115       62.5         1.46           1.31
 65.01-70.00 ....     26      116,629,418     11.12        4,485,747     14,672,124       67.3         1.42           1.25
 70.01-75.00 ....     76      400,566,494     38.21        5,270,612     46,000,000       73.4         1.33           1.19
 75.01-80.00 ....     69      352,862,597     33.66        5,113,951     25,329,551       79.0         1.30           1.15
 80.01-85.00 ....      8       34,273,855      3.27        4,284,232     11,907,000       82.0         1.31           1.15
                     ---   --------------      ----        ---------     ----------       ----         ----           ----
 Total/Avg/Wtd
  Avg/Min/Max: ..    206   $1,048,457,430    100.00%      $5,089,599    $46,000,000       72.7%        1.36x          1.15x
                     ===   ==============    ======       ==========    ===========       ====         ====           ====

  RANGE OF            MAXIMUM
CUT-OFF DATE       CUT-OFF DATE  WTD. AVG.    WTD. AVG.
     LTV                DSC      OCCUPANCY    MORTGAGE
 RATIOS (%)           RATIO(1)    RATIO(2)      RATE
------------        ----------- -----------    ------
 35.01-40.00 ....       2.11x      100.00%      6.900%
 40.01-45.00 ....       1.64        93.91       7.385
 45.01-50.00 ....       1.35        98.89       7.125
 50.01-55.00 ....       2.13        92.69       6.912
 55.01-60.00 ....       1.79        93.26       7.200
 60.01-65.00 ....       1.65        96.80       7.113
 65.01-70.00 ....       2.02        95.65       7.154
 70.01-75.00 ....       1.73        94.18       7.054
 75.01-80.00 ....       1.85        96.26       6.932
 80.01-85.00 ....       1.44        95.90       72.01
                        ----        -----       -----
 Total/Avg/Wtd
  Avg/Min/Max: ..       2.13x       95.38%      7.036%
                        ====        =====       =====

     The weighted average Cut-Off Date LTV Ratio is 72.7%.
------------------

(1)  Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42
     Property.

(2)  Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average
     Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.


                                                                 MATURITY DATE LTV RATIOS
                                                                   (BALLOON LOANS ONLY)


    RANGE OF                                                                              WTD. AVG.     WTD. AVG.      MINIMUM
  MATURITY DATE                 AGGREGATE       % BY          AVERAGE        HIGHEST    CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
       LTV         NUMBER OF  CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV           DSC           DSC
    RATIOS(%)        LOANS       BALANCE    POOL BALANCE      BALANCE        BALANCE       RATIO(1)      RATIO(1)      RATIO(1)
   -----------      -------     ---------   ------------     ---------      ---------    -----------   -----------   -----------
  20.1-25.0 .....     1     $   8,456,536       0.81%       $8,456,536     $ 8,456,536       69.6%          1.43x        1.43x
  25.1-30.0 .....    10        33,050,979       3.18         3,305,098       6,910,044       72.9           1.29         1.21
  30.1-35.0 .....    16        68,178,433       6.56         4,261,152      11,617,883       62.8           1.38         1.16
  35.1-40.0 .....     1         9,916,346       0.95         9,916,346       9,916,346       44.6           1.64         1.64
  40.1-45.0 .....     7        26,037,988       2.51         3,719,713       6,260,091       57.5           1.61         1.32
  45.1-50.0 .....     5        17,767,515       1.71         3,553,503       4,971,828       62.2           1.56         1.40
  50.1-55.0 .....    18        91,559,909       8.81         5,086,662      14,672,124       65.7           1.46         1.19
  55.1-60.0 .....    38       159,205,216      15.32         4,189,611      24,344,128       71.0           1.38         1.15
  60.1-65.0 .....    46       168,581,183      16.22         3,664,808      19,500,000       74.3           1.34         1.24
  65.1-70.0 .....    48       339,234,857      32.64         7,067,393      46,000,000       77.1           1.30         1.20
  70.1-75.0 .....    16       116,212,799      11.18         7,263,300      16,312,883       79.7           1.30         1.20
  75.1-80.0 .....     1         1,230,486       0.12%        1,230,486       1,230,486       84.9           1.15         1.15
                    ---    --------------     ------        ----------       ---------       ----           ----         ----
Total/Avg/Wtd
 Avg/Min/Max: ...   207    $1,039,432,246     100.00%       $5,012,412     $46,000,000       73.4%          1.35x        1.15x
                    ===    ==============     ======        ==========     ===========       ====           ====         ====

    RANGE OF           MAXIMUM
  MATURITY DATE     CUT-OFF DATE    WTD. AVG.     WTD. AVG.
       LTV               DSC        OCCUPANCY     MORTGAGE
    RATIOS(%)         RATIO(1)     RATIO (2)       RATE
   -----------       -----------   -----------     ------
  20.1-25.0 .....        1.43x       100.00%       6.875%
  25.1-30.0 .....        1.30         98.11        6.978
  30.1-35.0 .....        1.48         99.18        7.145
  35.1-40.0 .....        1.64          NAP         7.438
  40.1-45.0 .....        2.13         86.09        7.201
  45.1-50.0 .....        1.79         94.10        7.717
  50.1-55.0 .....        1.66         96.97        7.005
  55.1-60.0 .....        2.02         95.06        7.092
  60.1-65.0 .....        1.85         94.01        7.146
  65.1-70.0 .....        1.55         95.28        6.888
  70.1-75.0 .....        1.58         96.47        6.868
  75.1-80.0 .....        1.15         95.08        8.000
                         ----         -----        ----
Total/Avg/Wtd
 Avg/Min/Max: ...        2.13x        95.48%       7.017%
                         ====         =====        =====

     The weighted average Maturity Date LTV Ratio is 59.2%.
----------------

(1)  The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 19 Credit Lease Loans that are
     Balloon Loans, representing 6.77% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below
     1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date
     LTV Ratio in excess of 82% is a Section 42 Property.

(2)  Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average
     Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.


                                                                        MORTGAGE RATES
                                                                     (ALL MORTGAGE LOANS)

                                                     % BY                                 WTD. AVG.     WTD. AVG.      MINIMUM
      RANGE OF                        AGGREGATE  CUT-OFF DATE   AVERAGE      HIGHEST    CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
      MORTGAGE           NUMBER OF  CUT-OFF DATE     POOL    CUT-OFF DATE CUT-OFF DATE       LTV           DSC           DSC
      RATES (%)            LOANS       BALANCE      BALANCE     BALANCE      BALANCE       RATIO(1)      RATIO(1)      RATIO(1)
     -----------          -------     ---------    ---------   ---------    ---------    -----------   -----------   -----------
   6.000-6.249 .......      2     $   5,968,844       0.51%   $2,984,422  $ 3,979,230     61.7%          1.53x          1.32x
   6.250-6.499 .......      1         8,971,666       0.77     8,971,666    8,971,666     64.8           1.34           1.34
   6.500-6.749 .......     10        74,649,398       6.42     7,464,940   24,569,115     66.7           1.40           1.28
   6.750-6.999 .......     65       461,155,699      39.63     7,094,703   46,000,000     76.0           1.31           1.20
   7.000-7.249 .......     97       367,229,479      31.56     3,785,871   24,344,128     72.8           1.37           1.21
   7.250-7.499 .......     34       147,736,024      12.70     4,345,177   14,672,124     68.7           1.42           1.25
   7.500-7.749 .......     10        42,726,936       3.67     4,272,694   19,832,765     66.6           1.53           1.30
   7.750-7.999 .......      6        10,761,161       0.92     1,793,527    2,664,253     70.7           1.63           1.20
   8.000-8.249 .......      3        15,893,384       1.37     5,297,795   10,684,278     71.5           1.36           1.15
   8.250-8.499 .......      5        11,549,446       0.99     2,309,889    4,693,481     72.5           1.33           1.15
   8.500-8.749 .......      3        14,270,097       1.23     4,756,699    8,789,615     70.4           1.26           1.15
   8.750-8.999 .......      1           987,344       0.08       987,344      987,344     80.9           1.17           1.17
   9.000-9.249 .......      1         1,618,772       0.14     1,618,772    1,618,772     80.9           1.20           1.20
                          ---    --------------     ------    ----------  -----------     ----           ----           ----
 Total/Avg/Wtd
   Avg/Min/Max: ......    238    $1,163,518,250     100.00%   $4,888,732  $46,000,000     72.7%          1.36x          1.15x
                          ===    ==============     ======    ==========  ===========     ====           ====           ====

                          MAXIMUM
      RANGE OF         CUT-OFF DATE  WTD. AVG.   WTD. AVG.
      MORTGAGE              DSC      OCCUPANCY   MORTGAGE
      RATES (%)           RATIO(1)    RATIO(2)     RATE
     -----------        ----------- -----------   ------
   6.000-6.249 .......      1.64x     97.73%       6.125%
   6.250-6.499 .......      1.34      88.95        6.440
   6.500-6.749 .......      1.65      96.68        6.620
   6.750-6.999 .......      2.11      95.64        6.840
   7.000-7.249 .......      1.85      95.31        7.073
   7.250-7.499 .......      1.65      97.13        7.315
   7.500-7.749 .......      1.65      99.21        7.586
   7.750-7.999 .......      2.13      94.84        7.781
   8.000-8.249 .......      1.43      99.49        8.122
   8.250-8.499 .......      1.53      97.58        8.381
   8.500-8.749 .......      1.31      93.06        8.580
   8.750-8.999 .......      1.17     100.00        8.780
   9.000-9.249 .......      1.20      89.40        9.125
                            ----      -----        -----
 Total/Avg/Wtd
   Avg/Min/Max: ......      2.13x     95.79%       7.048%
                            ====      =====        =====

     The weighted average Mortgage Rate is 7.048%.
----------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2) Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.


                           ORIGINAL TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

      RANGE OF                                       % BY                                  WTD. AVG.
   ORIGINAL TERMS                     AGGREGATE  CUT-OFF DATE   AVERAGE      HIGHEST    CUT-OFF DATE
     TO MATURITY         NUMBER OF  CUT-OFF DATE     POOL     CUT-OFF DATE CUT-OFF DATE      LTV
      (MONTHS)             LOANS       BALANCE      BALANCE      BALANCE      BALANCE      RATIO (1)
    ------------          -------     ---------    ---------   ---------    ---------    -----------
     73- 84 ............    6     $  40,390,577      3.47%    $6,731,763   $13,321,162       78.0%
    109-120 ............  149       764,994,178     65.75      5,134,189    46,000,000       73.1
    121-132 ............    2        13,994,181      1.20      6,997,090    11,907,000       79.3
    169-180 ............   30       137,604,816     11.83      4,586,827    24,344,128       72.0
    205-216 ............    9        33,920,258      2.92      3,768,918     5,866,628       68.4
    229-240 ............   22       118,479,385     10.18      5,385,427    24,569,115       64.1
    241-252 ............    1         3,656,124      0.31      3,656,124     3,656,124        NAP
    253-264 ............    7        20,815,862      1.79      2,973,695     5,120,866        NAP
    289-300 ............    8        19,915,375      1.71      2,489,422     8,456,536       74.9
    349-360 ............    4         9,747,495      0.84      2,436,874     4,354,408       77.8
                          ---    --------------    ------     ----------   -----------       ----
 Total/Avg/Wtd
   Avg/Min/Max: ........  238    $1,163,518,250    100.00%    $4,888,732   $46,000,000       72.7%
                          ===    ==============    ======     ==========   ===========       ====


      RANGE OF                WTD. AVG.     MINIMUM       MAXIMUM
   ORIGINAL TERMS          CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  WTD. AVG.   WTD. AVG.
     TO MATURITY               DSC           DSC           DSC      OCCUPANCY   MORTGAGE
      (MONTHS)                RATIO (1)    RATIO (1)     RATIO (1)   RATIO (2)     RATE
    ------------            -----------   -----------   ----------- -----------  --------
     73- 84 ............        1.37x        1.29x        1.43x      97.35%       6.761%
    109-120 ............        1.35         1.15         2.13       95.53        6.993
    121-132 ............        1.37         1.35         1.47       91.10        6.879
    169-180 ............        1.35         1.25         2.11       92.90        7.108
    205-216 ............        1.34         1.15         1.53       98.63        7.595
    229-240 ............        1.47         1.20         1.73       98.92        7.190
    241-252 ............         NAP          NAP          NAP      100.00        7.250
    253-264 ............         NAP          NAP          NAP      100.00        6.914
    289-300 ............        1.35         1.16         1.46       98.31        7.336
    349-360 ............        1.22         1.15         1.26       94.39        7.948
                                ----         ----         ----       -----        -----
 Total/Avg/Wtd
   Avg/Min/Max: ........        1.36x        1.15x        2.13x      95.79%       7.048%
                                ====         ====         ====       =====        =====

 The weighted average original term to maturity is 149 months.
----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2) Occupancy Rates are calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.


                           REMAINING TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

     RANGE OF                                                                             WTD. AVG.
  REMAINING TERMS                     AGGREGATE      % BY       AVERAGE      HIGHEST    CUT-OFF DATE
    TO MATURITY          NUMBER OF  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE      LTV
     (MONTHS)              LOANS       BALANCE   POOL BALANCE   BALANCE      BALANCE      RATIO (1)
   ------------           -------   ------------ ------------  ---------    ---------  -----------
     73- 84 ............    6    $   40,390,577      3.47%    $ 6,731,763  $13,321,162      78.0%
     97-108 ............    1         8,789,615      0.76       8,789,615    8,789,615       67.6
    109-120 ............  149       758,291,744     65.17       5,089,206   46,000,000       73.1
    121-132 ............    1        11,907,000      1.02      11,907,000   11,907,000       81.0
    169-180 ............   30       137,604,816     11.83       4,586,827   24,344,128       72.0
    205-216 ............    9        33,920,258      2.92       3,768,918    5,866,628       68.4
    217-228 ............    6        21,700,127      1.87       3,616,688   10,684,278        NAP
    229-240 ............   17       100,435,382      8.63       5,907,964   24,569,115       64.1
    241-252 ............    0                 0      0                NAP          NAP        NAP
    253-264 ............    7        20,815,862      1.79       2,973,695    5,120,866        NAP
    289-300 ............    8        19,915,375      1.71       2,489,422    8,456,536       74.9
    349-360 ............    4         9,747,495      0.84       2,436,874    4,354,408       77.8
                          ---    --------------    ------     -----------  -----------       ----
 Total/Avg/Wtd
  Avg/Min/Max: .........  238    $1,163,518,250    100.00%    $ 4,888,732  $46,000,000       72.7%
                          ===    ==============    ======     ===========  ===========       ====


     RANGE OF               WTD. AVG.    MINIMUM       MAXIMUM
  REMAINING TERMS         CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE  WTD. AVG.   WTD. AVG.
    TO MATURITY               DSC          DSC           DSC       OCCUPANCY   MORTGAGE
     (MONTHS)              RATIO (1)    RATIO (1)     RATIO (1)    RATIO (2)     RATE
   ------------           -----------  -----------   -----------  -----------   ------
     73- 84 ............     1.37x        1.29x        1.43x       97.35%       6.761%
     97-108 ............      1.31         1.31         1.31        89.84       8.610
    109-120 ............      1.35         1.15         2.13        95.61       6.976
    121-132 ............      1.35         1.35         1.35        91.10       6.770
    169-180 ............      1.35         1.25         2.11        92.90       7.108
    205-216 ............      1.34         1.15         1.53        98.63       7.595
    217-228 ............       NAP          NAP          NAP       100.00       7.591
    229-240 ............      1.47         1.20         1.73        98.71       7.106
    241-252 ............       NAP          NAP          NAP          NAP         NAP
    253-264 ............       NAP          NAP          NAP       100.00       6.914
    289-300 ............      1.35         1.16         1.46        98.31       7.336
    349-360 ............      1.22         1.15         1.26        94.39       7.948
                              ----         ----         ----        -----       -----
 Total/Avg/Wtd
  Avg/Min/Max: .........      1.36x        1.15x        2.13x       95.79%      7.048%
                              ====         ====         ====        =====       =====

The weighted average remaining term to maturity is 142 months.
----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2) Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.


                              CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

                                                                                           WTD. AVG.
     RANGE OF                        AGGREGATE       % BY        AVERAGE      HIGHEST    CUT-OFF DATE
   CUT-OFF DATE         NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE      LTV
   BALANCES ($)           LOANS       BALANCE    POOL BALANCE    BALANCE      BALANCE      RATIO (1)
   -----------          --------   ------------  ------------  ------------ ------------ ------------
      0.01- 1,000,000 ..   7     $    6,238,513      0.54%      $ 891,216   $   994,603      76.2%
 1,000,001- 2,000,000 ..  51         80,243,405      6.90       1,573,400     1,992,021      71.9
 2,000,001- 3,000,000 ..  62        158,371,504     13.61       2,554,379     2,986,725      72.7
 3,000,001- 4,000,000 ..  34        121,893,707     10.48       3,585,109     3,995,425      73.0
 4,000,001- 5,000,000 ..  18         81,122,252      6.97       4,506,792     4,972,363      70.3
 5,000,001- 6,000,000 ..  14         78,715,384      6.77       5,622,527     5,977,272      71.5
 6,000,001- 7,000,000 ..   8         53,401,419      4.59       6,675,177     6,960,257      73.5
 7,000,001- 8,000,000 ..   7         52,196,818      4.49       7,456,688     7,963,321      74.1
 8,000,001- 9,000,000 ..   9         77,751,804      6.68       8,639,089     8,971,666      73.9
 9,000,001-10,000,000 ..   2         19,816,346      1.70       9,908,173     9,916,346      49.8
10,000,001-15,000,000 ..  13        153,247,267     13.17      11,788,251    14,672,124      75.3
15,000,001-20,000,000 ..   8        138,888,276     11.94      17,361,034    19,832,765      74.8
20,000,001-25,000,000 ..   3         70,302,004      6.04      23,434,001    24,569,115      68.7
25,000,001>= ...........   2         71,329,551      6.13      35,664,775    46,000,000      75.6
                         ---     --------------    ------     -----------   -----------      ----
Total/Avg/Wtd
 Avg/Min/Max: .......... 238     $1,163,518,250    100.00%    $ 4,888,732   $46,000,000      72.7%
                         ===     ==============    ======     ===========   ===========      ====


                           WTD. AVG.    MINIMUM       MAXIMUM
     RANGE OF             CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE  WTD. AVG.   WTD. AVG.
   CUT-OFF DATE               DSC          DSC           DSC      OCCUPANCY   MORTGAGE
   BALANCES ($)            RATIO (1)    RATIO (1)     RATIO (1)    RATIO (2)     RATE
   -----------            ------------  -----------   -----------  ---------   ---------
      0.01- 1,000,000 ..     1.35x        1.17x        1.85x        99.05%       7.420%
 1,000,001- 2,000,000 ..     1.38         1.15         2.13         96.05        7.253
 2,000,001- 3,000,000 ..     1.38         1.20         2.11         97.50        7.078
 3,000,001- 4,000,000 ..     1.38         1.22         1.64         96.83        7.136
 4,000,001- 5,000,000 ..     1.38         1.19         1.79         96.00        7.322
 5,000,001- 6,000,000 ..     1.41         1.25         1.83         96.93        6.997
 6,000,001- 7,000,000 ..     1.35         1.25         1.65         95.98        7.032
 7,000,001- 8,000,000 ..     1.40         1.20         1.53         95.75        7.097
 8,000,001- 9,000,000 ..     1.32         1.21         1.43         96.04        7.032
 9,000,001-10,000,000 ..     1.64         1.64         1.65         98.80        6.974
10,000,001-15,000,000 ..     1.36         1.22         1.60         96.73        7.005
15,000,001-20,000,000 ..     1.32         1.21         1.65         93.27        6.934
20,000,001-25,000,000 ..     1.31         1.26         1.37         92.74        6.894
25,000,001>= ...........     1.25         1.20         1.27         94.68        6.794
                             ----         ----         ----         -----        -----
Total/Avg/Wtd
 Avg/Min/Max: ..........     1.36x        1.15x        2.13x        95.79%       7.048%
                             ====         ====         ====         =====        =====

The average Cut-Off Date Balance is $4,888,732.
----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2) Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.



                         REMAINING AMORTIZATION TERMS(3)
                              (ALL MORTGAGE LOANS)

                                                                                             WTD. AVG.
      REMAINING                       AGGREGATE       % BY         AVERAGE      HIGHEST    CUT-OFF DATE
    AMORTIZATION         NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE      LTV
    TERM (MONTHS)          LOANS       BALANCE    POOL BALANCE     BALANCE      BALANCE      RATIO (1)
    ------------         ---------  ------------  ------------  ------------ ------------  ------------
 169-180 .............      5      $  14,533,390      1.25%     $2,906,678   $ 5,007,132       57.5%
 217-228 .............      6         25,751,938      2.21       4,291,990    10,684,278        NAP
 229-240 .............     19         10,024,927      8.60       5,264,470   24,,569,115       65.7
 241-252 .............      0                  0      0                NAP           NAP        NAP
 253-264 .............      7         26,153,043      2.25       3,736,149     5,866,628       73.9
 265-276 .............      1          2,416,142      0.21       2,416,142     2,416,142        NAP
 277-288 .............      4         25,250,392      2.17       6,312,598    11,617,883        NAP
 289-300 .............     60        228,484,958     19.64       3,808,083    14,672,124       68.2
 301-312 .............      5         22,043,223      1.89       4,408,645     8,789,615       67.6
 313-324 .............      5         11,533,597      0.99        2306,719     2,735,911       72.3
 325-336 .............      2         17,863,321      1.54       8,931,660     9,900,000       59.5
 349-360 .............    124        689,463,318     59.26       5,560,188    46,000,000       75.8
                          ---     --------------    ------      ----------   -----------       ----
 Total/Avg/Wtd
  Avg/Min/Max: .......    238     $1,163,518,250    100.00%     $4,888,732   $46,000,000       72.7%
                          ===     ==============    ======      ==========   ===========       ====


                              WTD. AVG.      MINIMUM       MAXIMUM
      REMAINING             CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  WTD. AVG.    WTD. AVG.
    AMORTIZATION                DSC           DSC           DSC      OCCUPANCY    MORTGAGE
    TERM (MONTHS)             RATIO (1)     RATIO (1)     RATIO (1)   RATIO (2)      RATE
    ------------            ------------  ------------  ------------  ---------    ---------
 169-180 .............         1.44x         1.25x         2.11x       98.15%       7.001%
 217-228 .............          NAP           NAP           NAP       100.00        7.504
 229-240 .............         1.45          1.20          1.73        97.67        7.173
 241-252 .............          NAP           NAP           NAP          NAP          NAP
 253-264 .............         1.26          1.26          1.26       100.00        7.236
 265-276 .............          NAP           NAP           NAP       100.00        6.938
 277-288 .............          NAP           NAP           NAP       100.00        6.999
 289-300 .............         1.45          1.20          2.13        95.09        7.174
 301-312 .............         1.31          1.31          1.31        95.95        7.595
 313-324 .............         1.40          1.32          1.49        98.62        6.999
 325-336 .............         1.58          1.49          1.65        99.34        6.684
 349-360 .............         1.31          1.15          1.85        95.15        6.960
                               ----          ----          ----        -----        -----
 Total/Avg/Wtd
  Avg/Min/Max: .......         1.36x         1.15x         2.13x       95.79%       7.048%
                               ====          ====          ====        =====        =====


The weighted average remaining amortization term is 321 months.
----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2) Occupancy Rates were calculated without reference to hospitality properties. The Occupancy Percentage and Weighted Average Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.

(3) For the purposes hereof, the interest only period of the 8 Mortgage Loans, or 10.55%, which require payments of interest only prior to the commencement of principal reduction payments have been excluded from the calculation of remaining amortization period.

                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                                                                                             WTD. AVG.
                                      AGGREGATE       % BY         AVERAGE      HIGHEST     CUT-OFF DATE
    AMORTIZATION         NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE      LTV
      TYPES(4)             LOANS       BALANCE    POOL BALANCE     BALANCE      BALANCE      RATIO (1)
    ------------         ---------  ------------  ------------  ------------  ------------  ------------
Fully Amortizing .....      31    $  124,086,004     10.66%      $4.002,774    $24,569,115      65.7%

Balloon (3) ..........     207     1,039,432,246     89.34        5,021,412     46,000,000      73.4
        --                 ---    --------------    ------       ----------    -----------      ----
Total/Avg/Wtd
 Avg/Min/Max.: .......     238    $1,163,518,250    100.00%      $4,888,732    $46,000,000      72.7%
                           ===    ==============    ======       ==========    ===========      ====



                              WTD. AVG.      MINIMUM       MAXIMUM
                            CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  WTD. AVG.    WTD. AVG.
    AMORTIZATION                DSC           DSC           DSC      OCCUPANCY    MORTGAGE
       TYPES (4)             RATIO (1)     RATIO (1)     RATIO (1)   RATIO (2)      RATE
    ------------            ------------  ------------  ------------  ---------    ---------
Fully Amortizing .....         1.43x         1.15x         2.11x       98.20x       7.306x
Balloon (3) ..........         1.35          1.15          2.13        95.48        7.017
        --                     ----          ----          ----        -----        -----

Total/Avg/Wtd
 Avg/Min/Max.: .......         1.36x         1.15x         2.13x       95.79%       7.048%
                               ====          ====          ====        =====        =====

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan-to-value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

(2) Occupancy Rates were calculated without reference to hospitality property. The Occupancy Percentage and Weighted Average Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.

(3) Includes 8 Mortgage Loans, or 10.55%, which require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

(4) Each category of Amortization Type contains Mortgage Loans that are subject to changes in the amount of the monthly payment at specified times in the future. Refer to the sheet named "Step" in the file "FUNB 99-Cl.xls" on the diskette in the back cover of the Prospectus Supplement.

                                 OCCUPANCY RATES
 (ALL MORTGAGE LOANS OTHER THAN MORTGAGE LOANS SECURED BY HOSPITALITY PROPERTIES)(1)

                                                                                             WTD. AVG.
   RANGE                            AGGREGATE         % BY         AVERAGE      HIGHEST     CUT-OFF DATE
  OCCUPANCY           NUMBER OF   CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE      LTV
   RATES (%)            LOANS        BALANCE       POOL BALANCE     BALANCE      BALANCE      RATIO (1)
 ------------         ---------  -------------    ------------  ------------  ------------  ------------
 65.00-69.99               1     $   1,147,437       0.11%      $1,147,437    $ 1,147,437       69.5%
 75.00-79.99               1         5,866,926       0.58       5,866,926       5,866,926       52.9
 80.00-84.99               4        29,587,851       2.90       7,396,963      19,500,000       73.7
 85.00-89.99              11        71,415,783       7.00       6,492,344      24,344,128       70.7
 90.00-94.99              34       232,576,002      22.81       6,840,471      46,000,000       74.5
 95.00-99.99              74       371,201,422      36.40       5,016,235      25,329,551       74.4
100.00>=                  82       308,028,603      30.20       3,756,446      19,832,765       72.0
------                   ---   ---------------     ------      ----------     -----------       ----
Total/Avg/Wtd
 Avg/Min/Max:            207   $10,019,824,024     100.00%     $4,926,686     $46,000,000       73.4%
                         ===   ===============     ======      ==========     ===========       ====


                   WTD. AVG.         MINIMUM       MAXIMUM
  RANGE          CUT-OFF DATE      CUT-OFF DATE  CUT-OFF DATE  WTD. AVG.   WTD. AVG.
 OCCUPANCY           DSC               DSC           DSC       OCCUPANCY   MORTGAGE
  RATES (%)        RATIO (1)        RATIO (2)     RATIO (2)      RATIO       RATE
------------     ------------      -----------   -----------   -------     ------
 65.00-69.99 ....     2.02             2.02x        2.02x      66.70%       7.785%
 75.00-79.99 ....     1.83             1.83         1.83       75.00        7.050
 80.00-84.99 ....     1.33             1.25         1.53       81.31        7.018
 85.00-89.99 ....     1.32             1.20         1.47       88.36        7.115
 90.00-94.99 ....     1.29             1.21         1.79       92.65        6.956
 95.00-99.99 ....     1.34             1.15         2.13       97.26        6.930
100.00>= ........     1.37             1.16         2.11      100.00        7.121
-------------         ----             ----         ----      ------       ------
Total/Avg/Wtd
 Avg/Min/Max:         1.34x            1.15x        2.13x      95.79%       7.011%
                      ====             ====         ====      ======       ======

(1) The Occupancy Percentage and Weighted Average Occupancy Ratio for Mortgage Loan control numbers 9822044, 9822185 and 9822147 have been calculated assuming the renewal of leases for certain Large Tenants as set forth on Annex A-1.

(2) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 32 Credit Lease Loans, representing 9.89% of the Cut-Off Date Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%. Each Mortgage Loan with a Cut-Off Date DSC Ratio below 1.20x or a Cut-Off Date LTV Ratio in excess of 82% is a Section 42 Property.

                         PERCENTAGE OF MORTGAGE POOL BY
                 PREPAYMENT RESTRICTION (ASSUMING NO PREPAYMENT)

PREPAYMENT RESTRICTIONS          FEB. 1999   FEB. 2000  FEB. 2001   FEB. 2002   FEB. 2003  FEB. 2004   FEB. 2005   FEB. 2006
------------------------         ---------   ---------  ---------   ---------   ---------  ---------   ---------   ---------
Locked Out or Defeasance .....     99.44%     99.45%      97.04%      95.51%     90.70%      85.29%      85.21%     83.94%
Yield Maintenance Total ......      0.56%      0.55%       2.96%       4.49%      9.30%      11.32%      11.39%     12.52%
Penalty Points:
5.00% and greater ............      0.00%      0.00%       0.00%       0.00%      0.00%       3.39%       0.00%      0.00%
4.00% to 4.99% ...............      0.00%      0.00%       0.00%       0.00%      0.00%       0.00%       3.40%      0.00%
3.00% to 3.99% ...............      0.00%      0.00%       0.00%       0.00%      0.00%       0.00%       0.00%      3.53%
2.00% to 2.99% ...............      0.00%      0.00%       0.00%       0.00%      0.00%       0.00%       0.00%      0.00%
1.00% to 1.99% ...............      0.00%      0.00%       0.00%       0.00%      0.00%       0.00%       0.00%      0.00%
Open .........................      0.00%      0.00%       0.00%       0.00%      0.00%       0.00%       0.00%      0.00%
                                    ----       ----        ----        ----       ----        ----        ----       ----
TOTALS .......................    100.00%    100.00%     100.00%     100.00%    100.00%     100.00%     100.00%    100.00%
                                  ======     ======      ======      ======     ======      ======      ======     ======
Cut-Off Date Pool Balance
Outstanding (in millions) ....  $1,163.52  $1,148.77   $1,133.23   $1,116.26  $1,097.77   $1,077.75   $1,056.40    $996.39
% of Cut-Off Date Pool Balance    100.00%     98.73%      97.40%      95.94%     94.35%      92.63%      90.79%     85.64%

PREPAYMENT RESTRICTIONS          FEB. 2007   FEB. 2008   FEB. 2009
------------------------         ---------   ---------   ---------
Locked Out or Defeasance .....     83.71%      77.27%     69.88%
Yield Maintenance Total ......     12.75%      11.66%     28.96%
Penalty Points:
5.00% and greater ............      0.00%       0.00%      0.00%
4.00% to 4.99% ...............      0.00%       0.00%      0.00%
3.00% to 3.99% ...............      0.00%       0.00%      0.00%
2.00% to 2.99% ...............      3.54%       0.00%      0.00%
1.00% to 1.99% ...............      0.00%       1.29%      0.00%
Open .........................      0.00%       9.79%      1.16%
                                    ----        ----       ----
TOTALS .......................    100.00%     100.00%    100.00%
                                  ======      ======     ======
Cut-Off Date Pool Balance
Outstanding (in millions) ....    $972.08     $938.50    $271.93
% of Cut-Off Date Pool Balance     83.55%      80.66%     23.37%

                                                           RESERVE ACCOUNT
                                                        (ALL MORTGAGE LOANS)

                                                                                                  INITIAL      CURRENT
                                                                              MONTHLY   MONTHLY  DEPOSIT TO    CAPITAL
                                                                                TAX   INSURANCE  CAPITAL IMP. IMP. RESERVE
CONTROL NO.     PROPERTY NAME                           PROPERTY TYPE         ESCROW?   ESCROW?   RESERVE($)    BALANCE($)
-----------     -------------                           -------------         -------   -------  -----------   -----------

 9822127   One Capital City Plaza                 Office                         Y         Y      88,750       88,750
 9821145   Turnberry Towers                       Multifamily--Conventional      Y         Y        --           --
 9822016   Cabin John Mall and Shopping Center    Retail--Anchored               Y         N      83,775       83,775
 9822033   Prince George's Metro Center           Office                         Y         Y      20,500       20,500
 9822030   Inland Empire Center                   Retail--Anchored               Y         Y      25,938       25,938
 9822087   New Brighton Manor                     Healthcare--Skilled Nursing    Y         Y       5,000        5,000
 9821006   Clarinbridge                           Multifamily--Conventional      Y         Y        --           --
 9821100   Royal Palm Key Apartments              Multifamily--Conventional      Y         Y       4,688        4,688
 9821005   Saddle Club                            Multifamily--Conventional      Y         Y        --           --
 9821101   Coral Key Apartments                   Multifamily--Conventional      Y         Y       6,675        6,675
 9821049   Hamilton                               Multifamily--Conventional      Y         Y      41,656       41,656
 9821099   Harbour Key Apartments                 Multifamily--Conventional      Y         Y      12,800       12,800
 9821048   Gardenwood                             Multifamily--Conventional      Y         Y      76,819       27,313
 9822037   McAllen Embassy Suites                 Hospitality--Full Service      Y         Y       8,188        8,188
 9822146   Panama City Square Shopping Center     Retail--Anchored               Y         Y       7,438        7,438
 9821050   The Meadows at Indian Creek            Multifamily--Conventional      Y         Y      17,313         --
 9821051   Pointe North Apartments                Multifamily--Conventional      Y         Y       1,844        1,844
 9821067   Park Lee Apartments                    Multifamily--Conventional      Y         Y      77,881       77,881
 9821146   Dutch Village Apartments               Multifamily--Conventional      Y         Y      58,125       58,125
 20022     Lincoln Park West                      Retail--Unanchored             Y         Y       4,524        4,524
 30013     Lowe's Queensbury                      CTL--Retail                    N         N        --           --
 9822062   9201 Fourth Avenue                     Office                         Y         Y      22,938       22,938
 9823102   Lowes Hattiesburg Weathersby           CTL--Retail                    N         N        --           --
 9822075   Valley East Plaza                      Retail--Anchored               Y         Y       3,125        3,125
 20042     Towamencin Shopping Village            Retail--Anchored               N         Y      18,725       18,725
 9822049   Holiday Inn--Bethlehem                 Hospitality--Full Service      Y         N      13,500         --
 9822014   Westlake Village Inn                   Hospitality--Full Service      Y         Y        --           --
 9822128   Leesburg Plaza Shopping Center         Retail--Anchored               Y         N     137,875      137,875
 9822191   Grass Valley Shopping Center           Retail--Anchored               Y         Y      35,250         --
 9821122   Butler Ridge/Butler Arms               Multifamily--Conventional      Y         Y       6,591         --
 9822152   Natchez Mall                           Retail--Anchored               Y         Y      35,510       35,510
 9822032   Gateway Shopping Center                Retail--Anchored               Y         Y      25,638       25,640
 9822149   Dyersburg Mall                         Retail--Anchored               Y         Y      37,125       37,125
 9823035   Edwards Supermarket--Teaneck           CTL--Retail                    N         N        --           --
 9821057   Kelton Towers                          Multifamily--Conventional      Y         Y      41,250       41,250
 9821103   Rochester Apartments                   Multifamily--Conventional      Y         Y       8,250        8,250
 9821034   Moorings Apartments                    Multifamily--Conventional      Y         Y      14,625       14,625
 9822090   8578 Santa Monica Blvd                 Retail--Unanchored             Y         Y     138,406      138,406
 9821144   321 East 22nd Street                   Multifamily--Conventional      Y         Y        --           --
 9821063   Sugarloaf Estates                      Multifamily--Conventional      Y         Y       9,215         750
 9822188   Holiday Inn Rocky Mount                Hospitality--Full Service      Y         Y     575,000         --

                 ANNUAL      CURRENT      INITIAL     CURRENT
              DEPOSIT TO   REPLACEMENT    DEPOSIT       TI/LC     FOOTNOTES
              REPLACEMENT     RES.        TO TI/LC     RESERVE     TO TI/LC
CONTROL NO.    RESERVE($)   BALANCE($)    RESERVE($)  BALANCE($)  RESERVES
-----------   -----------  -----------   -----------  ----------- --------
 9822127        55,458      18,507       2,400,000    2,400,000      b,c
 9821145        36,750       6,125                     155,801
 9822016        85,420      42,809                         --
 9822033        37,800      25,284       1,040,000      136,271    a,b,c
 9822030        31,195      22,298                         --
 9822087        75,000      82,228                         --
 9821006        61,200      35,789                         --
 9821100        91,600      22,901                         --
 9821005       115,875      77,526                         --
 9821101        74,984      18,747                         --
 9821049        84,512      16,100                         --
 9821099        93,840      23,461                         --
 9821048        86,210      43,174                         --
 9822037       327,581     154,240                         --
 9822146        28,366       7,092                         --          b
 9821050        58,000      13,159                         --
 9821051        50,000      20,052                         --
 9821067       124,474      10,570                         --
 9821146       145,792      36,452                         --
 20022          14,799       4,935                         --
 30013          26,605       9,059                         --
 9822062        14,349       5,994                         --
 9823102        22,774      30,365                         --
 9822075        13,235       5,519         300,000         --          a
 20042          13,149       2,192                         --
 9822049       290,967     150,305                         --
 9822014       184,715      28,727                         --
 9822128        36,614       9,154                         --
 9822191        43,868      45,486                         --
 9821122        59,732       5,137                         --
 9822152        21,579       5,395         700,000      400,000      a,d
 9822032        28,955      38,662         200,000      217,569        a
 9822149        22,805       5,702                         --
 9823035          --          --                           --
 9821057        21,000       8,757                         --
 9821103        20,000       4,760                         --
 9821034        51,840      30,240                         --
 9822090         8,311       2,771       1,000,000         --          a
 9821144        29,000       4,834                         --
 9821063        49,648      20,709                         --
 9822188          --          --                           --


                                                                                                  INITIAL      CURRENT
                                                                              MONTHLY   MONTHLY  DEPOSIT TO    CAPITAL
                                                                                TAX   INSURANCE  CAPITAL IMP. IMP. RESERVE
CONTROL NO.     PROPERTY NAME                           PROPERTY TYPE         ESCROW?   ESCROW?   RESERVE($)    BALANCE($)
-----------     -------------                           -------------         -------   -------  -----------   -----------
 9822083   Hampton Inn-Airport                    Hospitality--Limited Service   Y         Y      25,129       25,129
 9821105   The Carlton Apartment Building         Multifamily--Conventional      Y         Y      63,775       63,775
 9822050   Bethlehem Hampton Inn & Suite          Hospitality--Full Service      Y         N        --           --
 9821000   Arrowhead Apartments                   Multifamily--Conventional      Y         Y      10,625       10,625
 9822065   Centre at Woodstock                    Retail--Anchored               Y         Y        --           --
 9821004   Lexington Downs                        Multifamily--Conventional      Y         Y       9,413         --
 9822035   The Money Store                        Office                         Y         N       9,506         --
 9822042   Meadows Mall                           Retail--Anchored               N         Y      28,688       28,688
 9823098   Bunzl Hicksville Duffy                 CTL--Industrial                N         N        --           --
 9821154   Westgrove Apartments                   Multifamily--Conventional      Y         Y      72,375       55,478
 9822080   Hampton Inn Miami Airport West         Hospitality--Limited Service   Y         Y       4,063        4,063
 9821097   Forest Towers                          Multifamily--Conventional      Y         Y      22,506         --
 9822043   Woodmont Corner                        Retail--Unanchored             Y         Y       7,625        7,680
 9822068   The Millenium Building                 Office                         Y         N      11,969       11,781
 9822147   Stratford Square Shopping Center       Retail--Anchored               Y         Y      18,750       18,750
 9821143   Turtle Creek Apts.                     Multifamily--Conventional      Y         Y      43,636       43,636
 9822085   Briarwood Healthcare Center            Healthcare--Skilled Nursing    N         N        --           --
 9823042   Motel 6 1118 Austin AP                 CTL--Hospitality               N         N        --           --
 9822061   Gateway Plaza                          Retail--Anchored               Y         Y        --           --
 9821031   The Pines at Carolina Place Apartments Multifamily--Sec. 42           Y         Y        --           --
 9822039   Redwood Heights                        Healthcare--Assisted Living    Y         Y        --           --
 9821124   Briarwood                              Multifamily--Conventional      Y         Y     242,284      242,284
 9823026   Rite Aid--Citrus Heights               CTL--Retail                    N         N        --           --
 9822143   Best Western Inn @ Hunt Ridge          Hospitality--Limited Service   Y         Y      10,625        9,844
 9822074   Southeastern Eye Center Roll Up        Office--Medical                Y         Y       5,000        5,000
 9822063   Fresh Warehousing                      Industrial--Warehouse/
                                                   Distribution                  Y         Y     220,638      140,471
 9821030   Sutton Plaza                           Multifamily--Conventional      Y         Y        --           --
 9822007   Empire Medical Building                Office--Medical                Y         Y      16,000       89,784
 9822005   Ashwood Place                          Healthcare--Congregate Care    Y         Y        --           --
 9822120   Best Western Mayfair Hotel             Hospitality--Full Service      Y         Y      61,558       61,558
 9821109   Birchwood Apartments                   Multifamily--Sec. 42           Y         Y        --           --
 9822053   La Cresta Shopping Center/Self Storage Mixed Use--Self Storage/Retail Y         Y         --         --
 9821104   11640 Kiowa Avenue                     Multifamily--Conventional      Y         Y       5,625        5,625
 9823069   Motel 6 1273 Portland                  CTL--Hospitality               N         N        --           --
 9822027   Valencia Shopping Center               Retail--Unanchored             Y         Y        --           --
 9821125   Deville                                Multifamily--Conventional      Y         Y      39,111       39,111
 9821151   Ridgewood Apartments                   Multifamily--Conventional      Y         Y        --           --
 9822067   Fairfield Inn--Chester                 Hospitality--Limited Service   Y         Y        --           --
 9821037   Silver Hill Apartments                 Multifamily--Conventional      Y         Y        --           --
 9821046   Kirnwood                               Multifamily--Sec. 42           Y         Y        --           --
 9823072   Motel 6 352 Rapid City                 CTL--Hospitality               N         N        --           --
 9821025   Milton Road                            Multifamily--Conventional      N         Y      79,931       79,931
 9822183   Rainbow Express Village Center         Retail--Anchored               Y         Y        813           813
 9822034   Fairfield Inn by Marriott-East         Hospitality--Limited Service   Y         Y       7,610         --
 9821126   The Highlands                          Multifamily--Conventional      Y         Y      35,648       35,648


                     ANNUAL      CURRENT      INITIAL     CURRENT
                  DEPOSIT TO   REPLACEMENT    DEPOSIT       TI/LC     FOOTNOTES
                  REPLACEMENT     RES.        TO TI/LC     RESERVE     TO TI/LC
CONTROL NO.        RESERVE($)   BALANCE($)    RESERVE($)  BALANCE($)  RESERVES
-----------       -----------  -----------   -----------  ----------- --------
 9822083            105,620      44,033                       --
 9821105             22,500       5,625                       --
 9822050             94,891      50,578                       --
 9821000             47,600      27,767                       --
 9822065              3,470       1,447         650,000       --         a
 9821004             71,100      47,569                       --
 9822035             18,665       3,333                       --
 9822042             28,762      16,778         500,000       --         a
 9823098             17,748       7,395                       --
 9821154             46,295       3,858                       --
 9822080            111,263      46,404                       --
 9821097             49,794      16,604                       --
 9822043              5,592       3,269                       --
 9822068              7,535       3,142                       --
 9822147             12,124       3,031                       --         b
 9821143             51,750      12,948                       --
 9822085             47,750        --                         --
 9823042               --          --                         --
 9822061              6,999       3,504                       --
 9821031             40,000      26,753                       --
 9822039             18,000      11,961                       --
 9821124             56,406      14,102                       --
 9823026               --          --                         --
 9822143             58,017      19,361                       --
 9822074             11,579       4,843                       --
 9822063
                     71,425      35,773         400,000       --      a,b
 9821030             43,250      17,471                       --
 9822007             11,319       6,603                       --
 9822005             23,175      15,496                       --
 9822120            126,361      31,047                       --
 9821109             55,200       9,200                       --
 9822053             12,459       5,198                       --
 9821104             13,000       3,250                       --
 9823069               --          --                         --
 9822027              4,538       2,475                       --
 9821125             46,224      11,556                       --
 9821151             40,000      13,348                       --
 9822067             76,035      25,426                       --
 9821037             54,000      19,843                       --
 9821046             34,650      17,348                       --
 9823072               --          --                         --
 9821025             57,750      33,789                       --
 9822183              8,570       2,143                       --
 9822034             64,685      37,181                       --
 9821126             51,984      12,996                       --



                                                                                                  INITIAL      CURRENT
                                                                              MONTHLY   MONTHLY  DEPOSIT TO    CAPITAL
                                                                                TAX   INSURANCE  CAPITAL IMP. IMP. RESERVE
CONTROL NO.     PROPERTY NAME                           PROPERTY TYPE         ESCROW?   ESCROW?   RESERVE($)    BALANCE($)
-----------     -------------                           -------------         -------   -------  -----------   -----------
 9821102   Planters Crossing                      Multifamily--Conventional      Y         Y      10,060       10,060
 9821111   Hamiltonian Gardens                    Multifamily--Conventional      Y         Y      40,875       40,875
 9822123   Bennington Square Shopping Center      Retail--Anchored               Y         Y      29,594       29,594
 9822187   Days Inn Central                       Hospitality--Limited Service   Y         Y        --           --
 9822124   Boykin Center                          Retail--Unanchored             Y         Y      13,406       13,406
 9821003   Hulen Gardens                          Multifamily--Conventional      Y         Y      11,500       11,500
 9821009   Duval Manor Associates                 Multifamily--Conventional      Y         Y      65,344        7,213
 9821064   The Lenox                              Multifamily--Conventional      Y         Y      12,875       12,875
 9821028   Silver Blue Lake                       Multifamily--Conventional      N         Y      14,556       14,556
 9822029   Layton Crossing Shopping Center        Retail--Anchored               Y         Y         650          650
 9822133   Comfort Inn--Lexington                  Hospitality--Limited Service  Y         Y       5,821        5,821
 9821155   Castilian Lake Park Apartments         Multifamily--Conventional      Y         Y     101,039       47,853
 9823000   CVS Waltham Main                       CTL--Retail                    N         N        --           --
 9822132   Best Western Inn @ Valley View         Hospitality--Limited Service   Y         Y       3,575        3,575
 9821041   112, 114, 116, 120 Strawberry Hill     Road Multifamily--Conventional Y         Y      18,750       11,000
 9822051   Gwinnett Place Shoppes                 Retail--Unanchored             Y         Y      39,094        8,244
 20037     St. Johns Village                      Retail--Unanchored             Y         Y      13,838       13,838
 9821029   Spanish Oaks                           Multifamily--Conventional      N         Y       4,250        4,250
 9821027   Abbey Apts.                            Multifamily--Conventional      N         Y      47,625       47,625
 10019     Royal Palms                            Multifamily--Conventional      Y         Y        --           --
 9823054   Motel 6 1261 Houston--Spring            CTL--Hospitality              N         N        --           --
 9822036   Best Buy store # 545                   Retail--Anchored               Y         Y      20,313       20,313
 9822140   Days Inn Oceanside                     Hospitality--Full Service      Y         Y      12,763       12,763
 9821052   Welby Park Estates                     Multifamily--Conventional      Y         Y        --           --
 9823076   Motel 6 284 South Deerfield            CTL--Hospitality               N         N        --           --
 9821133   Coopers Pond Apts.                     Multifamily--Conventional      Y         Y      11,275       11,275
 9822015   Round Grove Crossing Shopping
              Center /Park Lane Village           Retail--Unanchored             Y         Y       6,875        6,875
 9822131   Best Western Staunton Inn              Hospitality--Limited Service   Y         Y       7,459        7,459
 9823010   Rite Aid Littleton                     CTL--Retail                    N         N        --           --
 9822064   7 Perimeter Road                       Industrial--Warehouse
                                                     /Distribution               Y         Y      34,661        3,663
 9822159   Celluar One Shopping Center            Retail--Unanchored             Y         Y      13,375       13,375
 9821010   Greenridge Apartments                  Multifamily--Sec. 42           Y         Y        --           --
 9821061   Naples Place                           Multifamily--Conventional      N         Y      33,813           75
 9822185   Sun Center                             Mixed Use--Office/Retail       Y         Y        --           --
 9821014   Signal Hill Apartments                 Multifamily--Conventional      Y         Y       5,063        5,063
 9821053   Lakeview Townhomes                     Multifamily--Conventional      Y         Y       3,906         --
 9821024   Granville Apts.                        Multifamily--Conventional      N         Y      41,831       41,831
 9822167   Chesapeake Station                     Retail--Anchored               Y         Y        --           --
 9822018   Chapel Trail Commerce Center           Industrial--Warehouse
                                                     /Distribution               Y         Y       4,963        4,963
 9822122   Gateway Plaza-Las Vegas                Retail--Anchored               Y         Y        --           --
 9822060   48th Executive Court                   Office                         Y         Y      18,375       18,375
 9821001   Brookstone Manor                       Multifamily--Conventional      Y         Y        --           --
 9821062   Gardena West Partnership               Multifamily--Conventional      Y         Y      10,938       10,938
 9821040   Westgate Apartments                    Multifamily--Conventional      Y         Y      29,756       29,756
 20025     Midtown Market Shopping Center         Retail--Unanchored             Y         Y        --           --

                   ANNUAL      CURRENT      INITIAL     CURRENT
                DEPOSIT TO   REPLACEMENT    DEPOSIT       TI/LC     FOOTNOTES
                REPLACEMENT      RES.        TO TI/LC     RESERVE     TO TI/LC
CONTROL NO.      RESERVE($)   BALANCE($)    RESERVE($)  BALANCE($)  RESERVES
-----------     -----------  -----------   -----------  ----------- --------
 9821102           26,460       8,824                        --
 9821111           35,000       8,757                       1,875
 9822123           23,237       7,754          300,000       --           a,b
 9822187           14,385      23,845                        --
 9822124           11,496       4,790                        --
 9821003           45,000      30,107                        --
 9821009           34,000      19,897                        --
 9821064           36,900      15,389                        --
 9821028           71,700      41,939                        --
 9822029            7,510       5,022                      10,031
 9822133           49,318      16,458                        --
 9821155           42,000      21,036                        --
 9823000            3,038       2,282                        --
 9822132           48,711      16,255                        --
 9821041           19,750       4,728                        --
 9822051            3,402       2,554                        --             b
 20037             23,201       5,789                        --
 9821029           52,574      30,740                        --
 9821027           32,000      18,718                        --
 10019             22,950       5,738                        --
 9823054             --          --                          --
 9822036           13,440       7,856                        --
 9822140           63,290      15,851                        --
 9821052           24,300      12,169                        --
 9823076             --          --                          --
 9821133           25,740       6,440                        --
 9822015
                    9,093           1                        --
 9822131           43,226      14,425                        --
 9823010             --          --                          --
 9822064
                   33,048     16,549                       24,641          b
 9822159            3,373       1,125          170,000    170,000          a
 9821010           21,000      14,035                        --
 9821061           36,580       6,098                        --
 9822185            7,217       3,007                        --
 9821014           31,110       8,857                        --
 9821053           29,160       2,660                        --
 9821024           25,250      14,766                        --
 9822167            6,991       2,330                        --
 9822018
                    8,880       5,777                        --
 9822122            1,800         750                        --
 9822060           21,196       8,714                      16,279           b
 9821001           20,700      13,839                        --
 9821062           21,756       9,071                        --
 9821040           15,840       7,920                        --
 20025              2,131        355            14,560     14,566


                                                                                                  INITIAL      CURRENT
                                                                              MONTHLY   MONTHLY  DEPOSIT TO    CAPITAL
                                                                                TAX   INSURANCE  CAPITAL IMP. IMP. RESERVE
CONTROL NO.     PROPERTY NAME                           PROPERTY TYPE         ESCROW?   ESCROW?   RESERVE($)    BALANCE($)
-----------     -------------                           -------------         -------   -------  -----------   -----------
 9822059   EZ8 Motel (Good Nite Inn)              Hospitality--Limited Service   Y         Y      18,563           18,563
 9822192   Grandview Plaza Office Building        Office                         Y         Y      62,349           18,794
 9823082   Rite Aid Norfolk                       CTL--Retail                    N         N        --               --
 30092     Walgreen Pembroke Pines
             Pines Boulevard                      CTL--Retail                    N         N      18,750           18,750
 9821045   Sand Cove Apartments                   Multifamily--Conventional      Y         Y      85,238           49,609
 9822012   AmeriHost Inn / Athens                 Hospitality--Limited Service   Y         N        --               --
 9823032   Walgreen Melbourne Wickham             CTL--Retail                    N         N       1,425            1,425
 9821149   Greenlawn Apartments                   Multifamily--Conventional      Y         Y        --               --
 9821115   Tennessee Village Apartments           Multifamily--Conventional      Y         Y      27,438           27,438
 9822038   Holiday Inn Express                    Hospitality--Limited Service   Y         Y      12,363           12,363
 9821150   New Meadowbrook Village                Multifamily--Conventional      N         Y        --               --
 9823115   Rite Aid Saginaw Genesee               CTL--Retail                    N         N        --               --
 9823009   Rite Aid Dover                         CTL--Retail                    N         N        --               --
 9823074   Motel 6 134 San Antonio (N)            CTL--Hospitality               N         N        --               --
 9822156   Town West Plaza                        Retail--Anchored               Y         Y     148,750           24,672
 9821060   Vintage Square Apartments              Multifamily--Conventional      Y         Y      34,875           34,875
 9823109   Rite Aid--Dixie Highway, Lousiville    CTL--Retail                    N         N        --               --
 9821039   Cohannet Village                       Multifamily--Conventional      Y         Y        --               --
 9821130   Shelbourne Towers                      Multifamily--Conventional      Y         Y     124,947           97,698
 9822141   Holiday Inn Express                    Hospitality--Limited Service   Y         Y       2,818            2,818
 9823031   Walgreen Jacksonville St Augustine     CTL--Retail                    N         N       1,425            1,425
 9821081   Southampton Apartments                 Multifamily--Conventional      Y         Y       9,056            9,056
 9822189   4600 N. Harlem                         Retail--Unanchored             Y         N      18,534           18,534
 9821066   Southern Pines                         Multifamily--Conventional      Y         Y      15,391           15,391
 9821002   Boca Winds                             Multifamily--Conventional      Y         Y       6,063            6,063
 9822031   Wilson Square Shopping Center          Retail--Anchored               Y         Y      10,250           10,250
 9822091   Glenside Kmart                         Retail--Anchored               N         N        --               --
 9822089   Best Western Inn at Chimney Hill       Hospitality--Limited Service   Y         Y      13,750           13,750
 9822134   Comfort Inn Troutville                 Hospitality--Limited Service   Y         Y       3,264            3,264
 9823094   Eckerd Pompano Sample                  CTL--Retail                    N         N        --               --
 9823121   Walgreen Hialeah 4th Ave               CTL--Retail                    N         N       3,054            3,054
 9821021   Villa East                             Multifamily--Conventional      N         Y      35,375           35,375
 9822047   Comcast Data Center                    Office                         Y         Y        --               --
 9822079   F & W Office Park--Bldg. F             Office                         Y         Y      14,506           14,506
 9823030   Walgreens Ft Worth                     CTL--Retail                    N         N        --               --
 9823012   Rite Aid Louisville--
             Taylor & Bluegrass                   CTL--Retail                    N         N         --             --
 9822078   Warner Self Storage                    Self Storage                   Y         Y       6,813            6,813
 9823113   Eckerd--Charlotte--Harris Blvd         CTL--Retail                    N         N       1,344             --
 10000     1021/1101/1103-1137/1200
            Lawrence; 1200 Clement                Multifamily--Conventional      Y         Y       1,724            1,724
 9821121   Country Club Estates                   Multifamily--Conventional      Y         Y       2,625             --
 9822026   Sack And Save Grocery                  Retail--Anchored               N         Y      34,933           34,933
 9823028   Rite Aid--Portland                     CTL--Retail                    N         N        --               --
 9821038   Thrippence                             Multifamily--Conventional      Y         Y      43,125           24,125
 9821082   Salem Pines Apartments                 Multifamily--Conventional      Y         Y       7,594            7,594
 9822000   Gaston Manor                           Healthcare--Assisted Living    Y         Y        --               --

                     ANNUAL      CURRENT      INITIAL     CURRENT
                  DEPOSIT TO   REPLACEMENT    DEPOSIT       TI/LC     FOOTNOTES
                  REPLACEMENT      RES.        TO TI/LC    RESERVE     TO TI/LC
CONTROL NO.        RESERVE($)   BALANCE($)    RESERVE($)  BALANCE($)  RESERVES
-----------       -----------  -----------   -----------  ----------- --------
 9822059           39,101          16,323                       --
 9822192            8,659           2,123                       --
 9823082             --              --                         --
 30092
                    3,186             797         18,750        --           a
 9821045           17,856           6,541                       --
 9822012           54,364           9,093                       --
 9823032            4,779           2,792                       --
 9821149             --              --                         --
 9821115           57,600          19,207                       --
 9822038           45,650          26,701                       --
 9821150           16,000           4,001                       --
 9823115            3,354            839                        --
 9823009             --              --                         --
 9823074             --              --                         --
 9822156           11,335           2,835                      5,000
 9821060           47,500          15,856                       --
 9823109             --              --                         --
 9821039           16,200           8,100                       --
 9821130           87,608          29,207                       --
 9822141           43,520          14,523                       --
 9823031            4,172           2,706                       --
 9821081           32,072          10,694                       --
 9822189            5,107           1,703                       --
 9821066           22,725           9,477                       --
 9821002           18,450          12,335                       --
 9822031           24,116          13,597                       --           b
 9822091             --              --                         --
 9822089           48,624          16,224                       --
 9822134           37,056          12,366                       --
 9823094            1,636            818                        --
 9823121            2,781             927                       --
 9821021           29,750          17,398                       --
 9822047             --              --                         --
 9822079           12,933           5,389         100,000    101,049         a
 9823030            4,172           3,138                       --
 9823012
                     --              --                         --
 9822078           11,744           5,002                       --
 9823113            3,272            818                        --
 10000
                   12,500           2,083                       --
 9821121           18,000           4,500                       --
 9822026           20,900           3,326                     20,070
 9823028             --              --                         --
 9821038           38,406           4,389                       --
 9821082           30,240          10,083                       --
 9822000           13,500           9,032                       --

                                                                                                  INITIAL      CURRENT
                                                                              MONTHLY   MONTHLY  DEPOSIT TO    CAPITAL
                                                                                TAX   INSURANCE  CAPITAL IMP. IMP. RESERVE
CONTROL NO.     PROPERTY NAME                           PROPERTY TYPE         ESCROW?   ESCROW?   RESERVE($)    BALANCE($)
-----------     -------------                           -------------         -------   -------  -----------   -----------
 9821054   Fox Run                                Multifamily--Conventional      Y         Y       4,696        4,696
 9822082   Ramada Limited Biloxi                  Hospitality--Limited Service   Y         Y        --           --
 9821152   Elms Apartment House                   Multifamily--Conventional      Y         Y      30,313       30,313
 9821075   Marlaine North & South Apartments      Multifamily--Conventional      Y         Y       7,856        7,856
 9821112   Woodbine Gardens                       Multifamily--Conventional      Y         Y      32,555       32,555
 9821071   Arbor Apartments                       Multifamily--Conventional      Y         Y      11,875       11,875
 9822176   Shoppes at Home Depot                  Retail--Unanchored             Y         Y       3,588        3,588
 9822072   1025 W. St. Georges Avenue             Retail--Unanchored             Y         Y      17,548       17,548
 9822017   Tower Plaza                            Retail--Unanchored             Y         Y       5,250         --
 9822045   Marina Shores Shoppes                  Retail--Unanchored             Y         Y       1,250        1,250
 9821011   Hilltop Apartments                     Multifamily--Conventional      Y         Y      24,288       16,313
 9821058   103 Hemenway                           Multifamily--Conventional      Y         Y      25,125         --
 9823114   Rite Aid Battle Creek                  CTL--Retail                    N         N        --           --
 9821015   English Garden Apartments              Multifamily--Conventional      Y         Y       9,000        9,000
 9822044   2995 Baseline Office Building          Office                         Y         Y      82,855         --
 9822056   Grandview Plaza                        Retail--Unanchored             Y         Y      26,715       26,715
 9822150   Madison Square Shopping Center         Retail--Anchored               Y         Y       6,438        6,438
 9822003   Hickory Manor                          Healthcare--Assisted Living    Y         Y        --           --
 9822174   Michigan Marketplace                   Retail--Anchored               Y         Y      12,313       12,313
 9822070   Comfort Inn Max Meadows                Hospitality--Limited Service   Y         Y        375          375
 9822041   The Crossings at Akers Mill            Retail--Unanchored             Y         Y        --           --
 9823099   CVS  Columbia Sparkleberry             CTL--Retail                    N         N        --           --
 9821020   Santa Barbara Apartments               Multifamily--Conventional      Y         Y        750          750
 9822004   Haws Memorial Nursing Home             Healthcare--Skilled Nursing    Y         Y       2,375         --
 9822069   Eckerd Drugstore                       Retail--Anchored               N         N        --           --
 9822066   Lake Placid Inn & Conference Center    Hospitality--Full Service      Y         Y      14,066       14,066
 9821074   Hilltop House Apartments               Multifamily--Conventional      Y         Y       8,500        8,500
 9823033   CVS York Richland                      CTL--Retail                    N         N        --           --
 9821018   Pendelton Pines                        Multifamily--Sec. 42           Y         Y       1,875        1,875
 9822092   Piggly Wiggly                          Retail--Anchored               N         N       4,000        4,000
 9823101   CVS Rochester Henrietta                CTL--Retail                    N         N        --           --
 9821065   Park South Apartments                  Multifamily--Conventional      Y         Y        --           --
 9821107   Sprucemont Apartments                  Multifamily--Conventional      Y         Y      42,063       42,063
 9822048   Abercorn Street Building               Retail--Unanchored             Y         Y      18,738         --
 9821022   Winterfield                            Multifamily--Conventional      N         Y      45,694       45,694
 9822145   Hazel Mini Storage                     Self Storage                   Y         Y       6,063        6,063
 9821156   29 Cornelia Street                     Multifamily--Conventional      Y         Y       5,000        5,000
 9821026   2420 Roswell                           Multifamily--Conventional      N         Y       4,000        4,000
 9821044   Ashton Pines/Sugar Mill                Multifamily--Sec. 42           Y         Y        --           --
 9822126   Colonial Health Care and
            Southdale Health Care Centers         Healthcare--Skilled Nursing    Y         Y      13,769       13,769
 9821016   Little Lotts Creek                     Multifamily--Sec. 42           Y         Y        --           --
 9821098   Park Regency Apartments                Multifamily--Conventional      Y         Y      66,250       30,100
 9821012   Knollwood Apartments                   Multifamily--Sec. 42           Y         Y        --           --
 9823097   IHOP Douglasville Douglas Blvd         CTL--Retail                    N         N        --           --
 10004     415-417 Davis; 527-529 Fairfax         Multifamily--Conventional      Y         Y        931          931

                    ANNUAL      CURRENT      INITIAL     CURRENT
                 DEPOSIT TO   REPLACEMENT    DEPOSIT       TI/LC     FOOTNOTES
                 REPLACEMENT      RES.        TO TI/LC     RESERVE     TO TI/LC
CONTROL NO.       RESERVE($)   BALANCE($)    RESERVE($)  BALANCE($)  RESERVES
-----------      -----------  -----------   -----------  ----------- --------
 9821054          28,800          14,422                       --
 9822082          29,094           9,698                       --
 9821152          28,584           7,149                       --
 9821075          19,800           6,601                       --
 9821112          29,532           7,389                       --
 9821071          26,496           8,832                       --
 9822176          18,987           6,331                       --
 9822072          11,210           3,773                       --
 9822017           2,260           1,507                       --
 9822045           3,000           1,501         100,000       --            a
 9821011          21,200           8,853                       --
 9821058           4,250            --                         --
 9823114           3,354           1,118                       --
 9821015          29,036           8,323                       --
 9822044           2,414           1,208                     20,005          b
 9822056           6,445           3,230                       --
 9822150           2,820            705                        --
 9822003          14,500           9,701                       --
 9822174           7,327           1,833                       --
 9822070          30,519          12,716                       --
 9822041           1,001             589         110,762       --            a
 9823099           3,038            --                         --
 9821020          35,200           6,171                       --
 9822004          15,000           5,078                       --
 9822069           1,091            455                        --
 9822066           37,097         15,494                       --
 9821074          12,250           4,084                       --
 9823033           3,038           1,772                       --
 9821018          36,400          24,333                       --
 9822092           4,984           1,662                       --
 9823101           3,042           1,268                       --
 9821065           6,800           2,840                       --
 9821107          15,540           5,186                       --
 9822048           4,027           2,015                       --
 9821022          17,750          10,380                       --
 9822145           4,365           1,824                       --
 9821156           6,812           1,892                       --
 9821026           9,600            808                        --
 9821044          12,250           7,146                       --
 9822126
                  23,000           7,667                       --
 9821016          12,600           9,450                       --
 9821098          11,797           3,937                       --
 9821012          11,200           8,400                       --
 9823097            --              --                         --
 10004             6,750           1,125                       --


                                                                                                  INITIAL      CURRENT
                                                                              MONTHLY   MONTHLY  DEPOSIT TO    CAPITAL
                                                                                TAX   INSURANCE  CAPITAL IMP. IMP. RESERVE
CONTROL NO.     PROPERTY NAME                           PROPERTY TYPE         ESCROW?   ESCROW?   RESERVE($)    BALANCE($)
-----------     -------------                           -------------         -------   -------  -----------   -----------
 9821142   Timber Trails                          Multifamily--Sec. 42           Y         Y        --           --
 9821068   The Landings                           Multifamily--Sec. 42           Y         Y        --           --
 9821072   825 & 835 Wisconsin Avenue             Multifamily--Conventional      Y         Y       5,000        5,000
 9822001   Gastonia Village                       Healthcare--Assisted Living    Y         Y        --           --
 9823118   Sears Union Center Island              CTL--Retail                    N         N        --           --
 9822058   Oak Knoll Nursing & Rehab Center       Healthcare--Skilled Nursing    Y         Y       4,813        4,813
 9821059   Vista Bonita Apartments                Multifamily--Conventional      Y         Y      58,438       58,438
 9821013   Azalea Apartments                      Multifamily--Conventional      Y         Y       2,875        2,875
 20007     CVS/Revco Drugstore                    Retail--Anchored               N         N        --           --
 9821056   Rene Village                           Multifamily--Conventional      Y         Y       8,938         --
 9821076   Vandermere Mobile Home Park            Mobile Home Park               Y         Y      10,513         --
 9821042   Ashton Pointe/Evergreen                Multifamily--Sec. 42           Y         Y        --           --
 9822046   925 Bryant Street                      Retail--Unanchored             Y         Y      15,375       15,375
 9821069   Scarborough Mews                       Multifamily--Conventional      Y         Y       1,125        1,125
 10003     131-133 Norwood Street                 Multifamily--Conventional      Y         Y         621         621
 9821007   Convent Ave.                           Multifamily--Conventional      Y         Y      59,491         --
 9821023   Sharon Arms                            Multifamily--Conventional      N         Y      10,250         --

                     ANNUAL      CURRENT      INITIAL     CURRENT
                 DEPOSIT TO   REPLACEMENT    DEPOSIT       TI/LC     FOOTNOTES
                 REPLACEMENT      RES.       TO TI/LC     RESERVE     TO TI/LC
CONTROL NO.       RESERVE($)   BALANCE($)    RESERVE($)  BALANCE($)  RESERVES
-----------     ------------  -----------   -----------  ----------- --------
 9821142          12,800           3,200                       --
 9821068          11,200           4,670                       --
 9821072          14,400           6,000                       --
 9822001           9,500           6,356                       --
 9823118            --              --                         --
 9822058          15,000           7,519                       --
 9821059          36,000          15,033                       --
 9821013          19,074          12,755                       --
 20007             1,072             268                       --
 9821056           7,750           2,584                       --
 9821076           3,720            --                         --
 9821042           8,400           4,900                       --
 9822046           3,938           1,643                       --
 9821069           3,935           1,640                       --
 10003             4,500             750                       --
 9821007          22,940          15,293                       --
 9821023           8,000           4,677                       --

EXPLANATION OF FOOTNOTES:

a)   Tenant-specific lease reserve.

b)   In addition to any such TI/LC funds escrowed at loan closing, these loans require funds to be escrowed for TI/LC reserves during some portion of loan term, in some instances subject to occurrences of certain contingencies.

c)   Refer to "Large Loan Summary" section for further detail.

d)   Some or all of escrowed amount in form of Letter of Credit.

e)   For loan # 9822188, Holiday Inn--Rocky Mount, borrower's obligation to fund the replacement reserve in the amount of $16,432.10 commences on the 13th month following the first payment date.

THE MORTGAGE LOAN SELLER

     The Depositor acquired the Mortgage Loans from the Mortgage Loan Seller on December 30, 1998 (the "Closing Date ") pursuant to an agreement (the "Mortgage Loan Purchase Agreement "). The Mortgage Loan Seller acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor transferred the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor required the Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the Mortgage Loan Seller (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements and related amendments and continuation statements in the possession of the Mortgage Loan Seller and (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the Mortgage Loan Seller in the relevant jurisdiction.

     The Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following the Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that the Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The Mortgage Loan Seller is solely responsible for such repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS-Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) has been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the aggregate Stated Principal Balance of all the Mortgage Loans as of December 1, 1998; provided, further, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of December 1, 1998; (ii) if such Mortgage Loan was originated by the Mortgage Loan Seller or an affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and, if such Mortgage Loan was not originated by the Mortgage Loan Seller or an affiliate thereof, then, to the best of such Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; (iii) the Mortgage Loan Seller owned the Mortgage Loan, had good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and transferred the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (v) to the actual knowledge of the Mortgage Loan Seller, each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage or other agreements executed in connection with such Mortgage Loan, and, to the actual knowledge of the Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage or other agreements; (vi) the assignment of the related Mortgage in favor of the Trustee constituted the legal, valid and binding assignment of such Mortgage to the Trustee (subject to customary limitations); (vii) the related Mortgage (or, in the case of a cross-collateralized Mortgage Loan, a related Mortgage) is a valid and enforceable first lien on the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for (a) liens for real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property and (d) if such Mortgage secures a cross-collateralized Mortgage Loan, any lien securing a related cross-collateralized Mortgage Loan; (viii) to the actual knowledge of the Mortgage Loan Seller, all taxes and governmental assessments that prior to December 1, 1998 became due or owing in respect of, and affect, the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; (ix) as of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of December 1, 1998, the Mortgage Loan Seller had not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage; (x) as of the date of its origination, all insurance required under the Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property); (xi) as of December 1, 1998, no Mortgage Loan is, or in the 12 months prior to December 1, 1998, has been, 30 days or more past due in respect of any Scheduled Payment; and (xii) one or more environmental site assessments were performed with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) during the 18-month period preceding December 1, 1998, and the Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that the Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans, and neither the Depositor nor any of its other affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted as of the Cut-Off Date. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted as of the Cut-Off Date, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K ") will be available to purchasers of the Offered Certificates on or shortly after the Settlement Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); and (v) the ownership, servicing or management for others of any other mortgage loans or real property.

     Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in the Prospectus.

THE MASTER SERVICER AND SPECIAL SERVICER

     FUNB, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") is responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Master Servicer remains liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at Charlotte Plaza, 23rd Floor, 201 South College Street, Charlotte, North Carolina 28288-1075.

     As of September 30, 1998, the Master Servicer and its affiliates were responsible for servicing approximately 3,522 commercial and multifamily loans, totaling approximately $16.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), is the initial Special Servicer and in such capacity is responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305)485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate,
(ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and
(v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of September 1, 1998, the Special Servicer and its affiliates were managing a portfolio with an original asset count of over 9,000 assets in most states with an original face value of over $32 billion, most of which are commercial real estate assets. Included in this managed portfolio are $26 billion of commercial real estate assets representing 44 securitization transactions, for which the Special Servicer is the master servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. The Master Servicer (except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding class of Sequential Pay Certificates with the latest alphabetical class designation will be the "Controlling Class of Sequential Pay Certificates." The Class A-1 and Class A-2 Certificates will be treated as one class for determining the Controlling Class of Sequential Pay Certificates. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" herein.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a binding commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines, among other things, that the related borrower has obtained a binding commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect thereto to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive (or, in the case of the Semi-Annual Loan, two consecutive) full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

          (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no other circumstance identified in such clauses (a) through (g) then exists.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly (or, with respect to Semi-Annual Loans, semi-annually) on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan and each REO Mortgage
Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.040% to 0.175%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be 0.043% per annum.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date (or, with respect to any Semi-Annual Loan, the first day of the month). If such a principal prepayment occurs during any Collection Period after the Due Date (or, with respect to any Semi-Annual Loan, the first day of the month) for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(A) the Master Servicing Fee (calculated for this purpose only at a rate of 0.015% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment on the related Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is computed. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related real property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 1.0% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by the Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all assumption and modification fees, assumption application fees, late charges, penalty interest and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer, the Special Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan and the related borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced

Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer is required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity and (ii) approving certain substitute property managers.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer (subject to the succeeding paragraph), and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "-General" above, or expose the Master
Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

Limitation on Liability of Controlling Class Representative

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES; SALE OF MORTGAGE LOANS

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, is required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer is generally required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund is obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and
(ii) would, to the extent commercially feasible and consistent with the forgoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by

REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Each of the Controlling Class Representative, the Special Servicer and the Master Servicer, in that order, has been granted a right of first refusal to purchase any defaulted Mortgage Loan at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses. If such interested parties refuse to exercise such right, the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required at its expense to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a December 1, 1998 principal balance of more than or equal to $2,000,000 the Master Servicer is required to inspect or cause to be inspected the related Mortgaged Property every calendar year and with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a December 1, 1998 principal balance of less than $2,000,000 once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required to use reasonable efforts to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1 (the "Certificates") were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1998, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after December 1, 1998 (exclusive of payments of principal and interest due, and principal prepayments received, on or before December 1, 1998 and in the case of Semi-Annual Loans, interest accrued before December 1, 1998); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1 and the Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class B, the Class C, the Class D, the Class E, the Class F, the Class G and the Class H Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO-1 and Class IO-2 Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) one or more classes of residual certificates (collectively, the "REMIC Residual Certificates"). The Offered Certificates have been owned by FUNB since the Closing Date and will continue to be held by FUNB until the Settlement Date. FUNB will transfer the Offered Certificates to the Depositor on the Settlement Date.

     Only the Class A-1, Class A-2, Class IO-1, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class IO-2, Class F, Class G, Class H (collectively, the "Private Certificates") and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1 and Class A-2 Certificates will be offered in denominations of not less than $25,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class IO-1, Class B, Class C, Class D and Class E Certificates will be offered in denominations of not less than $50,000 actual or notional amount and in integral multiples of $1 in excess thereof.

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such Business Day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the Business Day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Cedelbank and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cedel & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Cedelbank, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Depositor, the Master Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under the contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information herein concerning DTC, Cedelbank or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                  PERCENTAGE OF
                                           SETTLEMENT  DATE        CUT-OFF DATE
  CLASS OF CERTIFICATES                   CERTIFICATE BALANCE      POOL BALANCE
  ---------------------                   -------------------      ------------
  Class A-1 Certificates ...............      $222,414,205            19.12%
  Class A-2 Certificates ...............      $608,949,000            52.34%
  Class B Certificates .................      $ 58,273,000             5.01%
  Class C Certificates .................      $ 61,186,000             5.26%
  Class D Certificates .................      $ 67,014,000             5.76%
  Class E Certificates .................      $ 17,482,000             1.50%
  Private Certificates (other than
    the Class IO-2 Certificates) .......      $128,200,045            11.02%

     The "Settlement Date Certificate Balance" is the expected balance of each Class of Certificates after distributions to FUNB, as record owner of the Offered Certificates prior to the Settlement Date, of all principal due on each Mortgage Loan on February 1, 1999 as described herein. The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO-1 Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the IO-1 Components, as described herein. The Class IO-1 Certificates have nine separate components (each an "IO-1 Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such IO-1 Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The notional amount of each IO-1 Component equals the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Settlement Date, the aggregate of the notional amounts of all the IO-1 Components will equal approximately $1,163,518,250, which amount will equal the Cut-Off Date Pool Balance. References herein to the "notional amount" of the Class IO-1 Certificates shall mean the aggregate of the notional amounts of the IO-1 Components.

     The Class IO-2 Certificates have no Certificate Balance but represent the right to receive interest accrued on the notional amount of one component (the "IO-2 Component"). On each Distribution Date, the IO-2 Component will have a notional amount equal to the aggregate of the Certificate Balances (before any reductions because of principal distributions or losses allocated on such Distribution Date) of the Class F, Class G and Class H Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to each Class of REMIC Regular Certificates (other than the Class IO-1 Certificates) for each Distribution will equal the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary. Each IO-1 Component accrues interest at its applicable Strip Rate (as set forth below) on its related notional amounts. The "Strip Rate" applicable to each IO-1 Component corresponding to the Class A-1, Class A-2 and Class B Certificates for any Distribution Date equals the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) 5.73%, 6.07% and 6.22%, respectively. The "Strip Rate" applicable to each IO-1 Component corresponding to the Class C, Class D and Class E Certificates for any Distribution Date equals 0.51%, 0.03% and 0.03%, respectively. The "Strip Rate" applicable to each IO-1 Component corresponding to the Class F, Class G and Class H Certificates for any Distribution Date equals the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date, over 5.60%.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of December 1, 1998, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of such Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, with respect to each Interest Reserve Loan (as defined herein), (i) the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year and (b) January of each year, will be determined net of the applicable Interest Reserve Amounts and (ii) the Mortgage Rate in effect during February of each year will be determined after taking into account the addition of the applicable Interest Reserve Amounts. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of December 1, 1998, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and
(ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 11th day of each month (or, if not a business day, the immediately preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of Available Distribution Amount, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in March 1999.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any personother than the Certificateholders, including any Servicing Fees and Trustee Fees; and

               (iv) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" herein, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited to the Interest Reserve Account in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to thirty days' interest at the Net Mortgage Rate, less the amount of interest that actually accrues on such Mortgage Loan, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO-1 Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A-1, Class A-2 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A-1, Class A-2, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class IO-2 Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (27) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (26) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of the Class A Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" herein), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO-1 Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Strip Rate on the notional amount of each IO-1 Component outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO-2 Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of the IO-2 Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     On each Distribution Date, any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows: The holders of each Class of Sequential Pay Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the product of (a) the amount of such Prepayment Premium or Yield Maintenance Charge, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium or Yield Maintenance Charge remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class IO-1 Certificates. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates is any Class thereof other than the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see Annex B hereto. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans are subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO-1 Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2 and Class IO-1 Certificates will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since December 1, 1998 through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the IO-1 Component of the Class IO-1 Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans" herein. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. With respect to each Semi-Annual Loan, the Master Servicer will make a P&I Advance each month (other than any month in which its Due Date occurs) in an amount equal to one-sixth of the interest portion of the following Periodic Payment due on such Mortgage Loan and shall be entitled to reimbursement for such advances from the related Periodic Payment when collected or, if non-recoverable from such Periodic Payment, then from general collections, in accordance with the next paragraph. No interest shall accrue on P&I Advances made in respect of any Semi-Annual Loan until after any Due Date on which no related Periodic Payment is collected in respect of such Semi-Annual Loan. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer is required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property or, with respect to any Semi-Annual Loan, the related Periodic Payment ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, is entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had previously been obtained within the prior three months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the Determination Date immediately succeeding the date on which the appraisal is obtained, of (i) the Stated Principal Balance of such Required Appraisal Loan,
(ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements (net of any amount escorted therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over
(b) an amount equal to 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex D hereto, setting forth, among other things, for each Distribution Date: (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest; (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges; (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses; (v) the Available Distribution Amount for such Distribution Date; (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances as of the close of business on the related Determination Date; (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date; (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date; (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced; (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of any loan modification; (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such liquidation event; (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination; (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date; (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal); (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date; (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO-1 Certificates and Class IO-2 Certificates) and the notional amount of each IO-1 Component and the IO-2 Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date; (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period; (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;
     (xxiv) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer during the related Collection Period; (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date; (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates; (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates; and (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected.

          2. A "CSSA Loan File" and a "CSSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following nine reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex E attached hereto, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex F attached hereto, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since December 1, 1998, showing the original and the revised terms thereof.

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          (c) An "Historical Loss Estimate Report" containing substantially the content set forth in Annex G attached hereto, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property,
     (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex I attached hereto, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

          (f) A "Loan Payoff Notification Report" setting forth among other things for each Mortgage Loan where notice of anticipated payoff has been received, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charge or Prepayment Premium due.

          (g) An "Operating Statement Analysis" containing substantially the content set forth in Annex J attached hereto, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described herein to endeavor to obtain such operating statements and rent rolls.

          (h) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex K attached hereto, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (i) A "Comparative Financial Status Report" containing substantially the content set forth in Annex L attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of December 1, 1998).

     The reports identified in clauses (a), (b), (c), (d) and (f) above are referred to herein as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (g), (h) and (i) above are referred to herein as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax

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returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website, electronic bulletin board and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA Loan File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or this Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and this Prospectus Supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, the Restricted Servicer Reports and the CSSA Property File, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, the Rating Agencies, the Underwriters and to any of the parties to the Pooling and Servicing Agreement (collectively, "Privileged Persons") via the Trustee's internet website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement; provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", (i) to any interested party, the Unrestricted Servicer Reports, the Distribution Date Statement, the CSSA loan setup file, the CSSA Loan File, and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and this Prospectus Supplement, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person upon receipt by the Master Servicer from such person of a certification in the form attached to the Pooling and Servicing Agreement, the Restricted Servicer Reports and the CSSA Property File; provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     In connection with providing access to the Trustee's internet website or electronic bulletin board or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO-1 Certificates, the aggregate of the notional amounts of the respective IO-1 Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

                                                ASSUMED FINAL
           CLASS DESIGNATION                  DISTRIBUTION DATE
           -----------------                  -----------------
              Class A-1 ...................   January 15, 2008
              Class A-2 ...................   October 15, 2008
              Class IO-1 ..................  September 15, 2028
              Class B .....................   December 15, 2008
              Class C .....................   November 15, 2012
              Class D .....................     June 15, 2013
              Class E .....................    August 15, 2013

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined herein) and no losses on the Mortgage Loans. Because the rate of principal payments (including

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prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. See "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the first Distribution Date that follows the second anniversary of the maturity date for the Mortgage Loan that, as of the Cut-Off Date, has the latest maturity date. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" herein.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer, the Depositor or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than $11,654,540.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted

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liquidation proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding, and except that any distributions of principal on the respective Classes of Class A Certificates (if more than one is then outstanding) described thereunder will be made on a pro rata basis in accordance with their respective Certificate Balances.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 515-5240. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class IO-1 Certificate, to equal the weighted average of the Pass-Through Rates for the respective IO-1 Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or IO-1 Component, as the case may be, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or IO-1 Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO-1 Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any IO-1 Component. As described herein, the

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Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates and then the Private Certificates (other than the Class IO-2 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO-1 Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of an IO-1 Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO-1 Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of an IO-1 Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO-1 Certificates should fully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO-1 Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES-Distributions-Distributable Certificate Interest," Net Aggregate

Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Strip Rates. The Strip Rate applicable to each IO-1 Component corresponding to the Class A-1, Class A-2 and Class B Certificates for any Distribution Date equals the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over 5.73%, 6.07% and 6.22%, respectively. The Strip Rate applicable to each IO-1 Component corresponding to the Class C, Class D and Class E Certificates for any Distribution Date equals 0.51%, 0.03% and 0.03%, respectively. The Strip Rate applicable to each IO-1 Component corresponding to the Class F, Class G and Class H Certificates for any Distribution Date equals the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over 5.60%. Accordingly, the Strip Rate on each of the IO-1 Components other than those which relate to the Class C, Class D and Class E Certificates and, correspondingly, the yield on the Class IO-1 Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "Yield and Maturity Considerations--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO-1 Certificates. The yield to maturity on the Class IO-1 Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO-1 Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO-1 Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

PRICE/YIELD TABLES

     The tables beginning on page B-18 hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO-1 Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e.,
100.04 means 1004 @ 32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO-1 Certificates, of the aggregate of the initial notional amounts of the respective IO-1 Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO-1 Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective IO-1 Components of the Class IO-1 Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including February 1, 1999 to but excluding February 4, 1999, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO-1 Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the Yield Tables, the columns headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "10% CPR", "20% CPR", "30% CPR" and "50% CPR," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan that is eligible for prepayment under the Table Assumptions (each such scenario, a "Scenario").

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period, any period during which Defeasance Collateral is permitted or required to be pledged, or during any period when a Prepayment Premium or a Yield Maintenance Charge could be required in connection with a voluntary prepayment of principal (otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described herein, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans,
(iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described herein (i.e., a 30/360 basis or an actual/360 basis), (vii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (viii) there are no breaches of the Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans, (ix) no Prepayment Premiums or Yield Maintenance Charges are collected, (x) no party entitled thereto exercises its right of optional termination of the Trust Fund described herein, (xi) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in March 1999, and (xii) the Settlement Date for the sale of the Offered Certificates is February 4, 1999.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) despite prepayment restrictions, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the assumed Settlement Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO-1 Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO-1 Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


             PERCENTAGES OF THE SETTLEMENT DATE CERTIFICATE BALANCE
                         OF THE CLASS A-1 CERTIFICATES

                                                            0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP
                                                                    OTHERWISE AT INDICATED CPR
                                                 ------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
-----------------                                ------       -------       -------      -------      -------
Settlement Date ............................       100          100          100          100          100
February 2000 ..............................        93           93           93           93           93
February 2001 ..............................        86           86           86           86           86
February 2002 ..............................        79           79           79           79           79
February 2003 ..............................        70           70           70           70           70
February 2004 ..............................        61           61           61           61           61
February 2005 ..............................        52           52           52           52           52
February 2006 ..............................        25           25           25           25           25
February 2007 ..............................        14           14           14           14           14
February 2008 and thereafter ...............         0            0            0            0            0
Weighted average life (in years) ...........       5.4          5.4          5.4          5.4          5.4


             PERCENTAGES OF THE SETTLEMENT DATE CERTIFICATE BALANCE
                         OF THE CLASS A-2 CERTIFICATES

                                                            0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP
                                                                    OTHERWISE AT INDICATED CPR
                                                 ------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
-----------------                                ------       -------       -------      -------      -------
Settlement Date ............................       100          100          100          100          100
February 2000 ..............................       100          100          100          100          100
February 2001 ..............................       100          100          100          100          100
February 2002 ..............................       100          100          100          100          100
February 2003 ..............................       100          100          100          100          100
February 2004 ..............................       100          100          100          100          100
February 2005 ..............................       100          100          100          100          100
February 2006 ..............................       100          100          100          100          100
February 2007 ..............................       100          100          100          100          100
February 2008 ..............................       100           99           99           99           98
February 2009 and thereafter ...............         0            0            0            0            0
Weighted average life (in years) ...........       9.5          9.5          9.5          9.5          9.5


             PERCENTAGES OF THE SETTLEMENT DATE CERTIFICATE BALANCE
                          OF THE CLASS B CERTIFICATES

                                                            0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP
                                                                    OTHERWISE AT INDICATED CPR
                                                 ------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
-----------------                                ------       -------       -------      -------      -------
Settlement Date ............................       100          100          100          100          100
February 2000 ..............................       100          100          100          100          100
February 2001 ..............................       100          100          100          100          100
February 2002 ..............................       100          100          100          100          100
February 2003 ..............................       100          100          100          100          100
February 2004 ..............................       100          100          100          100          100
February 2005 ..............................       100          100          100          100          100
February 2006 ..............................       100          100          100          100          100
February 2007 ..............................       100          100          100          100          100
February 2008 ..............................       100          100          100          100          100
February 2009 and thereafter ...............         0            0            0            0            0
Weighted average life (in years) ...........       9.7          9.7          9.7          9.7          9.7


             PERCENTAGES OF THE SETTLEMENT DATE CERTIFICATE BALANCE
                          OF THE CLASS C CERTIFICATES

                                                            0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP
                                                                    OTHERWISE AT INDICATED CPR
                                                 ------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
-----------------                                ------       -------       -------      -------      -------
Settlement Date ............................       100          100          100          100          100
February 2000 ..............................       100          100          100          100          100
February 2001 ..............................       100          100          100          100          100
February 2002 ..............................       100          100          100          100          100
February 2003 ..............................       100          100          100          100          100
February 2004 ..............................       100          100          100          100          100
February 2005 ..............................       100          100          100          100          100
February 2006 ..............................       100          100          100          100          100
February 2007 ..............................       100          100          100          100          100
February 2008 ..............................       100          100          100          100          100
February 2009 ..............................        97           96           96           96           95
February 2010 ..............................        59           59           58           57           56
February 2011 ..............................        39           37           36           35           34
February 2012 ..............................        16           14           13           12           12
February 2013 and thereafter ...............         0            0            0            0            0
Weighted average life (in years) ...........      11.7         11.6         11.6         11.6         11.5


             PERCENTAGES OF THE SETTLEMENT DATE CERTIFICATE BALANCE
                          OF THE CLASS D CERTIFICATES

                                                            0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP
                                                                    OTHERWISE AT INDICATED CPR
                                                 ------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
-----------------                                ------       -------       -------      -------      -------
Settlement Date ............................       100          100          100          100          100
February 2000 ..............................       100          100          100          100          100
February 2001 ..............................       100          100          100          100          100
February 2002 ..............................       100          100          100          100          100
February 2003 ..............................       100          100          100          100          100
February 2004 ..............................       100          100          100          100          100
February 2005 ..............................       100          100          100          100          100
February 2006 ..............................       100          100          100          100          100
February 2007 ..............................       100          100          100          100          100
February 2008 ..............................       100          100          100          100          100
February 2009 ..............................       100          100          100          100          100
February 2010 ..............................       100          100          100          100          100
February 2011 ..............................       100          100          100          100          100
February 2012 ..............................       100          100          100          100          100
February 2013 ..............................        93           87           82           76           67
February 2014 and thereafter ...............         0            0            0            0            0
Weighted average life (in years) ...........      14.3         14.3         14.2         14.2         14.1


             PERCENTAGES OF THE SETTLEMENT DATE CERTIFICATE BALANCE
                          OF THE CLASS E CERTIFICATES

                                                            0% CPR DURING LOCKOUT, DEFEASANCE, YM OR PP
                                                                    OTHERWISE AT INDICATED CPR
                                                 ------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
-----------------                                ------       -------       -------      -------      -------
Settlement Date ............................       100          100          100          100          100
February 2000 ..............................       100          100          100          100          100
February 2001 ..............................       100          100          100          100          100
February 2002 ..............................       100          100          100          100          100
February 2003 ..............................       100          100          100          100          100
February 2004 ..............................       100          100          100          100          100
February 2005 ..............................       100          100          100          100          100
February 2006 ..............................       100          100          100          100          100
February 2007 ..............................       100          100          100          100          100
February 2008 ..............................       100          100          100          100          100
February 2009 ..............................       100          100          100          100          100
February 2010 ..............................       100          100          100          100          100
February 2011 ..............................       100          100          100          100          100
February 2012 ..............................       100          100          100          100          100
February 2013 ..............................       100          100          100          100          100
February 2014 and thereafter ...............         0            0            0            0            0
Weighted average life (in years) ...........      14.5         14.5         14.5         14.4         14.4

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Offered Certificates from FUNB and to pay certain expenses in connection with the offering of the Offered Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     On the Settlement Date, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each portion of the Trust Fund designated in the Pooling and Servicing Agreement as a REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO-1 and Class IO-2 Certificates, the respective Components thereof) evidence the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus. Such opinion will be filed with the Commission.

     The Class A-1, Class A-2, Class B, Class C and Class D Certificates will not, and the Class IO-1 and Class E Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO-1 Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO-1 Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not entirely clear that this aggregation rule applies to REMIC Regular Certificates and other debt instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to holders of the Class IO-1 Certificates and the IRS with respect to the Class IO-1 Certificates will be based on such aggregate method. Prospective purchasers of the Class IO-1 Certificates are advised to consult their own tax advisers about the use of this methodology and potential consequences of being required to report original issue discount on the Class IO-1 Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. Despite an apparently contrary position by the IRS, it nevertheless appears that Prepayment Premiums and Yield Maintenance Charges, if any, might be treated as capital gain rather than ordinary income. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     First Union Capital Markets has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union Capital Markets, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Capital Markets, and (c) any member of the underwriting syndicate or selling group of which First Union Capital Markets or a person described in (b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO-1 Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either Underwriter, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2 and Class IO-1 Certificates are subordinated with respect to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Class A-1 and Class A-2 Certificates be rated not lower than "Aaa" and "AAA", respectively, by Moody's and Standard & Poor's and that the Class IO-1 Certificates be rated not lower than "Aaa" and "AAAr", respectively, by Moody's and Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase, one-half of the respective Certificate Balances of each Class of Offered Certificates other than approximately 55.05% (by notional amount) of the Class IO-1 Certificates which portion of the Class IO-1 Certificates is expected to be sold by the Depositor to FUNB.

     In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates (other than the portion of the Class IO-1 Certificates sold to FUNB) if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,115,283,435, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates (other than the portion of the Class IO-1 Certificates sold to FUNB) to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity for Offered Certificates" herein and in the Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Capital Markets, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. It is expected that Wheat First Securities, Inc. will change its name to First Union Capital Markets Corp. on or about February 1, 1999.

     This Prospectus Supplement and the Prospectus may be used by FUNB to resell the portion of the Class IO-1 Certificates purchased by it from the Depositor on the Settlement Date publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Capital Markets.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York, and certain legal matters will be passed upon for the Underwriters by Brown & Wood, a multinational partnership, London, England.

                                     RATINGS

     The Offered Certificates have received the following ratings from Moody's and Standard & Poor's (the "Rating Agencies"):

                                                   RATING FROM
                     CLASS                       MOODY'S AND S&P
                   ---------                     ---------------
                   Class A-1 .................      Aaa/AAA
                   Class A-2 .................      Aaa/AAA
                   Class IO-1 ................     Aaa/AAAr
                   Class B ...................      Aa2/AA
                   Class C ...................       A2/A
                   Class D ...................     Baa2/BBB
                   Class E ...................     Baa3/BBB-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO-1 Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO-1 Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). Therefore, such security rating addresses credit risk and not the risk of prepayment. As described herein, the amounts payable with respect to the Class IO-1 Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO-1 Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO-1 Certificates. The Class IO-1 Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the IO-1 Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO-1 Certificates should be evaluated independently from similar ratings on other types of securities.

     A downgrade, qualification or withdrawal of a rating with respect to the Enhancement Insurer, a provider of a residual value insurance policy, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK
FACTORS--Limited Nature of Ratings on Certificates" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                          ------
30/360 basis ........................................................         35
Accrued Certificate Interest ........................................         83
Actual/360 basis ....................................................         35
Additional Rights ...................................................         41
Additional Trust Fund Expenses ......................................     14, 86
Administrative Cost Rate ............................................         44
Advance .............................................................         87
Appraisal Reduction Amount ..........................................         88
Assumed Final Distribution Date .....................................         92
Assumed Scheduled Payment ...........................................         84
Available Distribution Amount .......................................         80
Bond-Type Leases ....................................................         41
Capital Imp. Reserve ................................................         45
Casualty or Condemnation Rights .....................................         41
CBE .................................................................         97
Cedelbank Participants ..............................................         77
Certificate Balance .................................................         78
Certificateholders ..................................................         80
Certificates ........................................................         75
Class ...............................................................         75
Class A Certificates ................................................         75
Closing Date ........................................................      8, 65
CMBS ................................................................         69
Code ................................................................         34
Collection Period ...................................................         79
Comparative Financial Status Report .................................         90
Compensating Interest Payment .......................................         71
Constant Prepayment Rate ............................................         97
Controlling Class of Sequential Pay Certificates ....................         69
Controlling Class Representative ....................................         69
Cooperative .........................................................         77
Corrected Mortgage Loan .............................................         70
CPR .................................................................         97
Credit Lease ........................................................         39
Credit Lease Assignment .............................................         41
Credit Lease Default ................................................         41
Credit Lease Loans ..................................................         39
Credit Lease Table ..................................................         39
Cross-Collateralized Loans ..........................................         32
CSSA Loan File ......................................................         89
CSSA Property File ..................................................         89
Custodian ...........................................................         65
Cut-Off Date ........................................................          9
Cut-Off Date Balance ................................................         34
Cut-Off Date DSC Ratio ..............................................         42
Cut-Off Date DSCR ...................................................         42
Cut-Off Date LTV ....................................................         43
Cut-Off Date LTV Ratio ..............................................         43
DCR .................................................................    36, 102
Defeasance ..........................................................         44
Defeasance Collateral ...............................................     18, 36

Delinquent Loan Status Report .......................................         89
Depositaries ........................................................         76
Determination Date ..................................................         79
Discount Rate .......................................................         85
Distributable Certificate Interest ..................................     11, 83
Distribution Date ...................................................         79
Distribution Date Statement .........................................         88
Double Net Leases ...................................................         41
DSC Ratio ...........................................................         42
DSCR ................................................................         42
DTC .................................................................     14, 76
DTC Services ........................................................         21
Enhancement Insurer .................................................         42
ERISA ...............................................................        102
Euroclear ...........................................................         14
Euroclear Operator ..................................................         77
Euroclear Participants ..............................................         77
Excluded Class ......................................................         85
Excluded Plan .......................................................        103
Exemption ...........................................................        102
Final Recovery Determination ........................................         89
First Principal Payment Date ........................................         97
First Union Capital Markets .........................................          8
Fitch ...............................................................        102
Form 8-K ............................................................         68
Fully Amortizing Loans ..............................................         35
FUNB ................................................................          8
Guarantor ...........................................................         39
Historical Loan Modification Report .................................         89
Historical Loss Estimate Report .....................................         90
HUD .................................................................         38
Indirect Participants ...............................................         76
Industry ............................................................         21
Insured Balloon Payment .............................................         35
Interest Only Period ................................................         35
Interest Reserve Account ............................................         80
Interest Reserve Amount .............................................         80
Interest Reserve Loans ..............................................         80
IO-1 Component ......................................................     12, 78
IO-2 Component ......................................................     12, 78
IRS .................................................................        101
L ...................................................................         44
Last Principal Payment Date .........................................         97
Lease Enhancement Policies ..........................................         39
LNR .................................................................         69
Loan Payoff Notification Report .....................................         90
Loan per Sq Ft, Unit, Bed, Pad or Room ..............................         44
Lockout .............................................................         44
Lockout Period ......................................................         44
Loss of Rents .......................................................         42
LTV at Maturity .....................................................         43
Maintenance Rights ..................................................         41
Majority Subordinate Certificateholder ..............................         93
Master Servicer .....................................................         69

Master Servicing Fee ................................................         71
Master Servicing Fee Rate ...........................................         71
Maturity Date LTV Ratio .............................................         43
Monthly Rental Payments .............................................         39
Moody's .............................................................        102
Mortgage ............................................................         34
Mortgage File .......................................................         65
Mortgage Loan .......................................................         84
Mortgage Loan Purchase Agreement ....................................         65
Mortgage Note .......................................................         34
Mortgaged Property ..................................................         34
NAP .................................................................         44
NAV .................................................................         45
Net Aggregate Prepayment Interest Shortfall .........................         83
Net Cash Flow .......................................................         42
Net Mortgage Rate ...................................................     13, 79
NOI Adjustment Worksheet ............................................         90
Nonrecoverable P&I Advance ..........................................         87
Non-SMMEA Certificates ..............................................        104
Norwest Bank ........................................................         94
O ( ) ...............................................................         44
Occupancy Percentage ................................................         44
Offered Certificates ................................................         76
OID Regulations .....................................................        101
Operating Statement Analysis ........................................         90
Original Term to Maturity ...........................................         44
P&I Advance .........................................................     14, 87
Party in Interest ...................................................        103
Periodic Payments ...................................................         35
Plan ................................................................        102
Pooling and Servicing Agreement .....................................         75
Prepayment Interest Excess ..........................................         71
Prepayment Interest Shortfall .......................................         71
Prepayment Premiums .................................................         84
Primary Term ........................................................         39
Principal Distribution Amount .......................................     11, 83
Principal Recovery Fee ..............................................         71
Private Certificates ................................................         76
Privileged Persons ..................................................         91
PTE 95-60 ...........................................................        104
Purchase Price ......................................................         65
Qualified Appraiser .................................................         88
Qualified Substitute Mortgage Loan ..................................         66
Rated Final Distribution Date ....................................... 15, 16, 93
Rating Agencies .....................................................    15, 105
Realized Losses .....................................................    14,  86
Reimbursement Rate ..................................................         87
Related Proceeds ....................................................         87
Remaining Amortization Term .........................................         44
Remaining Term to Maturity ..........................................         44
REMIC ...............................................................         15
REMIC Administrator .................................................         94
REMIC Regular Certificates ..........................................         75
REMIC Residual Certificates .........................................         75

Rental Property .....................................................         42
REO Extension .......................................................         74
REO Mortgage Loan ...................................................         84
REO Property ........................................................         70
REO Status Report ...................................................         90
REO Tax .............................................................         74
Replacement Reserve .................................................         45
Required Appraisal Date .............................................         88
Required Appraisal Loan .............................................         88
Required Defeasance Period ..........................................         96
Residual Value Insurers .............................................         36
Restricted Group. ...................................................        102
Restricted Servicer Reports .........................................         90
Rules ...............................................................         77
Scenario ............................................................         97
Scheduled Payment ...................................................         84
Secondary Mortgage Market Enhancement Act of 1984 ...................         10
Section 42 Properties ...............................................     34, 37
Semi-Annual Loans ...................................................         35
Senior Certificates .................................................         85
Sequential Pay Certificates .........................................     10, 70
Servicing Fees ......................................................         71
Servicing Transfer Event ............................................         70
Settlement Date .....................................................      Cover
Settlement Date Certificate Balance .................................         78
SMMEA ...............................................................    15, 104
Special Servicing Fee ...............................................         71
Special Servicing Fee Rate ..........................................         71
Specially Serviced Mortgage Loans ...................................         70
Specially Serviced Trust Fund Assets ................................         70
Standard & Poor's ...................................................        102
Stated Principal Balance ............................................     13, 79
Stated Remaining Term ...............................................         44
Strip Rate ..........................................................     13, 79
Subordinate Certificates ............................................     20, 85
Substitution Shortfall Amount .......................................         65
Systems .............................................................         21
Table Assumptions ...................................................         97
Tax Credits .........................................................         37
Tenant ..............................................................         39
Tenant Balloon Payment ..............................................         36
Terms and Conditions ................................................         78
TI/LC Reserve .......................................................         45
Triple Net Leases ...................................................         41
Trust Fund ..........................................................         75
Trustee Fee .........................................................         94
Underwriter .........................................................Cover & 102
Underwriting Agreement ..............................................        104
Underwritten Replacement Reserves ...................................         44
Unrestricted Servicer Reports .......................................         90
Voting Rights .......................................................         93
Watch List Report ...................................................         90
Weighted Average Net Mortgage Rate ..................................     13, 79
weighted averages ...................................................         44

X ( ) ...............................................................         44
Year 2000 Problem ...................................................         21
Year Built ..........................................................         44
Yield Maintenance Charges ...........................................         84
Yield Tables ........................................................         97
YM ( ) ..............................................................         44
YMx% ( ) ............................................................         44
Zoning Laws .........................................................         31

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

                                     FIRST UNION COMMERCIAL MORTGAGE TRUST, FUNB SERIES 1999-C1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                             ANNEX A-1

         Control
 Order   Number             Property Name                                      Address                                   City
------------------------------------------------------------------------------------------------------------------------------------
   1     9822127   One Capital City Plaza                                 3350 Peachtree Rd.                        Atlanta
   2     9821145   Turnberry Towers                                       1438 Third Avenue                         New York
   3     9822016   Cabin John Mall and Shopping Center                    11325 Seven Locks Road                    Potomac
   4     9822033   Prince George's Metro Center                           6525 Belcrest Road                        Hyattsville
   5     9822030   Inland Empire Center                                   16721 Valley Boulevard                    Fontana
   6     9822087   New Brighton Manor                                     200 Lafayette Ave.                        Staten Island
   7     9821006   Clarinbridge                                           770 Towne Green Boulevard                 Kennesaw
   8     9821100   Royal Palm Key Apartments                              1401 Village Boulevard                    West Palm Beach
   9     9821005   Saddle Club                                            3730 South Mill Avenue                    Tempe
  10     9821101   Coral Key Apartments                                   3300 Pinewalk Drive North                 Margate
  11     9821049   Hamilton (5)                                           1255 New Hampshire Avenue                 Washington
  12     9821099   Harbour Key Apartments                                 5749 Gatlin Avenue                        Orlando
  13     9821048   Gardenwood                                             1110 Garden Walk Boulevard                Atlanta
  14     9822037   McAllen Embassy Suites                                 1800 S. 2nd Street                        McAllen
  15     9822146   Panama City Square Shopping Center                     513-669 West 23rd Street                  Panama City
  16     9821050   The Meadows at Indian Creek                            100 Eagle Drive                           Emmaus
  17     9821051   Pointe North Apartments                                4445 Harriet Lane                         Bethlehem
  18     9821067   Park Lee Apartments                                    1600 West Highland Avenue                 Phoenix
  19     9821146   Dutch Village Apartments                               2348 Perring Manor Rd.                    Baltimore
  20       20022   Lincoln Park West                                      7738-7853 N.W. 44th St                    Sunrise
  21       30013   Lowe's Queensbury                                      NEC of Bay & Quaker Roads                 Queensbury
  22     9822062   9201 Fourth Avenue                                     9201 4th Avenue                           Brooklyn
  23     9823102   Lowes Hattiesburg Weathersby                           US Highway 98 and Weathersby Rd           Hattiesburg
  24     9822075   Valley East Plaza                                      1520-1550 West Southern Ave.              Mesa
  25       20042   Towamencin Shopping Village                            1758 Allentown Rd.                        Lansdale
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Cumulative
                                                                                                    % of             % of
                                     Cross                                                        Aggregate        Aggregate
                                 Collateralized          Original           Cut-Off Date        Cut-Off Date     Cut-Off Date
Order    State    Zip Code          Groups               Balance $            Balance $            Balance          Balance
-----------------------------------------------------------------------------------------------------------------------------
  1       GA     30326                                  $46,000,000         $ 46,000,000             3.95%            3.95%
  2       NY     10028                                   25,401,000           25,329,551             2.18             6.13
  3       MD     20854                                   25,000,000           24,569,115             2.11             8.24
  4       MD     20782                                   24,500,000           24,344,128             2.09            10.33
  5       CA     92335                                   21,525,000           21,388,760             1.84            12.17
  6       NY     10301                                   20,000,000           19,832,765             1.70            13.88
  7       GA     30144                                   19,500,000           19,500,000             1.68            15.55
  8       FL     33409                                   18,200,000           18,147,092             1.56            17.11
  9       AZ     85282                                   16,875,000           16,766,251             1.44            18.55
 10       FL     33063                                   16,800,000           16,751,161             1.44            19.99
 11       DC     20036                                   16,400,000           16,312,883             1.40            21.40
 12       FL     32822                                   16,125,000           16,078,124             1.38            22.78
 13       GA     30349                                   15,500,000           15,500,000             1.33            24.11
 14       TX     78503                                   14,800,000           14,672,124             1.26            25.37
 15       FL     32405                                   13,360,000           13,321,162             1.14            26.52
 16       PA     18049                                   13,200,000           13,131,648             1.13            27.64
 17       PA     18017                                   12,800,000           12,733,720             1.09            28.74
 18       AZ     85015                                   12,240,000           12,187,202             1.05            29.79
 19       MD     21234                                   11,907,000           11,907,000             1.02            30.81
 20       FL     33351                                   11,775,000           11,733,083             1.01            31.82
 21       NY     12801                                   11,680,064           11,617,883             1.00            32.82
 22       NY     11209                                   10,900,000           10,814,895             0.93            33.75
 23       MS     39402                                   10,915,427           10,684,278             0.92            34.66
 24       AZ     85202                                   10,300,000           10,255,285             0.88            35.55
 25       PA     19446                                   10,200,000           10,162,601             0.87            36.42
---------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                       Original       Remaining
             Mortgage  Administrative     Accrual                                                      Interest-Only   Interest-Only
 Order       Rate (%)   Cost Rate (%)      Basis                      Amortization Type                Period (Mos.)   Period (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
   1          6.750%       0.042%        Actual/360           Interest-Only, then Amortizing Balloon        12               7
   2          6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
   3          6.680        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
   4          7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
   5          7.020        0.042         Actual/360           Amortizing Balloon                            NA              NA
   6          7.630        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
   7          6.980        0.042         30/360               Interest-Only, then Amortizing Balloon        60              52
   8          6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
   9          6.950        0.042         Actual/360           Amortizing Balloon                            NA              NA
  10          6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
  11          6.650        0.042         Actual/360           Amortizing Balloon                            NA              NA
  12          6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
  13          6.875        0.042         Actual/360 (2)       Interest-Only, then Amortizing Balloon        12               5
  14          7.270        0.042         Actual/360           Amortizing Balloon                            NA              NA
  15          6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
  16          6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
  17          6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
  18          6.900        0.042         Actual/360           Amortizing Balloon                            NA              NA
  19          6.770        0.042         Actual/360           Interest-Only, then Amortizing Balloon        36              32
  20          7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
  21          7.125        0.042         30/360               Amortizing Balloon                            NA              NA
  22          7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
  23          8.125        0.042         30/360               Fully Amortizing                              NA              NA
  24          6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
  25          6.500        0.042         Actual/360           Amortizing Balloon                            NA              NA
-----------------------------------------------------------------------------------------------------------------------------------

             Original       Remaining
             Term to        Term to          Original           Remaining
             Maturity       Maturity       Amortization        Amortization     Origination     Maturity              Balloon
 Order        (Mos.)         (Mos.)         Term (Mos.)         Term (Mos.)        Date           Date              Balance ($)
--------------------------------------------------------------------------------------------------------------------------------
   1            120            115              360                 358           08/20/98       09/01/08           $40,675,140
   2            120            116              360                 356           09/04/98       10/01/08            22,081,825
   3            240            231              240                 231           04/24/98       05/01/18               749,716
   4            180            171              360                 351           04/06/98       05/01/13            18,754,361
   5            120            111              360                 351           05/01/98       05/01/08            18,788,662
   6            240            235              240                 235           08/06/98       09/01/18               774,884
   7            180            172              360                 358           05/07/98       06/01/13            16,725,534
   8            120            116              360                 356           09/15/98       10/01/08            15,768,365
   9            120            111              360                 351           04/24/98       05/01/08            14,702,361
  10            120            116              360                 356           09/15/98       10/01/08            14,555,414
  11            120            113              360                 353           06/17/98       07/01/08            14,172,245
  12            120            116              360                 356           09/15/98       10/01/08            13,970,598
  13            120            113              360                 358           06/16/98       07/01/08            13,749,747
  14            120            112              300                 292           05/22/98       06/01/08            11,940,513
  15             84             80              360                 356           09/24/98       10/01/05            12,243,148
  16            120            113              360                 353           06/19/98       07/01/08            11,438,257
  17            120            113              360                 353           06/19/98       07/01/08            11,091,642
  18            120            114              360                 354           07/16/98       08/01/08            10,648,050
  19            132            128              360                 358           09/25/98       10/01/09            10,729,857
  20            120            115              360                 355           08/03/98       09/01/08            10,269,411
  21            238            234              288                 284           09/25/98       08/01/18             3,657,407
  22            120            113              300                 293           06/29/98       07/01/08             8,722,147
  23            238            226              238                 226           02/01/98       12/01/17                     -
  24            120            114              360                 354           07/24/98       08/01/08             8,954,356
  25            120            117              300                 297           10/01/98       11/01/08             8,030,363
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                              Annual
                                                                                     Yield Maintenance     Debt Service    Net Cash
  Order        Property Type                     Prepayment Provisions               Calculation Method       ($)(3)       Flow ($)
------------------------------------------------------------------------------------------------------------------------------------
    1   Office                         L(3),D(6.67),O(.33)                           NA                    $ 3,580,261   $ 4,529,727
    2   Multifamily - Conventional     L(4),D(5.75),O(.25)                           NA                      2,002,398     2,402,844
    3   Retail - Anchored              L(4),YM1%(15.75),O(.25)                       Interest Differential   2,268,624     3,105,763
    4   Office                         L(4),D,(10),O(1)                              NA                      1,955,989     2,551,387
    5   Retail - Anchored              L(5),5%(1),4%(1),3%(1),2%(1),1%(.75),O(.25)   NA                      1,721,947     2,178,128
    6   Healthcare - Skilled Nursing   L(5),YM1%(14.75),O(.25)                       Interest Differential   1,952,546     3,217,729
    7   Multifamily - Conventional     L(5),D(9),O(1)                                NA                      1,553,666     1,937,548
    8   Multifamily - Conventional     L(4),D(5.75),O(.25)                           NA                      1,416,538     1,841,860
    9   Multifamily - Conventional     L(2.58),D(6.66),O(.75)                        NA                      1,340,445     1,633,816
   10   Multifamily - Conventional     L(4),D(5.75),O(.25)                           NA                      1,307,574     1,620,585
   11   Multifamily - Conventional     L(4),D(5.75),O(.25)                           NA                      1,263,387     1,539,010
   12   Multifamily - Conventional     L(4),D(5.75),O(.25)                           NA                      1,255,037     1,721,816
   13   Multifamily - Conventional     L(3),D(6.75),O(.25)                           NA                      1,221,888     1,482,042
   14   Hospitality - Full Service     L(5),5%(1),4%(1),3%(1),2%(1),1%(.75),0(.25)   NA                      1,285,994     2,061,354
   15   Retail - Anchored              L(3),D(3.5),O(.5)                             NA                      1,039,833     1,433,098
   16   Multifamily - Conventional     L(3),D(6.75),O(.25)                           NA                      1,027,379     1,377,127
   17   Multifamily - Conventional     L(3),D(6.75),O(.25)                           NA                        996,247     1,297,236
   18   Multifamily - Conventional     L(3),D(6.75),O(.25)                           NA                        967,352     1,182,053
   19   Multifamily - Conventional     L(4),D(6.75),O(.25)                           NA                        928,643     1,255,434
   20   Retail - Unanchored            L(2),YM1%(7.75),O(.25)                        Interest Differential     940,072     1,230,571
   21   CTL - Retail                   L(8),D(11.8)                                  NA                      1,017,095     1,020,960
   22   Office                         L(3),D(7)                                     NA                        924,467     1,205,723
   23   CTL - Retail                   L(8),YM1%(11.58),0(.25)                       Interest Differential   1,109,546     1,131,737
   24   Retail - Anchored              L(3),D(6.75), O(.25)                          NA                        811,964     1,032,830
   25   Retail - Anchored              L(4) YM1%(5.75),O(0.25)                       Interest Differential     826,454     1,149,010
------------------------------------------------------------------------------------------------------------------------------------

                                                                      Scheduled    Underwritten
                                                       Cut-Off        Maturity      Hospitality
                        Appraised      Appraisal       Date LTV       Date LTV     Average Daily                             Year
 Order    DSCR (x)      Value ($)        Date            (%)           (%)(4)       Rate ($)(6)        Year Built          Renovated
------------------------------------------------------------------------------------------------------------------------------------
   1       1.27x      $ 62,400,000      08/01/98         73.7%          65.2%                                   1989
   2       1.20         32,000,000      08/28/98         79.2           69.0                                    1985
   3       1.37         40,500,000      02/16/98         60.7            1.9                          1970;1978;1986
   4       1.30         34,000,000      01/13/98         71.6           55.2                                    1970         1989
   5       1.26         28,700,000      04/01/98         74.5           65.5                                    1991         1994
   6       1.65         31,700,000      04/13/98         62.6            2.4                                    1973
   7       1.25         26,900,000      04/23/98         72.5           62.2                                    1997
   8       1.30         23,000,000      07/10/98         78.9           68.6                                    1990
   9       1.22         22,500,000      04/08/98         74.5           65.3                                    1973         1995
  10       1.24         21,000,000      07/29/98         79.8           69.3                                    1989
  11       1.28         19,525,000      04/15/98         79.6           72.6                                    1965         1998
  12       1.37         22,000,000      07/29/98         73.1           63.5                                    1990
  13       1.21         19,400,000      06/01/98         79.9           70.9                                    1989
  14       1.60         22,500,000      04/02/98         65.2           53.1           99.83                    1985         1994
  15       1.38         16,700,000      06/23/98         79.8           73.3                                    1987         1993
  16       1.34         16,500,000      04/10/98         79.6           69.3                                    1992
  17       1.30         16,000,000      04/10/98         79.6           69.3                                    1995
  18       1.22         15,300,000      07/02/98         79.7           69.6                                    1955         1966
  19       1.35         14,700,000      08/05/98         81.0           73.0                                    1962
  20       1.31         15,700,000      05/12/98         74.7           65.4                                    1978
  21       1.00         11,800,000      08/27/98         98.5           31.0                                    1998
  22       1.30         16,100,000      03/03/98         67.2           54.2                                    1990
  23       1.02         12,250,000      01/21/98         87.2            0.0                                    1998
  24       1.27         12,500,000      05/19/98         82.0           71.6                                    1977         1997
  25       1.39         15,100,000      08/24/98         67.3           53.2                                    1990
------------------------------------------------------------------------------------------------------------------------------------

             Number of                     Loan Per
               Sq, Ft,                      Sq. Ft.,
               Units,                      Unit, Bed,     Occupancy
             Beds, Pads    Unit of          Pad or        Percentage       Rent Roll           Underwritten  Replacement
 Order        or Rooms     Measure         Room ($)          (%)            Date                       Reserves              Per
------------------------------------------------------------------------------------------------------------------------------------
   1           406,210      Sq. Ft.           113.24         93.4%         08/18/98                                    0.14 Sq. Ft.
   2               147      Units         172,309.87         97.0          08/10/98                                  250.00 Unit
   3           213,550      Sq. Ft.           115.05         96.8          08/17/98                                    0.40 Sq. Ft.
   4           374,061      Sq. Ft.            65.08         88.5          08/20/98                                    0.24 Sq. Ft.
   5           283,591      Sq. Ft.            75.42         92.9          09/01/98                                    0.11 Sq. Ft.
   6               300      Beds           66,109.22        100.0          06/30/98                                  500.00 Bed
   7               306      Units          63,725.49         80.0          08/17/98                                  250.00 Unit
   8               400      Units          45,367.73         95.0          08/31/98                                  250.00 Unit
   9               515      Units          32,555.83         93.0          04/18/98                                  264.00 Unit
  10               364      Units          46,019.67         91.0          08/31/98                                  250.00 Unit
  11               304      Units          53,660.80         99.0          05/13/98                                  278.00 Unit
  12               460      Units          34,952.44         95.5          08/31/98                                  250.00 Unit
  13               370      Units          41,891.89         93.7          03/25/98                                  250.00 Unit
  14               224      Rooms          65,500.55         68.8                NA                 4.40 % of Gross Revenue Room
  15           283,660      Sq. Ft.            46.96         98.1          09/11/98                                    0.10 Sq. Ft.
  16               232      Units          56,601.93         97.0          06/09/98                                  250.00 Unit
  17               200      Units          63,668.60        100.0          06/09/98                                  250.00 Unit
  18               523      Units          23,302.49         92.0          05/31/98                                  250.00 Unit
  19               544      Units          21,887.87         91.1          08/20/98                                  268.00 Unit
  20           147,990      Sq. Ft.            79.28         97.6          05/01/98                                    0.10 Sq. Ft.
  21           120,931      Sq. Ft.            96.07        100.0          09/22/98                                    0.22 Sq. Ft.
  22            70,859      Sq. Ft.           152.63        100.0          05/26/98                                    0.20 Sq. Ft.
  23           130,316      Sq. Ft.            81.99        100.0          02/01/98                                    0.17 Sq. Ft.
  24           132,350      Sq. Ft.            77.49        100.0          03/01/98                                    0.10 Sq. Ft.
  25           119,999      Sq. Ft.            84.69        100.0          09/03/98                                    0.11 Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------

                                                                     Largest                                                2nd
                                                     Largest          Tenant                                              Largest
                                                     Tenant           Lease                                               Tenant
                                                   Area Leased     Expiration                                           Area Leased
 Order        Largest Tenant Name                   (Sq. Ft.)         Date             2nd Largest Tenant Name           (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
   1      Blue Cross/Blue Shield                     265,446         06/01/04   Jefferson Pilot                          16,336
   2
   3      Giant Foods                                 33,373         12/01/07   The Emmes Corporation                    22,558
   4      HHS 11B-90186                              146,931         04/01/00   GSA 11B-30067                            43,450
   5      Vons - Store #55 (Safeway Credit)           49,000         09/30/11   Toys "R" Us (Ground Lease)               45,183
   6
   7
   8
   9
  10
  11
  12
  13
  14
  15      Wal-Mart                                   106,977         04/24/07   Delchamps(Subleased To TJ Maxx & Campo)  47,057
  16
  17
  18
  19
  20      Doris Meat Market                            6,945         12/31/02   Family Bakeries                           5,344
  21      Lowe's Home Centers, Inc                   120,931         09/21/18
  22      Metropolitan Life Insurance Co.             10,780         03/31/02   New York Life Insurance Co.              10,507
  23      Lowe's Home Centers, Inc                   130,316         12/31/17
  24      Bed, Bath & Beyond                          60,000         01/31/08   Circuit City                             48,950
  25      Genaurdi's Family Markets                   40,750         10/31/10   Sears Hardware                           21,467
------------------------------------------------------------------------------------------------------------------------------------

              2nd                                                                3rd                 3rd
             Largest                                                           Largest             Largest
             Tenant                                                            Tenant              Tenant
             Lease                                                              Area               Lease
           Expiration                                                          Leased            Expiration
 Order        Date            3rd Largest Tenant Name                         (Sq. Ft.)             Date
-----------------------------------------------------------------------------------------------------------
   1        09/01/04    Guardian/Murdock (sublease to Goodman Segar)            14,667            07/01/99
   2
   3        04/30/04    CVS Pharmacy                                            15,144            06/01/08
   4        12/30/02    Kaiser Health Plan                                      38,879            10/30/02
   5        01/31/16    Edwards Theatres                                        35,000            08/31/11
   6
   7
   8
   9
  10
  11
  12
  13
  14
  15        06/01/07    Goody's Family Clothing                                 34,006            05/31/04
  16
  17
  18
  19
  20        08/31/06    Bowery Lighting                                          5,000            10/31/99
  21
  22        01/01/00    Patient Care                                             8,432            03/01/04
  23
  24        02/01/06    Toys R Us                                               23,400            03/01/15
  25        11/02/04    Eckerd                                                   7,600            10/31/05
-----------------------------------------------------------------------------------------------------------

                                     FIRST UNION COMMERCIAL MORTGAGE TRUST, FUNB SERIES 1999-C1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                             ANNEX A-1

         Control
Order    Number             Property Name                                      Address                                   City
------------------------------------------------------------------------------------------------------------------------------------
 26      9822049   Holiday Inn  - Bethlehem                               3566 Bath Pike                            Bethlehem
 27      9822014   Westlake Village Inn                                   31943 Agoura Road                         Westlake Village
 28      9822128   Leesburg Plaza Shopping Center                         26 Plaza Street                           Leesburg
 29      9822191   Grass Valley Shopping Center                           111-151 McKnight Way                      Grass Valley
 30      9821122   Butler Ridge/Butler Arms Roll-Up                       1607 Route 23/115-129 Booton Ave.         Butler
 30      9821122   Butler Arms                                            115-129 Booton Avenue                     Butler
 30      9821122   Butler Ridge                                           1607 Route 23                             Butler
 31      9822152   Natchez Mall                                           350 John R. Junkin Drive                  Natchez
 32      9822032   Gateway Shopping Center                                855 Interstate10 South                    Beaumont
 33      9822149   Dyersburg Mall                                         2700 Lake Road                            Dyersburg
 34      9823035   Edwards Supermarket - Teaneck                          665 American Legion Drive                 Teaneck
 35      9821057   Kelton Towers                                          515 Kelton Avenue                         Westwood
 36      9821103   Rochester Apartments                                   10933 Rochester Avenue                    Los Angeles
 37      9821034   Moorings Apartments                                    571 Plum Grove Road                       Roselle
 38      9822090   8578 Santa Monica Blvd                                 8578 Santa Monica Blvd.                   West Hollywood
 39      9821144   321 East 22nd Street                                   321 East 22nd Street                      New York
 40      9821063   Sugarloaf Estates                                      28 River Road                             Sunderland
 41      9822188   Holiday Inn Rocky Mount                                651 Winstead Avenue                       Rocky Mount
 42      9822083   Hampton Inn-Airport                                    4234 South 48th St.                       Phoenix
 43      9821105   The Carlton Apartment Building                         11666 Goshen Ave.                         Los Angeles
 44      9822050   Bethlehem Hampton Inn & Suite                          Routes 22 and 512                         Bethlehem
 45      9821000   Arrowhead Apartments                                   1912 Cambridge Drive                      Palantine
 46      9822065   Centre at Woodstock                                    12195 Hwy 92/East Alabama Rd.             Woodstock
 47      9821004   Lexington Downs                                        6003 Old Bullard Road                     Tyler
 48      9822035   The Money Store                                        2840 Morris Avenue                        Union
 49      9822042   Meadows Mall                                           12002 Southwest Freeway                   Meadows
 50      9823098   Bunzl Hicksville Duffy                                 300 Duffy Avenue                          Hicksville
 51      9821154   Westgrove Apartments                                   1815-2137 Kensington Drive                Waukesha
 52      9822080   Hampton Inn Miami Airport West                         3620 NW 79th Ave                          Miami
 53      9821097   Forest Towers                                          3500  and 3550 Washington                 Hollywood
 54      9822043   Woodmont Corner                                        7649 Old Georgetown Rd.                   Bethesda
 55      9822068   The Millenium Building                                 230 Half Mile Road                        Middletown
 56      9822147   Stratford Square Shopping Center                       1661 Eastern Boulevard                    Montgomery
 57      9821143   Turtle Creek Apts.                                     358 Toftrees Ave                          State College
 58      9822085   Briarwood Healthcare Center                            1440 Vine Street & 1427 Gaylord Street    Denver
 59      9823042   Motel 6 1118 Austin AP                                 5330 N. Interregional Highway             Austin
 60      9822061   Gateway Plaza                                          11465 Carmel Mountain Rd.                 San Diego
 61      9821031   The Pines at Carolina Place Apartments                 12600 Windy Pines Way                     Pineville
 62      9822039   Redwood Heights                                        4050 12 St. S.E.                          Salem
 63      9821124   Briarwood                                              1355 Briarwood Road                       Atlanta
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Cumulative
                                                                                                    % of             % of
                                     Cross                                                        Aggregate        Aggregate
                                 Collateralized          Original           Cut-Off Date        Cut-Off Date     Cut-Off Date
Order    State    Zip Code          Groups               Balance $            Balance $            Balance          Balance
-----------------------------------------------------------------------------------------------------------------------------
 26       PA      18107           Gateway                 10,100,000           10,026,386             0.86            37.28
 27       CA      91361                                   10,000,000            9,916,346             0.85            38.13
 28       VA      20176                                    9,900,000            9,900,000             0.85            38.98
 29       CA      95945                                    9,000,000            8,971,666             0.77            39.76
 30       NJ      07405                                    9,000,000            8,966,944             0.77            40.53
 30       NJ      07405                                                                               0.00             0.00
 30       NJ      07405                                                                               0.00             0.00
 31       MS      39120                                    8,920,000            8,894,069             0.76            41.29
 32       TX      77701                                    8,910,000            8,789,615             0.76            42.05
 33       TN      38024                                    8,660,000            8,634,825             0.74            42.79
 34       NJ      07666                                    8,550,000            8,505,273             0.73            43.52
 35       CA      90024                                    8,500,000            8,456,536             0.73            44.25
 36       CA      90024                                    8,280,000            8,280,001             0.71            44.96
 37       IL      60172                                    8,300,000            8,252,876             0.71            45.67
 38       CA      90069                                    8,000,000            7,963,321             0.68            46.35
 39       NY      10010                                    7,680,000            7,658,397             0.66            47.01
 40       MA      01375                                    7,636,000            7,603,982             0.65            47.66
 41       NC      27804                                    7,500,000            7,451,905             0.64            48.30
 42       AZ      85040                                    7,437,500            7,390,961             0.64            48.94
 43       CA      90049                                    7,080,000            7,080,000             0.61            49.55
 44       PA      18107           Gateway                  7,100,000            7,048,252             0.61            50.15
 45       IL      60074                                    7,000,000            6,960,257             0.60            50.75
 46       GA      30188                                    7,000,000            6,910,044             0.59            51.34
 47       TX      75703                                    6,960,000            6,916,061             0.59            51.94
 48       NJ      07083                                    6,900,000            6,796,538             0.58            52.52
 49       TX      77477                                    6,800,000            6,763,797             0.58            53.10
 50       NY      11801                                    6,555,000            6,467,953             0.56            53.66
 51       WI      53188                                    6,350,000            6,326,677             0.54            54.20
 52       FL      33166                                    6,300,000            6,260,091             0.54            54.74
 53       FL      33021                                    6,000,000            5,977,272             0.51            55.26
 54       MD      20814                                    6,000,000            5,971,804             0.51            55.77
 55       NJ      07701                                    6,000,000            5,959,077             0.51            56.28
 56       AL      36117                                    5,928,000            5,910,767             0.51            56.79
 57       PA      16803                                    5,900,000            5,882,848             0.51            57.29
 58       CO      80206                                    5,900,000            5,866,926             0.50            57.80
 59       TX      78751                                    6,125,301            5,866,628             0.50            58.30
 60       CA      92128                                    5,700,000            5,672,125             0.49            58.79
 61       NC      28288                                    5,700,000            5,664,894             0.49            59.28
 62       OR      97302                                    5,550,000            5,507,710             0.47            59.75
 63       GA      30319                                    5,250,000            5,236,195             0.45            60.20
----------------------------------------------------------------------------------------------------------------------------



                                          Interest                                                       Original       Remaining
             Mortgage  Administrative     Accrual                                                      Interest-Only   Interest-Only
 Order       Rate (%)   Cost Rate (%)      Basis                      Amortization Type                Period (Mos.)   Period (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
  26          7.350        0.042         Actual/360           Amortizing Balloon                             NA            NA
  27          7.438        0.042         Actual/360           Amortizing Balloon                             NA            NA
  28          6.510        0.042         Actual/360           Interest-Only, then Amortizing Balloon         84            80
  29          6.440        0.042         Actual/360           Amortizing Balloon                             NA            NA
  30          6.875        0.042         Actual/360           Amortizing Balloon                             NA            NA
  30          0.000        0.000
  30          0.000        0.000
  31          6.750        0.042         Actual/360           Amortizing Balloon                             NA            NA
  32          8.610        0.042         Actual/360           Amortizing Balloon                             NA            NA
  33          6.750        0.042         Actual/360           Amortizing Balloon                             NA            NA
  34          7.021        0.042         30/360               Amortizing Balloon                             NA            NA
  35          6.875        0.042         30/360               Amortizing Balloon                             NA            NA
  36          6.950        0.042         30/360               Interest-Only, then Amortizing Balloon         36            32
  37          7.020        0.042         Actual/360           Amortizing Balloon                             NA            NA
  38          6.900        0.042         Actual/360           Amortizing Balloon                             NA            NA
  39          6.875        0.042         Actual/360           Amortizing Balloon                             NA            NA
  40          7.010        0.042         Actual/360           Amortizing Balloon                             NA            NA
  41          7.250        0.042         Actual/360           Amortizing Balloon                             NA            NA
  42          7.375        0.042         Actual/360           Amortizing Balloon                             NA            NA
  43          6.950        0.042         30/360               Interest-Only, then Amortizing Balloon         36            32
  44          7.350        0.042         Actual/360           Amortizing Balloon                             NA            NA
  45          7.020        0.042         Actual/360           Amortizing Balloon                             NA            NA
  46          6.910        0.042         Actual/360           Amortizing Balloon                             NA            NA
  47          7.030        0.042         Actual/360           Amortizing Balloon                             NA            NA
  48          6.850        0.042         Actual/360           Fully Amortizing (1)                           NA            NA
  49          7.270        0.042         Actual/360           Amortizing Balloon                             NA            NA
  50          7.000        0.042         30/360               Amortizing Balloon                             NA            NA
  51          6.875        0.042         Actual/360           Amortizing Balloon                             NA            NA
  52          7.313        0.042         Actual/360           Amortizing Balloon                             NA            NA
  53          6.750        0.042         Actual/360           Amortizing Balloon                             NA            NA
  54          7.120        0.042         Actual/360           Amortizing Balloon                             NA            NA
  55          6.930        0.042         Actual/360           Amortizing Balloon                             NA            NA
  56          6.750        0.042         Actual/360           Amortizing Balloon                             NA            NA
  57          6.750        0.042         Actual/360           Amortizing Balloon                             NA            NA
  58          7.050        0.042         Actual/360           Amortizing Balloon                             NA            NA
  59          7.235        0.177         30/360               Amortizing Balloon                             NA            NA
  60          6.970        0.042         Actual/360           Amortizing Balloon                             NA            NA
  61          7.125        0.042         Actual/360           Amortizing Balloon                             NA            NA
  62          7.125        0.042         Actual/360           Amortizing Balloon                             NA            NA
  63          7.125        0.042         Actual/360           Amortizing Balloon                             NA            NA
------------------------------------------------------------------------------------------------------------------------------



             Original       Remaining
             Term to        Term to          Original           Remaining
             Maturity       Maturity       Amortization        Amortization     Origination     Maturity              Balloon
 Order        (Mos.)         (Mos.)         Term (Mos.)         Term (Mos.)        Date           Date               Balance ($)
--------------------------------------------------------------------------------------------------------------------------------
  26            120            113              300                 293           06/19/98       07/01/08             8,169,656
  27            120            112              300                 292           05/08/98       06/01/08             8,109,043
  28            120            116              336                 334           09/16/98       10/01/08             9,518,166
  29            120            116              360                 356           09/15/98       10/01/08             7,730,903
  30            120            115              360                 355           08/28/98       09/01/08             7,823,106
  30
  30
  31             84             80              360                 356           09/24/98       10/01/05             8,174,318
  32            120            100              330                 310           05/05/97       06/01/07             7,815,335
  33             84             80              360                 356           09/24/98       10/01/05             7,936,052
  34            239            231              286                 278           05/14/98       05/01/18             2,895,819
  35            300            294              360                 354           07/06/98       08/01/23             2,828,395
  36            120            116              360                 358           09/18/98       10/01/08             7,541,120
  37            120            112              360                 352           05/14/98       06/01/08             7,243,830
  38            120            115              330                 325           08/14/98       09/01/08             6,702,653
  39            120            116              360                 356           09/14/98       10/01/08             6,676,447
  40            120            114              360                 354           07/10/98       08/01/08             6,662,364
  41            120            114              300                 294           07/02/98       08/01/08             6,047,019
  42            120            114              300                 294           07/15/98       08/01/08             6,019,494
  43            120            116              360                 358           09/18/98       10/01/08             6,448,203
  44            120            113              300                 293           06/19/98       07/01/08             5,743,026
  45            120            112              360                 352           05/14/98       06/01/08             6,109,254
  46            180            173              240                 233           06/30/98       07/01/13             2,879,220
  47            120            111              360                 351           05/01/98       05/01/08             6,076,829
  48            240            232              240                 232           05/22/98       06/01/18               215,222
  49            120            112              360                 352           05/27/98       06/01/08             5,973,617
  50            178            172              224                 218           07/23/98       06/01/13             2,103,921
  51            120            115              360                 355           08/04/98       09/01/08             5,519,635
  52            180            174              300                 294           07/17/98       08/01/13             4,051,986
  53            180            175              360                 355           08/28/98       09/01/13             4,537,424
  54            119            112              360                 353           06/02/98       06/01/08             5,260,133
  55            120            114              300                 294           07/02/98       08/01/08             4,789,880
  56             84             80              360                 356           09/24/98       10/01/05             5,432,438
  57            120            116              360                 356           09/30/98       10/01/08             5,111,722
  58            120            115              300                 295           08/07/98       09/01/08             4,726,936
  59            216            208              265                 257           05/29/98       06/01/16             1,938,020
  60            120            113              360                 353           06/30/98       07/01/08             4,968,640
  61            180            171              360                 351           04/29/98       05/01/13             4,388,132
  62            120            113              300                 293           06/04/98       07/01/08             4,458,391
  63            120            116              360                 356           09/28/98       10/01/08             4,594,346
--------------------------------------------------------------------------------------------------------------------------------



                                                                                                  Annual
                                                                         Yield Maintenance     Debt Service   Net Cash
 Order        Property Type              Prepayment Provisions           Calculation Method       ($)(3)      Flow ($)
-----------------------------------------------------------------------------------------------------------------------
  26    Hospitality - Full Service       L(2.42),D(7.33),O(.25)         NA                      883,866       1,287,020
  27    Hospitality - Full Service       L(3),D(7)                      NA                      881,917       1,449,146
  28    Retail - Anchored                L(2),D(7.75),O(.25)            NA                      769,422       1,271,417
  29    Retail - Anchored                L(4),D(5.75),O(.25)            NA                      678,378         909,551
  30    Multifamily - Conventional       L(3),D(6.75),O(.25)            NA                      709,483         900,096
  30    Multifamily - Conventional                                                                              121,700
  30    Multifamily - Conventional                                                                              778,395
  31    Retail - Anchored                L(3),D(3.5),O(.5)              NA                      694,259         948,025
  32    Retail - Anchored                L(4),YM1%(5.75),O(.25)         Present Value           847,200       1,109,408
  33    Retail - Anchored                L(3),D(3.5),O(.5)              NA                      674,023         914,885
  34    CTL - Retail                     L(6),D(13.91)                  NA                        Steps         749,278
  35    Multifamily - Conventional       L(3),D(22)                     NA                      670,067         960,723
  36    Multifamily - Conventional       L(4),D(5.75),O(.25)            NA                      657,711         795,630
  37    Multifamily - Conventional       L(3),D(6.5)O(.5)               NA                      663,980         827,317
  38    Retail - Unanchored              L(3),D(6.50),O(.50)            NA                      649,993         967,593
  39    Multifamily - Conventional       L(4),D(5.75),O(.25)            NA                      605,426         819,824
  40    Multifamily - Conventional       L(2.33),D(6.92),O(.75)         NA                      610,245         934,298
  41    Hospitality - Full Service       L(4),D(6)                      NA                      650,526         909,713
  42    Hospitality - Limited Service    L(4),D(5.75),O(.25)            NA                      652,310         916,545
  43    Multifamily - Conventional       L(4),D(5.75),O(.25)            NA                      562,391         677,300
  44    Hospitality - Full Service       L(2.42),D(7.33),O(.25)         NA                      621,331         868,512
  45    Multifamily - Conventional       L(3),D(6.5)O(.5)               NA                      559,983         749,947
  46    Retail - Anchored                L(2.42),D(12.33),O(.25)        NA                      646,721         838,476
  47    Multifamily - Conventional       L(2.58),D(6.67),O(.75)         NA                      557,344         740,891
  48    Office                           L(5),YM1%(14.5),O(.5)          Interest Differential   634,514         822,306
  49    Retail - Anchored                L(3.5),D(6.5)                  NA                      557,763         696,382
  50    CTL - Industrial                 YM1%(2),D(12.83)               Present Value           630,423         681,523
  51    Multifamily - Conventional       L(4),D(5.50),O(.50)            NA                      500,580         667,722
  52    Hospitality - Limited Service    L(4),D(10.75),O(.25)           NA                      549,490         905,699
  53    Multifamily - Conventional       L(4),D(10.75),O(.25)           NA                      466,991         589,821
  54    Retail - Unanchored              L(4),D(5.92)                   NA                      484,834         641,909
  55    Office                           L(5),D(5)                      NA                      505,670         632,399
  56    Retail - Anchored                L(3),D(3.5),O(.5)              NA                      461,387         642,635
  57    Multifamily - Conventional       L(4),D(5.75),O(.25)            NA                      459,207         627,817
  58    Healthcare - Skilled Nursing     L(3),D(6.75),O(.25)            NA                      502,660         920,017
  59    CTL - Hospitality                L(2)YM2.5%(16)                 Interest Differential     Steps         482,718
  60    Retail - Anchored                L(3),D(6.75) O(.25)            NA                      453,690         593,273
  61    Multifamily - Sec. 42            L(3),D(11.75) O(.25)           NA                      460,824         663,505
  62    Healthcare - Assisted Living     L(4),D(5.75),O(.25)            NA                      476,039         692,711
  63    Multifamily - Conventional       L(4),D(5.75),O(.25)            NA                      424,443         532,781
-----------------------------------------------------------------------------------------------------------------------



                                                                      Scheduled    Underwritten
                                                       Cut-Off        Maturity      Hospitality
                        Appraised      Appraisal       Date LTV       Date LTV     Average Daily                             Year
 Order    DSCR (x)      Value ($)        Date            (%)           (%)(4)       Rate ($)(6)        Year Built          Renovated
------------------------------------------------------------------------------------------------------------------------------------
 26        1.46       14,000,000        04/29/98         71.6           58.4            80.50               1964              1995
 27        1.64       22,250,000        04/10/98         44.6           36.5           105.00               1968              1996
 28        1.65       18,000,000        08/25/98         55.0           52.9                                1967
 29        1.34       13,850,000        07/27/98         64.8           55.8                                1981              1992
 30        1.27       11,350,000        04/16/98         79.0           68.9                                1972
 30                    1,600,000        04/16/98          0.0            0.0                                1972
 30                    9,750,000        04/16/98          0.0            0.0                                1972
 31        1.37       12,000,000        06/23/98         74.1           68.1                                1979              1993
 32        1.31       13,000,000        02/10/97         67.6           60.1                                1957              1996
 33        1.36       10,825,000        06/18/98         79.8           73.3                                1985              1993
 34        1.13        8,550,000        02/01/98         99.5           33.9                                1998
 35        1.43       12,150,000        11/18/97         69.6           23.3                                1974
 36        1.21       10,700,000        06/17/98         77.4           70.5                                1985
 37        1.25       10,400,000        04/22/98         79.4           69.7                                1977              1993
 38        1.49       12,250,000        05/20/98         65.0           54.7                                1948              1980
 39        1.35        9,600,000        08/28/98         79.8           69.6                                1968
 40        1.53        9,545,000        06/10/98         79.7           69.8                                1978              1994
 41        1.40       10,400,000        03/06/98         71.7           58.1            65.33               1986              1993
 42        1.41       10,000,000        06/29/98         73.9           60.2            72.00               1986
 43        1.20        9,000,000        06/17/98         78.7           71.7                                1974
 44        1.40       10,000,000        04/29/98         70.5           57.4            89.26               1996
 45        1.34        9,000,000        04/22/98         77.3           67.9                                1978              1997
 46        1.30        9,600,000        06/08/98         72.0           30.0                                1998
 47        1.33        8,700,000        04/24/98         79.5           69.9                                1975              1993
 48        1.30        9,265,000        01/28/98         73.4            2.3                                1984
 49        1.25        9,200,000        02/09/98         73.5           64.9                                1985
 50        1.08        7,000,000        09/22/97         92.4           30.1                                1998
 51        1.33        8,300,000        05/01/98         76.2           66.5                                1972
 52        1.65       10,100,000        04/27/98         62.0           40.1            78.74               1996
 53        1.26        8,000,000        06/23/98         74.7           56.7                                1972
 54        1.32        9,300,000        04/28/98         64.2           56.6                                1940              1988
 55        1.25        8,100,000        04/01/98         73.6           59.1                                1983
 56        1.39        7,600,000        06/16/98         77.8           71.5                                1987
 57        1.37        7,375,000        08/14/98         79.8           69.3                                1973              1996
 58        1.83       11,100,000        07/01/98         52.9           42.6                          1963; 1967        1989; 1990
 59        1.00        6,210,000        03/10/98         94.5           31.2               NA               1983
 60        1.31        8,900,000        05/26/98         63.7           55.8                                1994
 61        1.44        6,800,000        02/03/98         83.3           64.5                                1997
 62        1.46        7,600,000        04/15/98         72.5           58.7                                1997
 63        1.26        7,000,000        08/06/98         74.8           65.6                                1970
-----------------------------------------------------------------------------------------------------------------------------------

             Number of                     Loan Per
               Sq, Ft,                      Sq. Ft.,
               Units,                      Unit, Bed,     Occupancy
             Beds, Pads    Unit of          Pad or        Percentage       Rent Roll           Underwritten  Replacement
 Order        or Rooms     Measure         Room ($)          (%)            Date                       Reserves              Per
------------------------------------------------------------------------------------------------------------------------------------
  26               192      Rooms          52,220.76          68.0               NA                 4.00 % of Gross Revenue Room
  27               141      Rooms          70,328.69          81.5               NA                 4.00 % of Gross Revenue Room
  28           244,091      Sq. Ft.            40.56          98.8         08/31/98                                    0.15 Sq. Ft.
  29           151,270      Sq. Ft.            59.31          89.0         08/01/98                                    0.29 Sq. Ft.
  30               218      Units          41,132.77          97.7         08/12/98                                  274.00 Unit
  30                30      Units               0.00          96.7         08/12/98                                  274.00 Unit
  30               188      Units               0.00          97.9         08/12/98                                  274.00 Unit
  31           215,787      Sq. Ft.            41.22          97.8         09/24/98                                    0.10 Sq. Ft.
  32           289,550      Sq. Ft.            30.36          89.8         08/01/98                                    0.10 Sq. Ft.
  33           162,893      Sq. Ft.            53.01          95.4         09/11/98                                    0.14 Sq. Ft.
  34            42,047      Sq. Ft.           202.28         100.0         05/14/98                                    0.00 Sq. Ft.
  35               105      Units          80,538.43         100.0         06/09/98                                  344.00 Unit
  36                80      Units         103,500.01          97.1         07/23/98                                  250.00 Unit
  37               216      Units          38,207.76          98.0         04/15/98                                  250.00 Unit
  38            51,942      Sq. Ft.           153.31         100.0         04/17/98                                    0.16 Sq. Ft.
  39               116      Units          66,020.67         100.0         08/12/98                                  250.00 Unit
  40               232      Units          32,775.78          84.0         06/25/98                                  250.00 Unit
  41               171      Rooms          43,578.39          71.0               NA                 4.00 % of Gross Revenue Room
  42               134      Rooms          55,156.42          72.0               NA                 4.00 % of Gross Revenue Room
  43                90      Units          78,666.66          99.0         07/24/98                                  250.00 Unit
  44               110      Rooms          64,075.02          64.5               NA                 4.00 % of Gross Revenue Room
  45               200      Units          34,801.28          96.3         04/15/98                                  250.00 Unit
  46            86,748      Sq. Ft.            79.66          92.1         04/01/98                                    0.04 Sq. Ft.
  47               316      Units          21,886.27          92.4         04/25/98                                  259.00 Unit
  48            66,660      Sq. Ft.           101.96          93.9         08/31/98                                    0.28 Sq. Ft.
  49           191,747      Sq. Ft.            35.27         100.0         11/11/97                                    0.35 Sq. Ft.
  50           118,320      Sq. Ft.            54.66         100.0         07/01/98                                    0.15 Sq. Ft.
  51               197      Units          32,115.11          97.7         07/18/98                                  250.00 Unit
  52               129      Rooms          48,527.84          77.0               NA                 4.00 % of Gross Revenue Room
  53               193      Units          30,970.32          98.3         08/21/98                                  258.00 Unit
  54            55,922      Sq. Ft.           106.79         100.0         04/02/98                                    0.10 Sq. Ft.
  55            75,345      Sq. Ft.            79.09          99.3         08/31/98                                    0.11 Sq. Ft.
  56           121,236      Sq. Ft.            48.75         100.0(8       09/11/98                                    0.10 Sq. Ft.
  57               207      Units          28,419.56         100.0         08/01/98                                  250.00 Unit
  58               191      Beds           30,716.89          75.0         05/31/98                                  250.00 Bed
  59               118      Rooms          49,717.19            NA               NA                                      NA Room
  60            44,230      Sq. Ft.           128.24         100.0         06/30/98                                    0.16 Sq. Ft.
  61               200      Units          28,324.47          99.0         03/05/98                                  250.00 Unit
  62                80      Beds           68,846.37         100.0         05/27/98                                  225.00 Bed
  63               158      Units          33,140.47          92.1         09/23/98                                  357.00 Unit
------------------------------------------------------------------------------------------------------------------------------------


                                                                     Largest                                                2nd
                                                     Largest          Tenant                                              Largest
                                                     Tenant           Lease                                               Tenant
                                                   Area Leased     Expiration                                           Area Leased
 Order        Largest Tenant Name                   (Sq. Ft.)         Date             2nd Largest Tenant Name           (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
  26
  27
  28      K-Mart                                      84,690         11/30/03   Giant                                    55,330
  29      K-Mart                                      85,482         11/30/06   SPD Market                               25,102
  30
  30
  30
  31      McRae's                                     68,009         12/01/04   J. C. Penney                             47,940
  32      White House                                 50,000         04/30/03   Weiners                                  44,750
  33      Peebles                                     38,010         01/01/06   J. C. Penney                             33,796
  34      Edwards                                     42,047         06/01/18
  35
  36
  37
  38      24 Hour Fitness                             41,569         08/31/22   Sporting Club                             4,038
  39
  40
  41
  42
  43
  44
  45
  46      Publix                                      51,420         04/30/18   Hollywood Video                           7,488
  47
  48      The Money Store                             47,151         06/30/07   Dow Jones & Company                       9,655
  49      Garden Ridge, Inc.                         143,323         10/30/07   Loews Theatres                           32,100
  50      Alliance Paper and Packaging Co., Inc.     118,320         06/30/13
  51
  52
  53
  54      Maryland Youth Ballet                        7,901         08/31/06   Olsson's Books & Records                  6,600
  55      Millenium America                           26,446         03/31/09   Hartford Life Insurance                  12,658
  56      Waccamaw Pottery                            49,950         02/28/03   Carmike Cinema Eight                     24,561
  57
  58
  59      Motel 6                                     48,032         05/31/16
  60      Good Guys                                   16,648         09/01/09   Party City (subleased by Blockbuster)    13,504
  61
  62
  63
---------------------------------------------------------------------------------------------------------------------------------

              2nd                                                                3rd                 3rd
             Largest                                                           Largest             Largest
             Tenant                                                            Tenant              Tenant
             Lease                                                              Area               Lease
           Expiration                                                          Leased            Expiration
 Order        Date            3rd Largest Tenant Name                         (Sq. Ft.)             Date
-----------------------------------------------------------------------------------------------------------
  26
  27
  28        02/28/14    Peebles                                                 24,500            01/31/00
  29        01/31/07    Mountains Mikes Pizza                                    3,300            01/30/02
  30
  30
  30
  31        05/31/99    Stage                                                   15,300            03/01/01
  32        01/31/01    Beall's                                                 21,500            01/31/02
  33        10/01/05    Goody's Family Clothing                                 19,244            01/01/03
  34
  35
  36
  37
  38        04/01/03    Capital Drugs                                            2,684            09/30/01
  39
  40
  41
  42
  43
  44
  45
  46        05/31/13    Firehouse Restaurant                                     6,000            07/01/03
  47
  48        04/30/03    MD Foods USA, Inc.                                       4,048            12/31/01
  49        03/21/15    Showbiz Pizza Time                                       9,024            09/30/02
  50
  51
  52
  53
  54        04/30/03    Outback Steakhouse                                       6,000            03/31/03
  55        02/29/00    Russell Stanley                                          7,575            01/31/00
  56        07/31/06    Storkland/Name Dropper                                   8,450          12/21/98(8)
  57
  58
  59
  60        06/30/04    Beverages & More                                        12,078            12/14/06
  61
  62
  63
-----------------------------------------------------------------------------------------------------------

                                     FIRST UNION COMMERCIAL MORTGAGE TRUST, FUNB SERIES 1999-C1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                             ANNEX A-1

         Control
 Order   Number             Property Name                          Address                                               City
------------------------------------------------------------------------------------------------------------------------------------
 64       9823026  Rite Aid - Citrus Heights                  6422 Tupelo Drive                                       Citrus Heights
 65       9822143  Best Western Inn @ Hunt Ridge              NWC VA Route 39/Willow Springs Road Intersection        Lexington
 66       9822074  Southeastern Eye Center Roll Up            Various                                                 Various

 67       9822063  Fresh Warehousing                          4300 Church Road                                        Centreville
 68       9821030  Sutton Plaza                               1230 13th Street, NW                                    Washington
 69       9822007  Empire Medical Building                    200 Hospital Drive                                      Glen Burnie

 70       9822005  Ashwood Place                              102 Leonard Wood Drive                                  Frankfort
 71       9822120  Best Western Mayfair Hotel                 1256 W. Seventh Street                                  Los Angeles
 72       9821109  Birchwood Apartments                       4829 Coles Manor Place                                  Dallas
 73       9822053  La Cresta Shopping Center/Self Storage     3900 Foothill Boulevard                                 La Crescenta
 74       9821104  11640 Kiowa Avenue                         11640 Kiowa Avenue                                      Los Angeles
 75       9823069  Motel 6 1273 Portland                      One Riverside Street                                    Portland
 76       9822027  Valencia Shopping Center                   24125 - 24175 Magic Mountain Parkway                    Santa Clarita
 77       9821125  Deville                                    3330 Atlanta Road                                       Smyrna
 78       9821151  Ridgewood Apartments                       404 Jones Ferry Road                                    Carrboro
 79       9822067  Fairfield Inn - Chester                    12400 Redwater Creek Rd.                                Chester
 80       9821037  Silver Hill Apartments                     4227 Silver Hill Road                                   Suitland
 81       9821046  Kirnwood                                   2600 Bolton Boone Drive                                 Desoto
 82       9823072  Motel 6 352 Rapid City                     620 E. Latrobe Street                                   Rapid City
 83       9821025  Milton Road                                1951 Milton Road                                        Charlotte
 84       9822183  Rainbow Express Village Center             130-240 S. Rainbow Blvd.                                Las Vegas
 85       9822034  Fairfield Inn by Marriott-East             7879 Eagle Crest Boulevard                              Evansville
 86       9821126  The Highlands                              2525 Ward Street                                        Smyrna
 87       9821102  Planters Crossing                          1447 Stone Rd.                                          Tallahassee
 88       9821111  Hamiltonian Gardens                        Warrenville Road                                        Middlesex
 89       9822123  Bennington Square Shopping Center          3 Kocher Drive                                          Bennington
 90       9822187  Days Inn Central                           315 West 3300 South                                     Salt Lake City
 91       9822124  Boykin Center                              NW 36th st and NW 79th ST                               Miami
 92       9821003  Hulen Gardens                              7415 Tallow Wind Trail                                  Ft. Worth
 93       9821009  Duval Manor Associates                     6350 Greene Street                                      Philadelphia
 94       9821064  The Lenox                                  6014 Winsome Lane                                       Houston
 95       9821028  Silver Blue Lake                           1301 - 1601 NW 103rd Street                             Miami
 96       9822029  Layton Crossing Shopping Center            1030, 1052, 1074 and 1160 West Hill Field Road          Layton
 97       9822133  Comfort Inn - Lexington                    U.S. 11 South, P.O. Box 905                             Lexington
 98       9821155  Castilian Lake Park Apartments             11444 137th St. North                                   Largo
 99       9823000  CVS Waltham Main                           826 Main St.                                            Waltham
100       9822132  Best Western Inn @ Valley View             5050 Valley View Boulevard                              Roanoke
101       9821041  112, 114, 116,120 Strawberry Hill Road     112-116-120 Strawberry Hill Road                        Stamford
102       9822051  Gwinnett Place Shoppes                     3500 Gwinnett Place Drive                               Atlanta
103         20037  St. Johns Village                          10771 Beach Blvd                                        Jacksonville
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Cumulative
                                                                                                    % of             % of
                                     Cross                                                        Aggregate        Aggregate
                                 Collateralized          Original           Cut-Off Date        Cut-Off Date     Cut-Off Date
Order    State    Zip Code           Groups               Balance $            Balance $            Balance          Balance
-----------------------------------------------------------------------------------------------------------------------------
 64       CA       95621                                5,168,159           5,120,866               0.44            60.64
 65       VA       24450         DOM                    5,100,000           5,071,141               0.44            61.08
 66       NC     Various                                5,100,000           5,007,132               0.43            61.51

 67       IL       62207                                5,025,000           4,964,639               0.43            61.93
 68       DC       20005                                5,000,000           4,972,363               0.43            62.36
 69       MD       21061                                5,000,000           4,971,828               0.43            62.79

 70       KY       40601                                5,000,000           4,947,608               0.43            63.21
 71       CA       90017                                4,850,000           4,824,446               0.41            63.63
 72       TX       75204                                4,700,000           4,693,481               0.40            64.03
 73       CA       91214                                4,700,000           4,670,037               0.40            64.43
 74       CA       90049                                4,640,000           4,640,000               0.40            64.83
 75       ME       04102                                4,813,441           4,610,168               0.40            65.23
 76       CA       91355                                4,500,000           4,457,221               0.38            65.61
 77       GA       30080                                4,400,000           4,388,430               0.38            65.99
 78       NC       27510                                4,369,000           4,354,408               0.37            66.36
 79       VA       23831                                4,275,000           4,230,377               0.36            66.73
 80       MD       20746                                4,200,000           4,174,970               0.36            67.09
 81       TX       75115                                4,150,000           4,137,021               0.36            67.44
 82       SD       57701                                4,221,624           4,043,344               0.35            67.79
 83       NC       28215                                4,050,000           4,028,099               0.35            68.13
 84       NV       89128                                4,025,000           4,013,813               0.35            68.48
 85       IN       47715                                4,050,000           3,995,425               0.34            68.82
 86       GA       30080                                4,000,000           3,989,482               0.34            69.17
 87       FL       32303                                4,000,000           3,985,308               0.34            69.51
 88       NJ       08846                                4,000,000           3,979,230               0.34            69.85
 89       VT       05201                                4,000,000           3,977,365               0.34            70.19
 90       UT       84115                                4,000,000           3,978,620               0.34            70.53
 91       FL       33166                                4,000,000           3,974,036               0.34            70.88
 92       TX       76133                                3,960,000           3,934,480               0.34            71.21
 93       PA       19144                                3,900,000           3,878,691               0.33            71.55
 94       TX       77057                                3,886,000           3,869,706               0.33            71.88
 95       FL       33147                                3,845,000           3,824,423               0.33            72.21
 96       UT       84041                                3,825,000           3,804,324               0.33            72.54
 97       VA       24450         DOM                    3,750,000           3,728,780               0.32            72.86
 98       FL       33774                                3,700,000           3,681,474               0.32            73.17
 99       MA       02451                                3,709,485           3,656,124               0.31            73.49
100       VA       24012         DOM                    3,638,000           3,617,414               0.31            73.80
101       CT       06902                                3,600,000           3,583,666               0.31            74.11
102       GA       30136         Segall                 3,600,000           3,572,231               0.31            74.41
103       FL       33612                                3,600,000           3,555,477               0.31            74.72
--------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                       Original       Remaining
             Mortgage  Administrative     Accrual                                                      Interest-Only   Interest-Only
 Order       Rate (%)   Cost Rate (%)      Basis                      Amortization Type                Period (Mos.)   Period (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
 64           6.942        0.042         30/360               Amortizing Balloon                            NA              NA
 65           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
 66           7.125        0.042         Actual/360           Fully Amortizing (1)                          NA              NA

 67           7.390        0.042         Actual/360           Amortizing Balloon                            NA              NA
 68           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
 69           7.050        0.042         Actual/360           Amortizing Balloon                            NA              NA

 70           6.850        0.042         Actual/360           Amortizing Balloon                            NA              NA
 71           7.375        0.042         Actual/360           Amortizing Balloon                            NA              NA
 72           8.430        0.042         Actual/360           Amortizing Balloon                            NA              NA
 73           7.280        0.042         Actual/360           Amortizing Balloon                            NA              NA
 74           6.950        0.042         30/360               Interest-Only, then Amortizing Balloon        36              32
 75           7.235        0.177         30/360               Amortizing Balloon                            NA              NA
 76           7.375        0.042         30/360               Amortizing Balloon                            NA              NA
 77           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
 78           7.250        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
 79           7.313        0.092         Actual/360           Amortizing Balloon                            NA              NA
 80           7.250        0.092         Actual/360           Amortizing Balloon                            NA              NA
 81           8.500        0.042         Actual/360           Amortizing Balloon                            NA              NA
 82           7.235        0.177         30/360               Amortizing Balloon                            NA              NA
 83           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
 84           6.920        0.042         Actual/360           Amortizing Balloon                            NA              NA
 85           7.625        0.042         Actual/360           Amortizing Balloon                            NA              NA
 86           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
 87           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
 88           6.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
 89           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
 90           8.150        0.042         Actual/360           Amortizing Balloon                            NA              NA
 91           7.188        0.042         Actual/360           Amortizing Balloon                            NA              NA
 92           6.950        0.042         Actual/360           Amortizing Balloon                            NA              NA
 93           7.170        0.042         Actual/360           Amortizing Balloon                            NA              NA
 94           7.010        0.042         Actual/360           Amortizing Balloon                            NA              NA
 95           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
 96           7.610        0.042         Actual/360           Amortizing Balloon                            NA              NA
 97           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
 98           6.880        0.042         Actual/360           Amortizing Balloon                            NA              NA
 99           7.250        0.042         30/360               Fully Amortizing                              NA              NA
100           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
101           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
102           7.063        0.042         Actual/360           Amortizing Balloon                            NA              NA
103           6.813        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------

             Original       Remaining
             Term to        Term to          Original           Remaining
             Maturity       Maturity       Amortization        Amortization     Origination     Maturity              Balloon
 Order        (Mos.)         (Mos.)         Term (Mos.)         Term (Mos.)        Date           Date              Balance ($)
--------------------------------------------------------------------------------------------------------------------------------
 64             264            256              315                 307           05/21/98       06/01/20             1,578,000
 65             120            115              300                 295           08/26/98       09/01/08             4,079,646
 66             180            174              180                 174           07/10/98       08/01/13                97,043

 67             120            113              240                 233           07/01/98       07/01/08             3,470,343
 68             120            112              360                 352           05/14/98       06/01/08             4,375,839
 69             120            112              360                 352           05/15/98       06/01/08             4,367,217

 70             120            111              300                 291           04/21/98       05/01/08             3,982,291
 71             120            115              300                 295           08/20/98       09/01/08             3,924,596
 72             216            213              360                 357           10/02/98       11/01/16             3,470,148
 73             120            114              300                 294           07/15/98       08/01/08             3,792,940
 74             120            116              360                 358           09/18/98       10/01/08             4,225,941
 75             216            208              265                 257           05/29/98       06/01/16             1,522,953
 76             120            112              300                 292           05/06/98       06/01/08             3,575,252
 77             120            116              360                 356           09/28/98       10/01/08             3,850,499
 78             360            355              360                 355           08/07/98       09/01/28               408,424
 79             119            113              240                 234           07/02/98       07/01/08             2,958,823
 80             120            111              360                 351           04/30/98       05/01/08             3,688,247
 81             216            209              360                 353           06/12/98       07/01/16             3,080,808
 82             216            208              265                 257           05/29/98       06/01/16             1,132,852
 83             180            172              360                 352           05/07/98       06/01/13             3,128,868
 84             120            116              360                 356           09/11/98       10/01/08             3,503,274
 85             180            172              240                 232           05/22/98       06/01/13             1,742,905
 86             120            116              360                 356           09/28/98       10/01/08             3,500,454
 87             180            175              360                 355           08/26/98       09/01/13             3,042,458
 88             120            116              300                 296           09/29/98       10/01/08             3,110,956
 89             120            115              300                 295           08/14/98       09/01/08             3,199,722
 90             180            174              300                 294           07/02/98       08/01/13             2,686,486
 91             180            174              300                 294           07/17/98       08/01/13             2,555,717
 92             120            111              360                 351           04/24/98       05/01/08             3,450,154
 93             120            112              360                 352           05/05/98       06/01/08             3,417,172
 94             120            114              360                 354           07/15/98       08/01/08             3,390,511
 95             120            112              360                 352           05/08/98       06/01/08             3,375,985
 96             120            111              360                 351           04/29/98       05/01/08             3,389,807
 97             120            115              300                 295           08/26/98       09/01/08             2,999,739
 98             120            113              360                 353           07/01/98       07/01/08             3,217,492
 99             248            239              248                 239           04/27/98       01/01/19                     -
100             120            115              300                 295           08/26/98       09/01/08             2,910,147
101             120            113              360                 353           06/04/98       07/01/08             3,161,256
102             120            113              300                 293           06/19/98       07/01/08             2,886,328
103             120            116              180                 176           09/28/98       10/01/08             1,663,143
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                          Annual
                                                                              Yield Maintenance        Debt Service      Net Cash
  Order       Property Type                    Prepayment Provisions          Calculation Method         ($)(3)          Flow ($)
---------------------------------------------------------------------------------------------------------------------------------
   64   CTL - Retail                           L(4),D(18)                    NA                          428,289          428,289
   65   Hospitality - Limited Service          L(4),D(5.75),O(.25)           NA                          432,549          729,300
   66   Office - Medical                       L(4),D(10.75),O(.25)          NA                          554,369          721,034

   67   Industrial - Warehouse/Distribution    L(4),D(6)                     NA                          481,725          661,089
   68   Multifamily - Conventional             L(3),D(6.75),O(.25)           NA                          404,231          527,024
   69   Office - Medical                       L(4),D(5.75),O(.25)           NA                          401,198          718,118

   70   Healthcare - Congregate Care           L(4),D(5.75),O(.25)           NA                          418,344          603,135
   71   Hospitality - Full Service             L(3),D(6.75),O(.25)           NA                          425,372          616,380
   72   Multifamily - Sec. 42                  L(15),O(3)                    NA                          430,872          658,246
   73   Mixed Use - Self Storage/Retail        L(4),D(5.75),O(.25)           NA                          408,754          536,468
   74   Multifamily - Conventional             L(4),D(5.75),O(.25)           NA                          368,573          448,057
   75   CTL - Hospitality                      L(2)YM2.5%(16)                Interest Differential         Steps          377,399
   76   Retail - Unanchored                    L(4),D(5.75),O(.25)           NA                          394,675          502,429
   77   Multifamily - Conventional             L(4),D(5.75),O(.25)           NA                          355,723          440,126
   78   Multifamily - Conventional             L(4),D(25.75),O(.25)          NA                          357,651          450,870
   79   Hospitality - Limited Service          L(4),D(5.67),O(.25)           NA                          407,408          626,522
   80   Multifamily - Conventional             L(3),D(7)                     NA                          343,817          508,811
   81   Multifamily - Sec. 42                  L(15),O(3)                    NA                          382,919          457,551
   82   CTL - Hospitality                      L(2)YM2.5%(16)                Interest Differential         Steps          332,694
   83   Multifamily - Conventional             L(4),YM1%(10.75),O(.25)       Present Value               330,220          449,831
   84   Retail - Anchored                      L(4),D(5.75),O(.25)           NA                          318,750          403,056
   85   Hospitality - Limited Service          L(7),D(8)                     NA                          395,241          577,839
   86   Multifamily - Conventional             L(4),D(5.75),O(.25)           NA                          323,385          396,433
   87   Multifamily - Conventional             L(4),D(10.75),O(.25)          NA                          315,326          400,227
   88   Multifamily - Conventional             L(3),D(6.75),O(.25)           NA                          312,943          514,441
   89   Retail - Anchored                      L(4),YM1%(5.75),O(.25)        Interest Differential       339,254          477,463
   90   Hospitality - Limited Service          L(4),D(11)                    NA                          375,254          535,702
   91   Retail - Unanchored                    L(4),D(10.75),O(.25)          NA                          345,017          474,231
   92   Multifamily - Conventional             L(2.58),D(6.67),O(.75)        NA                          314,558          394,031
   93   Multifamily - Conventional             L(3),D(6.75),O(.25)           NA                          316,723          397,306
   94   Multifamily - Conventional             L(2.25),D(7.00),O(.75)        NA                          310,557          384,221
   95   Multifamily - Conventional             L(4),D(5.75),O(.25)           NA                          314,756          428,957
   96   Retail - Anchored                      L(3),YM1%(7)                  Interest Differential       324,404          422,825
   97   Hospitality - Limited Service          L(4),D(5.75),O(.25)           NA                          318,051          471,608
   98   Multifamily - Conventional             L(4),D(5.75),O(.25)           NA                          291,825          378,562
   99   CTL - Retail                           L(4),D(16.67)                 NA                            Steps          342,782
  100   Hospitality - Limited Service          L(4),D(5.75),O(.25)           NA                          308,552          499,054
  101   Multifamily - Conventional             L(4),D(5.75),O(.25)           NA                          294,700          376,157
  102   Retail - Unanchored                    L(4),D(5.75),O(.25)           NA                          307,053          417,537
  103   Retail - Unanchored                    L(4),D(5.75),O(.25)           NA                          383,779          481,338
---------------------------------------------------------------------------------------------------------------------------------

                                                                      Scheduled    Underwritten
                                                       Cut-Off        Maturity      Hospitality
                        Appraised      Appraisal       Date LTV       Date LTV     Average Daily                             Year
 Order    DSCR (x)      Value ($)        Date            (%)           (%)(4)       Rate ($)(6)        Year Built          Renovated
------------------------------------------------------------------------------------------------------------------------------------
  64       1.00       5,270,000         04/23/98         97.2           29.9                                    1985
  65       1.69       6,800,000         04/28/98         74.6           60.0           65.05                    1994
  66       1.30       7,605,000         06/19/98         65.8            1.3                                 Various

  67       1.37       6,700,000         04/27/98         74.1           51.8                                    1967         1991
  68       1.30       6,770,000         03/27/98         73.5           64.6                                    1964         1997
  69       1.79       8,750,000         04/15/98         56.8           49.9                                    1985

  70       1.44       6,400,000         04/01/98         77.3           62.2                                    1989
  71       1.45       9,300,000         04/23/98         51.9           42.2           43.00                    1928         1985
  72       1.53       7,500,000         08/20/98         62.6           46.3                                    1969         1998
  73       1.31       6,800,000         06/03/98         68.7           55.8                                    1988
  74       1.22       6,400,000         06/17/98         72.5           66.0                                    1974
  75       1.00       4,880,000         04/06/98         94.5           31.2              NA                    1984
  76       1.27       6,000,000         02/02/98         74.3           59.6                                    1994
  77       1.24       6,000,000         08/06/98         73.1           64.2                                    1974
  78       1.26       5,800,000         05/28/98         75.1            7.0                                    1974
  79       1.54       5,700,000         01/01/98         74.2           51.9           59.00                    1997
  80       1.48       5,700,000         03/31/98         73.3           64.7                                    1948         1998
  81       1.19       5,700,000         05/18/98         72.6           54.1                                    1997
  82       1.00       4,280,000         03/27/98         94.5           26.5              NA                    1980         1994
  83       1.36       5,200,000         03/25/98         77.5           60.2                                    1967
  84       1.26       5,600,000         06/15/98         71.7           62.6                              1982, 1985
  85       1.46       5,400,000         03/24/98         74.0           32.3           55.00                    1994         1996
  86       1.23       5,000,000         08/06/98         79.8           70.0                                    1970
  87       1.27       5,000,000         07/07/98         79.7           60.9                                    1992
  88       1.64       6,000,000         07/01/98         66.3           51.9                                    1968
  89       1.41       6,000,000         04/28/98         66.3           53.3                                    1970         1997
  90       1.43       5,900,000         01/22/98         67.4           45.5           52.67                    1984
  91       1.37       5,900,000         04/27/98         67.4           43.3                                    1990
  92       1.25       4,950,000         04/13/98         79.5           69.7                                    1980         1995
  93       1.25       4,875,000         12/22/97         79.6           70.1                                    1951
  94       1.24       5,240,000         06/08/98         73.9           64.7                                    1974         1995
  95       1.36       5,200,000         03/23/98         73.6           64.9                                    1965
  96       1.30       5,100,000         04/02/98         74.6           66.5                                    1996         1998
  97       1.48       5,000,000         04/27/98         74.6           60.0           60.12                    1986
  98       1.30       4,800,000         04/13/98         76.7           67.0                                    1985
  99       1.01       3,900,000         04/09/98         93.8            0.0                                    1998
 100       1.62       4,850,000         04/27/98         74.6           60.0           56.70                    1994
 101       1.28       6,300,000         03/18/98         56.9           50.2                        1912; 1959; 1966
 102       1.36       4,800,000         04/25/98         74.4           60.1                                    1987
 103       1.25       5,300,000         03/30/98         67.1           31.4                                    1989
----------------------------------------------------------------------------------------------------------------------------------

             Number of                     Loan Per
               Sq, Ft,                      Sq. Ft.,
               Units,                      Unit, Bed,     Occupancy
             Beds, Pads    Unit of          Pad or        Percentage       Rent Roll           Underwritten  Replacement
 Order        or Rooms     Measure         Room ($)          (%)            Date                       Reserves              Per
------------------------------------------------------------------------------------------------------------------------------------
   64           29,798      Sq. Ft.          171.85         100.0          05/21/98                                    0.00 Sq. Ft.
   65              100      Rooms         50,711.41          60.9                NA                 4.00 % of Gross Revenue Room
   66           57,893      Sq. Ft.           86.49         100.0          09/21/98                                    0.45 Sq. Ft.
   67          324,660      Sq. Ft.           15.29         100.0                NA                                    0.22 Sq. Ft.
   68              173      Units         28,741.98          88.0          05/07/98                                  250.00 Unit
   69           75,458      Sq. Ft.           65.89          90.9          08/01/98                                    0.15 Sq. Ft.
   70              103      Units         48,035.03          98.0          09/01/98                                  298.00 Unit
   71              304      Rooms         15,869.89          51.9                NA                 4.00 % of Gross Revenue Room
   72              276      Units         17,005.36          99.2          09/08/98                                  250.00 Unit
   73           78,661      Sq. Ft.           59.37         100.0          08/18/98                                    0.16 Sq. Ft.
   74               52      Units         89,230.76         100.0          06/12/98                                  250.00 Unit
   75              128      Rooms         36,016.94            NA                NA                                      NA Room
   76           30,250      Sq. Ft.          147.35         100.0          08/24/98                                    0.15 Sq. Ft.
   77              144      Units         30,475.21          92.2          09/23/98                                  321.00 Unit
   78              160      Units         27,215.05          93.0          07/23/98                                  250.00 Unit
   79              115      Rooms         36,785.89          85.0                NA                 3.92 % of Gross Revenue Room
   80              216      Units         19,328.56          92.0          02/09/98                                  250.00 Unit
   81              198      Units         20,894.05          99.0          07/20/98                                  250.00 Unit
   82              150      Rooms         26,955.63            NA                NA                                      NA Room
   83              231      Units         17,437.66          97.0          04/21/98                                  250.00 Unit
   84           42,848      Sq. Ft.           93.68          94.9          08/17/98                                    0.20 Sq. Ft.
   85              118      Rooms         33,859.54          67.0                NA                 4.00 % of Gross Revenue Room
   86              152      Units         26,246.59          95.2          09/23/98                                  342.00 Unit
   87              105      Units         37,955.32         100.0          08/01/98                                  252.00 Unit
   88              140      Units         28,423.07          98.0          07/01/98                                  250.00 Unit
   89          145,229      Sq. Ft.           27.39          98.3          05/01/98                                    0.16 Sq. Ft.
   90              105      Rooms         37,891.62          70.0                NA                 4.00 % of Gross Revenue Room
   91           63,869      Sq. Ft.           62.22          92.4          08/01/98                                    0.18 Sq. Ft.
   92              200      Units         19,672.40          95.4          04/16/98                                  273.00 Unit
   93              168      Units         23,087.45          85.0          04/15/98                                  252.98 Unit
   94              164      Units         23,595.77          98.0          06/25/98                                  274.00 Unit
   95              239      Units         16,001.77          94.0          04/18/98                                  300.00 Unit
   96           75,100      Sq. Ft.           50.66         100.0          08/25/98                                    0.10 Sq. Ft.
   97               80      Rooms         46,609.75          69.0                NA                 4.00 % of Gross Revenue Room
   98              140      Units         26,296.24          96.6          06/26/98                                  300.00 Unit
  99           10,125      Sq. Ft.          361.10         100.0          04/12/98                                    0.30 Sq. Ft.
  100               85      Rooms         42,557.81          67.8                NA                 4.00 % of Gross Revenue Room
  101               79      Units         45,362.86          99.0          05/21/98                                  250.00 Unit
  102           34,021      Sq. Ft.          105.00         100.0          07/01/98                                    0.10 Sq. Ft.
  103           66,289      Sq. Ft.           53.64          93.2          09/01/98                                    0.35 Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------


                                                                     Largest                                                2nd
                                                     Largest          Tenant                                              Largest
                                                     Tenant           Lease                                               Tenant
                                                   Area Leased     Expiration                                           Area Leased
 Order        Largest Tenant Name                   (Sq. Ft.)         Date             2nd Largest Tenant Name           (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
   64     Rite Aid of California                      29,798         05/31/20
   65
   66     Southeastern Eye Center Greensboro          47,975         07/01/12   Central Carolina Surgical
                                                                                Eye Associates Hickory                     4,000
   67     M.J. Resurrection, Inc.                    324,660         07/01/13
   68
   69     Chesapeake Orthopedic and Sports Medicine   20,544         03/31/04   Baltimore Washington Eye
                                                                                Center of Paul A. Kohlhepp                 9,792
   70
   71
   72
   73     The Fish Cove                                2,640         04/01/99   AirHardware                                2,420
   74
   75     Motel 6                                     33,210         05/31/16
   76     Blockbuster Music                           14,950         10/31/99   Kinkos                                     7,000
   77
   78
   79
   80
   81
   82     Motel 6                                     37,704         05/31/16
   83
   84     American Drug Stores                        18,160         05/01/06   Dental Clinic                              3,600
   85
   86
   87
   88
   89     K-Mart                                      55,552         03/31/04   J. C. Penney                              38,720
   90
   91     El Tropico Rest.                             7,500         03/31/01   Martino Tire                               5,250
   92
   93
   94
   95
   96     Deseret Industries                          25,200         05/01/08   OfficeMax                                 23,500
   97
   98
   99     CVS Corporation                             10,125         01/31/19
  100
  101
  102     Gallery Fine Furniture                       6,800         05/01/01   Chilli's Restaurant                        6,000
  103     Georgia Carpet Outlet                       12,197         07/01/02   6 Pockets                                  8,022
---------------------------------------------------------------------------------------------------------------------------------

              2nd                                                                3rd                 3rd
             Largest                                                           Largest             Largest
             Tenant                                                            Tenant              Tenant
             Lease                                                              Area               Lease
           Expiration                                                          Leased            Expiration
 Order        Date            3rd Largest Tenant Name                         (Sq. Ft.)             Date
-----------------------------------------------------------------------------------------------------------
   64
   65
   66       02/01/02    Central Carolina Surgical Eye Associates Winston-Salem   2,775            11/01/02

   67
   68
   69       03/31/03    American Radiology Services, Inc.                        7,152            06/30/01

   70
   71
   72
   73       12/31/99    Mr. Dryclean                                             1,600            04/14/03
   74
   75
   76       04/09/05    Men's Wearhouse                                          4,500            05/31/00
   77
   78
   79
   80
   81
   82
   83
   84       07/01/02    Tandy Corp.                                              2,400            01/01/01
   85
   86
   87
   88
   89       08/31/99    Staples                                                 23,526            10/31/07
   90
   91       07/31/02    Nevada Bob's                                             4,500            01/31/00
   92
   93
   94
   95
   96       01/31/11    United Furniture Warehouse                              21,600            08/01/16
   97
   98
   99
  100
  101
  102       06/13/07    Mattress & More                                          3,900            12/30/00
  103       07/01/02    Waterbed Suite-MTM                                           0                  NA
-----------------------------------------------------------------------------------------------------------

                                     FIRST UNION COMMERCIAL MORTGAGE TRUST, FUNB SERIES 1999-C1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                             ANNEX A-1

         Control
 Order   Number             Property Name                                 Address                                        City
------------------------------------------------------------------------------------------------------------------------------------
104      9821029      Spanish Oaks                                   7557 Arlington Expressway                      Jacksonville
105      9821027      Abbey Apts.                                    1415 Abbey Place                               Charlotte
106        10019      Royal Palms                                    40890 Sandy Gale Lane                          Palm Desert
107      9823054      Motel 6 1261 Houston - Spring                  19606 Cypresswood Court                        Spring
108      9822036      Best Buy store # 545                           2201 Farrand Drive                             Wilmington
109      9822140      Days Inn Oceanside                             435 N. Atlantic Blvd.                          Ft. Lauderdale
110      9821052      Welby Park Estates                             1399 Phillips Road                             New Bedford
111      9823076      Motel 6 284 South Deerfield                    Route 5 & 10                                   South Deerfield
112      9821133      Coopers Pond Apts.                             543 Cricklewood Drive                          State College
113      9822015      Round Grove Crossing Shopping
                        Center / Park Lane Village                   297 W. FM 3040 / 502 S. Old Orchard Lane       Lewisville
114      9822131      Best Western Staunton Inn                      260 Rowe Road                                  Staunton
115      9823010      Rite Aid Littleton                             118 136 Meadow Street                          Littleton
116      9822064      7 Perimeter Road                               7 Perimeter Road                               Manchester
117      9822159      Celluar One Shopping Center                    1170 West Patrick Street                       Frederick
118      9821010      Greenridge Apartments                          2045 Highway 41 South                          Greenbrier
119      9821061      Naples Place                                   1900-2052 Sunshine Blvd.; 4544-4626 Sunset     Naples
                                                                        Blvd.; 5270-5340 16th Place;5451-5501 16th
                                                                        Place; 6240-6256 Rattlesnake Hammock Rd.
120      9822185      Sun Center                                     101 SE 2nd Place                               Gainesville
121      9821014      Signal Hill Apartments                         138-102 Signal Hill Drive                      Statesville
122      9821053      Lakeview Townhomes                             4811 Likins Circle                             Wichita Falls
123      9821024      Granville Apts.                                3730 N. Sharon Amity                           Charlotte
124      9822167      Chesapeake Station                             Maryland Route 261                             Chesapeake Beach
125      9822018      Chapel Trail Commerce Center                   911 NW 209th Avenue                            Pembroke Pines
126      9822122      Gateway Plaza-Las Vegas                        1306 and 1318 Craig Road                       N Las Vegas
127      9822060      48th Executive Court                           1107 48th Avenue North                         Myrtle Beach
128      9821001      Brookstone Manor                               135 Elm Street                                 Milford
129      9821062      Gardena West Partnership                       1261 - 1281 W. Rosecrans Ave.                  Gardena
130      9821040      Westgate Apartments                            550 Lawrenceville Road                         Lawrenceville
131        20025      Midtown Market Shopping Center                 764 Airport Rd.                                Chapel Hill
132      9822059      EZ8 Motel (Good Nite Inn)                      5201 South Industrial Road                     Las Vegas
133      9822192      Grandview Plaza Office Building                10850 Traverse Hwy                             Traverse City
134      9823082      Rite Aid Norfolk                               6124 Chesapeake Boulevard                      Norfolk
135        30092      Walgreen Pembroke Pines Pines Boulevard        15911 Pines Boulevard                          Pembroke Pines
136      9821045      Sand Cove Apartments                           3813 Gulf Blvd                                 St. Petersburg
137      9822012      AmeriHost Inn / Athens                         20 East Home St                                Athens
138      9823032      Walgreen Melbourne Wickham                     Wickham Road & Post Road                       Melbourne
139      9821149      Greenlawn Apartments                           11211 Greenlawn Avenue                         Culver City
140      9821115      Tennessee Village Apartments                   4404 Tennessee Avenue                          Nashville
141      9822038      Holiday Inn Express                            234 Hendersonville Road                        Asheville
142      9821150      New Meadowbrook Village                        903-1005 East Front Street                     Plainfield
143      9823115      Rite Aid Saginaw Genesee                       525 West Genesee Avenue                        Saginaw
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Cumulative
                                                                                                    % of             % of
                                     Cross                                                        Aggregate        Aggregate
                                 Collateralized          Original           Cut-Off Date        Cut-Off Date     Cut-Off Date
Order    State    Zip Code          Groups               Balance $            Balance $            Balance          Balance
-----------------------------------------------------------------------------------------------------------------------------
104       FL     32211                                  3,560,000           3,540,649               0.30            75.02
105       NC     28209                                  3,484,000           3,465,160               0.30            75.32
106       CA     92211                                  3,450,000           3,440,023               0.30            75.62
107       TX     77388                                  3,580,490           3,429,285               0.29            75.91
108       DE     19808                                  3,450,000           3,400,748               0.29            76.20
--------------------------------------------------------------------------------------------------------------------------
109       FL     33304                                  3,360,000           3,344,868               0.29            76.49
110       MA     02745                                  3,320,000           3,303,934               0.28            76.77
111       MA     01373                                  3,442,399           3,297,026               0.28            77.06
112       PA     16803                                  3,280,000           3,270,465               0.28            77.34
113       TX     75067                                  3,225,000           3,194,175               0.27            77.61

--------------------------------------------------------------------------------------------------------------------------
114       VA     24401                                  3,190,000           3,171,949               0.27            77.89
115       NH     03263                                  3,193,253           3,164,032               0.27            78.16
116       NH     03103                                  3,150,000           3,135,708               0.27            78.43
117       MD     21703                                  3,100,000           3,087,146               0.27            78.69
118       TN     37073                                  3,080,000           3,062,282               0.26            78.96
--------------------------------------------------------------------------------------------------------------------------
119       FL     34116                                  3,000,000           2,986,725               0.26            79.21


120       FL     32601                                  3,000,000           2,980,762               0.26            79.47
121       NC     28625                                  3,000,000           2,969,444               0.26            79.72
122       TX     76308                                  2,960,000           2,945,639               0.25            79.98
123       NC     28205                                  2,944,000           2,928,080               0.25            80.23
--------------------------------------------------------------------------------------------------------------------------
124       MD     20732                                  2,925,000           2,914,055               0.25            80.48
125       FL     33029                                  2,920,000           2,890,988               0.25            80.73
126       NV     89030                                  2,900,000           2,887,966               0.25            80.98
127       SC     29577                                  2,900,000           2,878,439               0.25            81.22
128       NH     03055                                  2,880,000           2,861,440               0.25            81.47
--------------------------------------------------------------------------------------------------------------------------
129       CA     90247                                  2,864,000           2,851,551               0.25            81.71
130       NJ     08648                                  2,857,500           2,841,705               0.24            81.96
131       NC     27514                                  2,800,000           2,794,346               0.24            82.20
132       NV     89118                                  2,765,000           2,745,445               0.24            82.43
133       MI     49684                                  2,750,000           2,739,073               0.24            82.67
--------------------------------------------------------------------------------------------------------------------------
134       VA     23513                                  2,756,771           2,735,911               0.24            82.91
135       FL     33029                                  2,742,310           2,725,955               0.23            83.14
136       FL     33706                                  2,740,000           2,726,706               0.23            83.37
137       OH     45701                                  2,750,000           2,712,288               0.23            83.61
138       FL     32935                                  2,754,169           2,709,583               0.23            83.84
--------------------------------------------------------------------------------------------------------------------------
139       CA     90230                                  2,700,000           2,690,083               0.23            84.07
140       TN     37209                                  2,700,000           2,689,455               0.23            84.30
141       NC     28803                                  2,700,000           2,664,253               0.23            84.53
142       NJ     07061                                  2,667,000           2,658,377               0.23            84.76
143       MI     48602                                  2,659,390           2,639,020               0.23            84.99
--------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                       Original       Remaining
             Mortgage  Administrative     Accrual                                                      Interest-Only   Interest-Only
 Order       Rate (%)   Cost Rate (%)      Basis                      Amortization Type                Period (Mos.)   Period (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
104           7.190        0.042         Actual/360           Amortizing Balloon                            NA              NA
105           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
106           6.770        0.042         Actual/360           Amortizing Balloon                            NA              NA
107           7.235        0.177         30/360               Amortizing Balloon                            NA              NA
108           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------
109           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
110           7.010        0.042         Actual/360           Amortizing Balloon                            NA              NA
111           7.235        0.177         30/360               Amortizing Balloon                            NA              NA
112           6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
113           7.330        0.042         Actual/360           Amortizing Balloon                            NA              NA

-------------------------------------------------------------------------------------------------------------------------------
114           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
115           6.942        0.042         30/360               Amortizing Balloon                            NA              NA
116           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
117           7.000        0.042         30/360               Amortizing Balloon                            NA              NA
118           8.375        0.042         30/360               Fully Amortizing                              NA              NA
-------------------------------------------------------------------------------------------------------------------------------
119           6.800        0.042         Actual/360           Amortizing Balloon                            NA              NA


120           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
121           7.000        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
122           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
123           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------
124           6.800        0.042         Actual/360           Amortizing Balloon                            NA              NA
125           7.130        0.042         Actual/360           Amortizing Balloon                            NA              NA
126           7.050        0.042         Actual/360           Amortizing Balloon                            NA              NA
127           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
128           6.950        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------
129           6.870        0.042         Actual/360           Amortizing Balloon                            NA              NA
130           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
131           7.120        0.042         Actual/360           Amortizing Balloon                            NA              NA
132           7.500        0.042         Actual/360           Amortizing Balloon                            NA              NA
133           7.500        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------
134           6.826        0.042         30/360               Amortizing Balloon                            NA              NA
135           6.500        0.042         30/360               Amortizing Balloon                            NA              NA
136           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
137           7.500        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
138           7.125        0.042         30/360               Fully Amortizing                              NA              NA
-------------------------------------------------------------------------------------------------------------------------------
139           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
140           6.625        0.042         Actual/360           Amortizing Balloon                            NA              NA
141           7.750        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
142           7.375        0.042         Actual/360           Amortizing Balloon                            NA              NA
143           7.290        0.042         30/360               Fully Amortizing                              NA              NA
-------------------------------------------------------------------------------------------------------------------------------

             Original       Remaining
             Term to        Term to          Original           Remaining
             Maturity       Maturity       Amortization        Amortization     Origination     Maturity              Balloon
 Order        (Mos.)         (Mos.)         Term (Mos.)         Term (Mos.)        Date           Date              Balance ($)
--------------------------------------------------------------------------------------------------------------------------------
104             120            112              360                 352           05/06/98       06/01/08           3,120,888
105             180            172              360                 352           05/07/98       06/01/13           2,691,598
106             120            116              360                 356           09/21/98       10/01/08           2,990,685
107             216            208              265                 257           05/29/98       06/01/16           1,132,852
108             120            112              240                 232           05/21/98       06/01/08           2,366,817
109             120            116              300                 296           09/14/98       10/01/08           2,677,603
110             120            113              360                 353           06/23/98       07/01/08           2,897,097
111             216            208              265                 257           05/29/98       06/01/16           1,089,161
112             120            116              360                 356           09/30/98       10/01/08           2,841,771
113             120            111              300                 291           05/01/98       05/01/08           2,607,136

114             120            115              300                 295           08/26/98       09/01/08           2,551,778
115             264            256              315                 307           05/21/98       06/01/20             974,998
116             120            113              360                 353           07/01/98       07/01/08           2,766,100
117             180            175              360                 355           08/27/98       09/01/13           2,294,585
118             360            351              360                 351           05/01/98       05/01/28                   -
119             120            114              360                 354           07/10/98       08/01/08           2,602,789


120             120            114              300                 294           07/29/98       08/01/08           2,418,807
121             300            291              300                 291           04/17/98       05/01/23             164,219
122             120            113              360                 353           06/25/98       07/01/08           2,582,268
123             180            172              360                 352           05/07/98       06/01/13           2,274,415
124             120            115              360                 355           08/20/98       09/01/08           2,537,374
125             120            111              300                 291           04/15/98       05/01/08           2,346,120
126             120            114              360                 354           07/31/98       08/01/08           2,532,911
127             120            113              300                 293           06/17/98       07/01/08           2,338,594
128             120            111              360                 351           04/28/98       05/01/08           2,509,203
129             120            114              360                 354           07/13/98       08/01/08           2,489,499
130             180            172              360                 352           05/29/98       06/01/13           2,199,154
131             180            177              360                 357           10/15/98       11/01/13           2,153,450
132             120            113              300                 293           06/25/98       07/01/08           2,246,706
133             120            116              300                 296           09/10/98       10/01/08           2,234,007
134             264            257              326                 319           06/16/98       07/01/20             969,498
135             236            232              285                 281           09/18/98       06/01/18             811,888
136             120            113              360                 353           06/10/98       07/01/08           2,390,342
137             240            232              240                 232           05/04/98       06/01/18             104,324
138             234            226              234                 226           05/15/98       12/01/17                   -
139             120            115              360                 355           08/18/98       09/01/08           2,346,931
140             120            115              360                 355           08/26/98       09/01/08           2,331,021
141             240            232              240                 232           05/22/98       06/01/18             110,199
142             180            175              360                 355           08/17/98       09/01/13           2,074,793
143             237            233              237                 233           09/09/98       07/01/18                   -
------------------------------------------------------------------------------------------------------------------------------


                                                                                                              Annual
                                                                                  Yield Maintenance        Debt Service    Net Cash
  Order        Property Type                        Prepayment Provisions         Calculation Method          ($)(3)       Flow ($)
-----------------------------------------------------------------------------------------------------------------------------------
  104   Multifamily - Conventional                L(4),D(6)                       NA                          289,689      457,427
  105   Multifamily - Conventional                L(4),YM1%(10.75),O(.25)         Present Value               284,071      380,278
  106   Multifamily - Conventional                L(2.17),D(7.08),O(.75)          NA                          269,070      340,572
  107   CTL - Hospitality                         L(2)YM2.5%(16)                  Interest Differential         Steps      282,168
  108   Retail - Anchored                         L(4),D(6)                       NA                          326,213      471,503
  109   Hospitality - Full Service                L(3),D(6.75),O(.25)             NA                          281,766      448,096
  110   Multifamily - Conventional                L(2.42),D(6.83),O(.75)          NA                          265,324      410,257
  111   CTL - Hospitality                         L(2)YM2.5%(16)                  Interest Differential         Steps      271,286
  112   Multifamily - Conventional                L(4),D(5.75),O(.25)             NA                          255,288      354,591
  113   Retail - Unanchored                       L(3),YM5%(2),5%(1),4%(1)3%(1),  Interest Differential       281,724      369,205
                                                   2%(1),1%(.75),O(.25)

  114   Hospitality - Limited Service             L(4),D(5.75),O(.25)             NA                          270,555      425,523
  115   CTL - Retail                              L(4),D(18)                      NA                          264,627      264,627
  116   Industrial - Warehouse/Distribution       L(3),D(6),O(1)                  NA                          257,863      377,837
  117   Retail - Unanchored                       L(2.25),D(12.5),O(.25)          NA                          247,493      329,028
  118   Multifamily - Sec. 42                     L(15),O(15)                     NA                          280,923      341,927
  119   Multifamily - Conventional                L(4),D(5.75),O(.25)             NA                          234,693      329,352


  120   Mixed Use - Office/Retail                 L(4),D(5.75),O(.25)             NA                          260,211      349,647
  121   Multifamily - Conventional                L(3),D(12),O(10)                NA                          254,441      332,479
  122   Multifamily - Conventional                L(3),D(6.75),O(.25)             NA                          236,315      301,212
  123   Multifamily - Conventional                L(4),YM1%(10.75),O(.25)         Present Value               240,042      308,070
  124   Retail - Anchored                         L(3),D(6.75),O(.25)             NA                          228,826      336,235
  125   Industrial - Warehouse/Distribution       L(3),D(7)                       NA                          250,569      359,288
  126   Retail - Anchored                         L(3),D(6.75),O(.25)             NA                          232,695      293,696
  127   Office                                    L(5),D(4.75),O(.25)             NA                          251,537      334,522
  128   Multifamily - Conventional                L(2.58),D(7.42)                 NA                          228,769      307,760
  129   Multifamily - Conventional                L(4),D(5.75),O(.25)             NA                          225,658      283,717
  130   Multifamily - Conventional                L(2.5),D(12.5)                  NA                          231,018      291,593
  131   Retail - Unanchored                       L(4),D(10.75),O(.25)            NA                          226,256      292,453
  132   Hospitality - Limited Service             L(4),D(5.75),O(.25)             NA                          245,197      365,387
  133   Office                                    L(4),D(5.75),O(.25)             NA                          243,867      327,773
  134   CTL - Retail                              L(4),D(18)                      NA                          223,332      223,332
  135   CTL - Retail                              L(8),D(11.67)                   NA                          226,917      254,147
  136   Multifamily - Conventional                L(4),D(5.75),O(.25)             NA                          218,751      283,798
  137   Hospitality - Limited Service             L(5),YM1%(10),5%(1),4%(1),      Interest Differential       265,846      394,701
                                                   3%(1),2%(1),1%(.75),O(.25)
  138   CTL - Retail                              L(6),D(13.5)                    NA                          261,736      262,521
  139   Multifamily - Conventional                L(4),D(5.75),O(.25)             NA                          212,845      316,195
  140   Multifamily - Conventional                L(4),D(5.75),O(.25)             NA                          207,461      283,734
  141   Hospitality - Limited Service             L(8),YM1%(7),5%(1),4%(1),       Interest Differential       265,987      459,317
                                                   3%(1),2%(1),O(1)
  142   Multifamily - Conventional                L(4),D(10.75),O(.25)            NA                          221,044      282,858
  143   CTL - Retail                              L(4),D(15.75)                   NA                          254,429      255,192
-----------------------------------------------------------------------------------------------------------------------------------

                                                                      Scheduled    Underwritten
                                                       Cut-Off        Maturity      Hospitality
                        Appraised      Appraisal       Date LTV       Date LTV     Average Daily                             Year
 Order    DSCR (x)      Value ($)        Date            (%)           (%)(4)       Rate ($)(6)        Year Built          Renovated
------------------------------------------------------------------------------------------------------------------------------------
 104       1.58       4,450,000         03/06/98         79.6           70.1                               1969               1995
 105       1.34       4,380,000         03/25/98         79.1           61.5                               1966
 106       1.27       4,600,000         08/27/98         74.8           65.0                               1986               1995
 107       1.00       3,630,000         03/18/98         94.5           31.2              NA               1984
 108       1.45       6,800,000         03/17/98         50.0           34.8                               1983               1995
 109       1.59       4,800,000         05/29/98         69.7           55.8           67.00               1956               1997
 110       1.55       4,150,000         06/10/98         79.6           69.8                               1984               1995
 111       1.00       3,490,000         04/03/98         94.5           31.2              NA               1977
 112       1.39       4,100,000         08/14/98         79.8           69.3                               1973               1993
 113       1.31       4,300,000         11/14/97         74.3           60.6                               1984

 114       1.57       4,400,000         04/28/98         72.1           58.0           49.58               1988
 115       1.00       3,250,000         04/03/98         97.4           30.0                               1998
 116       1.47       4,250,000         06/16/98         73.8           65.1                               1983
 117       1.33       4,200,000         06/26/98         73.5           54.6                               1989
 118       1.22       3,880,000         04/15/98         78.9            0.0                               1996
 119       1.40       4,380,000         06/15/98         68.2           59.4                               1985               1996


 120       1.34       4,000,000         03/26/98         74.5           60.5                               1985               1985
 121       1.31       3,750,000         03/27/98         79.2            4.4                               1974
 122       1.27       3,700,000         04/24/98         79.6           69.8                               1975               1997
 123       1.28       3,680,000         03/25/98         79.6           61.8                               1966
 124       1.47       3,900,000         07/23/98         74.7           65.1                               1987
 125       1.43       3,750,000         01/15/98         77.1           62.6                               1996
 126       1.26       4,000,000         06/02/98         72.2           63.3                               1996
 127       1.33       4,200,000         03/12/98         68.5           55.7                               1984
 128       1.35       3,600,000         04/02/98         79.5           69.7                               1985               1995
 129       1.26       3,580,000         06/10/98         79.7           69.5                               1970
 130       1.26       3,600,000         05/21/98         78.9           61.1                               1962
 131       1.29       3,725,000         08/06/98         75.0           57.8                               1967               1998
 132       1.49       3,950,000         05/26/98         69.5           56.9           32.25               1981
 133       1.34       3,850,000         06/17/98         71.1           58.0                               1976
 134       1.00       2,770,000         04/22/98         98.8           35.0                               1998
 135       1.12       3,000,000         02/02/98         90.9           27.1                               1998
 136       1.30       3,625,000         05/05/98         75.2           65.9                               1973
 137       1.48       4,600,000         09/15/97         59.0            2.3           56.50               1996
 138       1.00       3,150,000         03/09/98         86.0            0.0                               1998
 139       1.49       3,600,000         06/09/98         74.7           65.2                               1988
 140       1.37       3,775,000         10/02/97         71.2           61.8                               1969
 141       1.73       3,600,000         09/16/97         74.0            3.1           69.00               1995               1995
 142       1.28       3,335,000         05/22/98         79.7           62.2                               1937               1988
 143       1.00       2,870,000         07/31/98         92.0            0.0                               1998
-----------------------------------------------------------------------------------------------------------------------------------

             Number of                     Loan Per
               Sq, Ft,                      Sq. Ft.,
               Units,                      Unit, Bed,     Occupancy
             Beds, Pads    Unit of          Pad or        Percentage       Rent Roll           Underwritten  Replacement
 Order        or Rooms     Measure         Room ($)          (%)            Date                       Reserves              Per
------------------------------------------------------------------------------------------------------------------------------------
  104              194      Units         18,250.77          95.9          04/14/98                                  271.00 Unit
  105              128      Units         27,071.56          97.0          04/21/98                                  250.00 Unit
  106              102      Units         33,725.72          96.1          09/03/98                                  260.00 Unit
  107              108      Rooms         31,752.64            NA                NA                                      NA Room
  108           48,000      Sq. Ft.           70.85         100.0                NA                                    0.28 Sq. Ft.
  109               84      Rooms         39,819.86          67.3                NA                 4.00 % of Gross Revenue Room
  110              108      Units         30,591.98          96.3          06/11/98                                  250.00 Unit
  111              124      Rooms         26,588.92            NA                NA                                      NA Room
  112               90      Units         36,338.50         100.0          08/01/98                                  286.00 Unit
  113           75,778      Sq. Ft.           42.15          95.2          07/27/98                                    0.12 Sq. Ft.

  114               80      Rooms         39,649.36          73.1                NA                 4.00 % of Gross Revenue Room
  115           12,696      Sq. Ft.          249.21         100.0          05/21/98                                    0.00 Sq. Ft.
  116          122,400      Sq. Ft.           25.62         100.0          09/15/98                                    0.27 Sq. Ft.
  117           22,489      Sq. Ft.          137.27         100.0          07/01/98                                    0.15 Sq. Ft.
  118              120      Units         25,519.02          94.0          03/07/98                                  250.00 Unit
  119              118      Units         25,311.23          95.2          06/19/98                                  310.00 Unit


  120           55,518      Sq. Ft.           53.69          91.8(7)       07/29/98                                    0.13 Sq. Ft.
  121              122      Units         24,339.70          99.0          02/17/98                                  255.00 Unit
  122              120      Units         24,546.99          90.0          06/18/98                                  250.00 Unit
  123              101      Units         28,990.89          97.0          04/21/98                                  250.00 Unit
  124           41,123      Sq. Ft.           70.86          88.5          07/27/98                                    0.17 Sq. Ft.
  125           55,500      Sq. Ft.           52.09          97.0          09/15/98                                    0.20 Sq. Ft.
  126           16,134      Sq. Ft.          179.00         100.0          07/01/98                                    0.11 Sq. Ft.
  127           48,172      Sq. Ft.           59.75          98.1          01/01/98                                    0.44 Sq. Ft.
  128               92      Units         31,102.61          96.7          04/25/98                                  250.00 Unit
  129               84      Units         33,947.03          95.2          05/31/98                                  259.00 Unit
  130               72      Units         39,468.13         100.0          03/01/98                                  250.00 Unit
  131           21,313      Sq. Ft.          131.11         100.0          10/01/98                                    0.10 Sq. Ft.
  132              127      Rooms         21,617.68          66.0                NA                 4.00 % of Gross Revenue Room
  133           61,847      Sq. Ft.           44.29         100.0          05/01/98                                    0.14 Sq. Ft.
  134           10,752      Sq. Ft.          254.46         100.0          06/16/98                                    0.00 Sq. Ft.
  135           15,930      Sq. Ft.          171.12         100.0          04/06/98                                    0.20 Sq. Ft.
  136               72      Units         37,870.92          97.0          05/01/98                                  250.00 Unit
  137              102      Rooms         26,591.06          63.5                NA                 4.00 % of Gross Revenue Room
  138           15,930      Sq. Ft.          170.09         100.0          05/15/98                                    0.30 Sq. Ft.
  139               42      Units         64,049.60          97.6          08/15/98                                  250.00 Unit
  140              288      Units          9,338.39          96.5          08/06/98                                  250.00 Unit
  141               72      Rooms         37,003.51          71.0                NA                 4.00 % of Gross Revenue Room
  142               80      Units         33,229.72          94.3          07/23/98                                  250.00 Unit
  143           11,180      Sq. Ft.          236.05         100.0          09/09/98                                    0.30 Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------

                                                                     Largest                                                2nd
                                                     Largest          Tenant                                              Largest
                                                     Tenant           Lease                                               Tenant
                                                   Area Leased     Expiration                                           Area Leased
 Order        Largest Tenant Name                   (Sq. Ft.)         Date             2nd Largest Tenant Name           (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
  104
  105
  106
  107      Motel 6                                   49,143          05/31/16
  108      Best Buy                                  48,000          01/31/07
  109
  110
  111      Motel 6                                   37,000          05/31/16
  112
  113      Fitness World                             11,167          04/30/04   Dolgencorp of Texas, Inc.                 6,432

  114
  115      Rite Aid of New Hampshire                 12,696          05/31/20
  116      U.S. Postal Service                       33,600          01/31/04   Zydacron, Inc.                           21,600
  117      Blockbuster Video                          6,111          12/31/99   Music & Arts                              3,470
  118
  119
  120      Downtown Athletic Club                    10,390          07/01/02   Alachua County Facilities Mgt.            7,280
  121
  122
  123
  124      Roland's Supermarket                      16,675          07/31/08   Chesapeake Drug                           6,646
  125      American Aviation                          7,500          08/31/00   Sherwin Williams                          4,500
  126      Rancher Bar & Grill                        3,954          10/01/07   Optionz Haircutz                          1,800
  127      GSA                                        6,720          06/30/99   Crestar                                   3,259
  128
  129
  130
  131      Ladies Health and Fitness                  7,268          12/31/08   Fosters Market                            5,530
  132
  133      Distribution solutions Inter              14,892          09/30/06   Hagerty Insurance Co                      6,008
  134      Rite Aid of Virginia                      10,752          06/30/20
  135      Walgreen Company                          15,930          06/30/18
  136
  137
  138      Walgreen Company                          15,930          12/31/17
  139
  140
  141
  142
  143      Rite Aide of Michigan                     11,180          08/27/18
---------------------------------------------------------------------------------------------------------------------------------

              2nd                                                                3rd                 3rd
             Largest                                                           Largest             Largest
             Tenant                                                            Tenant              Tenant
             Lease                                                              Area               Lease
           Expiration                                                          Leased            Expiration
 Order        Date            3rd Largest Tenant Name                         (Sq. Ft.)             Date
-----------------------------------------------------------------------------------------------------------
  104
  105
  106
  107
  108
  109
  110
  111
  112
  113        01/24/01       Barbara Mebane & Tony McGee                          5,943            07/31/00

  114
  115
  116        07/31/99       Valinor, Inc.                                       16,800            08/31/01
  117        02/28/02       Casual Male                                          3,378            01/01/01
  118
  119


  120        09/30/98(7)    Humana                                               4,500            11/01/99
  121
  122
  123
  124        02/28/02       U.S. Postal Service                                  4,555            09/30/07
  125        12/31/00       St. Edwards                                          3,000            07/31/99
  126        12/01/01       Dairy Queen                                          1,500            10/01/06
  127        12/31/99       Medical Optical                                      2,778            06/30/99
  128
  129
  130
  131        12/01/01       Flying Burrito                                       3,244            12/01/07
  132
  133        01/01/00       Physicians MSO                                       5,995            06/30/00
  134
  135
  136
  137
  138
  139
  140
  141
  142
  143
-----------------------------------------------------------------------------------------------------------

                                     FIRST UNION COMMERCIAL MORTGAGE TRUST, FUNB SERIES 1999-C1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                             ANNEX A-1

         Control
 Order   Number             Property Name                                Address                                         City
------------------------------------------------------------------------------------------------------------------------------
144      9823009   Rite Aid Dover                                   1580 S. Dupont Highway                           Dover
145      9823074   Motel 6 134 San Antonio (N)                      9503 Interstate Highway 35 No.                   San Antonio
146      9822156   Town West Plaza                                  1400 Westmore Avenue                             Terrell
147      9821060   Vintage Square Apartments                        1176 Rosemarie Lane                              Stockton
148      9823109   Rite Aid - Dixie Highway, Lousiville             4721 Dixie Highway                               Louisville
149      9821039   Cohannet Village                                 203 - 207 Winthrop Street                        Taunton
150      9821130   Shelbourne Towers                                860 Twentieth Street                             Knoxville
151      9822141   Holiday Inn Express                              US 11& 64                                        Lexington
152      9823031   Walgreen Jacksonville St Augustine               4297 Oldfield Crossing Drive                     Jacksonville
153      9821081   Southampton Apartments                           1400 Henderson Road                              Angleton
154      9822189   4600 N. Harlem                                   4600 N. Harlem                                   Harwood Heights
155      9821066   Southern Pines                                   15373 St. Charles St.                            Gulfport
156      9821002   Boca Winds                                       530 N.E. 47th Street                             Boca Raton
157      9822031   Wilson Square Shopping Center                    6855 Wilson Boulevard                            Jacksonville
158      9822091   Glenside Kmart                                   5432 Glenside Drive                              Richmond
159      9822089   Best Western Inn at Chimney Hill                 901 University Drive                             College Station
160      9822134   Comfort Inn Troutville                           2654 Lee Highway                                 Troutville
161      9823094   Eckerd Pompano Sample                            850 East Sample Road                             Pompano Beach
162      9823121   Walgreen Hialeah 4th Ave                         SEC Southeast 4th Ave                            Hialeah
163      9821021   Villa East                                       2121 Village Lake Drive                          Charlotte
164      9822047   Comcast Data Center                              1303 Wrights Lane                                East Goshen
165      9822079   F & W Office Park - Bldg. F                      3800 Electric Rd                                 Roanoke
166      9823030   Walgreens Ft Worth                               6555 Forest Hill Drive                           Forest Hill
167      9823012   Rite Aid Louisville - Taylor & Bluegrass         4901 Taylor                                      Louisville
168      9822078   Warner Self Storage                              6415 DeSota Ave.                                 Woodland Hills
169      9823113   Eckerd - Charlotte - Harris Blvd                 7115 East Harris Blvd                            Charlotte
170        10000   1021/1101/1103-1137/1200 Lawrence; 1200 Clement  1021/1101/1103-1137/1200 Lawrence; 1200 Clement  Radford
171      9821121   Country Club Estates                             413 West 11th Street                             Alexandria
172      9822026   Sack And Save Grocery                            915 S.R. 19 North                                Meridian
173      9823028   Rite Aid - Portland                              1952 North Lombard Street                        Portland
174      9821038   Thrippence                                       3623 Fountain Avenue                             Chattanooga
175      9821082   Salem Pines Apartments                           1904 East Mulberry Street                        Angleton
176      9822000   Gaston Manor                                     1717 Union Road                                  Gastonia
177      9821054   Fox Run                                          2601 South S.E. Loop                             Tyler
178      9822082   Ramada Limited Biloxi                            1768 Beach Boulevard                             Biloxi
179      9821152   Elms Apartment House                             1078 New Britain Ave                             West Hartford
180      9821075   Marlaine North & South Apartments                1201-1203,1225 N. Pierce Street                  Arlington
181      9821112   Woodbine Gardens                                 1 Woodbine Road                                  Avenel
182      9821071   Arbor Apartments                                 2411 Southwest 35th Place                        Gainesville
183      9822176   Shoppes at Home Depot                            1135-41 Bell Road                                Antioch
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Cumulative
                                                                                                    % of             % of
                                     Cross                                                        Aggregate        Aggregate
                                 Collateralized          Original           Cut-Off Date        Cut-Off Date     Cut-Off Date
Order    State    Zip Code          Groups               Balance $            Balance $            Balance          Balance
-----------------------------------------------------------------------------------------------------------------------------
144       DE     19901                                  2,646,892            2,628,580               0.23            85.21
145       TX     78501                                  2,732,219            2,616,837               0.22            85.44
146       TX     75160                                  2,600,000            2,588,854               0.22            85.66
147       CA     95207                                  2,575,000            2,564,500               0.22            85.88
148       KY     40210                                  2,582,955            2,560,917               0.22            86.10
149       MA     02780                                  2,560,000            2,545,850               0.22            86.32
150       TN     37916                                  2,550,000            2,540,197               0.22            86.54
151       VA     24450           DOM                    2,550,000            2,535,570               0.22            86.76
152       FL     32223                                  2,547,438            2,506,523               0.22            86.97
153       TX     77515                                  2,516,000            2,507,043               0.22            87.19
154       IL     60062                                  2,515,000            2,501,100               0.22            87.40
155       MS     39503                                  2,513,000            2,502,463               0.22            87.62
156       FL     33431                                  2,500,000            2,483,889               0.21            87.83
157       FL     32210                                  2,500,000            2,478,832               0.21            88.04
158       VA     23228                                  2,500,000            2,459,759               0.21            88.25
159       TX     77840                                  2,475,000            2,462,172               0.21            88.47
160       VA     24175           DOM                    2,437,000            2,423,210               0.21            88.67
161       FL     33064                                  2,435,220            2,416,142               0.21            88.88
162       FL     33010                                  2,417,448            2,401,281               0.21            89.09
163       NC     28212                                  2,400,000            2,387,022               0.21            89.29
164       PA     19380                                  2,400,000            2,372,626               0.20            89.50
165       VA     24018                                  2,400,000            2,356,298               0.20            89.70
166       TX     76140                                  2,400,549            2,357,764               0.20            89.90
167       KY     40217                                  2,362,096            2,340,130               0.20            90.10
168       CA     91367                                  2,350,000            2,334,575               0.20            90.30
169       NC     28227                                  2,345,959            2,324,301               0.20            90.50
170       VA     24141           Collegiate             2,327,763            2,322,754               0.20            90.70
171       IN     46001                                  2,310,000            2,303,267               0.20            90.90
172       MS     39307                                  2,320,000            2,289,753               0.20            91.10
173       OR     97201                                  2,284,921            2,265,426               0.19            91.29
174       TN     37412                                  2,248,000            2,236,495               0.19            91.49
175       TX     77515                                  2,184,000            2,176,225               0.19            91.67
176       NC     28054                                  2,165,000            2,151,666               0.18            91.86
177       TX     75701                                  2,100,000            2,089,838               0.18            92.04
178       MS     39531                                  2,100,000            2,087,181               0.18            92.22
179       CT     06110                                  2,050,000            2,042,702               0.18            92.39
180       VA     22209           Murphy III             2,050,000            2,042,471               0.18            92.57
181       NJ     07001                                  2,000,000            1,989,615               0.17            92.74
182       FL     32608                                  2,000,000            1,992,021               0.17            92.91
183       TN     37013                                  2,000,000            1,988,725               0.17            93.08
---------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                       Original       Remaining
             Mortgage  Administrative     Accrual                                                      Interest-Only   Interest-Only
 Order       Rate (%)   Cost Rate (%)      Basis                      Amortization Type                Period (Mos.)   Period (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
144           6.942        0.042         30/360               Amortizing Balloon                            NA              NA
145           7.235        0.177         30/360               Amortizing Balloon                            NA              NA
146           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
147           7.117        0.042         Actual/360           Amortizing Balloon                            NA              NA
148           6.942        0.042         30/360               Amortizing Balloon                            NA              NA
149           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
150           6.690        0.042         Actual/360           Amortizing Balloon                            NA              NA
151           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
152           7.125        0.042         30/360               Fully Amortizing                              NA              NA
153           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
154           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
155           7.010        0.042         Actual/360           Amortizing Balloon                            NA              NA
156           6.950        0.042         Actual/360           Amortizing Balloon                            NA              NA
157           7.375        0.042         Actual/360           Amortizing Balloon                            NA              NA
158           6.900        0.042         30/360               Fully Amortizing                              NA              NA
159           7.460        0.042         Actual/360           Amortizing Balloon                            NA              NA
160           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
161           6.938        0.042         30/360               Amortizing Balloon                            NA              NA
162           6.875        0.042         30/360               Amortizing Balloon                            NA              NA
163           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
164           7.750        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
165           7.125        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
166           7.000        0.042         30/360               Fully Amortizing                              NA              NA
167           6.826        0.042         30/360               Amortizing Balloon                            NA              NA
168           7.130        0.042         Actual/360           Amortizing Balloon                            NA              NA
169           6.700        0.042         30/360               Fully Amortizing                              NA              NA
170           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
171           6.740        0.042         Actual/360           Amortizing Balloon                            NA              NA
172           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
173           6.942        0.042         30/360               Amortizing Balloon                            NA              NA
174           7.420        0.042         Actual/360           Amortizing Balloon                            NA              NA
175           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
176           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
177           7.010        0.042         Actual/360           Amortizing Balloon                            NA              NA
178           7.500        0.042         Actual/360           Amortizing Balloon                            NA              NA
179           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
180           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
181           6.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
182           7.200        0.042         Actual/360           Amortizing Balloon                            NA              NA
183           7.020        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------

             Original       Remaining
             Term to        Term to          Original           Remaining
             Maturity       Maturity       Amortization        Amortization     Origination     Maturity              Balloon
 Order        (Mos.)         (Mos.)         Term (Mos.)         Term (Mos.)        Date           Date              Balance ($)
--------------------------------------------------------------------------------------------------------------------------------
144             262            256              313                 307           07/23/98       06/01/20              810,000
145             216            208              265                 257           05/29/98       06/01/16              864,463
146             120            116              300                 296           09/17/98       10/01/08            2,088,181
147             180            174              360                 354           07/09/98       08/01/13            1,980,896
148             264            256              325                 317           05/21/98       06/01/20              909,999
149             180            172              360                 352           06/01/98       06/01/13            1,970,198
150             120            115              360                 355           08/28/98       09/01/08            2,205,455
151             120            115              300                 295           08/26/98       09/01/08            2,039,823
152             235            227              235                 227           05/15/98       01/01/18                    -
153             120            115              360                 355           08/31/98       09/01/08            2,194,296
154             120            115              300                 295           08/04/98       09/01/08            2,019,639
155             120            114              360                 354           07/21/98       08/01/08            2,192,578
156             120            111              360                 351           04/24/98       05/01/08            2,178,127
157             120            112              300                 292           05/07/98       06/01/08            2,023,434
158             180            175              180                 175           08/12/98       09/01/13                    -
159             120            115              300                 295           08/07/98       09/01/08            2,007,897
160             120            115              300                 295           08/26/98       09/01/08            1,949,431
161             234            228              274                 268           07/31/98       02/01/18              657,632
162             240            235              293                 288           09/01/98       09/01/18              777,285
163             180            172              360                 352           05/07/98       06/01/13            1,854,142
164             240            233              240                 233           06/19/98       07/01/18               99,032
165             180            174              180                 174           07/20/98       08/01/13               45,667
166             239            230              239                 230           04/15/98       04/01/18                    -
167             264            256              315                 307           05/29/98       06/01/20              719,996
168             120            114              300                 294           07/23/98       08/01/08            1,887,756
169             237            232              237                 232           08/27/98       06/01/18                    -
170             120            117              360                 357           10/30/98       11/01/08            2,023,310
171             120            116              360                 356           09/16/98       10/01/08            2,000,825
172             120            111              264                 255           04/07/98       05/01/08            1,723,173
173             264            256              325                 317           05/21/98       06/01/20              804,999
174             120            112              360                 352           05/29/98       06/01/08            1,982,404
175             120            115              360                 355           08/31/98       09/01/08            1,904,746
176             120            111              360                 351           04/14/98       05/01/08            1,895,018
177             120            113              360                 353           06/24/98       07/01/08            1,832,500
178             121            115              300                 294           07/30/98       09/01/08            1,701,539
179             120            115              360                 355           08/14/98       09/01/08            1,787,881
180             120            115              360                 355           08/06/98       09/01/08            1,781,930
181             120            116              300                 296           09/29/98       10/01/08            1,555,478
182             120            114              360                 354           07/29/98       08/01/08            1,753,711
183             120            115              300                 295           08/25/98       09/01/08            1,600,858
------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Annual
                                                                        Yield Maintenance       Debt Service        Net Cash
 Order        Property Type                Prepayment Provisions        Calculation Method         ($)(3)           Flow ($)
----------------------------------------------------------------------------------------------------------------------------
  144   CTL - Retail                        L(4),D(17.83)              NA                          219,844          219,844
  145   CTL - Hospitality                   L(2)YM2.5%(16)             Interest Differential         Steps          215,319
  146   Retail - Anchored                   L(4),D(5.75),O(.25)        NA                          223,009          292,169
  147   Multifamily - Conventional          L(4),D(10.75),O(.25)       NA                          208,012          282,923
  148   CTL - Retail                        L(4),D(18)                 NA                          211,702          211,702
  149   Multifamily - Conventional          L(4),D(10),O(1)            NA                          206,966          292,500
  150   Multifamily - Conventional          L(4),D(5.75),O(.25)        NA                          197,252          269,522
  151   Hospitality - Limited Service       L(4),D(5.75),O(.25)        NA                          216,274          299,637
  152   CTL - Retail                        L(6), YM1%(13.58)          Interest Differential       241,614          242,339
  153   Multifamily - Conventional          L(4),D(5.75),O(.25)        NA                          200,868          242,190
  154   Retail - Unanchored                 L(3),D(6.75),O(.25)        NA                          215,719          273,669
  155   Multifamily - Conventional          L(2.33),D(6.92),O(.75)     NA                          200,831          250,989
  156   Multifamily - Conventional          L(2.58),D(6.67),O(.75)     NA                          198,584          304,418
  157   Retail - Anchored                   L(4),D(6)                  NA                          219,264          285,964
  158   Retail - Anchored                   L(4),D(10.75),O(.25)       NA                          267,974          564,820
  159   Hospitality - Limited Service       L(3),D(6.5),O(.5)          NA                          218,708          308,118
  160   Hospitality - Limited Service       L(4),D(5.75),O(.25)        NA                          206,691          302,630
  161   CTL - Retail                        L(8),D(11.5)               NA                            Steps          225,141
  162   CTL - Retail                        L(4),D(16)                 NA                          204,559          249,562
  163   Multifamily - Conventional          L(4),YM1%(10.75),O(.25)    Present Value               195,686          275,227
  164   Office                              L(5),D(14.75),O(.25)       NA                          236,433          283,489
  165   Office                              L(3),D(11.75),O(.25)       NA                          260,879          351,860
  166   CTL - Retail                        L(3),YM1%(16.92)           Interest Differential       223,767          251,738
  167   CTL - Retail                        L(4),D(18)                 NA                          193,536          193,536
  168   Self Storage                        L(3),D(6.75),O(.25)        NA                          201,656          281,541
  169   CTL - Retail                        L(4),D(15.75)              NA                            Steps          209,395
  170   Multifamily - Conventional          L(4),D(5.75),O(.25)        NA                          183,501          263,152
  171   Multifamily - Conventional          L(2),D(7.75),O(.25)        NA                          179,607          257,480
  172   Retail - Anchored                   L(4),D(5.75),O(.25)        NA                          211,276          266,610
  173   CTL - Retail                        L(4),D(18)                 NA                          187,275          187,275
  174   Multifamily - Conventional          L(3),D(6.75),O(.25)        NA                          187,145          248,480
  175   Multifamily - Conventional          L(3),D(6.75),O(.25)        NA                          174,363          226,789
  176   Healthcare - Assisted Living        L(5),D(4.75),O(.25)        NA                          175,032          248,716
  177   Multifamily - Conventional          L(2.42),D(7.33),O(.25)     NA                          167,826          231,732
  178   Hospitality - Limited Service       L(4),D(5.83),O(.25)        NA                          186,226          274,678
  179   Multifamily - Conventional          L(4),D(5.75),O(.25)        NA                          163,664          202,565
  180   Multifamily - Conventional          L(2),D(7.75),O(.25)        NA                          161,604          246,982
  181   Multifamily - Conventional          L(3),D(6.75),O(.25)        NA                          156,471          206,913
  182   Multifamily - Conventional          L(4),D(5.75),O(.25)        NA                          162,909          213,911
  183   Retail - Unanchored                 L(3),D(6.75),O(.25)        NA                          169,933          239,749
----------------------------------------------------------------------------------------------------------------------------

                                                                      Scheduled    Underwritten
                                                       Cut-Off        Maturity      Hospitality
                        Appraised      Appraisal       Date LTV       Date LTV     Average Daily                             Year
 Order    DSCR (x)      Value ($)        Date            (%)           (%)(4)       Rate ($)(6)        Year Built          Renovated
------------------------------------------------------------------------------------------------------------------------------------
144        1.00       2,870,000         04/24/98         91.6           28.2                           1998
145        1.00       2,770,000         03/17/98         94.5           31.2              NA           1973                  1995
146        1.31       3,500,000         08/04/98         74.0           59.7                           1976                  1976
147        1.36       3,950,000         03/26/98         64.9           50.2                           1976                  1996
148        1.00       2,600,000         04/21/98         98.5           35.0                           1998
149        1.41       3,200,000         04/23/98         79.6           61.6                           1970
150        1.37       3,600,000         10/27/97         70.6           61.3                           1952
151        1.39       3,400,000         04/27/98         74.6           60.0           59.37           1971                  1997
152        1.00       2,905,000         03/24/98         86.3            0.0                           1997                  1998
153        1.21       3,200,000         07/21/98         78.4           68.6                           1979
154        1.27       3,500,000         05/28/98         71.5           57.7                           1975                  1988
155        1.25       3,600,000         06/09/98         69.5           60.9                           1969                  1994
156        1.53       3,125,000         04/03/98         79.5           69.7                           1972                  1991
157        1.30       3,400,000         04/06/98         72.9           59.5                           1987
158        2.11       6,700,000         07/01/98         36.7            0.0                           1979                  1998
159        1.41       3,300,000         05/05/98         74.6           60.9           57.40           1981                  1997
160        1.46       3,250,000         04/27/98         74.6           60.0           47.54           1984
161        1.09       2,600,000         04/20/98         92.9           25.3                           1998
162        1.22       3,030,000         05/12/98         79.3           25.7                           1998
163        1.41       3,000,000         03/25/98         79.6           61.8                           1973
164        1.20       3,200,000         10/06/97         74.1            3.1                           1998
165        1.35       5,000,000         04/03/98         47.1            0.9                           1993
166        1.13       2,870,000         03/11/98         82.2            0.0                           1998
167        1.00       2,400,000         04/21/98         97.5           30.0                           1998
168        1.40       4,100,000         06/03/98         56.9           46.0                           1974                  1995
169        1.00       2,500,000         08/11/98         93.0            0.0                           1998
170        1.43       3,100,000         07/30/98         74.9           65.3                           1988
171        1.43       3,080,000         08/18/98         74.8           65.0                           1970                  1986
172        1.26       3,100,000         01/21/98         73.9           55.6                           1983                  1993
173        1.00       2,300,000         03/28/98         98.5           35.0                           1998
174        1.33       2,810,000         01/30/98         79.6           70.6                           1969                  1997
175        1.30       2,730,000         07/21/98         79.7           69.8                           1977                  1998
176        1.42       3,000,000         03/16/98         71.7           63.2                           1994
177        1.38       2,625,000         06/09/98         79.6           69.8                           1978                  1994
178        1.47       3,000,000         04/30/98         69.6           56.7           61.00           1997
179        1.24       2,700,000         04/07/98         75.7           66.2                           1967
180        1.53       3,275,000         06/18/98         62.4           54.4                           1960                  1996
181        1.32       3,800,000         07/01/98         52.4           40.9                           1965
182        1.31       2,500,000         11/25/97         79.7           70.2                           1981
183        1.41       2,900,000         06/12/98         68.6           55.2                           1990
----------------------------------------------------------------------------------------------------------------------------------

             Number of                     Loan Per
               Sq, Ft,                      Sq. Ft.,
               Units,                      Unit, Bed,     Occupancy
             Beds, Pads    Unit of          Pad or        Percentage       Rent Roll           Underwritten  Replacement
 Order        or Rooms     Measure         Room ($)          (%)            Date                       Reserves              Per
------------------------------------------------------------------------------------------------------------------------------------
  144           10,752      Sq. Ft.          244.47         100.0          05/21/98                                    0.00 Sq. Ft.
  145              113      Rooms         23,157.85            NA                NA                                      NA Room
  146          113,348      Sq. Ft.           22.84          96.8          08/12/98                                    0.10 Sq. Ft.
  147              190      Units         13,497.37          92.5          04/30/98                                  250.00 Unit
  148           10,752      Sq. Ft.          238.18         100.0          05/21/98                                    0.00 Sq. Ft.
  149               72      Units         35,359.02          98.7          04/01/98                                  251.00 Unit
  150              188      Units         13,511.69         100.0          08/11/98                                  466.00 Unit
  151               72      Rooms         35,216.26          68.4                NA                 4.00 % of Gross Revenue Room
  152           13,905      Sq. Ft.          180.26         100.0          05/15/98                                    0.30 Sq. Ft.
  153              152      Units         16,493.71          89.0          07/01/98                                  211.00 Unit
  154           31,917      Sq. Ft.           78.36          92.1          08/21/98                                    0.16 Sq. Ft.
  155              101      Units         24,776.86          98.0          07/02/98                                  286.00 Unit
  156               82      Units         30,291.33          98.0          03/17/98                                  250.00 Unit
  157           63,462      Sq. Ft.           39.06          95.9          09/04/98                                    0.38 Sq. Ft.
  158          109,752      Sq. Ft.           22.41         100.0          07/01/98                                    0.10 Sq. Ft.
  159               98      Rooms         25,124.21          60.6                NA                 4.00 % of Gross Revenue Room
  160               72      Rooms         33,655.69          74.8                NA                 4.00 % of Gross Revenue Room
  161           10,908      Sq. Ft.          221.50         100.0          03/25/98                                    0.15 Sq. Ft.
  162           13,905      Sq. Ft.          172.69         100.0          09/01/98                                    0.20 Sq. Ft.
  163              119      Units         20,059.01          97.0          04/21/98                                  250.00 Unit
  164           22,528      Sq. Ft.          105.32         100.0          08/01/97                                    0.10 Sq. Ft.
  165           51,898      Sq. Ft.           45.40          98.9          07/21/98                                    0.25 Sq. Ft.
  166           13,905      Sq. Ft.          169.56         100.0          04/15/98                                    0.30 Sq. Ft.
  167           10,752      Sq. Ft.          217.65         100.0          05/29/98                                    0.00 Sq. Ft.
  168              452      Units          5,164.99          90.7          05/01/98                                   25.98 Unit
  169           10,908      Sq. Ft.          213.08         100.0          07/14/98                                    0.30 Sq. Ft.
  170               50      Units         46,455.07         100.0          10/19/98                                  250.00 Unit
  171               80      Units         28,790.84          96.3          09/03/98                                  317.00 Unit
  172           49,761      Sq. Ft.           46.02         100.0          08/01/98                                    0.42 Sq. Ft.
  173           11,060      Sq. Ft.          204.83         100.0          05/21/98                                    0.00 Sq. Ft.
  174              111      Units         20,148.60          99.0          04/17/98                                  346.00 Unit
  175              140      Units         15,544.47         100.0          07/01/98                                  250.00 Unit
  176               54      Beds          39,845.66         100.0          08/01/98                                  250.00 Bed
  177              128      Units         16,326.86          98.0          05/07/98                                  253.00 Unit
  178               54      Rooms         38,651.49          65.2                NA                 4.00 % of Gross Revenue Room
  179               72      Units         28,370.87          97.0          08/04/98                                  451.00 Unit
  180               90      Units         22,694.12          98.0          07/01/98                                  250.00 Unit
  181              107      Units         18,594.53          97.2          07/01/98                                  276.00 Unit
  182               96      Units         20,750.22         100.0          07/21/98                                  276.00 Unit
  183           39,556      Sq. Ft.           50.28          91.7          05/07/98                                    0.48 Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------

                                                                     Largest                                                2nd
                                                     Largest          Tenant                                              Largest
                                                     Tenant           Lease                                               Tenant
                                                   Area Leased     Expiration                                           Area Leased
 Order        Largest Tenant Name                   (Sq. Ft.)         Date             2nd Largest Tenant Name           (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
  144     Rite Aid of Delaware                        10,752         05/31/20
  145     Motel 6                                     30,227         05/31/16
  146     Big Lots                                    22,484         01/31/09   J. C. Penney                             18,560
  147
  148     Rite Aid of Kentucky                        10,752         05/31/20
  149
  150
  151
  152     Walgreen Company                            13,905         01/31/18
  153
  154     Petco                                       10,275         09/30/03   Leyden Family Services                    2,931
  155
  156
  157     Food Lion # 522                             36,162         10/24/08   Provine Studios                           4,200
  158     K-Mart                                     109,752         01/31/13
  159
  160
  161     Eckerd                                      10,908         03/24/18
  162     Walgreen Company                            13,905         09/30/18
  163
  164     Comcast Cable Communications                22,528         04/01/13
  165     Allstate Insurance Company                  28,861         09/21/03   Mid Atlantic Medical Services             4,152
  166     Walgreen Company                            13,905         04/30/18
  167     Rite Aid of Kentucky                        10,752         05/31/20
  168     Paul Jardin of USA                          20,685         12/31/00
  169     Eckerd                                      10,908         07/13/18
  170
  171
  172     Jitney-Jungle Stores of America             49,761         03/31/10
  173     Rite Aid of Oregon                          11,060         05/31/20
  174
  175
  176
  177
  178
  179
  180
  181
  182
  183     Evergreen Restaurant                         8,800         02/25/00   Parent Teacher Store                      4,012
---------------------------------------------------------------------------------------------------------------------------------

              2nd                                                                3rd                 3rd
             Largest                                                           Largest             Largest
             Tenant                                                            Tenant              Tenant
             Lease                                                              Area               Lease
           Expiration                                                          Leased            Expiration
 Order        Date            3rd Largest Tenant Name                         (Sq. Ft.)             Date
-----------------------------------------------------------------------------------------------------------
  144
  145
  146       08/31/03    Beall's                                                 15,400            01/31/05
  147
  148
  149
  150
  151
  152
  153
  154       07/01/01    Bedding Experts                                          2,430            01/01/00
  155
  156
  157       07/31/00    Zoom-Rent-to-Own                                         3,850            04/30/03
  158
  159
  160
  161
  162
  163
  164
  165       11/30/00    Prudential Insurance Co.                                 3,740            02/28/99
  166
  167
  168
  169
  170
  171
  172
  173
  174
  175
  176
  177
  178
  179
  180
  181
  182
  183       05/31/02    TN Sports Fan                                            3,200            09/30/00
-----------------------------------------------------------------------------------------------------------

                                     FIRST UNION COMMERCIAL MORTGAGE TRUST, FUNB SERIES 1999-C1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                             ANNEX A-1

         Control
 Order   Number             Property Name                                      Address                                   City
------------------------------------------------------------------------------------------------------------------------------------
184      9822072   1025 W. St. Georges Avenue                             1025 W. St. Georges Avenue                Linden
185      9822017   Tower Plaza                                            3401 - 3431 Cox Road                      Richmond
186      9822045   Marina Shores Shoppes                                  North Great Neck Road                     Virginia Beach
187      9821011   Hilltop Apartments                                     908-916 Eastern Avenue, NE                Washington
188      9821058   103 Hemenway                                           103 Hemenway Street                       Boston
189      9823114   Rite Aid Battle Creek                                  Raymond & E. Michigan                     Battle Creek
190      9821015   English Garden Apartments                              500 West Craighead Road                   Charlotte
191      9822044   2995 Baseline Office Building                          2995 Baseline Rd.                         Boulder
192      9822056   Grandview Plaza                                        2740-2760 N. Grandview                    Odessa
193      9822150   Madison Square Shopping Center                         2501-2589 Madison Avenue                  Montgomery
194      9822003   Hickory Manor                                          2530 16th Street                          Hickory
195      9822174   Michigan Marketplace                                   1183 Manistee Highway                     Manistee
196      9822070   Comfort Inn Max Meadows                                Route 2, Box 426B                         Max Meadows
197      9822041   The Crossings at Akers Mill                            3051 Akers Mill Road                      Atlanta
198      9823099   CVS  Columbia Sparkleberry                             Sparkleberry Lane & Clemson Road          Columbia
199      9821020   Santa Barbara Apartments                               9955 Club Creek                           Houston
200      9822004   Haws Memorial Nursing Home                             1004 Holiday Lane                         Fulton
201      9822069   Eckerd Drugstore                                       2406 Little Rock Road                     Charlotte
202      9822066   Lake Placid Inn & Conference Center                    2165 U.S. 27                              Lake Placid
203      9821074   Hilltop House Apartments                               1200 N. Queen Street                      Arlington
204      9823033   CVS York Richland                                      165 South Richland Avenue                 York
205      9821018   Pendelton Pines                                        2305 Pendelton Street                     Memphis
206      9822092   Piggly Wiggly                                          535 East Murdock Avenue                   Oshkosh
207      9823101   CVS Rochester Henrietta                                2580 East Henrietta Road                  Henrietta
208      9821065   Park South Apartments                                  Park South Boulevard                      Arden
209      9821107   Sprucemont Apartments                                  257 South 16th St.                        Philadelphia
210      9822048   Abercorn Street Building                               7700 Abercorn Street                      Savannah
211      9821022   Winterfield                                            3509 Burner Drive                         Charlotte
212      9822145   Hazel Mini Storage                                     6108 Hazel Avenue                         Orangevale
213      9821156   29 Cornelia Street                                     29 Cornelia Ave                           New York
214      9821026   2420 Roswell                                           2420 Roswell Avenue                       Charlotte
215      9821044   Ashton Pines/Sugar Mill                                115 Colerain Road                         St. Mary's
216      9822126   Colonial Health Care and Southdale Health Care Centers 3120 N. 21st St. & 3712 Tower Ave.        Superior
217      9821016   Little Lotts Creek                                     14 East Jones Avenue                      Statesboro
218      9821098   Park Regency Apartments                                130 Van Cortlandt Avenue                  Bronx
219      9821012   Knollwood Apartments                                   205 Old Hull Road                         Athens
220      9823097   IHOP Douglasville Douglas Blvd                         Douglas Blvd & Georgia St Hgwy 5          Douglasville
221        10004   415-417 Davis; 527-529 Fairfax                         415-417 Davis; 527-529 Fairfax            Radford
222      9821142   Timber Trails                                          3321 Franklin Street                      Wisconsin Rapids
223      9821068   The Landings                                           951-969 Wilcox Street                     Waupun
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Cumulative
                                                                                                    % of             % of
                                     Cross                                                        Aggregate        Aggregate
                                 Collateralized          Original           Cut-Off Date        Cut-Off Date     Cut-Off Date
Order    State    Zip Code          Groups               Balance $            Balance $            Balance          Balance
-----------------------------------------------------------------------------------------------------------------------------
184       NJ     07036                                  2,000,000           1,986,860               0.17            93.25
185       VA     23233                                  1,997,047           1,986,566               0.17            93.42
186       VA     23451                                  2,000,000           1,985,189               0.17            93.59
187       DC     20019                                  2,000,000           1,984,777               0.17            93.76
188       MA     02115                                  1,985,000           1,976,655               0.17            93.93
189       MI     49107                                  1,973,552           1,954,385               0.17            94.10
190       NC     28206                                  1,938,000           1,918,261               0.16            94.27
191       CO     80303                                  1,900,000           1,885,522               0.16            94.43
192       TX     79761                                  1,850,000           1,841,024               0.16            94.59
193       AL     36107                                  1,840,000           1,834,651               0.16            94.74
194       NC     28601                                  1,845,000           1,833,637               0.16            94.90
195       MI     49660                                  1,800,000           1,795,103               0.15            95.06
196       VA     24360                                  1,800,000           1,789,012               0.15            95.21
197       GA     30339                                  1,800,000           1,789,728               0.15            95.36
198       SC     29223                                  1,807,527           1,783,025               0.15            95.52
199       TX     77036                                  1,800,000           1,784,388               0.15            95.67
200       KY     42041                                  1,800,000           1,784,170               0.15            95.82
201       NC     28214                                  1,700,000           1,692,853               0.15            95.97
202       FL     33852                                  1,700,000           1,682,719               0.14            96.11
203       VA     22209           Murphy III             1,650,000           1,643,940               0.14            96.25
204       PA     17404                                  1,649,455           1,623,091               0.14            96.39
205       TN     38114                                  1,632,000           1,618,772               0.14            96.53
206       WI     54901                                  1,625,000           1,615,805               0.14            96.67
207       NY     14623                                  1,613,401           1,600,576               0.14            96.81
208       NC     28704                                  1,544,000           1,538,888               0.13            96.94
209       PA     19109                                  1,500,000           1,491,311               0.13            97.07
210       GA     31406           Segall                 1,500,000           1,488,430               0.13            97.20
211       NC     28205                                  1,488,000           1,479,953               0.13            97.33
212       CA     95662                                  1,470,000           1,461,744               0.13            97.45
213       NY     10014                                  1,445,000           1,439,804               0.12            97.57
214       NC     28209                                  1,366,000           1,359,734               0.12            97.69
215       GA     31558                                  1,350,000           1,343,461               0.12            97.81
216       WI     54880                                  1,350,000           1,338,704               0.12            97.92
217       GA     30458                                  1,309,000           1,300,604               0.11            98.03
218       NY     10463                                  1,300,000           1,295,372               0.11            98.15
219       GA     30603                                  1,275,000           1,266,614               0.11            98.25
220       GA     30135                                  1,258,284           1,253,787               0.11            98.36
221       VA     24141           Collegiate             1,235,140           1,232,481               0.11            98.47
222       WI     54494                                  1,233,000           1,230,486               0.11            98.57
223       WI     53963                                  1,230,000           1,226,466               0.11            98.68
--------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                       Original       Remaining
             Mortgage  Administrative     Accrual                                                      Interest-Only   Interest-Only
 Order       Rate (%)   Cost Rate (%)      Basis                      Amortization Type                Period (Mos.)   Period (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
184           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
185           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
186           7.270        0.042         Actual/360           Amortizing Balloon                            NA              NA
187           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
188           7.000        0.142         Actual/360           Amortizing Balloon                            NA              NA
189           7.130        0.042         30/360               Fully Amortizing                              NA              NA
190           7.000        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
191           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
192           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
193           6.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
194           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
195           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
196           7.500        0.042         Actual/360           Amortizing Balloon                            NA              NA
197           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
198           7.170        0.042         30/360               Fully Amortizing                              NA              NA
199           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
200           7.750        0.042         Actual/360           Amortizing Balloon                            NA              NA
201           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
202           7.500        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
203           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
204           6.900        0.042         30/360               Fully Amortizing                              NA              NA
205           9.125        0.042         30/360               Fully Amortizing                              NA              NA
206           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
207           7.000        0.042         30/360               Fully Amortizing                              NA              NA
208           7.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
209           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
210           7.063        0.042         Actual/360           Amortizing Balloon                            NA              NA
211           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
212           7.040        0.042         Actual/360           Amortizing Balloon                            NA              NA
213           6.960        0.042         Actual/360           Amortizing Balloon                            NA              NA
214           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
215           8.625        0.042         30/360               Fully Amortizing                              NA              NA
216           7.625        0.042         Actual/360           Amortizing Balloon                            NA              NA
217           8.375        0.042         30/360               Amortizing Balloon                            NA              NA
218           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
219           8.250        0.042         30/360               Amortizing Balloon                            NA              NA
220           7.750        0.042         30/360               Fully Amortizing                              NA              NA
221           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
222           8.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
223           8.350        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------

             Original       Remaining
             Term to        Term to          Original           Remaining
             Maturity       Maturity       Amortization        Amortization     Origination     Maturity              Balloon
 Order        (Mos.)         (Mos.)         Term (Mos.)         Term (Mos.)        Date           Date              Balance ($)
--------------------------------------------------------------------------------------------------------------------------------
184             120            114              300                 294           07/09/98       08/01/08           1,606,353
185             117            111              328                 322           07/07/98       05/01/08           1,690,735
186             120            113              300                 293           06/05/98       07/01/08           1,613,811
187             120            111              330                 321           04/16/98       05/01/08           1,693,107
188             120            114              360                 354           07/09/98       08/01/08           1,731,442
189             238            233              238                 233           08/25/98       07/01/18                   -
190             300            291              300                 291           04/17/98       05/01/23             106,088
191             120            113              300                 293           06/05/98       07/01/08           1,526,296
192             120            113              360                 353           06/24/98       07/01/08           1,613,916
193              84             80              360                 356           09/24/98       10/01/05           1,686,183
194             120            111              360                 351           04/14/98       05/01/08           1,614,923
195              84             80              360                 356           09/17/98       10/01/05           1,656,754
196             180            174              300                 294           07/31/98       08/01/13           1,169,169
197             120            112              360                 352           06/01/98       06/01/08           1,570,119
198             236            227              236                 227           05/01/98       01/01/18                   -
199             120            112              300                 292           05/08/98       06/01/08           1,451,337
200             120            111              300                 291           04/29/98       05/01/08           1,473,573
201             120            114              360                 354           07/29/98       08/01/08           1,482,847
202             240            234              240                 234           07/02/98       08/01/18              64,304
203             120            115              360                 355           08/06/98       09/01/08           1,434,235
204             239            231              239                 231           05/08/98       05/01/18                   -
205             300            291              300                 291           05/01/98       05/01/23                   -
206             120            115              300                 295           08/13/98       09/01/08           1,299,888
207             233            227              233                 227           07/28/98       01/01/18                   -
208             120            114              360                 354           07/15/98       08/01/08           1,376,978
209             120            115              300                 295           08/31/98       09/01/08           1,195,207
210             120            113              300                 293           06/19/98       07/01/08           1,202,636
211             180            172              360                 352           05/07/98       06/01/13           1,149,570
212             120            115              300                 295           08/31/98       09/01/08           1,177,363
213             120            115              360                 355           08/04/98       09/01/08           1,258,901
214             180            173              360                 353           06/08/98       07/01/13           1,055,582
215             360            352              360                 352           06/01/98       06/01/28                   -
216             120            115              240                 235           08/18/98       09/01/08             939,693
217             300            290              360                 350           04/01/98       04/01/23             486,370
218             120            115              360                 355           08/21/98       09/01/08           1,133,778
219             300            290              360                 350           04/01/98       04/01/23             469,628
220             295            290              295                 290           08/11/98       04/01/23                   -
221             120            117              360                 357           10/30/98       11/01/08           1,073,593
222             120            116              360                 356           09/30/98       10/01/08           1,102,884
223             216            210              360                 354           07/20/98       08/01/16             904,857
------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Annual
                                                                       Yield Maintenance        Debt Service    Net Cash
  Order         Property Type             Prepayment Provisions        Calculation Method         ($)(3)        Flow ($)
------------------------------------------------------------------------------------------------------------------------
  184      Retail - Unanchored             L(3),D(6.75),O(.25)         NA                          171,546      253,044
  185      Retail - Unanchored             L(4),D(5.50),O(.25)         NA                          166,093      219,284
  186      Retail - Unanchored             L(4),D(5.75),O(.25)         NA                          173,783      234,293
  187      Multifamily - Conventional      L(4),D(6)                   NA                          168,019      249,854
  188      Multifamily - Conventional      L(3),D(6.75),O(.25)         NA                          158,475      244,578
  189      CTL - Retail                    L(4),D(15.83)               NA                          186,162      186,721
  190      Multifamily - Conventional      L(3),D(12),O(10)            NA                          164,369      213,158
  191      Office                          L(4),D(5.75),O(.25)         NA                          162,968      209,658
  192      Retail - Unanchored             L(3),D(6.75),O(.25)         NA                          147,697      191,987
  193      Retail - Anchored               L(3),D(3.75),O(.25)         NA                          143,210      204,461
  194      Healthcare - Assisted Living    L(5),D(4.75),O(.25)         NA                          149,161      194,116
  195      Retail - Anchored               L(3),D(3.75),O(.25)         NA                          143,705      185,324
  196      Hospitality - Limited Service   L(4),D(10.75),O(.25)        NA                          159,622      233,211
  197      Retail - Unanchored             L(4),YM1%(5.5),O(0.5)       Present Value               143,705      216,496
  198      CTL - Retail                    L(4),D(15.67)               NA                            Steps      164,259
  199      Multifamily - Conventional      L(3),D(6.75),O(.25)         NA                          156,126      201,930
  200      Healthcare - Skilled Nursing    L(4),D(6),                  NA                          163,151      346,993
  201      Retail - Anchored               L(4),D(5.75),O(.25)         NA                          135,722      172,399
  202      Hospitality - Full Service      L(5),D(14.75),O(.25)        NA                          164,341      241,749
  203      Multifamily - Conventional      L(2.25),D(7.5),O(.25)       NA                          130,072      158,032
  204      CTL - Retail                    L(8)YM1%(11.92)             Interest Differential       152,569      153,027
  205      Multifamily - Sec. 42           L(15),O(10)                 NA                          166,028      199,743
  206      Retail - Anchored               L(4),D(6)                   NA                          137,822      178,884
  207      CTL - Retail                    L(6),D(13.41)               NA                            Steps      140,290
  208      Multifamily - Conventional      L(3),D(6.75),O(.25)         NA                          134,341      165,133
  209      Multifamily - Conventional      L(3),D(6.75),O(.25)         NA                          125,789      201,045
  210      Retail - Unanchored             L(4),D(5.75),O(.25)         NA                          127,939      168,658
  211      Multifamily - Conventional      L(4),YM1%(10.75),O(.25)     Interest Differential       121,325      151,775
  212      Self Storage                    L(4),D(5.75),O(.25)         NA                          125,126      175,918
  213      Multifamily - Conventional      L(4),D(5.75),O(.25)         NA                          114,898      143,735
  214      Multifamily - Conventional      L(4),YM1%(10.75),O(.25)     Present Value               111,378      142,019
  215      Multifamily - Sec. 42           L(10),O(20)                 NA                          126,002      145,089
  216      Healthcare - Skilled Nursing    L(3),D(6.75),O(.25)         NA                          131,747      197,974
  217      Multifamily - Sec. 42           L(15),O(10)                 NA                          119,392      144,342
  218      Multifamily - Conventional      L(3),D(6.75),O(.25)         NA                          103,787      137,689
  219      Multifamily - Sec. 42           L(10),O(15)                 NA                          114,944      133,563
  220      CTL - Retail                    L(4),D(20.58)               NA                            Steps      118,988
  221      Multifamily - Conventional      L(4),D(5.75),O(.25)         NA                           97,368      142,102
  222      Multifamily - Sec. 42           L(3),D(6.5),O(.5)           NA                          108,568      124,882
  223      Multifamily - Sec. 42           L(15),O(3)                  NA                          111,926      128,245
-----------------------------------------------------------------------------------------------------------------------

                                                                      Scheduled    Underwritten
                                                       Cut-Off        Maturity      Hospitality
                        Appraised      Appraisal       Date LTV       Date LTV     Average Daily                         Year
 Order    DSCR (x)      Value ($)        Date            (%)           (%)(4)       Rate ($)(6)        Year Built      Renovated
------------------------------------------------------------------------------------------------------------------------------------
 184       1.48       4,900,000         04/01/98         40.6           32.8                               1950           1986
 185       1.32       2,725,000         03/09/98         72.9           62.1                               1990
 186       1.35       2,650,000         04/28/98         74.9           60.9                               1995
 187       1.49       2,770,000         03/06/98         71.7           61.1                               1966
 188       1.54       3,000,000         06/10/98         65.9           57.7                               1910           1987
 189       1.00       2,100,000         07/23/98         93.1            0.0                               1998
 190       1.30       2,500,000         03/16/98         76.7            4.2                               1965
 191       1.29       2,600,000         03/08/98         72.5           58.7                               1974
 192       1.30       2,350,000         05/04/98         78.3           68.7                               1970           1997
 193       1.43       2,300,000         06/16/98         79.8           73.3                               1987
 194       1.30       2,465,000         03/19/98         74.4           65.5                               1994
 195       1.29       2,400,000         07/22/98         74.8           69.0                               1979           1993
 196       1.46       2,500,000         05/05/98         71.6           46.8           47.72               1988           1993
 197       1.51       2,250,000         04/01/98         79.5           69.8                               1998
 198       1.02       1,860,000         04/30/98         95.9            0.0                               1997
 199       1.29       2,400,000         04/08/98         74.4           60.5                               1976
 200       2.13       3,300,000         03/11/98         54.1           44.7                               1971
 201       1.27       2,170,000         06/25/98         78.0           68.3                               1998
 202       1.47       2,300,000         05/22/98         73.2            2.8           35.25               1970           1993
 203       1.21       2,125,000         06/18/98         77.4           67.5                               1961           1996
 204       1.00       1,680,000         01/22/98         96.6            0.0                               1998
 205       1.20       2,000,000         02/17/98         80.9            0.0                               1965           1996
 206       1.30       2,080,000         03/23/98         77.7           62.5                               1995
 207       1.02       1,620,000         05/01/98         98.8            0.0                               1997
 208       1.23       1,930,000         05/06/98         79.7           71.4                               1996
 209       1.60       2,300,000         03/19/98         64.8           52.0                               1917
 210       1.32       2,000,000         04/24/98         74.4           60.1                               1976
 211       1.25       1,930,000         03/25/98         76.7           59.6                               1967
 212       1.41       2,250,000         07/06/98         65.0           52.3                               1988
 213       1.25       2,050,000         03/13/98         70.2           61.4                               1903           1997
 214       1.28       2,000,000         03/25/98         68.0           52.8                               1965
 215       1.15       1,650,000         04/29/98         81.4            0.0                               1997
 216       1.50       2,200,000         07/14/98         60.9           42.7                          1958; 1962     1983; 1994
 217       1.21       1,670,000         03/16/98         77.9           29.1                               1996
 218       1.33       1,900,000         06/26/98         68.2           59.7                               1965
 219       1.16       1,500,000         03/18/98         84.4           31.3                               1996
 220       1.10       1,320,000         11/23/97         95.0            0.0                               1998
 221       1.46       1,674,000         07/30/98         73.6           64.1                               1960
 222       1.15       1,450,000         07/29/98         84.9           76.1                               1996
 223       1.15       1,600,000         12/11/97         76.7           56.6                               1996
-------------------------------------------------------------------------------------------------------------------------------

             Number of                     Loan Per
              Sq. Ft.                      Sq. Ft.,
               Units,                      Unit, Bed,     Occupancy
             Beds, Pads    Unit of          Pad or        Percentage       Rent Roll           Underwritten  Replacement
 Order        or Rooms     Measure         Room ($)          (%)            Date                       Reserves              Per
------------------------------------------------------------------------------------------------------------------------------------
  184          43,114       Sq. Ft.            46.08         93.9          09/09/98                                    0.26 Sq. Ft.
  185          22,600       Sq. Ft.            87.90        100.0          09/01/98                                    0.10 Sq. Ft.
  186          30,000       Sq. Ft.            66.17         90.0          07/01/98                                    0.10 Sq. Ft.
  187             106       Units          18,724.31         92.0          04/16/98                                  287.00 Unit
  188              17       Units         116,273.84        100.0          05/13/98                                  250.00 Unit
  189          11,060       Sq. Ft.           176.71        100.0          08/25/98                                    0.30 Sq. Ft.
  190             119       Units          16,119.84         94.2          02/18/98                                  250.00 Unit
  191          24,136       Sq. Ft.            78.12         80.0          01/01/98                                    0.10 Sq. Ft.
  192          64,450       Sq. Ft.            28.57        100.0          08/19/98                                    0.10 Sq. Ft.
  193          28,200       Sq. Ft.            65.06        100.0          09/11/98                                    0.10 Sq. Ft.
  194              58       Beds           31,614.42         96.5          08/01/98                                  250.00 Bed
  195          52,338       Sq. Ft.            34.30         87.7          09/24/98                                    0.14 Sq. Ft.
  196              60       Rooms          29,816.87         64.0                NA                 4.50 % of Gross Revenue Room
  197          10,007       Sq. Ft.           178.85        100.0          12/23/97                                    0.10 Sq. Ft.
  198          10,125       Sq. Ft.           176.10        100.0          06/16/97                                    0.30 Sq. Ft.
  199             175       Units          10,196.50         94.0          02/01/98                                  251.43 Unit
  200              60       Beds           29,736.17         98.0          02/19/98                                  250.00 Bed
  201          10,908       Sq. Ft.           155.19        100.0          09/01/98                                    0.10 Sq. Ft.
  202              98       Rooms          17,170.61         54.5                NA                 5.00 % of Gross Revenue Room
  203              49       Units          33,549.79        100.0          07/01/98                                  250.00 Unit
  204          10,125       Sq. Ft.           160.31        100.0          05/29/98                                    0.30 Sq. Ft.
  205             182       Units           8,894.35         89.4          04/27/98                                  250.00 Unit
  206          29,320       Sq. Ft.            55.11        100.0                NA                                    0.17 Sq. Ft.
  207          10,141       Sq. Ft.           157.83        100.0          05/12/97                                    0.30 Sq. Ft.
  208              34       Units          45,261.41        100.0          06/30/98                                  250.00 Unit
  209              60       Units          24,855.19         98.0          08/04/98                                  259.00 Unit
  210          40,267       Sq. Ft.            36.96        100.0          07/01/98                                    0.10 Sq. Ft.
  211              71       Units          20,844.42         97.0          04/21/98                                  250.00 Unit
  212             414       Units           3,530.78         85.0          06/01/98                                   11.00 Unit
  213              26       Units          55,377.08         96.2          08/03/98                                  262.00 Unit
  214              32       Units          42,491.70         97.0          04/21/98                                  300.00 Unit
  215              70       Units          19,192.30         95.8          04/01/98                                  250.00 Unit
  216              92       Beds           14,551.13         83.7          07/14/98                                  250.00 Bed
  217              72       Units          18,063.95        100.0          02/24/98                                  250.00 Unit
  218              47       Units          27,561.11        100.0          08/01/98                                  251.00 Unit
  219              64       Units          19,790.84        100.0          02/19/98                                  250.00 Unit
  220           4,979       Sq. Ft.           251.82        100.0          04/07/98                                    0.00 Sq. Ft.
  221              27       Units          45,647.46        100.0          10/19/98                                  250.00 Unit
  222              64       Units          19,226.35         95.1          05/05/98                                  250.00 Unit
  223              64       Units          19,163.53         95.1          07/06/98                                  200.00 Unit
------------------------------------------------------------------------------------------------------------------------------------

                                                                     Largest                                                2nd
                                                     Largest          Tenant                                              Largest
                                                     Tenant           Lease                                               Tenant
                                                   Area Leased     Expiration                                           Area Leased
 Order        Largest Tenant Name                   (Sq. Ft.)         Date             2nd Largest Tenant Name           (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
   184    Blockbuster                                 8,767          11/30/00   Dicosmo's Dairy                           4,800
   185    El Paso Mexican Restaurant                  4,650          12/01/02   Duron, Inc.                               3,000
   186    West Marine                                 6,000          03/01/05   Moovies                                   4,500
   187
   188
   189    Rite Aid of Michigan, Inc.                 11,060          08/16/18
   190
   191    Geomega                                     8,276          10/01/01   Arbor Medical                             4,344
   192    Kentuckiana Restaurants dba Gatti's        25,200          04/30/05   G.B.I. Inc. dba Video One                 8,500
   193    CVS (Revco)                                 8,500          09/01/02   The Crate                                 3,000
   194
   195    Prevo's                                    27,388          07/31/09   Rite Aid                                  8,950
   196
   197    Jos A. Bank                                 4,000          03/01/08   AT&T Wireless PCS, Inc. (Powertel)        2,017
   198    CVS Corporation                            10,125          01/31/18
   199
   200
   201    Eckerd                                     10,908          06/01/18
   202
   203
   204    White Cross Stores, Inc.                   10,125          05/31/18
   205
   206    Piggly Wiggly                              29,320          12/23/14
   207    Henrietta CVS, Inc                         10,141          01/31/18
   208
   209
   210    Perrie-Swan Sales (Audio Warehouse)        15,307          01/14/04   Par 3 (Bonaventure Golf) Golf, Inc.      13,920
   211
   212
   213
   214
   215
   216
   217
   218
   219
   220    IHOP Properties, Inc.                       4,979          04/30/23
   221
   222
   223
---------------------------------------------------------------------------------------------------------------------------------

              2nd                                                                3rd                 3rd
             Largest                                                           Largest             Largest
             Tenant                                                            Tenant              Tenant
             Lease                                                              Area               Lease
           Expiration                                                          Leased            Expiration
 Order        Date            3rd Largest Tenant Name                         (Sq. Ft.)             Date
-----------------------------------------------------------------------------------------------------------
  184       10/14/00    PJ's Billiards                                           4,800            05/31/01
  185       03/31/03    2.99 One Price Cleaners                                  2,600            08/30/03
  186       03/01/04    Taphouse Brewery                                         3,000            10/01/02
  187
  188
  189
  190
  191       04/30/01    Mental Health                                            4,344            02/01/99
  192       08/01/01    Dolgen Corp of Texas dba Dollar General                  8,000            08/01/99
  193       09/01/01    Associates Financial Services                            2,250            08/01/00
  194
  195       07/01/09    Fashion Bug                                              8,000            02/01/04
  196
  197       04/03/03    Professional Cleaners                                    2,000            06/01/03
  198
  199
  200
  201
  202
  203
  204
  205
  206
  207
  208
  209
  210       09/14/00    E&B Marine (West Marine) Supply, Inc.                   11,040            10/31/03
  211
  212
  213
  214
  215
  216
  217
  218
  219
  220
  221
  222
  223
-----------------------------------------------------------------------------------------------------------

                                     FIRST UNION COMMERCIAL MORTGAGE TRUST, FUNB SERIES 1999-C1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                             ANNEX A-1

         Control
 Order   Number             Property Name                                      Address                                   City
------------------------------------------------------------------------------------------------------------------------------------
224      9821072   825 & 835 Wisconsin Avenue                             825 & 835 Wisconsin Avenue                Oshkosh
225      9822001   Gastonia Village                                       850 Majestic Court                        Gastonia
226      9823118   Sears Union Center Island                              2191 Route 22 Center Island               Union
227      9822058   Oak Knoll Nursing & Rehab Center                       37 North Clark                            Ferguson
228      9821059   Vista Bonita Apartments                                9313 Tally Ho Road                        Houston
229      9821013   Azalea Apartments                                      431 Block Craighead Road                  Charlotte
230        20007   CVS/Revco Drugstore                                    West Main Street                          Haw River
231      9821056   Rene Village                                           606 SE Rene Ave                           Gresham
232      9821076   Vandermere Mobile Home Park                            Old Pactolus Road                         Greenville
233      9821042   Ashton Pointe/Evergreen                                400 Plaza Trace                           Monroe
234      9822046   925 Bryant Street                                      925 Bryant Street                         San Francisco
235      9821069   Scarborough Mews                                       5th & Orange Streets                      Media
236        10003   131-133 Norwood Street                                 131-133 Norwood Street                    Radford
237      9821007   Convent Ave.                                           90-100 Convent Avenue                     New York
238      9821023   Sharon Arms                                            4313 Colwick Road                         Charlotte
----------------------------------------------------------------------------------------------------------------------------------
                   Total

                                                                                                                  Cumulative
                                                                                                    % of             % of
                                     Cross                                                        Aggregate        Aggregate
                                 Collateralized          Original           Cut-Off Date        Cut-Off Date     Cut-Off Date
Order    State    Zip Code          Groups               Balance $            Balance $            Balance          Balance
-----------------------------------------------------------------------------------------------------------------------------
224       WI     54901                                  1,175,000            1,170,219               0.10            98.78
225       NC     28054                                  1,175,000            1,167,763               0.10            98.88
226       NJ     07081                                  1,168,727            1,154,724               0.10            98.98
227       MO     63135                                  1,155,000            1,147,437               0.10            99.08
228       TX     77017                                  1,150,000            1,145,165               0.10            99.18
229       NC     28206                                  1,143,000            1,131,358               0.10            99.27
230       NC     27258                                  1,125,000            1,121,622               0.10            99.37
231       OR     97030                                  1,100,000            1,096,206               0.09            99.46
232       NC     27834                                  1,000,000              994,603               0.09            99.55
233       GA     30655                                    992,000              987,344               0.08            99.63
234       CA     94103                                    975,000              967,929               0.08            99.72
235       PA     19063                                    880,000              876,301               0.08            99.79
236       VA     24141           Collegiate               855,097              853,256               0.07            99.87
237       NY     10027                                    800,000              795,232               0.07            99.93
238       NC     28211                                    768,000              763,847               0.07           100.00
---------------------------------------------------------------------------------------------------------------------------
                                                                       $ 1,163,518,250

                                          Interest                                                       Original       Remaining
             Mortgage  Administrative     Accrual                                                      Interest-Only   Interest-Only
 Order       Rate (%)   Cost Rate (%)      Basis                      Amortization Type                Period (Mos.)   Period (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
224           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
225           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
226           7.000        0.042         30/360               Fully Amortizing                              NA              NA
227           7.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
228           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
229           7.000        0.042         Actual/360           Fully Amortizing (1)                          NA              NA
230           6.625        0.042         Actual/360           Amortizing Balloon                            NA              NA
231           7.125        0.042         Actual/360           Amortizing Balloon                            NA              NA
232           7.250        0.092         Actual/360           Amortizing Balloon                            NA              NA
233           8.780        0.042         30/360               Fully Amortizing                              NA              NA
234           7.375        0.042         Actual/360           Amortizing Balloon                            NA              NA
235           7.000        0.042         Actual/360           Amortizing Balloon                            NA              NA
236           6.875        0.042         Actual/360           Amortizing Balloon                            NA              NA
237           7.250        0.042         Actual/360           Amortizing Balloon                            NA              NA
238           7.210        0.042         Actual/360           Amortizing Balloon                            NA              NA
-------------------------------------------------------------------------------------------------------------------------------

             Original       Remaining
             Term to        Term to          Original           Remaining
             Maturity       Maturity       Amortization        Amortization     Origination     Maturity           Balloon
 Order        (Mos.)         (Mos.)         Term (Mos.)         Term (Mos.)        Date           Date           Balance ($)
----------------------------------------------------------------------------------------------------------------------------
224            120            114              360                 354           07/30/98       08/01/08           1,028,292
225            120            111              360                 351           04/14/98       05/01/08           1,028,475
226            180            175              180                 175           09/15/98       09/01/13                   -
227            120            113              300                 293           06/26/98       07/01/08             948,976
228            120            114              360                 354           07/09/98       08/01/08           1,003,102
229            300            291              300                 291           04/17/98       05/01/23              62,566
230            120            116              360                 356           09/22/98       10/01/08             971,358
231            120            115              360                 355           08/03/98       09/01/08             962,513
232            120            115              300                 295           08/13/98       09/01/08             806,125
233            360            352              360                 352           06/01/98       06/01/28                   -
234            120            113              300                 293           06/16/98       07/01/08             789,253
235            180            174              360                 354           07/16/98       08/01/13             673,382
236            120            117              360                 357           10/30/98       11/01/08             743,256
237            120            111              360                 351           04/17/98       05/01/08             702,523
238            180            172              360                 352           05/07/98       06/01/13             593,327
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                   Annual
                                                                         Yield Maintenance      Debt Service   Net Cash
  Order        Property Type               Prepayment Provisions         Calculation Method        ($)(3)       Flow (5)
-----------------------------------------------------------------------------------------------------------------------
  224   Multifamily - Conventional         L(2.75),D(6.75),O(.50)       NA                         94,994      137,356
  225   Healthcare - Assisted Living       L(5),D(4.75),O(.25)          NA                         94,994      157,695
  226   CTL - Retail                       L(8),YM1%(7)                 Interest Differential       Steps      120,780
  227   Healthcare - Skilled Nursing       L(4),D(5.75),O(.25)          NA                        105,829      214,161
  228   Multifamily - Conventional         L(4),D(5.75),O(.25)          NA                         91,812      117,145
  229   Multifamily - Conventional         L(3),D(12),O(10)             NA                         96,942      141,679
  230   Retail - Anchored                  L(3),D(6.75),O(.25)          NA                         86,442      126,740
  231   Multifamily - Conventional         L(4),D(5.75),O(.25)          NA                         88,931      115,103
  232   Mobile Home Park                   L(3),D(6.75),O(.25)          NA                         86,737      109,194
  233   Multifamily - Sec. 42              L(10),O(20)                  NA                         93,904      110,260
  234   Retail - Unanchored                L(4),YM1%(6)                 Interest Differential      85,513      107,618
  235   Multifamily - Conventional         L(2),D(12.75),O(.25)         NA                         70,256       90,904
  236   Multifamily - Conventional         L(4),D(5.75),O(.25)          NA                         67,409       94,735
  237   Multifamily - Conventional         L(3),D(6.75),O(.25)          NA                         65,489       85,505
  238   Multifamily - Conventional         L(4),YM1%(10.75),O(.25)      Present Value              62,619      115,804
----------------------------------------------------------------------------------------------------------------------

                                                                      Scheduled    Underwritten
                                                       Cut-Off        Maturity      Hospitality
                        Appraised      Appraisal       Date LTV       Date LTV     Average Daily                             Year
 Order    DSCR (x)      Value ($)        Date            (%)           (%)(4)       Rate ($)(6)        Year Built          Renovated
------------------------------------------------------------------------------------------------------------------------------------
 224       1.45       1,740,000         04/02/98         67.3           59.1                               1994
 225       1.66       2,043,000         03/16/98         57.2           50.3                               1988              1991
 226       1.05       1,420,000         01/22/98         81.3            0.0                               1998
 227       2.02       1,650,000         05/07/98         69.5           57.5                               1900              1978
 228       1.28       1,650,000         05/18/98         69.4           60.8                               1964              1997
----------------------------------------------------------------------------------------------------------------------------------
 229       1.46       1,475,000         03/16/98         76.7            4.2                               1967
 230       1.47       1,525,000         08/31/98         73.6           63.7                               1997
 231       1.29       1,400,000         02/04/98         78.3           68.8                               1981
 232       1.26       1,395,000         06/08/98         71.3           57.8                               1990
 233       1.17       1,220,000         05/01/98         80.9            0.0                               1997
----------------------------------------------------------------------------------------------------------------------------------
 234       1.26       1,315,000         05/06/98         73.6           60.0                               1963              1991
 235       1.29       1,100,000         03/24/98         79.7           61.2                               1972
 236       1.41       1,116,000         07/30/98         76.5           66.6                               1990
 237       1.31       1,100,000         04/02/98         72.3           63.9                               1920              1986
 238       1.85         960,000         03/25/98         79.6           61.8                               1961
----------------------------------------------------------------------------------------------------------------------------------

             Number of                     Loan Per
               Sq. Ft.                      Sq. Ft.,
               Units,                      Unit, Bed,     Occupancy
             Beds, Pads    Unit of          Pad or        Percentage       Rent Roll           Underwritten  Replacement
 Order        or Rooms     Measure         Room ($)          (%)            Date                       Reserves              Per
------------------------------------------------------------------------------------------------------------------------------------
  224              24       Units         48,759.12          95.0          09/01/98                                  600.00 Unit
  225              38       Beds          30,730.61          91.0          08/01/98                                  250.00 Bed
  226          12,000       Sq. Ft.           96.23         100.0          09/01/98                                    0.00 Sq. Ft.
  227              60       Beds          19,123.94          66.7          04/24/98                                  250.00 Bed
  228             144       Units          7,952.54          83.0          04/01/98                                  250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  229              66       Units         17,141.79          98.0          04/16/98                                  289.00 Unit
  230          10,722       Sq. Ft.          104.61         100.0          01/00/00                                    0.10 Sq. Ft.
  231              31       Units         35,361.49          93.5          07/28/98                                  250.00 Unit
  232             124       Pads           8,020.99          99.0          07/02/98                                   30.00 Pad
  233              48       Units         20,569.67         100.0          03/31/98                                  250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  234          13,125       Sq. Ft.           73.75         100.0          12/05/97                                    0.30 Sq. Ft.
  235              15       Units         58,420.04          97.0          12/31/97                                  262.32 Unit
  236              18       Units         47,403.13         100.0          10/19/98                                  250.00 Unit
  237              74       Units         10,746.38         100.0          03/30/98                                  310.00 Unit
  238              32       Units         23,870.22          97.0          04/21/98                                  250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Largest                                                2nd
                                                     Largest          Tenant                                              Largest
                                                     Tenant           Lease                                               Tenant
                                                   Area Leased     Expiration                                           Area Leased
 Order        Largest Tenant Name                   (Sq. Ft.)         Date             2nd Largest Tenant Name           (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
  224
  225
  226      Sears, Roebuck and Co.                    12,000          07/09/13
  227
  228
------------------------------------------------------------------------------
  229
  230      CVS / Revco Drugstore                     10,722          11/01/17
  231
  232
  233
------------------------------------------------------------------------------
  234      Georgiou Retail Stores                    13,125          06/01/08
  235
  236
  237
  238
------------------------------------------------------------------------------

(1)  Fully Amortizing loans which accrue interest on an Actual/360 basis will have a final balloon payment as indicated by the
     Balloon Balance. For the loans in this pool, this balloon payment represents no more than 8% of original property value.

(2)  During the initial Interest-Only period, interest accrues on a 30/360 basis accrual basis.

(3)  Each Mortgage Loan described by "Steps" under Annual Debt Service is subject to specified periodic changes in the amount of debt payments at specified times in the future. Refer to the worksheet named "A-2 Step" in the file "FUNB99C1.XLS" for these.

(4)  With respect to Credit Lease Loans which are also Balloon Loans, each such loan has benefit of a residual value insurance policy. The related Balloon Payments may be repaid from the amount paid by the related insurer pursuant to such policies.

(5)  Cut-Off LTV and DSCR for this loan assumes application of a $780,000 letter of credit, which is being held as additional collateral for the loan.

(6)  Underwritten ADR is not applicable to CTL loans.

(7)  Lease renewal currently under negotiation; if lease is not renewed the occupancy percentage will be reduced to 78.7%.

(8)  Lease renewal currently under negotiation; if lease is not renewed the occupancy percentage will be reduced to 93.0%.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


ANNEX A-2               DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS
                                                     MOTEL 6 1118              MOTEL 6 1261           MOTEL 6 1273
    CVS WALTHAM MAIN      EDWARD SUPERMARKET         AUSTIN AP(1)           HOUSTON - SPRING(1)        PORTLAND(1)
        9823000                9823035                  9823042                  9823054                 9823069
   MONTH #    PAYMENT     MONTH #      PAYMENT     MONTH #     PAYMENT     MONTH #     PAYMENT      MONTH #     PAYMENT
---------------------------------------------------------------------------------------------------------------------------
        1   $ 28,198.57        1     $ 55,502.04        1             $ -       1             $ -        1             $ -
      120   $ 30,260.06       60     $ 61,359.86        6    $ 480,255.82       6    $ 280,729.25        6    $ 377,399.10
                             120     $ 63,874.51        7             $ -       7             $ -        7             $ -
                             180     $ 71,131.01       12    $ 385,566.99      12    $ 225,379.74       12    $ 302,989.84
                             239   $2,966,950.01       13             $ -      13             $ -       13             $ -
                                                       18    $ 300,261.01      18    $ 175,514.89       18    $ 235,953.91
                                                       19             $ -      19             $ -       19             $ -
                                                       24    $ 277,080.99      24    $ 161,965.22       24    $ 217,738.37
                                                       25             $ -      25             $ -       25             $ -
                                                       30    $ 304,022.29      30    $ 177,713.51       30    $ 238,909.62
                                                       31             $ -      31             $ -       31             $ -
                                                       36    $ 274,150.33      36    $ 160,252.13       36    $ 215,435.37
                                                       37             $ -      37             $ -       37             $ -
                                                       42    $ 302,799.90      42    $ 176,998.98       42    $ 237,949.04
                                                       43             $ -      43             $ -       43             $ -
                                                       48    $ 273,611.60      48    $ 159,937.21       48    $ 215,012.01
                                                       49             $ -      49             $ -       49             $ -
                                                       54    $ 312,144.24      54    $ 182,461.12       54    $ 245,292.09
                                                       55             $ -      55             $ -       55             $ -
                                                       60    $ 266,482.37      60    $ 155,769.89       60    $ 209,409.65
                                                       61             $ -      61             $ -       61             $ -
                                                       66    $ 308,197.94      66    $ 180,154.35       66    $ 242,190.98
                                                       67             $ -      67             $ -       67             $ -
                                                       72    $ 273,353.25      72    $ 159,786.20       72    $ 214,808.99
                                                       73             $ -      73             $ -       73             $ -
                                                       78    $ 286,704.14      78    $ 167,590.34       78    $ 225,300.51
                                                       79             $ -      79             $ -       79             $ -
                                                       84    $ 298,966.25      84    $ 174,758.05       84    $ 234,936.44
                                                       85             $ -      85             $ -       85             $ -
                                                       90    $ 240,495.15      90    $ 140,579.29       90    $ 188,988.14
                                                       91             $ -      91             $ -       91             $ -
                                                       96    $ 340,943.07      96    $ 199,295.22       96    $ 267,923.06
                                                       97             $ -      97             $ -       97             $ -
                                                      102    $ 219,679.16     102    $ 128,411.49      102    $ 172,630.32
                                                      103             $ -     103             $ -      103             $ -
                                                      108    $ 299,641.72     108    $ 175,152.89      108    $ 235,467.25
                                                      109             $ -     109             $ -      109             $ -
                                                      114    $ 202,017.41     114    $ 118,087.47      114    $ 158,751.20
                                                      115             $ -     115             $ -      115             $ -
                                                      120    $ 270,253.25     120    $ 157,974.12      120    $ 212,372.93
                                                      121             $ -     121             $ -      121             $ -
                                                      126    $ 205,695.23     126    $ 120,237.31      126    $ 161,641.34
                                                      127             $ -     127             $ -      127             $ -
                                                      132    $ 266,379.37     132    $ 155,709.68      132    $ 209,328.72
                                                      133             $ -     133             $ -      133             $ -
                                                      138    $ 210,549.42     138    $ 123,074.78      138    $ 165,455.91
                                                      139             $ -     139             $ -      139             $ -
                                                      144    $ 263,088.46     144    $ 153,786.01      144    $ 206,742.62
                                                      145             $ -     145             $ -      145             $ -
                                                      150    $ 206,023.93     150    $ 120,429.45      150    $ 161,899.64
                                                      151             $ -     151             $ -      151             $ -
                                                      156    $ 268,588.77     156    $ 157,001.17      156    $ 211,064.93
                                                      157             $ -     157             $ -      157             $ -
                                                      162    $ 195,649.54     162    $ 114,365.19      162    $ 153,747.14
                                                      163             $ -     163             $ -      163             $ -
                                                      168    $ 278,610.02     168    $ 162,859.00      168    $ 218,939.92
                                                      169             $ -     169             $ -      169             $ -
                                                      174    $ 187,394.01     174    $ 109,539.50      174    $ 147,259.71
                                                      175             $ -     175             $ -      175             $ -
                                                      180    $ 269,292.74     180    $ 157,412.66      180    $ 211,618.13
                                                      181             $ -     181             $ -      181             $ -
                                                      186    $ 284,575.31     186    $ 166,345.96      186    $ 223,627.62
                                                      187             $ -     187             $ -      187             $ -
                                                      192    $ 163,752.76     192     $ 95,720.21      192    $ 128,681.72
                                                      193             $ -     193             $ -      193             $ -
                                                      198    $ 431,908.66     198    $ 252,468.35      198    $ 339,406.49
                                                      199             $ -     199             $ -      199             $ -
                                                      204     $ 73,552.78     204     $ 42,994.62      204     $ 57,799.93
                                                      205             $ -     205             $ -      205             $ -
                                                      210    $ 236,441.82     210    $ 138,209.95      210    $ 185,802.91
                                                      211             $ -     211             $ -      211             $ -
                                                      216   $1,938,020.12     216   $1,132,852.00      216   $1,522,953.01


       MOTEL 6 352              MOTEL 6 134            MOTEL 6 284               ECKERD            IHOP DOUGLASVILLE
      RAPID CITY(1)         SAN ANTONIO (N)(1)      SOUTH DEERFIELD(1)       POMPANO SAMPLE           DOUGLAS BLVD
         9823072                  9823074                9823076                 9823094                9823097
   MONTH #     PAYMENT      MONTH #    PAYMENT     MONTH #    PAYMENT      MONTH #    PAYMENT     MONTH #    PAYMENT
-----------------------------------------------------------------------------------------------------------------------
        1             $ -        1           $ -        1            $ -        1   $ 17,212.62        1    $ 9,014.25
        6    $ 330,997.57        6   $214,220.39        6   $ 269,902.22       55   $ 17,625.43       56    $ 9,225.06
        7             $ -        7           $ -        7            $ -      115   $ 18,038.23      116    $ 9,869.32
       12    $ 265,736.99       12   $171,983.99       12   $ 216,687.41      175   $ 18,451.03      176   $ 10,395.25
       13             $ -       13           $ -       13            $ -      234  $ 676,082.62      236   $ 11,000.04
       18    $ 206,943.18       18   $133,932.85       18   $ 168,745.72
       19             $ -       19           $ -       19            $ -
       24    $ 190,967.26       24   $123,593.29       24   $ 155,718.63
       25             $ -       25           $ -       25            $ -
       30    $ 209,535.49       30   $135,610.59       30   $ 170,859.55
       31             $ -       31           $ -       31            $ -
       36    $ 188,947.41       36   $122,286.06       36   $ 154,071.60
       37             $ -       37           $ -       37            $ -
       42    $ 208,693.01       42   $135,065.34       42   $ 170,172.57
       43             $ -       43           $ -       43            $ -
       48    $ 188,576.11       48   $122,045.75       48   $ 153,768.84
       49             $ -       49           $ -       49            $ -
       54    $ 215,133.23       54   $139,233.42       54   $ 175,424.05
       55             $ -       55           $ -       55            $ -
       60    $ 183,662.57       60   $118,865.73       60   $ 149,762.23
       61             $ -       61           $ -       61            $ -
       66    $ 212,413.40       66   $137,473.16       66   $ 173,206.25
       67             $ -       67           $ -       67            $ -
       72    $ 188,398.05       72   $121,930.51       72   $ 153,623.64
       73             $ -       73           $ -       73            $ -
       78    $ 197,599.63       78   $127,885.74       78   $ 161,126.80
       79             $ -       79           $ -       79            $ -
       84    $ 206,050.81       84   $133,355.32       84   $ 168,018.07
       85             $ -       85           $ -       85            $ -
       90    $ 165,751.89       90   $107,274.00       90   $ 135,157.50
       91             $ -       91           $ -       91            $ -
       96    $ 234,981.70       96   $152,079.28       96   $ 191,608.91
       97             $ -       97           $ -       97            $ -
      102    $ 151,405.28      102    $97,988.93      102   $ 123,458.98
      103             $ -      103           $ -      103            $ -
      108    $ 206,516.36      108   $133,656.61      108   $ 168,397.68
      109             $ -      109           $ -      109            $ -
      114    $ 139,232.61      114    $90,110.83      114   $ 113,533.13
      115             $ -      115           $ -      115            $ -
      120    $ 186,261.50      120   $120,547.75      120   $ 151,881.46
      121             $ -      121           $ -      121            $ -
      126    $ 141,767.41      126    $91,751.34      126   $ 115,600.06
      127             $ -      127           $ -      127            $ -
      132    $ 183,591.58      132   $118,819.78      132   $ 149,704.35
      133             $ -      133           $ -      133            $ -
      138    $ 145,112.97      138    $93,916.57      138   $ 118,328.10
      139             $ -      139           $ -      139            $ -
      144    $ 181,323.45      144   $117,351.86      144   $ 147,854.87
      145             $ -      145           $ -      145            $ -
      150    $ 141,993.95      150    $91,897.95      150   $ 115,784.79
      151             $ -      151           $ -      151            $ -
      156    $ 185,114.32      156   $119,805.30      156   $ 150,946.02
      157             $ -      157           $ -      157            $ -
      162    $ 134,843.81      162    $87,270.41      162   $ 109,954.41
      163             $ -      163           $ -      163            $ -
      168    $ 192,021.07      168   $124,275.32      168   $ 156,577.93
      169             $ -      169           $ -      169            $ -
      174    $ 129,154.01      174    $83,587.99      174   $ 105,314.83
      175             $ -      175           $ -      175            $ -
      180    $ 185,599.50      180   $120,119.31      180   $ 151,341.65
      181             $ -      181           $ -      181            $ -
      186    $ 196,132.42      186   $126,936.17      186   $ 159,930.41
      187             $ -      187           $ -      187            $ -
      192    $ 112,860.00      192    $73,042.70      192    $ 92,028.53
      193             $ -      193           $ -      193            $ -
      198    $ 297,676.18      198   $192,654.91      198   $ 242,731.28
      199             $ -      199           $ -      199            $ -
      204     $ 50,693.38      204    $32,808.57      204    $ 41,336.42
      205             $ -      205           $ -      205            $ -
      210    $ 162,958.29      210   $105,466.00      210   $ 132,879.54
      211             $ -      211           $ -      211            $ -
      216   $1,132,852.00      216   $864,463.08      216  $1,089,161.07


     CVS COLUMBIA           CVS ROCHESTER         ECKERD-CHARLOTTE-
     SPARKLEBERRY             HENRIETTA             HARRIS BLVD           SEARS UNION
        9823099                9823101                9823113                9823118
  MONTH #     PAYMENT    MONTH #     PAYMENT    MONTH #     PAYMENT    MONTH #     PAYMENT
----------------------------------------------------------------------------------------------
        1   $ 13,457.97        1    $ 11,518.05       1    $ 17,381.69       1     $ 9,585.71
       49   $ 14,143.32       45    $ 12,459.48      58    $ 17,822.50      61    $ 10,736.00
      109   $ 14,862.93      105    $ 13,476.22     118    $ 18,263.31     121    $ 12,024.34
      169   $ 15,618.52      189    $ 14,574.30     178    $ 18,704.11


               (1) Debt service payments on these loans are made semi-annually.

              ANNEX A-3 CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

CONTROL                                                                                                                     PROPERTY
NUMBER               PROPERTY NAME                                        PROPERTY ADDRESS                   PROPERTY CITY    STATE
------------------------------------------------------------------------------------------------------------------------------------
  10000 1021/1101/1103-1137/1200 Lawrence; 1200 Clement     1021/1101/1103-1137/1200 Lawrence; 1200 Clement   Radford           VA
  10003 131-133 Norwood Street                              131-133 Norwood Street                            Radford           VA
  10004 415-417 Davis; 527-529 Fairfax                      415-417 Davis; 527-529 Fairfax                    Radford           VA
  10019 Royal Palms                                         40890 Sandy Gale Lane                             Palm Desert       CA
9821000 Arrowhead Apartments                                1912 Cambridge Drive                              Palantine         IL
9821001 Brookstone Manor                                    135 Elm Street                                    Milford           NH
9821002 Boca Winds                                          530 N.E. 47th Street                              Boca Raton        FL
9821003 Hulen Gardens                                       7415 Tallow Wind Trail                            Ft. Worth         TX
9821004 Lexington Downs                                     6003 Old Bullard Road                             Tyler             TX
9821005 Saddle Club                                         3730 South Mill Avenue                            Tempe             AZ
9821006 Clarinbridge                                        770 Towne Green Boulevard                         Kennesaw          GA
9821007 Convent Ave.                                        90-100 Convent Avenue                             New York          NY
9821009 Duval Manor Associates                              6350 Greene Street                                Philadelphia      PA
9821010 Greenridge Apartments                               2045 Highway 41 South                             Greenbrier        TN
9821011 Hilltop Apartments                                  908-916 Eastern Avenue, NE                        Washington        DC
9821012 Knollwood Apartments                                205 Old Hull Road                                 Athens            GA
9821013 Azalea Apartments                                   431 Block Craighead Road                          Charlotte         NC
9821014 Signal Hill Apartments                              138-102 Signal Hill Drive                         Statesville       NC
9821015 English Garden Apartments                           500 West Craighead Road                           Charlotte         NC
9821016 Little Lotts Creek                                  14 East Jones Avenue                              Statesboro        GA
9821018 Pendelton Pines                                     2305 Pendelton Street                             Memphis           TN
9821020 Santa Barbara Apartments                            9955 Club Creek                                   Houston           TX
9821021 Villa East                                          2121 Village Lake Drive                           Charlotte         NC
9821022 Winterfield                                         3509 Burner Drive                                 Charlotte         NC
9821023 Sharon Arms                                         4313 Colwick Road                                 Charlotte         NC
9821024 Granville Apts.                                     3730 N. Sharon Amity                              Charlotte         NC
9821025 Milton Road                                         1951 Milton Road                                  Charlotte         NC
9821026 2420 Roswell                                        2420 Roswell Avenue                               Charlotte         NC
9821027 Abbey Apts.                                         1415 Abbey Place                                  Charlotte         NC
9821028 Silver Blue Lake                                    1301 - 1601 NW 103rd Street                       Miami             FL
9821029 Spanish Oaks                                        7557 Arlington Expressway                         Jacksonville      FL
9821030 Sutton Plaza                                        1230 13th Street, NW                              Washington        DC
9821031 The Pines at Carolina Place Apartments              12600 Windy Pines Way                             Pineville         NC
9821034 Moorings Apartments                                 571 Plum Grove Road                               Roselle           IL
9821037 Silver Hill Apartments                              4227 Silver Hill Road                             Suitland          MD
9821038 Thrippence                                          3623 Fountain Avenue                              Chattanooga       TN
9821039 Cohannet Village                                    203 - 207 Winthrop Street                         Taunton           MA
9821040 Westgate Apartments                                 550 Lawrenceville Road                            Lawrenceville     NJ
9821041 112, 114, 116,120 Strawberry Hill Road              112-116-120 Strawberry Hill Road                  Stamford          CT
9821042 Ashton Pointe/Evergreen                             400 Plaza Trace                                   Monroe            GA
9821044 Ashton Pines/Sugar Mill                             115 Colerain Road                                 St. Mary's        GA
9821045 Sand Cove Apartments                                3813 Gulf Blvd                                    St. Petersburg    FL
9821046 Kirnwood                                            2600 Bolton Boone Drive                           Desoto            TX
9821048 Gardenwood                                          1110 Garden Walk Boulevard                        Atlanta           GA
9821049 Hamilton                                            1255 New Hampshire Avenue                         Washington        DC
9821050 The Meadows at Indian Creek                         100 Eagle Drive                                   Emmaus            PA
9821051 Pointe North Apartments                             4445 Harriet Lane                                 Bethlehem         PA
9821052 Welby Park Estates                                  1399 Phillips Road                                New Bedford       MA
9821053 Lakeview Townhomes                                  4811 Likins Circle                                Wichita Falls     TX
9821054 Fox Run                                             2601 South S.E. Loop                              Tyler             TX
9821056 Rene Village                                        606 SE Rene Ave                                   Gresham           OR
9821057 Kelton Towers                                       515 Kelton Avenue                                 Westwood          CA
9821058 103 Hemenway                                        103 Hemenway Street                               Boston            MA
9821059 Vista Bonita Apartments                             9313 Tally Ho Road                                Houston           TX
9821060 Vintage Square Apartments                           1176 Rosemarie Lane                               Stockton          CA
9821061 Naples Place                                        1900-2052 Sunshine Blvd.; 4544-4626 Sunset Blvd.  Naples            FL
                                                                5270-5340 16th Place; 5451-5501 16th Place;
                                                                6240-6256 Rattlesnake Hammock Rd.

9821062 Gardena West Partnership                            1261 - 1281 W. Rosecrans Ave.                     Gardena           CA
9821063 Sugarloaf Estates                                   28 River Road                                     Sunderland        MA
9821064 The Lenox                                           6014 Winsome Lane                                 Houston           TX
9821065 Park South Apartments                               Park South Boulevard                              Arden             NC
9821066 Southern Pines                                      15373 St. Charles St.                             Gulfport          MS
9821067 Park Lee Apartments                                 1600 West Highland Avenue                         Phoenix           AZ
9821068 The Landings                                        951-969 Wilcox Street                             Waupun            WI
9821069 Scarborough Mews                                    5th & Orange Streets                              Media             PA
9821071 Arbor Apartments                                    2411 Southwest 35th Place                         Gainesville       FL
9821072 825 & 835 Wisconsin Avenue                          825 & 835 Wisconsin Avenue                        Oshkosh           WI
9821074 Hilltop House Apartments                            1200 N. Queen Street                              Arlington         VA
9821075 Marlaine North & South Apartments                   1201-1203,1225 N. Pierce Street                   Arlington         VA


                                                                                      UTILITIES            NUMBER    NUMBER   NUMBER
CONTROL   PROPERTY                                                                    TENANT            OF STUDIO   OF 1 BR  OF 2 BR
NUMBER      ZIP            PROPERTY TYPE                COUNTY          ELEVATOR      PAYS                  UNITS     UNITS    UNITS
------------------------------------------------------------------------------------------------------------------------------------
  10000     24141        Multifamily - Conventional     Pulaski             N          W,E,G,P,C                0         2       16
  10003     24141        Multifamily - Conventional     Pulaski             N          W,E,G,P,C                0         0        0
  10004     24141        Multifamily - Conventional     Pulaski             N          W,E,G,P,C                0         0       18
  10019     92211        Multifamily - Conventional     Riverside           N          E,G,P,C                  0        13       89
9821000     60074        Multifamily - Conventional     Cook                N          E,P,T,C                  0       102       78
9821001     03055        Multifamily - Conventional     Hillsborough        N          E,C,P                    0         5       86
9821002     33431        Multifamily - Conventional     Palm Beach          N          E,C,P                   12        58       12
9821003     76133        Multifamily - Conventional     Tarrant             N          E,C,P                    0        80      112
9821004     75703        Multifamily - Conventional     Smith               N          E,C,P                    4       156      155
9821005     85282        Multifamily - Conventional     Maricopa            N          E,C,P                   63       205      246
9821006     30144        Multifamily - Conventional     Cobb                N          E,W,P,C                  0       124      125
9821007     10027        Multifamily - Conventional     New York            N          EPTC                     0         9       32
9821009     19144        Multifamily - Conventional     Philadelphia        Y          EPC                     34        79       55
9821010     37073        Multifamily - Sec. 42          Robertson           N          E,G,C,P                  0         0       80
9821011     20019        Multifamily - Conventional     Washington, D.C.    N          E                        0        52       54
9821012     30603        Multifamily - Sec. 42          Clarke              N          E,G,C,P                  0         0       30
9821013     28206        Multifamily - Conventional     Mecklenburg         N          E                        0         0       66
9821014     28625        Multifamily - Conventional     Iredell             N          E,G                     10        40       60
9821015     28206        Multifamily - Conventional     Mecklenburg         N          E,P,C                    0        72       47
9821016     30458        Multifamily - Sec. 42          Bulloch             N          E,G,C,P                  0         0       32
9821018     38114        Multifamily - Sec. 42          Shelby              N          E                        0        32      150
9821020     77036        Multifamily - Conventional     Harris              N          E                        0       131       44
9821021     28212        Multifamily - Conventional     Mecklenburg         N          EPC                      0       119        0
9821022     28205        Multifamily - Conventional     Mecklenburg         N          EPC                      0        27       44
9821023     28211        Multifamily - Conventional     Mecklenburg         N          EPC                      0        10       12
9821024     28205        Multifamily - Conventional     Mecklenburg         N          EPC                      0        13       74
9821025     28215        Multifamily - Conventional     Mecklenburg         N          EPC                      0       135       96
9821026     28209        Multifamily - Conventional     Mecklenburg         Y          EPC                      0         0       32
9821027     28209        Multifamily - Conventional     Mecklenburg         N          EPC                      0        20       68
9821028     33147        Multifamily - Conventional     Dade                N          E                        0       133       89
9821029     32211        Multifamily - Conventional     Duval               N          EGPTC                    0        78       96
9821030     20005        Multifamily - Conventional     D.C.                Y          None                    20       153        0
9821031     28288        Multifamily - Sec. 42          Mecklenburg         N          E                        0        36      116
9821034     60172        Multifamily - Conventional     Cook                N          E,P,T,C                  0        92      106
9821037     20746        Multifamily - Conventional     Prince George       N          P, C                     0       124       92
9821038     37412        Multifamily - Conventional     Hamilton            N          E                        0        70       21
9821039     02780        Multifamily - Conventional     Bristol             N          E,P,C                    6        30       36
9821040     08648        Multifamily - Conventional     Mercer County       N          EPC                      0        34       38
9821041     06902        Multifamily - Conventional     Fairfield           N          E                        9        34       34
9821042     30655        Multifamily - Sec. 42          Walton              N          E,C,P,G,W,T              0        10       19
9821044     31558        Multifamily - Sec. 42          Camden              N          E,C,P,G,W,T              0         0       34
9821045     33706        Multifamily - Conventional     Pinellas County     N          EGPC                     0        64        8
9821046     75115        Multifamily - Sec. 42          Dallas              N          E,G                      0       118       80
9821048     30349        Multifamily - Conventional     Clayton             N          E,G,P,C                  0       108      226
9821049     20036        Multifamily - Conventional     Washington DC       Y          W,E,G,P,C              210        87        7
9821050     18049        Multifamily - Conventional     Lehigh              N          EPC                      0        68      164
9821051     18017        Multifamily - Conventional     Northampton         N          EPC                      0        60      140
9821052     02745        Multifamily - Conventional     Bristol             N          E,C,P                    0         0      108
9821053     76308        Multifamily - Conventional     Witchita            N          E,G,P,C                  0        20       80
9821054     75701        Multifamily - Conventional     Smith               N          E,C,P                   48        48       32
9821056     97030        Multifamily - Conventional     Multnomah           N          E, G, P, C               0         0       30
9821057     90024        Multifamily - Conventional     Los Angeles         Y          P,C                     18        40       47
9821058     02115        Multifamily - Conventional     Suffolk             N          E,P,C                    0         0        5
9821059     77017        Multifamily - Conventional     Harris              N          E                        0        80       61
9821060     95207        Multifamily - Conventional     San Joaquin         N          PC                       0       111       78
9821061     34116        Multifamily - Conventional     Dade                N          E,C                      0         0       86



9821062     90247        Multifamily - Conventional     Los Angeles         N          EGPC                     0         4       80
9821063     01375        Multifamily - Conventional     Franklin            N          E,C,P                    0         1      230
9821064     77057        Multifamily - Conventional     Harris              N          E,C,P                   36        88       40
9821065     28704        Multifamily - Conventional     Buncombe County     N          EPTC                     0        10       22
9821066     39503        Multifamily - Conventional     Harrison            N          E,C,P                   10        28       41
9821067     85015        Multifamily - Conventional     Maricopa            N          EPC                      0       218      304
9821068     53963        Multifamily - Sec. 42          Dodge               N          E,C,P                    0        12       32
9821069     19063        Multifamily - Conventional     Delaware            N          EGPTC                    0         0        0
9821071     32608        Multifamily - Conventional     Alachua             N          E,C,P,W,S                0        96        0
9821072     54901        Multifamily - Conventional     Winnebago           N          WEGPC                    0         0        0
9821074     22209        Multifamily - Conventional     Arlington           Y          P,T,C                   24        24        1
9821075     22209        Multifamily - Conventional     Arlington           Y          E,G                     33        27       30


              NUMBER     NUMBER
CONTROL      OF 3 BR    OF 4 BR+    AVG RENT-    AVG RENT     AVG RENT     AVG RENT     AVG RENT
NUMBER        UNITS       UNITS      STUDIO     RATE-1 BR    RATE-2 BR    RATE-3 BR    RATE-4+ BR
-------------------------------------------------------------------------------------------------
  10000           1         31          NA           333          495          503           783
  10003          12          6          NA           333          495          503           783
  10004           7          2          NA           333          495          503           783
  10019           0          0          NA           716          730           NA            NA
9821000          20          0          NA           779          887         1142            NA
9821001           1          0          NA           590          650          850            NA
9821002           0          0         560           673          760           NA            NA
9821003           8          0          NA           415          565          760            NA
9821004           1          0         381           434          530           NA            NA
9821005           1          0         485           578          690          875            NA
9821006          57          0          NA           860         1185         1400            NA
9821007          31          2          NA           370          550          650           750
9821009           0          0         395           521          600           NA            NA
9821010          40          0          NA            NA          469          598            NA
9821011           0          0          NA           515          540           NA            NA
9821012          34          0          NA            NA          363          460            NA
9821013           0          0          NA            NA          425           NA            NA
9821014          12          0         341           416          515          635            NA
9821015           0          0          NA           370          427           NA            NA
9821016          40          0          NA            NA          450          600            NA
9821018           0          0          NA           305          345           NA            NA
9821020           0          0          NA           335          445           NA            NA
9821021           0          0          NA           385           NA           NA            NA
9821022           0          0          NA           336          430           NA            NA
9821023          10          0          NA           395          450          523            NA
9821024          14          0          NA           410          512          598            NA
9821025           0          0          NA           340          433           NA            NA
9821026           0          0          NA            NA         1022           NA            NA
9821027          40          0          NA           391          484          527            NA
9821028          17          0          NA           459          559          650            NA
9821029          20          0          NA           390          510          605            NA
9821030           0          0         525           631           NA           NA            NA
9821031          48          0          NA           575          715          834            NA
9821034          18          0          NA           774          889         1144            NA
9821037           0          0          NA           530          600           NA            NA
9821038          20          0          NA           390          500          570            NA
9821039           0          0         426           553          675           NA            NA
9821040           0          0          NA           700          800           NA            NA
9821041           2          0         597           792           NA           NA            NA
9821042          19          0          NA           165          410          465            NA
9821044          36          0          NA            NA          366          416            NA
9821045           0          0          NA           540          740           NA            NA
9821046           0          0          NA           730          922           NA            NA
9821048          36          0          NA           555          690          805            NA
9821049           0          0         750          1025         1675           NA            NA
9821050           0          0          NA           655          840           NA            NA
9821051           0          0          NA           655          840           NA            NA
9821052           0          0          NA            NA          589           NA            NA
9821053          20          0          NA           395          525          605            NA
9821054           0          0         350           390          502           NA            NA
9821056           1          0          NA            NA          532          600            NA
9821057           0          0         814           914         1313           NA            NA
9821058           4          8          NA            NA         1650         2000          2400
9821059           3          0          NA           334          438          475            NA
9821060           1          0          NA           395          475          500            NA
9821061          32          0          NA            NA          594          730            NA



9821062           0          0          NA           410          646           NA            NA
9821063           1          0          NA           590          687          675            NA
9821064           0          0         450           520          700           NA            NA
9821065           2          0          NA           486          640          850            NA
9821066          22          0         385           465          588          709            NA
9821067           1          0          NA           439          562          620            NA
9821068          20          0          NA           233          413          500            NA
9821069          15          0          NA            NA           NA          866            NA
9821071           0          0          NA           434           NA           NA            NA
9821072           4         20          NA            NA           NA          615           820
9821074           0          0         563           653          830           NA            NA
9821075           0          0         518           658          815           NA            NA


              ANNEX A-3 CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

CONTROL                                                                                                                     PROPERTY
NUMBER               PROPERTY NAME                                        PROPERTY ADDRESS                   PROPERTY CITY    STATE
------------------------------------------------------------------------------------------------------------------------------------
9821081 Southampton Apartments                              1400 Henderson Road                             Angleton          TX
9821082 Salem Pines Apartments                              1904 East Mulberry Street                       Angleton          TX
9821097 Forest Towers                                       3500  and 3550 Washington                       Hollywood         FL
9821098 Park Regency Apartments                             130 Van Cortlandt Avenue                        Bronx             NY
9821099 Harbour Key Apartments                              5749 Gatlin Avenue                              Orlando           FL
9821100 Royal Palm Key Apartments                           1401 Village Boulevard                          West Palm Beach   FL
9821101 Coral Key Apartments                                3300 Pinewalk Drive North                       Margate           FL
9821102 Planters Crossing                                   1447 Stone Rd.                                  Tallahassee       FL
9821103 Rochester Apartments                                10933 Rochester Avenue                          Los Angeles       CA
9821104 11640 Kiowa Avenue                                  11640 Kiowa Avenue                              Los Angeles       CA
9821105 The Carlton Apartment Building                      11666 Goshen Ave.                               Los Angeles       CA
9821107 Sprucemont Apartments                               257 South 16th St.                              Philadelphia      PA
9821109 Birchwood Apartments                                4829 Coles Manor Place                          Dallas            TX
9821111 Hamiltonian Gardens                                 Warrenville Road                                Middlesex         NJ
9821112 Woodbine Gardens                                    1 Woodbine Road                                 Avenel            NJ
9821115 Tennessee Village Apartments                        4404 Tennessee Avenue                           Nashville         TN
9821121 Country Club Estates                                413 West 11th Street                            Alexandria        IN
9821122 Butler Ridge/Butler Arms                            1607 Route 23/115-129 Booton Ave.               Butler            NJ
9821122 Butler Arms                                         115-129 Booton Avenue                           Butler            NJ
9821122 Butler Ridge                                        1607 Route 23                                   Butler            NJ
9821124 Briarwood                                           1355 Briarwood Road                             Atlanta           GA
9821125 Deville                                             3330 Atlanta Road                               Smyrna            GA
9821126 The Highlands                                       2525 Ward Street                                Smyrna            GA
9821130 Shelbourne Towers                                   860 Twentieth Street                            Knoxville         TN
9821133 Coopers Pond Apts.                                  543 Cricklewood Drive                           State College     PA
9821142 Timber Trails                                       3321 Franklin Street                            Wisconsin Rapids  WI
9821143 Turtle Creek Apts.                                  358 Toftrees Ave                                State College     PA
9821144 321 East 22nd Street                                321 East 22nd Street                            New York          NY
9821145 Turnberry Towers                                    1438 Third Avenue                               New York          NY
9821146 Dutch Village Apartments                            2348 Perring Manor Rd.                          Baltimore         MD
9821149 Greenlawn Apartments                                11211 Greenlawn Avenue                          Culver City       CA
9821150 New Meadowbrook Village                             903-1005 East Front Street                      Plainfield        NJ
9821151 Ridgewood Apartments                                404 Jones Ferry Road                            Carrboro          NC
9821152 Elms Apartment House                                1078 New Britain Ave                            West Hartford     CT
9821154 Westgrove Apartments                                1815-2137 Kensington Drive                      Waukesha          WI
9821155 Castilian Lake Park Apartments                      11444 137th St. North                           Largo             FL
9821156 29 Cornelia Street                                  29 Cornelia Ave                                 New York          NY


                                                                                      UTILITIES            NUMBER    NUMBER   NUMBER
CONTROL   PROPERTY                                                                    TENANT            OF STUDIO   OF 1 BR  OF 2 BR
NUMBER      ZIP            PROPERTY TYPE                COUNTY          ELEVATOR      PAYS                  UNITS     UNITS    UNITS
------------------------------------------------------------------------------------------------------------------------------------
9821081     77515        Multifamily - Conventional     Brazoria County     N          E,P,C                  0        48        96
9821082     77515        Multifamily - Conventional     Brazoria County     N          E,P,C                  0        86        46
9821097     33021        Multifamily - Conventional     Broward             N          EPC                    0       128        65
9821098     10463        Multifamily - Conventional     Bronx               Y          E,P,C                 14        16        13
9821099     32822        Multifamily - Conventional     Orange              N          E,P,C                 36       148       240
9821100     33409        Multifamily - Conventional     Palm Beach          N          E,P,C                  0       152       248
9821101     33063        Multifamily - Conventional     Broward             N          E,P,C                  0       232       132
9821102     32303        Multifamily - Conventional     Leon County         N          EGPC                   0        24        65
9821103     90024        Multifamily - Conventional     Los Angeles         Y          E,P,C                  0        40        40
9821104     90049        Multifamily - Conventional     Los Angeles         N          E,P,C                  0        26        26
9821105     90049        Multifamily - Conventional     Los Angeles         Y          E,P,C                 70        20         0
9821107     19109        Multifamily - Conventional     Philadelphia        Y          EPC                    2        42        14
9821109     75204        Multifamily - Sec. 42          Dallas              N          E,P,C                  0       146        88
9821111     08846        Multifamily - Conventional     Middlesex           N          E, G, P, T, C          8        96        36
9821112     07001        Multifamily - Conventional     Middlesex           N          E, P, T, C             4        86        17
9821115     37209        Multifamily - Conventional     Davidson            N          W,E,G,P,T,C            0       106       172
9821121     46001        Multifamily - Conventional     Madison             N          E,P,C                  0         5        59
9821122     07405        Multifamily - Conventional     Passaic             N          E,P,C                 26       168        24
9821122     07405        Multifamily - Conventional     Passaic             N          E,P,C                  0        30         0
9821122     07405        Multifamily - Conventional     Passaic             N          E,P,C                 26       138        24
9821124     30319        Multifamily - Conventional     DeKalb              N          E,P,C                  0        24       111
9821125     30080        Multifamily - Conventional     Cobb                N          E,P,C                  0        28        64
9821126     30080        Multifamily - Conventional     Cobb                N          E,P,C                  0        16        96
9821130     37916        Multifamily - Conventional     Knox                Y          P,C                   71        43        74
9821133     16803        Multifamily - Conventional     Centre              N          E, P, C, T             0         0        30
9821142     54494        Multifamily - Sec. 42          Wood                N          E, G, P, C             0        12        32
9821143     16803        Multifamily - Conventional     Centre              N          P, C, T                9        60       114
9821144     10010        Multifamily - Conventional     New York            Y          E,G,P,C              101        13         2
9821145     10028        Multifamily - Conventional     New York            Y          E                      6       125        16
9821146     21234        Multifamily - Conventional     Baltimore City      N          EGPC                   0       201       290
9821149     90230        Multifamily - Conventional     Los Angeles         Y          EGPC                   0         8        34
9821150     07061        Multifamily - Conventional     Union County        N          EPC                    0        53        27
9821151     27510        Multifamily - Conventional     Orange              N          E,G,P,C,T,W            0       160         0
9821152     06110        Multifamily - Conventional     Hartford            Y          E,P,C                  2        46        24
9821154     53188        Multifamily - Conventional     Waukesha            N          EPC                    0        88        90
9821155     33774        Multifamily - Conventional     Pinellas            N          None                   0       136         4
9821156     10014        Multifamily - Conventional     New York            N          E, G                   1        13         9


              NUMBER     NUMBER
CONTROL      OF 3 BR    OF 4 BR+    AVG RENT-    AVG RENT     AVG RENT     AVG RENT     AVG RENT
NUMBER        UNITS       UNITS      STUDIO     RATE-1 BR    RATE-2 BR    RATE-3 BR    RATE-4+ BR
-------------------------------------------------------------------------------------------------
9821081              8         0           NA          378          480          630            NA
9821082              8         0           NA          386          508          650            NA
9821097              0         0           NA          640          740           NA            NA
9821098              4         0          644          758          881         1108            NA
9821099             36         0          550          615          686          860            NA
9821100              0         0           NA          700          828           NA            NA
9821101              0         0           NA          740          855           NA            NA
9821102             16         0           NA          505          614          830            NA
9821103              0         0           NA          950         1575           NA            NA
9821104              0         0           NA         1075         1350           NA            NA
9821105              0         0          948         1110           NA           NA            NA
9821107              2         0          539          585          752         1136            NA
9821109             42         0           NA          415          540          650            NA
9821111              0         0          541          669          875           NA            NA
9821112              0         0          500          640          850           NA            NA
9821115             10         0           NA          365          425          480            NA
9821121             16         0           NA          430          537          672            NA
9821122              0         0          600          712          761           NA            NA
9821122              0         0           NA          725           NA           NA            NA
9821122              0         0          600          700          925           NA            NA
9821124             23         0           NA          555          700          780            NA
9821125             40        12           NA          500          595          675           750
9821126             40         0           NA          500          548          638            NA
9821130              0         0          314          425          520           NA            NA
9821133             60         0           NA           NA          710          797            NA
9821142             20         0           NA          294          402          475            NA
9821143             24         0          451          610          715          810            NA
9821144              0         0         1168         1631         2200           NA            NA
9821145              0         0         1692         2314         2925           NA            NA
9821146             53         0           NA          380          487          600            NA
9821149              0         0           NA          883         1019           NA            NA
9821150              0         0           NA          708          830           NA            NA
9821151              0         0           NA          470           NA           NA            NA
9821152              0         0          525          575          635           NA            NA
9821154             19         0           NA          605          660          830            NA
9821155              0         0           NA          453          670           NA            NA
9821156              3         0          750          685          871         1338            NA


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX B

[LOGO]                                                        [LOGO]

                               FUNB Series 1999-C1

                                  CMBS Issuance
                      Structural and Collateral Term Sheet
                                   ----------

                         Pricing Date: January 21, 1999
                                   ----------

                                 $1,035,531,205
                                  (Approximate)


                First Union Commercial Mortgage Securities, Inc.
                                  as Depositor

                            First Union National Bank
                             as Mortgage Loan Seller

                                   ----------

      FIRST UNION CAPITAL MARKETS                  MORGAN STANLEY DEAN WITTER


This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                                [LOGO]

                               FUNB Series 1999-C1


Certain Offering Points

Newly Originated Collateral. The collateral consists of 238 Mortgage Loans with a principal balance (as of February 1, 1999, the "Cut-off Date") of approximately $1,163,518,250. The Mortgage Loans were all originated by First Union National Bank.

Call Protection. 100% of the Mortgage Loans contain call protection provisions. 99.4% of the Mortgage Loans provide for an initial lockout period followed by i) defeasance; or ii) yield maintenance; or/and iii) percentage penalty. The weighted average lockout and defeasance period for all loans is 10.2 years. The Mortgage Loans are generally prepayable without penalty between zero to six months from Mortgage Loan maturity.

-----------------------------------------------------------------------------------------------------------------------
                                                                                       # of Loans              % of
Type of Call Protection                                                                                       Balance
-----------------------------------------------------------------------------------------------------------------------
Prohibits prepayment or only permits defeasance for most of term                            192                80.4%
-----------------------------------------------------------------------------------------------------------------------
Prohibits  prepayment  until date  specified in related  Mortgage  Note and then imposes either a Yield Maintenance Charge or a Percentage Premium (but not both)
for most of remaining term                                                                   30                16.1%
-----------------------------------------------------------------------------------------------------------------------
Prohibits prepayment or only permits defeasance for at least the first ten years
and  thereafter  permits   prepayments   without  Yield  Maintenance  Charge  or
PercentagePremium for a period greater than one year                                         12                 2.2%
-----------------------------------------------------------------------------------------------------------------------
Prohibits prepayment until date specified in related Mortgage Note, then imposes a Yield Maintenance Charge for a period, and then a Percentage Premium for the
remaining term                                                                                3                 0.7%
-----------------------------------------------------------------------------------------------------------------------
Permits  prepayment during the first two (2) years of the term if accompanied by a Yield Maintenance Charge for remaining term, and thereafter permits defeasance
for balance of term                                                                           1                 0.6%
-----------------------------------------------------------------------------------------------------------------------

$4.89 million average loan balance as of the Cut-off Date.

1.36x Weighted Average Debt Service Coverage Ratio ("DSCR") (excluding CTLs) as of the Cut-off Date.

72.7% Weighted Average Loan to Value ("LTV) (excluding CTLs) as of the Cut-off Date.

Property Type Diversification. Multifamily 41.9%, Retail 22.0%, Hospitality 10.3%, Office 10.0%, Credit Tenant Lease ("CTL") 9.9%, Health Care 3.9%, Industrial/Warehouse 0.9% and Other 1.1%

Geographic Diversification. Florida (12.7%), California (10.1%), Georgia (9.8%), Texas (7.8%), New York (7.5%), Maryland (7.0%), Pennsylvania (6.2%) and North Carolina (5.4%); 25 other states and the District of Columbia less than 5% each.

Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P & I - payment and delinquency information. Quarterly NOI and occupancy information to the extent delivered by borrowers, will be available to Certificateholders.

Cash Flows will be Modeled on BLOOMBERG.

Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans compared to aggregate pool balance, as of the Cut-off Date (the "Cut-off Date Pool Balance").



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


              Settlement Date
                Certificate
                Balance or        Cut-off Date        Rating                                     Expected Final
                 Notional        Subordination      (Moody's/       Average       Principal       Distribution
  Class          Amount(1)           Level             S&P)         Life(3)     Window(3)(4)        Date(3)     Pass-Through Rate(5)
------------------------------------------------------------------------------------------------------------------------------------
   A-1          222,414,205          28.55%          Aaa/AAA           5.4        3/99-1/08           1/08           Fixed Rate

   A-2          608,949,000          28.55%          Aaa/AAA           9.5       1/08-10/08          10/08           Fixed Rate

   IO-1       1,163,518,250(2)         --            Aaa/AAAr         --             --                --           Variable Rate

     B           58,273,000          23.54%           Aa2/AA           9.7       10/08-12/08         12/08           Fixed Rate

     C           61,186,000          18.28%            A2/A           11.7       12/08-11/12         11/12         NetWAC - 0.51%

     D           67,014,000          12.52%          Baa2/BBB         14.3       11/12-6/13           6/13         NetWAC - 0.03%

     E           17,482,000          11.02%         Baa3/BBB-         14.5        6/13-8/13           8/13         NetWAC - 0.03%

 IO-2(6)        128,200,046(2)         --               --            --             --                --            Fixed Rate

   F(6)          52,445,000          6.51%              --            15.5        8/13-6/16           6/16           Fixed Rate

   G(6)          37,877,000          3.26%              --            18.0        6/16-5/18           5/18           Fixed Rate

   H(6)          37,878,046          0.00%              --            21.8        5/18-9/28           9/28           Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------


Notes:    (1)  In the case of each such Class,  subject to a permitted  variance of plus or minus 5%. The Settlement Date  Certificate  Balance is
               the  expected  balance  of  each  Class  of  Certificates   after
               distributions   to  FUNB,   as  record   owner  of  the   Offered
               Certificates prior to the Settlement Date, of all principal due on each Mortgage Loan on February 1, 1999 as described herein.

          (2)  Represents the notional balance.

          (3)  Based  on  Table   Assumptions   described   in  the   Prospectus
               Supplement.

          (4) Principal Window is the period (commencing with the March 1999 Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Table Assumptions.

          (5) Other than the Class C, D, E and IO-1 Certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest as described in the Prospectus Supplement. The Class C, D, E and IO-1 Certificates will accrue interest at variable rates as described in the Prospectus Supplement. The pass-through rates shown are only for indicative purposes.

          (6)  Not offered hereby.


This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                            [LOGO]


                               FUNB Series 1999-C1


I.  Issue Characteristics

Issue  Type:                  The  Class  A-1,   A-2,   IO-1,  B,  C,  D  and  E
                              Certificates  (the  "Offered   Certificates")  are
                              offered pursuant to the Prospectus Supplement dated January 21, 1999 and accompanying Prospectus dated January 8, 1999, and the Class IO-2, F, G and H Certificates are not offered hereby.

Securities Offered:           $1,035,318,205 monthly pay, multi-class commercial
                              mortgage    REMIC    Pass-Through    Certificates,
                              including three fixed-rate  principal and interest
                              Classes (Classes A-1, A-2 and B), three variable rate principal and interest Classes (C, D and E) and one variable rate interest only class (Class
                              IO-1).  The  Certificates  were issued on December
                              30,  1998  pursuant  to a  Pooling  and  Servicing
                              Agreement among the Depositor, the Seller, the Master Servicer, the Special Servicer and the
                              Trustee. The Offered Certificates have not been previously offered to the public.

Collateral:                   The collateral  consists of a $1,163,518,250  pool
                              of  238  fixed-rate   commercial  and  multifamily
                              Mortgage Loans, of which 206 are conduit loans consisting of $1,048,457,429 or 90.1% of the pool and 32 are CTL loans consisting of $115,060,821 or 9.9% of the pool.

Seller:                       First Union National Bank

Book-Running Lead Manager:    First Union Capital Markets

Co-Lead Manager:              Morgan Stanley Dean Witter

Master Servicer:              First Union National Bank

Special Servicer:             Lennar Partners, Inc.

Trustee:                      Norwest Bank Minnesota, National Association

Pricing Date:                 January 21, 1999

Expected Settlement Date:     February 4, 1999

Distribution Dates:           The 15th of each  month.  The  first  Distribution
                              Date on which investors will be entitled to distributions will be March 15, 1999.

Minimum Denominations:        $25,000   for  the   Class   A-I  and   Class  A-2
                              Certificates,  and  $50,000  for the  Class  IO-1,
                              Class   B,   Class   C,   Class  D  and   Class  E
                              Certificates.

ERISA Considerations:         Class A-1, A-2 and IO-1  Certificates are expected
                              to be ERISA eligible.


This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1



SMMEA Eligibility:            Class  A-1,  A-2,  IO-1  and  B  Certificates  are
                              expected to be SMMEA eligible.

Risk Factors:                 THE CERTIFICATES  INVOLVE A DEGREE OF RISK AND MAY
                              NOT BE SUITABLE FOR ALL  INVESTORS.  SEE THE "RISK
                              FACTORS" SECTION OF PROSPECTUS  SUPPLEMENT AND THE
                              "RISK FACTORS" SECTION OF THE PROSPECTUS.



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1



                                  [LINE CHART]

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]



Class A-1                    Class A-2             Class B           Class C               Class D
---------                    ---------             -------           -------               -------
Aaa/AAA 5.73%                Aaa/AAA 6.07%         Aa2/AA 6.22%      A2/A Net WAC - 0.51%  Baa2/BBB-Net WAC- 0.03%

Class E                      Class F               Class G           Class H                      Class IO(1)
-------                      -------               -------           -------                      -----------
Baa3/BBB-Net WAC - 0.03%     --/-- 5.35%  0.25%    --/-- 5.35%       0.25%   NR/NR 5.35%  0.25%



     NR = Not Rated


Note:     (1)  The Class IO-1  Certificates  will accrue  interest at a variable rate as described in the Prospectus Supplement.


This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


II. Structure Characteristics

The Offered Certificates (other than the Class C, D, E and IO-1 Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class C, D, E and IO-1 Certificates will accrue interest at variable rates as discussed in the Prospectus Supplement. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

<PLOT POINTS TO COME>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>


Notes:    (1)  The Class A-1, A-2 and IO-1 Certificates will be paid interest on a pro rata basis.

          (2) The above analysis is based on the Table Assumptions described in the Prospectus Supplement.


This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


Interest Distributions:       Each Class of  Certificates  (other than the Class
                              IO-1   Certificates)  will  be  entitled  on  each
                              Distribution  Date  to  interest  accrued  at  its
                              Pass-Through  Rate on the outstanding  Certificate
                              Balance  or  notional  balance of such  Class,  as
                              applicable.  The Class IO-1  Certificates  will be
                              entitled   on  each   Distribution   Date  to  the
                              aggregate   interest   accrued   on  each  of  its
                              components.

Pass-Through Rates:           Class A-1:         5.73%
                              Class A-2:         6.07%
                              Class IO-1:        Variable rate as described in
                                                 the Prospectus Supplement
                              Class B:           6.22%
                              Class C:           Net WAC - 0.51%
                              Class D:           Net WAC - 0.03%
                              Class E:           Net WAC - 0.03%
                              Class F:           5.35%
                              Class G:           5.35%
                              Class H:           5.35%
                              Class IO-2:        0.25%

Principal Distributions:      Principal will be distributed on each Distribution
                              Date to the Class of Sequential  Pay  Certificates
                              outstanding,        with       the        earliest
                              alphabetical/numerical  Class  designation,  until
                              its  Certificate  Balance is reduced to zero.  If,
                              due to losses,  the  Certificate  Balances  of the
                              Class B through Class H  Certificates  are reduced
                              to  zero  or  Appraisal   Reductions   exceed  the
                              aggregate  Certificate  Balance of the Subordinate
                              Certificates,  payments of  principal to the Class
                              A-1 and A-2 Certificates will be made on a pro rata basis.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]

                               FUNB Series 1999-C1

Prepayment Premium
  Allocation:                 All   Prepayment   Premiums  are   distributed  to
                              Certificateholders   on  the   Distribution   Date
                              following the one-month collection period in which
                              the prepayment  occurred.  All Prepayment Premiums
                              will be  allocated  among to the Class A through E
                              Certificates,  in each case,  up to the product of
                              (i) the  Prepayment  Premium,  (ii) the  "Discount
                              Rate  Fraction"  and (iii) the  percentage  of the
                              total principal distribution to Certificateholders
                              to  which  such  Class  is  entitled.  Any  excess
                              amounts   will  be   distributed   to  Class  IO-1
                              Certificates.

                              The Discount Rate Fraction for Classes A through E is defined as:

                              (Coupon on Class - Reinvestment Yield)/(Coupon on Mortgage Loan - Reinvestment Yield)

Prepayment Premium
   Allocation Example:        A  yield  maintenance   prepayment   premium  will
                              generally  be  equal to the  present  value of the
                              reduction in interest  payments as a result of the
                              prepayment  through the  maturity of the  Mortgage
                              Loan,  discounted  at  the  yield  of  a  Treasury
                              security   of  similar   maturity  in  most  cases
                              (converted from semi-annual to monthly pay). The following reflects that method:

                              General  Prepayment  Premium  Allocation  Example:
                              Assuming the structure presented in this Term Sheet and the following assumptions:

                              Only two Classes of Certificates: A-1 and IO-1.

                              Mortgage  Loan   characteristics   of  loan  being
                              prepaid:

                                  Balance                        $10,000.000
                                  Coupon                         8.0%
                                  Maturity                       10 yrs (November 1, 2008)
                              Treasury Yield (monthly)           5.75%

                              Certificate  Characteristics:
                                     Class  A-1  Coupon          7.00%



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


                         Discount Rate Fraction Example

                                                                      Class A-1           Class I-O
                    Discount Rate Fraction Calculation              Certificates         Certificates
                                                                    -------------------------------
                    (Class A-1 Coupon - Reinvestment                 (7.00%-5.75%)/
                    Yield)/                                          (8.00%-5.75%)=           (100%-
                    (Gross Mortgage Rate - Reinvestment                                        55.56%)=
                    Yield)=                                           1.25%/2.25%=
                    % of Premium  allocated to Classes (Discount
                    Rate Fraction)                                       55.56%                44.44%

Credit Enhancement:                 Each  Class  of   Certificates   other  than
                                    Classes  A-1,  A-2  and  IO-1  (the  "Senior
                                    Certificates") will be subordinate to Senior
                                    Certificates and each other Class with an earlier alphabetical Class designation. The
                                    IO-2 Class of Certificates is not rated and is subordinated to the Offered Certificates.

Advancing:                          The Master  Servicer  and the  Trustee  will
                                    each be  obligated  to make P&I Advances and
                                    Servicing  Advances,   including  delinquent
                                    property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses  and  Expense       Realized  Losses and  Additional  Trust Fund
Losses:                             Expenses,  if any,  will be allocated to the
                                    Class H, Class G, Class F, Class E, Class D,
                                    Class C, and Class B Certificates, in that order, and then, pro rata, to Classes A-1 and A-2.


Prepayment Interest  Shortfalls:    For any Distribution Date, any Net Aggregate
                                    Prepayment   Interest   Shortfall  for  such
                                    Distribution    Date   will   generally   be
                                    allocated   pro   rata  to  each   Class  of
                                    Certificates    in    proportion    to   its
                                    entitlement to interest.



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


Appraisal Reductions:               An  appraisal  reduction  generally  will be
                                    created in the amount,  if any, by which the
                                    Principal  Balance of a  Specially  Serviced
                                    Mortgage Loan (plus other amounts overdue in
                                    connection  with such loan)  exceeds  90% of
                                    the appraised value of the related Mortgaged
                                    Property.  The  Appraisal  Reduction  Amount
                                    will  reduce  proportionately  the amount of
                                    P&I Advances for such loan,  which reduction
                                    will result,  in general,  in a reduction of
                                    interest    distributable    to   the   most
                                    subordinate   Class  of  Principal   Balance
                                    Certificates outstanding.

                                    An  Appraisal  Reduction  will be reduced to
                                    zero as of the  date  the  related  Mortgage
                                    Loan has been  brought  current for at least
                                    three  consecutive  months,  paid  in  full,
                                    liquidated,    repurchased,   or   otherwise
                                    disposed of.

Controlling Class:                  The Controlling  Class will generally be the
                                    most   subordinate   Class  of  Certificates
                                    outstanding   at  any   time   or,   if  the
                                    Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class, the next most subordinate
                                    Class of Principal Balance Certificates.

Special Servicer:                   The Pooling and Servicing  Agreement permits
                                    the Special Servicer to modify, waive or amend any term of any Mortgage Loan if it determines, in accordance with the servicing standard, that it is appropriate to do so.

Optional Termination:               The  Depositor,  then the  Master  Servicer,
                                    then  the  Special  Servicer,   and  certain
                                    Certificateholders  will have the  option to
                                    purchase,  in  whole  but not in  part,  the
                                    remaining  assets  of the  Trust on or after
                                    the Distribution Date on which the aggregate
                                    Certificate   Balance  of  all   Classes  of
                                    Certificates then outstanding is less than or equal to $11,654,540. Such purchase price will generally be at a price equal to the unpaid aggregate Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.


This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


Reports to Certificateholders:      The Trustee will prepare and deliver monthly
                                    Certificateholder   Reports.   The   Special
                                    Servicer  will  prepare  and  deliver to the
                                    Trustee a monthly  Special  Servicer  Report
                                    summarizing  the  status  of each  Specially
                                    Serviced  Mortgage Loan. The Master Servicer
                                    and the Special  Servicer  will  prepare and
                                    deliver  to the  Trustee  an  annual  report
                                    setting forth,  among other things, the debt
                                    service  coverage  ratios for each  Mortgage
                                    Loan, as available. Each of the reports will
                                    be  available to the  Certificateholders.  A
                                    Report containing  information regarding the
                                    Mortgage    Loans    will    be    available
                                    electronically.


This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


III. Collateral Description

Summary: The Mortgage Pool consists of a $1,163,518,250 pool of 238 fixed-rate, first lien, mortgage loans secured by liens on commercial and multifamily properties located throughout 33 states and the District of Columbia. As of the Cut-Off Date, the Mortgage Loans have a weighted average Mortgage Rate of 7.048% and a weighted average remaining term to maturity of 142 months. See the Prospectus Supplement for more detailed collateral information.


                              Property Type Summary

------------------------------------------------------------------------------------------------------------------------------------
                                                                 Initial                                    Weighted
                                                                  Pool                       Weighted        Average
                                                                 Balance     Weighted        Average          Debt        Weighted
                                                                  as of      Average      Remaining Term     Service      Average
                              Number of    Aggregate Balance     Cut-off     Mortgage       to Stated       Coverage      Loan to
       Property Type            Loans     as of Cut-off Date      Date         Rate          Maturity         Ratio        Value
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                      103           $487,631,769        41.9%      6.986%          138 mos         1.31x         76.7%
------------------------------------------------------------------------------------------------------------------------------------
Retail                            48           $255,857,727        22.0       6.963           126             1.36          70.2
------------------------------------------------------------------------------------------------------------------------------------
Hospitality                       25           $119,830,936        10.3       7.328           131             1.52          67.6
------------------------------------------------------------------------------------------------------------------------------------
Office                            12           $116,125,557        10.0       6.934           141             1.31          70.8
------------------------------------------------------------------------------------------------------------------------------------
Health Care                       10            $45,578,385         3.9       7.363           168             1.63          64.7
------------------------------------------------------------------------------------------------------------------------------------
Industrial                         3            $10,991,335         0.9       7.282           114             1.41          74.8
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use                          2             $7,650,799         0.7       7.268           116             1.32          71.0
------------------------------------------------------------------------------------------------------------------------------------
Self Storage                       2             $3,796,319         0.3       7.095           116             1.40          60.0
------------------------------------------------------------------------------------------------------------------------------------
Mobile Home Park                   1               $994,603         0.1       7.250           117             1.26          71.3
------------------------------------------------------------------------------------------------------------------------------------
CTL(1)                            32           $115,060,821         9.9       7.162           229              NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
Total                            238         $1,163,518,250       100.0%      7.048%          142 mos         1.36x         72.7%
------------------------------------------------------------------------------------------------------------------------------------

Note: (1) Includes 25 retail properties (7.3%), 6 hospitality properties (2.0%) and one industrial property (0.6%).



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1


Credit Tenant Lease Loans:    Credit Tenant Lease Loans are secured by mortgages
                              on  properties  which are  leased  (each a "Credit
                              Tenant  Lease"),  to a tenant which  possesses (or
                              whose parent or other affiliate  which  guarantees
                              the  lease   obligation   possesses)   the  rating
                              indicated  in  the  following   table.   Scheduled
                              monthly  rent  payments  under the  Credit  Tenant
                              Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related
                              Credit Tenant Lease Loans.

                              The Credit Tenant Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:

                                (i) the Tenant is obligated to continue making payments;

                                (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on related Credit Tenant Lease Loan; or

                                (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

                              Approximately 9.9% of the Mortgage Loans are Credit Tenant Lease Loans.



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Cut-off        S&P      Moody's   Lease Type
          Property Name                 Guarantor/Tenant      Property Type       Date Balance ($)  Rating    Rating     Code(1)
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Citrus Heights                Rite Aid Corporation    Drug Store           5,120,866.04     BBB+       Baa1         B
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Dixie Highway, Louisville     Rite Aid Corporation    Drug Store           2,560,917.25     BBB+       Baa1         B
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Portland                      Rite Aid Corporation    Drug Store           2,265,426.08     BBB+       Baa1         B
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Battle Creek                  Rite Aid Corporation    Drug Store           1,954,384.81     BBB+       Baa1        NN
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Dover                         Rite Aid Corporation    Drug Store           2,628,580.48     BBB+       Baa1         B
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Littleton                     Rite Aid Corporation    Drug Store           3,164,032.06     BBB+       Baa1         B
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Louisville - Taylor &
Bluegrass                              Rite Aid Corporation    Drug Store           2,340,129.51     BBB+       Baa1         B
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Norfolk                       Rite Aid Corporation    Drug Store           2,735,901.74     BBB+       Baa1         B
------------------------------------------------------------------------------------------------------------------------------------
Rite Aid Saginaw Genesee               Rite Aid Corporation    Drug Store           2,639,019.66     BBB+       Baa1        NN
------------------------------------------------------------------------------------------------------------------------------------
     Total Rite Aid                                                                25,409,266.63
------------------------------------------------------------------------------------------------------------------------------------
Motel 6 1118 Austin AP                 Accor SA                Limited Service      5,866,628.32      BBB        -           B
------------------------------------------------------------------------------------------------------------------------------------
Motel 6 1261 Houston - Spring          Accor SA                Limited Service      3,429,285.15      BBB        -           B
------------------------------------------------------------------------------------------------------------------------------------
Motel 6 1273 Portland                  Accor SA                Limited Service      4,610,168.48      BBB        -           B
------------------------------------------------------------------------------------------------------------------------------------
Motel 6 134 San Antonio (N)            Accor SA                Limited Service      2,616,837.43      BBB        -           B
------------------------------------------------------------------------------------------------------------------------------------
Motel 6 284 South Deerfield            Accor SA                Limited Service      3,297,026.22      BBB        -           B
------------------------------------------------------------------------------------------------------------------------------------
Motel 6 352 Rapid City                 Accor SA                Limited Service      4,043,344.48      BBB        -           B
------------------------------------------------------------------------------------------------------------------------------------
     Total Motel 6                                                                 23,863,290.08
------------------------------------------------------------------------------------------------------------------------------------
Edwards Supermarket - Teaneck          Royal Ahold, NV         Grocery Store        8,505,273.14       A         A3         NNN
------------------------------------------------------------------------------------------------------------------------------------
IHOP Douglasville Douglas Blvd         IHOP Corporation        Restaurant           1,253,787.12   Private(2)               NNN
------------------------------------------------------------------------------------------------------------------------------------
Lowes Hattiesburg Weathersby           Lowe's Companies, Inc   Home Improvement    10,684,277.65       A         A2         NN
------------------------------------------------------------------------------------------------------------------------------------
Lowe's Queensbury                      Lowes Companies, Inc.   Home Improvement    11,617,882.85       A         A2         NN
------------------------------------------------------------------------------------------------------------------------------------
     Total Lowe's                                                                  22,302,160.50
------------------------------------------------------------------------------------------------------------------------------------
Walgreen Hialeah 4th Ave               Walgreen Company        Drug Store           2,401,280.67      A+        Aa3         NN
------------------------------------------------------------------------------------------------------------------------------------
Walgreen Jacksonville St Augustine     Walgreen Company        Drug Store           2,506,522.81      A+        Aa3         NN
------------------------------------------------------------------------------------------------------------------------------------
Walgreen Melbourne Wickham             Walgreen Company        Drug Store           2,709,583.17      A+        Aa3         NN
------------------------------------------------------------------------------------------------------------------------------------
Walgreen Pembroke Pines Pines
Boulevard                              Walgreen Company        Drug Store           2,725,955.38      A+        Aa3         NN
------------------------------------------------------------------------------------------------------------------------------------
Walgreens Ft Worth                     Walgreen Company        Drug Store           2,357,764.11      A+        Aa3         NN
------------------------------------------------------------------------------------------------------------------------------------
     Total Walgreens                                                               12,701,106.14
------------------------------------------------------------------------------------------------------------------------------------
CVS Columbia Sparkleberry              CVS Corporation         Drug Store           1,783,025.22      A-         A3         NN
------------------------------------------------------------------------------------------------------------------------------------
CVS Rochester Henrietta                CVS Corporation         Drug Store           1,600,575.96      A-         A3         NN
------------------------------------------------------------------------------------------------------------------------------------
CVS Waltham Main                       CVS Corporation         Drug Store           3,656,124.48      A-         A3         NN
------------------------------------------------------------------------------------------------------------------------------------
CVS York Richland                      CVS Corporation         Drug Store           1,623,091.15      A-         A3         NN
------------------------------------------------------------------------------------------------------------------------------------
     Total CVS                                                                      8,622,816.81
------------------------------------------------------------------------------------------------------------------------------------
Bunzl Hicksville Duffy                 Bunzl USA, Inc.         Paper Packaging      6,467,952.90   Private(2)               NN
------------------------------------------------------------------------------------------------------------------------------------
Eckerd - Charlotte - Harris Blvd       Eckerd Corporation      Drug Store           2,324,301.41      A-        Baa1        NNN
------------------------------------------------------------------------------------------------------------------------------------
Eckerd Pompano Sample                  Eckerd Corporation      Drug Store           2,416,142.08      A-        Baa1        NN
------------------------------------------------------------------------------------------------------------------------------------
     Total Eckerd                                                                   4,740,433.49
------------------------------------------------------------------------------------------------------------------------------------
Sears Union Center Island              Sears, Roebuck and Co.  Automotive Retail    1,154,723.89      A-         A2         NNN
------------------------------------------------------------------------------------------------------------------------------------

Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by Moody's and Standard & Poor's respectively.

Notes:    (1)  "NNN" means triple net lease;  "NN" means  double net lease,  "B"
               means bond-type lease.

          (2)  Private rating; disclosure not available.



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                              FUNB Series 1999-C1

                            GEOGRAPHIC DISTRIBUTION


     [THE FOLLOWING TABLE WAS REPRESENTED BY A MAP IN THE PRINTED MATERIAL.]

                                  AL       0.7%
                                  AZ       4.0%
                                  CA      10.1%
                                  CO       0.7%
                                  CT       0.5%
                                  DC       2.0%
                                  DE       0.5%
                                  FL      12.7%
                                  GA       9.8%
                                  IL       2.0%
                                  IN       0.5%
                                  KY       1.0%
                                  MA       1.9%
                                  MD       7.0%
                                  ME       0.4%
                                  MI       0.8%
                                  MO       0.1%
                                  MS       2.3%
                                  NC       5.4%
                                  NH       0.8%
                                  NJ       3.9%
                                  NV       0.8%
                                  NY       7.5%
                                  OH       0.2%
                                  OR       0.8%
                                  PA       6.2%
                                  SC       0.4%
                                  SD       0.4%
                                  TN       2.0%
                                  TX       7.8%
                                  UT       0.7%
                                  VA       4.8%
                                  VT       0.3%
                                  WI       1.1%



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]

                               FUNB Series 1999-C1

                              Pool Characteristics


Mortgage Rates (%)
-------------------------------------------------------------------
                    Number of       Aggregate      % by Aggregate
                    Mortgage      Cut-off Date      Cut-off Date
                      Loans          Balance        Balance (%)
                      -----          -------        -----------
6.000-6.999             78          $550,745,608        47.33%
7.000-7.999            147           568,453,599        48.86
8.000-8.999             12            42,700,271         3.67
9.000-9.999              1             1,618,772         0.14
                       ---        --------------       ------
Total:                 238        $1,163,518,250       100.00%
                       ===        ==============       ======

Min:  6.125
Max:  9.125
Weighted Average Coupon:  7.048
-------------------------------------------------------------------



Remaining Terms to Stated Maturity (mos)
-------------------------------------------------------------------
                    Number of       Aggregate      % by Aggregate
                    Mortgage      Cut-off Date      Cut-off Date
                      Loans          Balance        Balance (%)
                      -----          -------        -----------
=<84                    6          $40,390,577            3.47%
85-120                149          764,994,178           65.75
121-144                 2           13,994,181            1.20
145-180                30          137,604,816           11.83
181-240                31          152,399,643           13.10
241-360                20           54,134,856            4.65
                      ---       --------------          ------
Total:                238       $1,163,518,250          100.00%
                      ===       ==============          ======

Min:  84
Max:  360
Weighted Average:  149
-------------------------------------------------------------------



Remaining Terms to Stated Maturities (mos)
-------------------------------------------------------------------
                    Number of       Aggregate      % by Aggregate
                    Mortgage      Cut-off Date      Cut-off Date
                      Loans          Balance        Balance (%)
                      -----          -------        -----------
61-84                   6           $40,390,577          3.47%
85-120                150           767,081,359         65.93
121-180                31           149,511,816         12.85
181-240                32           156,055,767         13.41
241-300                15            40,731,237          3.50
301-360                 4             9,747,495          0.84
                      ---        --------------        ------
Total:                238        $1,163,518,250        100.00%
                      ===        ==============        ======

Min:  80
Max:  355
Weighted Average:  142
-------------------------------------------------------------------



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1

                              Pool Characteristics


Cut-off Date Balances
-------------------------------------------------------------------------------
                                  Number of      Aggregate      % by Aggregate
                                  Mortgage      Cut-off Date     Cut-off Date
                                    Loans         Balance         Balance (%)
                                    -----         -------         -----------
1-1,000,000                           7          $6,238,513           0.54%
1,000,001-2,000,000                  51          80,243,405           6.90
2,000,001-3,000,000                  62         158,371,504          13.61
3,000,001-4,000,000                  34         121,893,707          10.48
4,000,001-5,000,000                  18          81,122,252           6.97
5,000,001-6,000,000                  14          78,715,384           6.77
6,000,001-7,000,000                   8          53,401,419           4.59
7,000,001-8,000,000                   7          52,196,818           4.49
8,000,001-9,000,000                   9          77,751,804           6.68
9,000,001-10,000,000                  2          19,816,346           1.70
10,000,001-15,000,000                13         153,247,267          13.17
15,000,001-20,000,000                 8         138,888,276          11.94
20,000,001-25,000,000                 3          70,302,004           6.04
25,000,001 >=                         2          71,329,551           6.13
                                    ---      --------------         ------
Total:                              238      $1,163,518,250         100.00%
                                    ===      ==============         ======

Min:  763,847
Max: 46,000,000
Average: 4,888,732
-------------------------------------------------------------------------------



States
-------------------------------------------------------------------
                    Number of          Aggregate     % by Aggregate
                    Mortgage         Cut-off Date     Cut-off Date
                      Loans             Balance       Balance (%)
                      -----             -------       -----------
Florida                27            $147,156,346        12.65%
California             20             117,751,729        10.12
Georgia                15             114,526,350         9.84
Texas                  22              90,781,324         7.80
New York               10              86,852,428         7.46
Other                 144             606,450,073        52.13
                      ---          --------------       ------
Total:                238          $1,163,518,250       100.00%
                      ===          ==============       ======
-------------------------------------------------------------------



Property Types
-------------------------------------------------------------------
                                                           % by
                       Number of         Aggregate       Aggregate
                        Mortgage       Cut-off Date    Cut-off Date
                         Loans            Balance       Balance (%)
                         -----            -------       -----------
Multifamily               103           $487,631,769      41.91%
Retail                     48            255,857,727      21.99
Hospitality                25            119,830,936      10.30
Office                     12            116,125,557       9.98
Healthcare                 10             45,578,385       3.92
Industrial                  3             10,991,335       0.94
Mixed Use                   2              7,650,799       0.66
Self Storage                2              3,796,319       0.33
Mobile Home Park            1                994,603       0.09
CTL                        32            115,060,821       9.89
                          ---         --------------     ------
Total:                    238         $1,163,518,250     100.00%
                          ===         ==============     ======
-------------------------------------------------------------------



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

[LOGO]                                                        [LOGO]


                               FUNB Series 1999-C1

                              Pool Characteristics



Remaining Amortization Terms (mos)
-------------------------------------------------------------------
                    Number of         Aggregate      % by Aggregate
                    Mortgage        Cut-off Date      Cut-off Date
                      Loans            Balance        Balance (%)
                      -----            -------        -----------
121-180                 5             $14,533,390         1.25%
181-240                25             125,776,865        10.81
241-360               208           1,023,207,995        87.94
                      ---          --------------       ------
Total:                238          $1,163,518,250       100.00%
                      ===          ==============       ======

Min:  174
Max:  358
Weighted Average:  321
-------------------------------------------------------------------



Debt Service Coverage Ratios (x) (Excluding CTLs)
-------------------------------------------------------------------
                    Number of         Aggregate      % by Aggregate
                    Mortgage        Cut-off Date      Cut-off Date
                      Loans            Balance        Balance (%)
                      -----            -------        -----------
1.15-1.24              25            $145,060,032       13.84%
1.25-1.34              84             460,166,678       43.89
1.35-1.49              68             308,143,629       29.39
1.50-1.74              23             118,093,124       29.39
1.75-1.99               3              11,602,601       11.26
2.00>=                  3               5,391,366        0.51
                      ---          --------------      ------
Total:                206          $1,048,457,430      100.00%
                      ===          ==============      ======

Min:  1.15
Max:  2.13
Weighted Average:  1.36
-------------------------------------------------------------------



Cut-off Date Loan-to-Value Ratios (%) (Excluding CTLs)
-------------------------------------------------------------------
                    Number of         Aggregate      % by Aggregate
                    Mortgage        Cut-off Date      Cut-off Date
                      Loans            Balance        Balance (%)
                      -----            -------        -----------
30.1-40.00              1            $2,459,759          0.23%
40.1-50.00              3            14,259,503          1.36
50.1-60.00             11            42,536,026          4.06
60.1-70.00             38           201,499,195         19.22
70.1-80.00            145           753,499,092         71.86
80.1-90.00              8            34,273,855          3.27
                      ---        --------------         -----
Total:                206        $1,048,457,430         100.0%
                      ===        ==============         =====

Min:  36.7
Max:  84.9
Weighted Average:  72.7
-------------------------------------------------------------------



Balloon Loan-to-Value Ratios (%) (Excluding CTLs)
-------------------------------------------------------------------
                    Number of         Aggregate      % by Aggregate
                    Mortgage        Cut-off Date      Cut-off Date
                      Loans            Balance        Balance (%)
                      -----            -------        -----------
20.1-30.0              11             $41,507,514         3.99%
30.1-40.0              17              78,094,778         7.51
40.1-50.0              12              43,805,503         4.21
50.1-60.0              56             250,765,125        24.13
60.1-70.0              94             507,816,040        48.86
70.1-80.0              17             117,443,285        11.30
                      ---          --------------       ------
Total:                207          $1,039,432,246       100.00%
                      ===          ==============       ======

Min:  23.3
Max:  76.1
Weighted Average:  59.2
-------------------------------------------------------------------



This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities law, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain case assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document, the underwriters, and any of their respective affiliates make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

       Weighted Average Life, First Principal Payment Date, Last Principal
        Payment Date, Pre-Tax Yield to Maturity and Modified Duration of
            Class A1 Certificates 0% CPR during Lockout, Defeasance,
           Yield Maintenance or Penalty - Otherwise at Indicated CPR


    Price (32nds)             0% CPR              10% CPR              20% CPR             30% CPR              50% CPR
  -----------------       -----------------    -----------------   -----------------    -----------------   ----------------
                             CBE Yield           CBE Yield            CBE Yield           CBE Yield            CBE Yield
       100/08                  5.692%               5.692%              5.692%               5.692%              5.691%
       100/12                  5.663%               5.663%              5.663%               5.663%              5.663%
       100/16                  5.635%               5.635%              5.635%               5.635%              5.635%
       100/20                  5.607%               5.607%              5.607%               5.607%              5.607%
       100/24                  5.579%               5.579%              5.579%               5.579%              5.579%
       100/28                  5.551%               5.551%              5.551%               5.551%              5.551%
       101/00                  5.523%               5.523%              5.523%               5.523%              5.522%
       101/04                  5.495%               5.495%              5.495%               5.495%              5.494%
       101/08                  5.467%               5.467%              5.467%               5.467%              5.467%
       101/12                  5.439%               5.439%              5.439%               5.439%              5.439%
       101/16                  5.412%               5.411%              5.411%               5.411%              5.411%
       101/20                  5.384%               5.384%              5.384%               5.383%              5.383%
       101/24                  5.356%               5.356%              5.356%               5.356%              5.355%

Weighted Average                5.39                 5.38                5.38                 5.38                5.37
Life (yrs.)

First Principal               15-Mar-99           15-Mar-99            15-Mar-99           15-Mar-99            15-Mar-99
Payment Date

Last Principal                15-Jan-08           15-Jan-08            15-Dec-07           15-Dec-07            15-Nov-07
Payment Date

Modified Duration               4.42                 4.42                4.42                 4.42                4.41
@ 101/00

       Weighted Average Life, First Principal Payment Date, Last Principal
        Payment Date, Pre-Tax Yield to Maturity and Modified Duration of
            Class A2 Certificates 0% CPR during Lockout, Defeasance,
           Yield Maintenance or Penalty - Otherwise at Indicated CPR


    Price (32nds)              0% CPR              10% CPR              20% CPR             30% CPR              50% CPR
  -----------------        -----------------    -----------------   -----------------    -----------------   -----------------
                              CBE Yield           CBE Yield            CBE Yield           CBE Yield            CBE Yield
       100/08                  6.078%               6.078%              6.078%               6.078%              6.078%
       100/12                  6.061%               6.061%              6.061%               6.061%              6.061%
       100/16                  6.043%               6.043%              6.043%               6.043%              6.043%
       100/20                  6.026%               6.025%              6.025%               6.025%              6.025%
       100/24                  6.008%               6.008%              6.008%               6.008%              6.008%
       100/28                  5.990%               5.990%              5.990%               5.990%              5.990%
       101/00                  5.973%               5.973%              5.973%               5.973%              5.973%
       101/04                  5.955%               5.955%              5.955%               5.955%              5.955%
       101/08                  5.938%               5.938%              5.938%               5.938%              5.937%
       101/12                  5.920%               5.920%              5.920%               5.920%              5.920%
       101/16                  5.903%               5.903%              5.903%               5.903%              5.903%
       101/20                  5.886%               5.886%              5.885%               5.885%              5.885%
       101/24                  5.868%               5.868%              5.868%               5.868%              5.868%

Weighted Average                9.50                 9.50                9.49                 9.49                9.48
Life (yrs.)

First Principal               15-Jan-08           15-Jan-08            15-Dec-07           15-Dec-07            15-Nov-07
Payment Due

Last Principal                15-Oct-08           15-Oct-08            15-Oct-08           15-Oct-08            15-Oct-08
Payment Due

Modified Duration               7.06                 7.06                7.06                 7.06                7.05
@ 101/00

       Weighted Average Life, First Principal Payment Date, Last Principal
        Payment Date, Pre-Tax Yield to Maturity and Modified Duration of
          Class B Certificates 0% CPR during Lockout, Defeasance, Yield
               Maintenance or Penalty - Otherwise at Indicated CPR


    Price (32nds)              0% CPR              10% CPR              20% CPR             30% CPR              50% CPR
  -----------------        -----------------    -----------------   -----------------    -----------------   -----------------
                              CBE Yield           CBE Yield            CBE Yield           CBE Yield            CBE Yield
       100/08                  6.232%               6.232%              6.232%               6.232%              6.232%
       100/12                  6.215%               6.215%              6.215%               6.215%              6.215%
       100/16                  6.197%               6.197%              6.197%               6.197%              6.197%
       100/20                  6.180%               6.180%              6.180%               6.180%              6.180%
       100/24                  6.162%               6.162%              6.162%               6.162%              6.162%
       100/28                  6.145%               6.145%              6.145%               6.145%              6.145%
       101/00                  6.128%               6.128%              6.128%               6.128%              6.127%
       101/04                  6.110%               6.110%              6.110%               6.110%              6.110%
       101/08                  6.093%               6.093%              6.093%               6.093%              6.093%
       101/12                  6.076%               6.076%              6.076%               6.076%              6.076%
       101/16                  6.058%               6.058%              6.058%               6.058%              6.058%
       101/20                  6.041%               6.041%              6.041%               6.041%              6.041%
       101/24                  6.024%               6.024%              6.024%               6.024%              6.024%

Weighted Average                9.72                 9.72                9.72                 9.72                9.71
Life (yrs.)

First Principal               15-Oct-08           15-Oct-08            15-Oct-08           15-Oct-08            15-Oct-08
Payment Due

Last Principal                15-Dec-08           15-Dec-08            15-Dec-08           15-Dec-08            15-Dec-08
Payment Due

Modified Duration               7.13                 7.13                7.13                 7.13                7.13
@ 101/00

       Weighted Average Life, First Principal Payment Date, Last Principal
        Payment Date, Pre-Tax Yield to Maturity and Modified Duration of
            Class C Certificates 0% CPR during Lockout, Defeasance,
           Yield Maintenance or Penalty - Otherwise at Indicated CPR


    Price (32nds)                        0% CPR              10% CPR             20% CPR              30% CPR             50% CPR
  -----------------                  -----------------    -----------------   -----------------   -----------------    -------------
                                        CBE Yield           CBE Yield           CBE Yield            CBE Yield           CBE Yield
       100/08                            6.623%               6.622%              6.621%              6.621%               6.620%
       100/12                            6.607%               6.606%              6.605%              6.605%               6.604%
       100/16                            6.591%               6.590%              6.590%              6.589%               6.588%
       100/20                            6.576%               6.575%              6.574%              6.573%               6.573%
       100/24                            6.560%               6.559%              6.558%              6.558%               6.557%
       100/28                            6.544%               6.543%              6.543%              6.542%               6.541%
       101/00                            6.529%               6.528%              6.527%              6.526%               6.525%
       101/04                            6.513%               6.512%              6.511%              6.511%               6.510%
       101/08                            6.498%               6.497%              6.496%              6.495%               6.494%
       101/12                            6.482%               6.481%              6.480%              6.480%               6.479%
       101/16                            6.467%               6.466%              6.465%              6.464%               6.463%
       101/20                            6.451%               6.450%              6.449%              6.448%               6.447%
       101/24                            6.436%               6.435%              6.434%              6.433%               6.432%

Weighted Average                          11.69               11.64               11.61                11.58               11.54
Life (yrs.)

First Principal                         15-Dec-08           15-Dec-08           15-Dec-08            15-Dec-08           15-Dec-08
Payment Due

Last Principal                          15-Nov-12           15-Sep-12           15-Aug-12            15-Jul-12           15-Jul-12
Payment Due

Modified Duration                         7.95                 7.93                7.91                7.90                 7.88
@ 101/00

       Weighted Average Life, First Principal Payment Date, Last Principal
        Payment Date, Pre-Tax Yield to Maturity and Modified Duration of
          Class D Certificates 0% CPR during Lockout, Defeasance, Yield
               Maintenance or Penalty - Otherwise at Indicated CPR


    Price (32nds)              0% CPR              10% CPR              20% CPR             30% CPR              50% CPR
  -----------------        -----------------    -----------------   -----------------    -----------------   -----------------
                              CBE Yield           CBE Yield            CBE Yield           CBE Yield            CBE Yield
        95/08                  7.724%               7.724%              7.724%               7.724%              7.725%
        95/16                  7.694%               7.694%              7.694%               7.694%              7.694%
        95/24                  7.663%               7.663%              7.663%               7.663%              7.664%
        96/00                  7.633%               7.633%              7.633%               7.633%              7.633%
        96/08                  7.603%               7.603%              7.603%               7.603%              7.603%
        96/16                  7.573%               7.573%              7.572%               7.572%              7.573%
        96/24                  7.543%               7.543%              7.542%               7.542%              7.542%
        97/00                  7.513%               7.513%              7.512%               7.512%              7.512%
        97/08                  7.483%               7.483%              7.483%               7.482%              7.483%
        97/16                  7.454%               7.453%              7.453%               7.453%              7.453%
        97/24                  7.424%               7.424%              7.423%               7.423%              7.423%
        98/00                  7.395%               7.394%              7.394%               7.394%              7.393%
        98/08                  7.366%               7.365%              7.364%               7.364%              7.364%

Weighted Average                14.29               14.26                14.22               14.18                14.11
Life (yrs.)

First Principal               15-Nov-12           15-Sep-12            15-Aug-12           15-Jul-12            15-Jul-12
Payment Due

Last Principal                15-Jun-13           15-Jun-13            15-Jun-13           15-Jun-13            15-Jun-13
Payment Due

Modified Duration               8.64                 8.63                8.62                 8.61                8.58
@ 96/24

       Weighted Average Life, First Principal Payment Date, Last Principal
        Payment Date, Pre-Tax Yield to Maturity and Modified Duration of
          Class E Certificates 0% CPR during Lockout, Defeasance, Yield
               Maintenance or Penalty - Otherwise at Indicated CPR


    Price (32nds)              0% CPR              10% CPR              20% CPR             30% CPR              50% CPR
  -----------------        -----------------    -----------------   -----------------    -----------------   -----------------
                              CBE Yield           CBE Yield            CBE Yield           CBE Yield            CBE Yield
        86/00                  8.926%               8.926%              8.926%               8.926%              8.926%
        86/08                  8.891%               8.891%              8.891%               8.891%              8.891%
        86/16                  8.856%               8.856%              8.856%               8.856%              8.856%
        86/24                  8.821%               8.821%              8.821%               8.821%              8.821%
        87/00                  8.787%               8.787%              8.787%               8.787%              8.787%
        87/08                  8.752%               8.752%              8.752%               8.752%              8.753%
        87/16                  8.718%               8.718%              8.718%               8.718%              8.718%
        87/24                  8.684%               8.684%              8.684%               8.684%              8.684%
        88/00                  8.650%               8.650%              8.650%               8.650%              8.650%
        88/08                  8.616%               8.616%              8.616%               8.616%              8.616%
        88/16                  8.583%               8.583%              8.583%               8.582%              8.583%
        88/24                  8.549%               8.549%              8.549%               8.549%              8.549%
        89/00                  8.516%               8.516%              8.516%               8.515%              8.516%

Weighted Average                14.48               14.46                14.45               14.44                14.43
Life (yrs.)

First Principal               15-Jun-13           15-Jun-13            15-Jun-13           15-Jun-13            15-Jun-13
Payment Due

Last Principal                15-Aug-13           15-Aug-13            15-Aug-13           15-Aug-13            15-Aug-13
Payment Due

Modified Duration               8.36                 8.36                8.36                 8.35                8.35
@ 87/16

       Weighted Average Life, First Principal Payment Date, Last Principal
        Payment Date, Pre-Tax Yield to Maturity and Modified Duration of
           Class IO1 Certificates 0% CPR during Lockout, Defeasance,
           Yield Maintenance or Penalty - Otherwise at Indicated CPR


    Price (32nds)              0% CPR              10% CPR              20% CPR             30% CPR              50% CPR
  -----------------        -----------------    -----------------   -----------------    -----------------   -----------------
                              CBE Yield           CBE Yield            CBE Yield           CBE Yield            CBE Yield
        6-04                  10.230%              10.175%             10.140%              10.115%             10.079%
        6-05                  10.111%              10.056%             10.020%               9.996%              9.959%
        6-06                   9.994%               9.937%              9.902%               9.877%              9.840%
        6-07                   9.877%               9.820%              9.784%               9.759%              9.722%
        6-08                   9.762%               9.704%              9.668%               9.642%              9.605%
        6-09                   9.647%               9.589%              9.552%               9.527%              9.489%
        6-10                   9.533%               9.475%              9.438%               9.412%              9.374%
        6-11                   9.421%               9.361%              9.324%               9.298%              9.259%
        6-12                   9.309%               9.249%              9.212%               9.185%              9.146%
        6-13                   9.199%               9.138%              9.100%               9.073%              9.034%
        6-14                   9.089%               9.027%              8.989%               8.962%              8.923%
        6-15                   8.980%               8.918%              8.879%               8.852%              8.813%
        6-16                   8.872%               8.809%              8.770%               8.743%              8.703%

Weighted Average               10.14                10.10               10.07                10.06               10.03
Life (yrs.)

First Principal               15-Mar-99           15-Mar-99            15-Mar-99           15-Mar-99            15-Mar-99
Payment Due

Last Principal                15-Sep-28           15-Sep-28            15-Sep-28           15-Sep-28            15-Sep-28
Payment Due

Modified Duration               4.37                 4.35                4.33                 4.33                4.32
@ 6/10

                                     ANNEX C

                   SUMMARY OF THE FIVE LARGEST MORTGAGE LOANS

ONE CAPITAL CITY PLAZA MORTGAGE LOAN

     The largest Mortgage Loan, the One Capital City Plaza loan (the "One Capital City Loan"), was originated by the Mortgage Loan Seller on August 20, 1998 and will have a Cut-Off Date Balance of approximately $46,000,000. The One Capital City Loan is secured by a first mortgage encumbering the fee simple interest in real property which is improved by a 17 story, office building located in the Buckhead district, Atlanta, Georgia (the "One Capital City Property"). The One Capital City Loan was made to ML-Capital City, L.L.C. and Lakes-Capital City, L.L.C., two special purpose, bankruptcy remote limited liability companies (collectively, the "One Capital City Borrower") controlled by entities affiliated with The Rubenstein Company.

     Maturity Date. The One Capital City Loan has a maturity date of September 1, 2008.

     Prepayment. Except in connection with certain casualty or condemnation events, the One Capital City Borrower is prohibited from voluntarily prepaying the One Capital City Loan until the earlier to occur of: (i) two years after the inclusion of such loan in a securitization or (ii) the expiration of the first three years of the loan term. Thereafter the One Capital City Borrower shall be permitted to pledge Defeasance Collateral in lieu of prepayment.

     Property. The property, which was originally constructed in 1989, is located in the Buckhead submarket fronting Peachtree Road and adjacent to the Georgia Route 400 extension. Buckhead is located to the north of the Atlanta central business district. As currently developed, the One Capital City Property includes a total of 406,210 square feet of net rentable space. Currently, the Class A real estate market in Buckhead has a current vacancy level of approximately 9.6% with rental rates ranging from $19 to $26 per square foot.

     Value. As of the date of origination, the property had an appraised value of $62,400,000. The Cut-Off Date LTV Ratio is 73.7%. The borrowing entity funded approximately $15,000,000 of cash equity at closing. The One Capital City Loan was underwritten utilizing a 10% vacancy factor.

     DSC Ratio. As of the date of origination, the One Capital City Loan had a DSC Ratio of 1.27x.

     Occupancy/Major Tenants. The project is presently 93% leased by 21 national and regional companies. The primary tenant in the project is Blue Cross/Blue Shield of Georgia ("BC/BS"), which occupies approximately 65% of the space (approximately 265,446 square feet). BC/BS has occupied the building since completion and has recently executed an extension of their lease through 2004. In July 1998, Wellpoint Health Network ("Wellpoint") announced plans to purchase BC/BS.

     Reserve Accounts. Two separate escrow accounts have been established to handle future tenant rollover costs.

     1) Local Tenant Space Escrow: A $2,400,000 reserve was funded at the time of origination. Funds from such reserve may be utilized (i) for tenant improvements and leasing commissions ("TI/LC") for all tenants and (ii) to pay $1,000,000 in leasing commissions due and payable in July 1999 for the renewal of the BC/BS space through June 30, 2004. On July 31, 2000, all or any portion of the reserve account not so utilized shall be released to the One Capital City Borrower.

     2) Blue Cross/Blue Shield Escrow: This reserve account was specifically established to address potential TI/LC costs associated with the renewal/retenanting of all of the BC/BS space (approximately 265,446 square feet). The BC/BS lease expires on June 1, 2004. The reserve accounts are to be funded as follows: the One Capital City Borrower is obligated to (i) pay $75,000 annually through January 1, 2003 and (ii) commencing on May 1, 2003 and continuing through July 1, 2004, to deposit into the reserve the greater of $123,000 per month or all net cash flow generated by the One Capital City Property. To the extent net cash flow is less than $123,000 per month, the members of the One Capital City Borrower shall be obligated to fund any deficiency.

     Lender has also established the following additional reserves: (i) a replacement reserve account and (ii) a reserve account relating to real estate taxes (and assessments) and insurance premiums.

     Permitted Indebtedness. The loan documents specifically permit the members of the One Capital City Borrower to obtain a mezzanine loan from certain permitted lenders (the "Permitted Indebtedness") provided, among other things,
(i) such Permitted Indebtedness does not exceed $14,000,000 in the aggregate,
(ii) the Permitted Indebtedness will be for a term of not less than four years and may not bear interest at a rate in excess of 10% per annum (unless otherwise agreed to by the Master Servicer or Special Servicer),
(iii) the Permitted Indebtedness is secured only by a pledge by the partners of the applicable One Capital City Borrower's member of their partnership interests in the member (and not by any mortgage of any kind), (iv) the holder of any such Permitted Indebtedness may not foreclose on the One Capital City Property, (v) the holder of any such Permitted Indebtedness is further prohibited from declaring a monetary default or enforcing any of its remedies regarding any debt service payments due in connection with such Permitted Indebtedness from March 1, 2003 through and including June 30, 2004 and (vi) the holder of the Permitted Indebtedness enters into a standstill agreement. As of the date of the closing of the One Capital City Loan, there existed additional indebtedness ("Other Permitted Indebtedness") in the original principal amount of $2,250,000 from Lakes Associates L.P. to Lincoln Partners (which was subsequently assigned by Lincoln Partners to The Rubenstein Company, L.P.). Such Other Permitted Indebtedness is evidenced by an unsecured promissory note in the amount of $2,250,000 dated December 22, 1997 and is due and payable on February 1, 2001. The lender of the Other Permitted Indebtedness may require a subordination and standstill agreement with regard to such Other Permitted Indebtedness.

CABIN JOHN MORTGAGE LOAN

     The Cabin John Mall and Shopping Center loan (the "Cabin John Loan"), was originated by the Mortgage Loan Seller on April 24, 1998 and will have a Cut-Off Date Balance of approximately $24,569,115. The Cabin John Loan is secured by a first mortgage encumbering the fee simple interest in a 21.21 acre site located in Potomac, Montgomery County, Maryland which is improved with four buildings aggregating to 213,550 square feet of net rentable space (approximately 78% retail and approximately 22% office) (the "Cabin John Property"). The Cabin John Shopping Center (the "Shopping Center") which comprises a portion of the Cabin John Property contains one and two-story mixed use retail/office buildings that were constructed in 1970, and 1986 having a total of 131,266 square feet of net rentable space. The Cabin John Mall (the "Mall") which comprises a portion of the Cabin John Property is a two-story enclosed mixed use retail/office mall that was constructed in 1978 and contains 80,284 square feet of net rentable space. The Cabin John Loan was made to Cabin John Associates Limited Partnership, a special purpose, bankruptcy remote limited partnership (the "Cabin John Borrower").

     Maturity Date. The Cabin John Loan has a maturity date of May 1, 2018.

     Prepayment. Except in connection with certain casualty or condemnation events, the Cabin John Borrower is prohibited from voluntarily prepaying the Cabin John Loan until after the fourth anniversary of the first payment date. Thereafter the Cabin John Borrower may prepay the Cabin John Loan, provided such prepayment is accompanied by a prepayment fee in an amount equal to the greater of 1% or a yield maintenance premium.

     Property. The Cabin John Property has 1,033 feet of above-grade frontage on Tuckerman Lane and 420 feet of at grade exposure on Seven Locks Road. The site has one signalized point of access along Tuckerman Lane, a primary arterial road handling east/west flow and providing access to I-270 located 3.5 miles east. An upscale residential development dominates the surrounding land uses in the other quadrants of the intersection and immediately north of the site.

     Value. As of the date of origination, the property had an appraised value of $40,500,000. The Cut-Off Date LTV Ratio is 60.7%.

     DSC Ratio. As of the date of origination, the Cabin John Loan had a DSC Ratio of 1.37x.

     Occupancy/Major Tenants. Based upon rent rolls provided by the Cabin John Borrower, the Cabin John Property had occupancy rates between 97% and 98% during the past three years. The current occupancy rate is 96.8% (75 different tenants). The largest tenant is Giant Food, which has a 20-year lease expiring in December of 2007. Giant Food has been a tenant of the Cabin John Property since 1968 and has reported sales of $753 per square foot in 1996 and $752 per square foot in 1997. The second largest tenant is The Emmes Corporation, which recently executed a lease extension through April of 2004. The third largest tenant is CVS("CVS"), which recently signed a new 10-year lease at $30.50 per square foot. CVS has also been a tenant of the Cabin John Property since 1968 and has reported sales of $657 per square foot in 1996 and $730 per square foot in 1997. Other than the three major tenants referenced above, which respectively represent 7.1%, 8.1% and 10.1% of all of the remaining income generated at the Cabin John Property, no other tenant represents more than 4.0% of the economic income related to such property. Other significant tenants include Chevy Chase Bank, Crestar Bank, McDonald's, and Starbucks. The retail tenants account for approximately 80% of the economic income while office tenants account for the remaining 20%.

     Reserve Accounts. An $1,500,000 environmental escrow account was established at closing to address certain environmental risks associated with the property. The Cabin John Borrower is also required to fund replacement reserves based on $0.40 per square foot, with $0.26 per square foot representing a replacement reserve to be used to finance ongoing capital expenditures, and the remaining $0.14 per square foot representing reserve funds to be used for cosmetic updating of the facade and the roof of the Shopping Center, as well as the exterior of the Mall.

     In addition, a reserve account relating to real estate taxes (and assessments) has been established. Environmental. Upon a review of a Phase I Environmental Site Assessment and the Limited Phase II Environmental Site Assessment, the Mortgage Loan Seller has determined that the Maryland Department of the Environment may eventually mandate environmental remediation with respect to dry cleaning solvent and petroleum hydrocarbon contamination located at the site. The Mortgage Loan Seller believes that the funds deposited in the environmental escrow accounts are sufficient to cover any such remediation.

TURNBERRY TOWER MORTGAGE LOAN

     The Turnberry Tower loan (the "Turnberry Loan"), was originated by the Mortgage Loan Seller on September 4, 1998 and will have a Cut-Off Date Balance of approximately $25,329,550. The Turnberry Loan is secured by a first mortgage encumbering the fee simple interest, which is improved by a 147 unit apartment building containing two street level retail bays (the Turnberry Property"). The Turnberry Loan was made to 1438 Third Avenue Associates LLC, a special purpose, bankruptcy remote limited liability company (the "Turnberry Borrower").

     Maturity Date. The Turnberry Loan has a maturity date of October 1, 2008.

     Prepayment. Except in connection with certain casualty or condemnation events, the Turnberry Borrower is prohibited from voluntarily prepaying the Turnberry Loan until the earlier of (x) the fourth anniversary of the first day of the second full calendar month following the date of the Turnberry Loan origination and (y) the date which is two (2) years after the "start up day", within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986. Thereafter the Turnberry Borrower shall be permitted to pledge Defeasance Collateral in lieu of prepayment.

     Property. The Turnberry Property is a 31-story full service doorman apartment building located at 1438 Third Avenue (the corner of 82nd Street and Third Avenue) in the Yorkville section of the Upper East Side of Manhattan. The building, which was constructed in 1985, is currently 98% leased, has 2 passenger elevators, a marble lobby, a health club, restaurant, doormen, porter and concierge and is conveniently located near midtown Manhattan, a major business/office center in New York City. The subject neighborhood has seen relatively little new construction over the past several years, which has served to keep apartment inventories low. The actual vacancy level as of the date of origination of the Turnberry Loan was 2%. The Upper East Side is primarily residential; housing constitutes approximately 90.2% of the district's land use. Of the 90.2%, over 60% is devoted to condominium and cooperative uses while elevator apartments such as the Turnberry Property occupy approximately 7.4%.

     Value. As of the date of origination, the property had an appraised value of $32,000,000. The Cut-Off Date LTV Ratio is 79.2%.

     DSC Ratio. As of the date of origination, the Turnberry Loan had a DSC Ratio of 1.20x.

     Commercial Occupancy. A health club and a restaurant occupy the 2 retail bays located at the Turnberry Property. Synergy, the health club, commenced its lease in 1994 for a period of ten years and has subsequently extended their lease until December 2009. The other bay is currently leased to Love Buzz L.L.C., which opened a restaurant at the end of October 1998. The restaurant lease is for a term of 10 years.

     Reserve Accounts. The Turnberry Borrower is required to pay replacement reserves of $250 per unit per year or $36M per year.

     Reserve accounts relating to real estate taxes (and assessments) and insurance premiums have been established.

PRINCE GEORGE'S METRO CENTER III

     The Prince George's Metro Center III loan (the "Prince George's Metro Center Loan") was originated by the Mortgage Loan Seller on April 6, 1998 and will have a Cut-Off Date Balance of approximately $24,344,128. The Prince George's Metro Center Loan is secured by a first mortgage encumbering (i) the fee simple interest which is improved by a suburban 378,814 square foot office building located in Hyattsville, Maryland and (ii) the leasehold estate in the adjacent parking lot (the "Prince George's Metro Center Property"). The Prince George's Metro Center Loan was made to PG Metro Center III, Inc., a special purpose, bankruptcy remote corporation (the "Prince George's Metro Center Borrower").

     Maturity Date. Prince George's Metro Center Loan has a maturity date of May 1, 2013.

     Prepayment. Except in connection with certain casualty and condemnation events, the Prince George's Metro Center Borrower is prohibited from voluntarily prepaying the Prince George's Metro Center Loan until April 30, 2002. The Prince George's Metro Center Borrower is permitted to pledge Defeasance Collateral in lieu of prepayment commencing May 1, 2002 through April 30, 2012. During the last year of the term of the Prince George's Metro Center Loan, the Prince George's Metro Center Borrower is permitted to prepay the Prince George's Metro Center Loan without incurring a prepayment premium.

     Property. The Prince George's Metro Center Property is located immediately to the east of the Prince George's county regional mall and directly across the street from the Prince George's Metro station. The Prince George's Metro Center Property is part of a 3 building complex having a total of 975,000 square feet. The Prince George's Metro Center Property was built in 1970 and substantially renovated in 1989 at a cost of approximately $4,600,000. The renovations included, but were not limited to, the establishment of a tenants only health club and the refurbishment of the lobby and the common areas.

     Value. As of the date of origination, the property had an appraised value of $34,000,000. The Cut-Off LTV is 71.6%.

     DSC Ratio. As of the date of origination, the Prince George's Metro Center Loan had a DSC Ratio of 1.30x.

     Major Tenants. The project is presently 88.5% leased by 34 tenants. The 2 primary tenants occupy approximately 50% of the space: The United States Health & Human Services ("HHS") occupies 40% of the space and the United States General Services Administration ("GSA") occupies 10% of the space. HHS has occupied the building since 1980 and its current lease expires in April of 2000 (the "Initial HHS Lease Expiration Date"). GSA has occupied the building since 1993 and its current lease expires in December of 2002.

RESERVE ACCOUNTS.

     (a) The Tenant Improvement & Leasing Commission Reserve was established to address potential tenant improvement costs and leasing commissions associated with the renewal/releasing of all the HHS space (approximately 146,931 square feet). The reserve account was funded as follows: (i) the Prince George's Metro Center Borrower deposited at closing an amount equal to $1,040,000 into the reserve account and (ii) the Prince George's Metro Center Borrower is required to deposit into the reserve account an amount equal to $15,000 per month for the first 24 months of the Prince George's Metro Center Loan. As of the Initial HHS Lease Expiration Date, the aggregate amount of the reserve account is projected to be $1,400,000.

     (b) Upon the occurrence of the Initial HHS Lease Expiration Date, in the event HHS renews its lease for a 10 year period expiring April 2010 (the "HHS Ten Year Lease Extension"), the entire $1,400,000 of the initial reserve account shall be released to the Prince George's Metro Center Borrower; provided, however, the Prince George's Metro Center Borrower shall deposit into the reserve account, on a monthly basis, an amount equal to $200,000 per year for the last 5 years of the HHS Ten Year Lease Extension. As of the date of the expiration of the HHS Ten Year Lease Extension, the aggregate amount of the reserve account is projected to be $1,000,000.

     (c) Upon the expiration of the HHS Ten Year Lease Extension, in the event HHS renews its lease for a period in excess of 5 years, the entire $1,000,000 of the reserve account shall be released to the Prince George's Metro Center Borrower.

     (d) Upon the occurrence of the Initial HHS Lease Expiration Date, in the event HHS renews its lease for a 5 year period expiring April 2005 (the "HHS Five Year Lease Extension"), the lesser of one-half of the balance then in the reserve account and $700,000 shall be released to the Prince George's Metro Center Borrower; provided, however, the Prince George's Metro Center Borrower shall deposit into the reserve account, on a monthly basis, an amount equal to $60,000 per year for the 5 years of the HHS Five Year Lease Extension. As of the date of the expiration of the HHS Five Year Lease Extension the aggregate amount of the reserve account is projected to be $1,000,000.

     (e) Upon the expiration of the HHS Five Year Lease Extension, in the event HHS renews its lease for a 5 year period expiring 2010 (the "Second HHS Five Year Lease Extension"), after the expiration of the HHS Five Year Lease Extension, the lesser of one-half of the balance then in the reserve account and $500,000 shall be released to the Prince George's Metro Center Borrower; provided, however, the Prince George's Metro Center Borrower shall deposit into the reserve account, on a monthly basis, an amount equal to $100,000 per year for the 5 years of the Second HHS Five Year Lease Extension. As of the date of the expiration of the Second HHS Five Year Lease Extension the aggregate amount of the reserve account is projected to be $1,000,000.

     (f) Upon the expiration of the Second HHS Five Year Lease Extension, in the event HHS renews its lease for a period in excess of 5 years, the entire $1,000,000 of the reserve account shall be released to the Prince George's Metro Center Borrower.

     (g) Upon the expiration of the HHS Five Year Lease Extension, in the event HHS renews its lease for a period in excess of 10 years, the entire $1,000,000 of the reserve account shall be released to the Prince George's Metro Center Borrower.

     Loan Term Extension Option. On or before February 1, 2013, the Prince George's Metro Center Borrower may elect to extend the Maturity Date by 1 year (the "One Year Extension Period"). In the event that the Prince George's Metro Center Borrower makes such an election, the Prince George's Metro Borrower shall be required, during such One Year Extension Period, to deliver or cause to be delivered to the holder of the Prince George's County Metro Center Loan all cash flow generated by the Prince George's Metro Center Property. The loan documents stipulate that such cash flow shall be distributed as follows: (i) first, to make the applicable monthly debt service payments, (ii) second, to make all necessary payments to reserve accounts, (iii) third, to make all payments relating to operating expenses and (iv) lastly, to the extent there is additional cash flow available, to further pay down principal.

INLAND EMPIRE CENTER MORTGAGE LOAN

     The Inland Empire Center loan (the "Inland Empire Center Loan") was originated by the Mortgage Loan Seller on May 1, 1998 and will have a Cut-Off Date Balance of approximately $21,388,760. The Inland Empire Center Loan is secured by a first mortgage encumbering a fee simple estate which is improved by an anchored retail shopping center located in Fontana, California (the "Inland Empire Center Property"). The Inland Empire Center Loan was made to The Baralat Company, a special purpose, bankruptcy remote California limited partnership (the "Inland Empire Center Borrower"). Two of the tenants, Toys R Us and Kids R Us, which represent 7.2% of the income generated by the Empire Center Property have a ground lease estate in the Inland Empire Center Property. The Toys R Us ground lease expires in January 2016 and the Kids R Us ground lease expires in February 2017. Upon the expiration of the applicable ground lease, the improvements revert to the Inland Empire Center Borrower.

     Maturity Date. Inland Empire Center Loan has a maturity date of May 1,
2008.

     Prepayment. Except in connection with certain casualty and condemnation events, the Inland Empire Center Borrower is prohibited from voluntarily prepaying the Inland Empire Center Loan until April 30, 2003. Thereafter, the Inland Empire Center Borrower may prepay the Inland Empire Center Loan, provided such prepayment is accompanied by a prepayment fee in an amount equal to the following percentage of the outstanding loan balance: (i) 5% in year six of the loan, (ii) 4% in year seven of the loan, (iii) 3% in year eight of the loan,
(iv) 2% in year nine of the loan and (v) 1% in year ten of the loan.

     Property. The Inland Empire Center Property is located in Fontana, California, which is in southwest San Bernardino County, approximately 40 miles northeast of downtown Los Angeles. The property is located in the northwest quadrant of the intersection of Interstate 10 and Sierra Avenue fronting onto Sierra Avenue and has excellent visibility. The Inland Empire Center Property was constructed in 1991 and consists of 305,091 square feet of gross leaseable area.

     Value. As of the date of origination, the Inland Empire Center Property had an appraised value of $28,700,000 and the purchase price was $28,000,000. The Cut-Off LTV is $74.5%. The Inland Empire Center Borrower funded approximately $6,500,000 of the purchase price at closing.

     DSC Ratio. As of the date of origination, the Inland Empire Center Loan had a DSC Ratio of 1.26x.

     Occupancy/Major Tenants. As of September 1, 1998, the occupancy rate was 92.7%. Anchor tenants and credit tenants all with average lease expirations of 2011 occupy approximately 71.8% of the Inland Empire Center Property. The credit tenants are: Toys R Us, Kids R Us, Pep Boys and Vons Supermarket. No more than approximately 4.5% of the tenant leases at the Inland Empire Center Property expire during the term of the loan.

     Reserve Accounts. The following reserves were established at the closing of the Inland Empire Center Loan: (i) a replacement reserve account and (ii) a reserve account relating to real estate taxes (and assessments) and insurance premiums.

                                     ANNEX D

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR             Reports Available on the World Wide Web
NEW YORK, NY 10004                                @ www.ctslink.com/cmbs

                                                          PAYMENT DATE:  1/15/99
                                                          RECORD DATE:  12/31/98
================================================================================

                          DISTRIBUTION DATE STATEMENT

                               Table of Contents

================================================================================

STATEMENT SECTIONS                                                       PAGE(s)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Ratings Detail                                                               6
Current Mortgage Loan and Property Stratification Tables                   7-9
Mortgage Loan Detail                                                        10
Principal Prepayment Detail                                                 11
Historical Detail                                                           12
Delinquency Loan Detail                                                     13
Specially Serviced Loan Detail                                           14-15
Modified Loan Detail                                                        16
Liquidated Loan Detail                                                      17
================================================================================

                                  Underwriter
================================================================================
First Union Capital Markets
One First Union Center
301 South College Street
Charlotte, NC 28288

Contact: Craig M. Lieberman
Phone Number: (704) 383-7407
================================================================================

                                 Master Servicer
================================================================================
First Union National Bank
Charlotte Plaza, Floor 23 NC-1075
201 South College Street
Charlotte, NC 28288

Contact: Timothy S. Ryan
Phone Number: (704) 374-2217
================================================================================

                                Special Servicer
================================================================================
Lennar Partners, Inc.
700 N.W. 107th Avenue
Miami, FL 33172

Contact: Steve Engel
Phone Number: (305) 229-6407
================================================================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 1 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                        CERTIFICATE DISTRIBUTION DETAIL

===================================================================================================================================
                                                                                          Realized Loss/
              Pass-Through   Original  Beginning    Principal      Interest   Prepayment  Additional Trust      Total      Ending
Class   CUSIP    Rate         Balance   Balance    Distribution  Distribution  Penalties   Fund Expenses    Distribution   Balance
===================================================================================================================================




===================================================================================================================================
Totals
===================================================================================================================================

======================
            Current
        Subordination
Class       Level(1)
======================




======================
Totals
======================

====================================================================================================
                             Original   Beginning                                            Ending
              Pass-Through   Notional   Notional    Interest     Prepayment      Total      Notional
Class   CUSIP    Rate         Amount     Amount    Distribution   Penalties  Distribution   Amount
====================================================================================================

====================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 2 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                           CERTIFICATE FACTOR DETAIL

===================================================================================================
                                                                        Realized Loss/
                 Beginning     Principal      Interest      Prepayment  Additional/Trust     Ending
Class   CUSIP     Balance     Distribution  Distribution     Penalties   Fund Expenses      Balance
====================================================================================================




====================================================================================================

=================================================================
                Beginning                                Ending
                Notional     Interest     Prepayment     Notional
Class   CUSIP    Amount    Distribution    Penalties     Amount
=================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 3 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                             RECONCILIATION DETAIL

ADVANCE SUMMARY

P & I Advances Outstanding                                        0.00
Servicing Advances Outstanding                                    0.00

Reimbursement for Interest on Advances
 paid from general collections                                    0.00

Aggregate amount of Nonrecoverable Advances                       0.00

Reimbursement for Interest on Advances
 paid from general collections                                    0.00


SERVICING FEE BREAKDOWNS

Current Period Accrued Servicing Fees                             0.00
Less Delinquent Servicing Fees                                    0.00
Less Reductions to Servicing Fees                                 0.00
Plus Servicing Fees for Delinquent Payments Received              0.00
Plus Adjustments for Prior Servicing Calculation                  0.00
Total Servicing Fees Collected                                    0.00


                      CERTIFICATE INTEREST RECONCILIATION

=============================================================================================================================
        Accrued        Net Aggregate    Distributable      Distributable     Additional                   Remaining Unpaid
       Certificate      Prepayment       Certificate   Certificate Interest  Trust Fund     Interest        Distributable
Class   Interest    Interest Shortfall    Interest          Adjustment        Expenses    Distribution   Certificate Interest
=============================================================================================================================





=============================================================================================================================
Total
=============================================================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 4 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------


Available Distribution Amount                                              0.00


Aggregate Number of Outstanding Loans                                         0
Aggregate Unpaid Principal Balance of Loans                                0.00
Aggregate Stated Principal Balance of Loans                                0.00


Aggregate Amount of Servicing Fee                                          0.00
Aggregate Amount of Special Servicing Fee                                  0.00
Aggregate Amount of Trustee Fee                                            0.00
Aggregate Trust Fund Expenses                                              0.00


Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                                              0
     Aggregate Unpaid Principal Balance                                    0.00


Original Subordination Level

     Class A-1            0.000000%            Class IO-2             0.000000%
     Class A-2            0.000000%            Class E                0.000000%
     Class IO-1           0.000000%            Class F                0.000000%
     Class B              0.000000%            Class G                0.000000%
     Class C              0.000000%            Class H                0.000000%
     Class D              0.000000%

--------------------------------------------------------------------------------

           Appraisal Reduction Amount

=================================================
                 Appraisal         Date Appraisal
Loan             Reduction         Reduction
Number           Amount            Effected
=================================================




=================================================
TOTAL
=================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 5 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                                 RATINGS DETAIL

================================================================================
                         Original Ratings             Current Ratings (1)
                    ------------------------------------------------------------
Class   CUSIP       DCR  Fitch  Moody's  S & P    DCR  Fitch  Moody's  S & P
================================================================================














================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

(1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 6 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE
================================================================================
                                        % of
Scheduled      # of      Scheduled      Agg.      WAM                Weighted
Balance        Loans     Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                                     STATE (3)
================================================================================
                                        % of
               # of      Scheduled      Agg.      WAM                Weighted
State          Props.    Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 7 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
================================================================================
                                         % of
  Debt Service     # of     Scheduled     Agg       WAM             Weighted
 Coverage Ratio    Loans     Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                                    NOTE RATE
================================================================================
                                         % of
       Note        # of     Scheduled     Agg       WAM             Weighted
       Rate        Loans     Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                               PROPERTY TYPE (3)
================================================================================
                                         % of
      Property     # of     Scheduled     Agg       WAM             Weighted
        Type       Props.    Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

                                    SEASONING
================================================================================
                                         % of
                   # of     Scheduled     Agg       WAM             Weighted
  Seasoning        Loans     Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
   Anticipated                          % of
    Remaining      # of     Scheduled    Agg.      WAM             Weighted
     Term(2)       Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
    Remaining                           % of
   Amortization    # of     Scheduled    Agg.      WAM             Weighted
      Term         Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
    Remaining                           % of
     Stated        # of     Scheduled    Agg.      WAM             Weighted
      Term         Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most      # of     Scheduled    Agg.      WAM             Weighted
  Recent NOI       Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering documents is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                              MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                Anticipated             Neg.  Beginning    Ending    Paid  Appraisal
 Loan  ODCR Property  City  State  Interest  Principal  Gross    Repayment   Maturity  Amort  Scheduled   Scheduled  Thru  Reduction
Number      Type (1)               Payment    Payment   Coupon     Date        Date    (Y/N)   Balance     Balance   Date    Date
====================================================================================================================================




====================================================================================================================================
Totals
====================================================================================================================================

=============================
       Appraisal  Res.   Mod.
Loan   Reduction Strat.  Code
Number  Amount    (2)    (3)
=============================




=============================
Totals
=============================

(1) Property Type Code  (2) Resolution Strategy Code   (3) Modification Code
----------------------  ----------------------------   ----------------------

  MF - Multi- Family       1  - Modification         1 - Maturity Date Extension
  RT - Retail              2  - Foreclosure          2 - Amortization Change
  HC - Health Care         3  - Bankruptcy           3 - Principal Write-Off
  IN - Industrial          4  - Extension            4 - Combination
  WH - Warehouse           5  - Note Sale
  MH - Mobile Home Park    6  - DPO
  OF - Office              7  - REO
  MU - Mixed Use           8  - Resolved
  LO - Lodging             9  - Pending Return
  SS - Self Storage              to Master Servicer
  OT - Other               10 - Deed In Lieu Of
                                 Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================


                           PRINCIPAL PREPAYMENT DETAIL

================================================================================================================
                                   Principal Prepayment Amount                   Prepayment Penalties
             Offering Document  ---------------------------------  ---------------------------------------------
Loan Number   Cross-Reference   Payoff Amount  Curtailment Amount  Precentage Premium  Yield Maintenance Premium
================================================================================================================










================================================================================================================
Totals
================================================================================================================

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                               HISTORICAL DETAIL

====================================================================================================================================
                                    Delinquencies                                           Prepayments        Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments  Payoff  Next Weighted Avg.
    Date      # Balance  # Balance    # Balance      # Balance  # Balance   # Balance    #  Amount   # Amount Coupon      Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------









====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================


                             DELINQUENCY LOAN DETAIL

=============================================================================================================================
                 Offering      # of                  Current   Outstanding  Status of  Resolution
                 Document     Months   Paid Through   P & I       P & I     Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)   Code (2)   Transfer Date      Date
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

                  Delinquency Loan Detail

==========================================================
              Current   Outstanding
             Servicing   Servicing                    REO
Loan Number  Advances     Advances   Bankruptcy Date  Date
==========================================================










==========================================================
Totals
==========================================================

      (1) Status of Mortgage Loan              (2) Resolution Strategy Code
      ---------------------------              ----------------------------

   A - Payment Not Received                           1 - Modification
        But Still in Grace Period                     2 - Foreclosure
   B - Late Payment But Less                          3 - Bankruptcy
        Than 1 Month Delinquent                       4 - Extension
   0 - Current                                        5 - Note Sale
   1 - One Month Delinquent                           6 - DPO
   2 - Two Months Delinquent                          7 - REO
   3 - Three Or More Months Delinquent                8 - Resolved
   4 - Assumed Scheduled Payment                      9 - Pending Return
        (Performing Matured Balloon)                       to Master Servicer
   7 - Foreclosure                                    10- Deed In Lieu Of
   9 - REO                                                 Foreclosure

** Outstanding P & I Advances include the current period advance

===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                         Offering       Servicing  Resolution                                                      Net
Distribution   Loan      Document       Transfer    Strategy     Scheduled  Property  State  Interest   Actual   Operating   NOI
   Date       Number  Cross-Reference    Date       Code (1)      Balance   Type (2)           Rate    Balance    Income    Date
====================================================================================================================================




====================================================================================================================================


=========================================
                               Remaining
 Loan         Note  Maturity Amortization
Number  DSCR  Date    Date      Term
=========================================





=========================================

  (1) Resolution Strategy Code            (2) Property Type Code
  ----------------------------            ----------------------

   1  - Modification                      MF - Multi-Family
   2  - Foreclosure                       RT - Retail
   3  - Bankruptcy                        HC - Health Care
   4  - Extension                         IN - Industrial
   5  - Note Sale                         WH - Warehouse
   6  - DPO                               MH - Mobile Home Park
   7  - REO                               OF - Office
   8  - Resolved                          MU - Mixed Use
   9  - Pending Return                    LO - Lodging
         to Master Servicer               SS - Self Storage
   10 - Deed In Lieu Of                   OT - Other
         Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================


                     SPECIALLY SERVICED LOAN DETAIL - PART 2

===================================================================================================================================
                          Offering      Resolution     Site
Distribution   Loan       Document       Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number   Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
===================================================================================================================================






===================================================================================================================================

                      (1) Resolution Strategy Code
                      ----------------------------

                         1  - Modification
                         2  - Foreclosure
                         3  - Bankruptcy
                         4  - Extension
                         5  - Note Sale
                         6  - DPO
                         7  - REO
                         8  - Resolved
                         9  - Pending Return
                              to Master Servicer
                         10 - Deed In Lieu Of
                              Foreclosure

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================


                              MODIFIED LOAN DETAIL
================================================================================
            Offering
 Loan       Document       Pre-Modification                        Modification
Number   Cross-Reference        Balance        Modification Date   Description
================================================================================





================================================================================
Total
================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE:  1/15/99
                                                 RECORD DATE:  12/31/98
================================================================================

                             LIQUIDATED LOAN DETAIL

===========================================================================================================
           Final Recovery      Offering                                                      Gross Proceeds
 Loan      Determination       Document       Appraisal   Appraisal    Actual     Gross        as a % of
Number         Date         Cross-Reference     Date        Value      Balance   Proceeds    Actual Balance
===========================================================================================================



===========================================================================================================
Current Total
===========================================================================================================
Cumulative Total
===========================================================================================================

=====================================================================================
           Aggregate          Net           Net Proceeds                  Repurchased
 Loan     Liquidation     Liquidation        as a % of       Realized      by Seller
Number      Expenses*       Proceeds       Actual Balance     Loss           (Y/N)
=====================================================================================



=====================================================================================
Current Total
=====================================================================================
Cumulative Total
=====================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                      (THIS PAGE INTENTIONALLY LEFT BLANK]

                                   FIRST UNION                           ANNEX E
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                                     Appraisal
               Advances                Current   Current               LTM                                                  BPO or
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity    NOI        LTM     LTM                  Valuation   Internal
      ID        Escrow)    Exposure      P&I      Rate       Date      Date       NOI     DSCR      Value        Date       Value**
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------------------------

              LOSS USING    ESTIMATED                           DATE     EXPECTED
PROSPECTUS     92% APPR.    RECOVERY   TRANSFER     CLOSING      NOI     FCL SALE   WORKOUT
    ID        OR BPO (F)       %         DATE        DATE       FILED     DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX F
                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                       HISTORICAL LOAN MODIFICATION REPORT
                             As Of _________________

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE
                                                             WHEN      BALANCE AT THE
                                        MOD/                SENT TO    EFFECTIVE DATE
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL         OF           OLD    # MTHS FOR     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER    REHABILITATION    RATE   RATE CHANGE    RATE     P&I
===========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $     REDUCTION)           COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
----------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
----------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
----------------------------------------------------------------------------------------------------------


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX G
                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

===================================================================================================================================

                                                              LATEST
             SHORT NAME                              %     APPRAISAL OR  EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS    DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I   TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION     SALE     PRICE    FROM SALE  BALANCE    ADVANCED  EXPENSES
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

=========================================================================================================
                                                                           DATE
                                                        DATE               MINOR
                                                        LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS   SERVICING                    ACTUAL LOSSES PASSED  MINOR ADJ  PASSED      WITH     SCHEDULED
    ID      FEES EXPENSE   NET PROCEEDS   PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX H
                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL                    OTHER
                                                          SQ FT    PAID   SCHEDULED       P&I         TOTAL      ADVANCES
  PROPESCTUS      PROPERTY     PROPERTY                     OR     THRU      LOAN       ADVANCES    EXPENSES     (TAXES &
      ID             NAME        TYPE    CITY    STATE    UNITS    DATE    BALANCE      TO DATE      TO DATE      ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           CAP                   VALUE     APPRAISAL
                               CURRENT                  LTM      LTM      RATE                   USING       BPO OR
  PROSPECTUS          TOTAL    MONTHLY    MATURITY      NOI      NOI/    ASSIGN    VALUATION     NOI &      INTERNAL
      ID            EXPOSURE     P&I        DATE       DATE       DSC      **         DATE      CAP RATE    VALUE**
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                   LOSS
                   USING                     TOTAL
                    92%      ESTIMATED     APPRAISAL                REO         PENDING
  PROSPECTUS       APPR. OR   RECOVERY     REDUCTION  TRANSFER   AQUISITION   RESOLUTION
      ID            BPO          %          REALIZED    DATE        DATE         DATE       COMMENTS
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) USE THE FOLLOWING CODES; App.--Appraisal, BPO--Brokers Opinion, Int--Internal Value
-----------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I
                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
PROSUP       PROPERTY                           CURRENT   PAID               LTM*
 LOAN         SHORT     PROPERTY               SCHEDULED  THRU  MATURITY   CURRENT
NUMBER         NAME       TYPE     CITY  STATE  BALANCE   DATE    DATE      DSCR              COMMENT / REASON ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         $0.00
------------------------------------------------------------------------------------------------------------------------------------
*LTM--Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX J
                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                       OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW                   --------------


 Control Number
                                     --------------

                                     -------------------------
 Current Balance/Paid to Date
                                     -----------------------------------------------------------------------------------------------
 Property Name
                                     -----------------------------------------------------------------------------------------------
 Property Type
                                     -----------------------------------------------------------------------------------------------
 Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
 Net Rentable Square Feet
                                     -------------------------
 Year Built/Year Renovated
                                     -----------------------------------------------------------------
 Year of Operations                  UNDERWRITING     1994         1995        1996      TRAILING
                                     -----------------------------------------------------------------
 Occupancy Rate*
                                     -----------------------------------------------------------------
 Average Rental Rate
                                     -----------------------------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

 INCOME:                                                                                 NO. OF MOS.
                                                                                        --------------
 Number of Mos.                                                PRIOR YEAR  CURRENT YR.
                                     ------------------------------------------------------------------------------------------
 Period Ended                        UNDERWRITING      1996         1997        1998    98 TRAILING**  1997-BASE   1997-1996
 Statement Classification            BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF          VARIANCE   VARIANCE
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 1)
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 2)
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 3)
                                     ------------------------------------------------------------------------------------------
 Pass Through/Escalations
                                     ------------------------------------------------------------------------------------------
 Other Income
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    EFFECTIVE GROSS INCOME            $   --        $  --        $  --        $  --        $  --                %           %
                                     ------------------------------------------------------------------------------------------
                                     Normalized--Full year Financial statements that have been reviewed by the underwriter or servicer
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.
 OPERATING EXPENSES:
                                     ------------------------------------------------------------------------------------------
 Real Estate Taxes
                                     ------------------------------------------------------------------------------------------
 Property Insurance
                                     ------------------------------------------------------------------------------------------
 Utilities
                                     ------------------------------------------------------------------------------------------
 General & Administration
                                     ------------------------------------------------------------------------------------------
 Repairs and Maintenance
                                     ------------------------------------------------------------------------------------------
 Management Fees
                                     ------------------------------------------------------------------------------------------
 Payroll & Benefits Expense
                                     ------------------------------------------------------------------------------------------
 Advertising & Marketing
                                     ------------------------------------------------------------------------------------------
 Professional Fees
                                     ------------------------------------------------------------------------------------------
 Other Expenses
                                     ------------------------------------------------------------------------------------------
 Ground Rent
                                     ------------------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES         $  --         $  --        $  --        $  --        $  --                %           %
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    OPERATING EXPENSE RATIO
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    NET OPERATING INCOME             $  --         $  --        $  --        $  --        $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    Leasing Commissions
                                     ------------------------------------------------------------------------------------------
    Tenant Improvements
                                     ------------------------------------------------------------------------------------------
    Replacement Reserve
                                     ------------------------------------------------------------------------------------------
    TOTAL CAPITAL ITEMS              $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    NOI AFTER CAPITAL ITEMS          $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    DEBT SERVICE (PER SERVICER)      $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------
    CASH FLOW AFTER DEBT SERVICE     $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    (1) DSCR: (NOI/DEBT SERVICE)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
 DSCR: (AFTER RESERVES\CAP EXP.)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------------------------------------------
                                     (i.e. operating statements, financial statements, tax return, other)
 NOTES AND ASSUMPTIONS:
===============================================================================================================================

The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage A34 Nursing Home: 1) Private 2) Medicaid
3) Medicare

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         Annex K
                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW                   -------------

                                     -------------
 Control Number
                                     -------------------------
 Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
 Property Name
                                     --------------------------------------------------------------------------------------------
 Property Type
                                     --------------------------------------------------------------------------------------------
 Property Address, City, State
                                     --------------------------------------------------------------------------------------------
 Net Rentable Square Feet
                                     -------------------------
 Year Built/Year Renovated
                                     --------------------------------------------
 Year of Operations                     BORROWER   ADJUSTMENT    NORMALIZED
                                     --------------------------------------------
 Occupancy Rate*
                                     --------------------------------------------
 Average Rental Rate
                                     --------------------------------------------
                                     * Occupancy rates are year end or the ending date of the financial statement for the period.
 INCOME:
 Number of Mos.                    "Year"
                                     -------------------------------------------------------------------
 Period Ended                           Borrower                 Adjustment                Normalized
 Statement Classification               Actual
                                     -------------------------------------------------------------------
 Rental Income (Category 1)
                                     -------------------------------------------------------------------
 Rental Income (Category 2)
                                     -------------------------------------------------------------------
 Rental Income (Category 3)
                                     -------------------------------------------------------------------
 Pass Throughs/Escalations
                                     -------------------------------------------------------------------
 Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    EFFECTIVE GROSS INCOME
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the Servicer

 OPERATING EXPENSES:
                                     -------------------------------------------------------------------
 Real Estate Taxes
                                     -------------------------------------------------------------------
 Property Insurance
                                     -------------------------------------------------------------------
 Utilities
                                     -------------------------------------------------------------------
 General & Administration
                                     -------------------------------------------------------------------
 Repairs and Maintenance
                                     -------------------------------------------------------------------
 Management Fees
                                     -------------------------------------------------------------------
 Payroll & Benefits Expense
                                     -------------------------------------------------------------------
 Advertising & Marketing
                                     -------------------------------------------------------------------
 Professional Fees
                                     -------------------------------------------------------------------
 Other Expenses
                                     -------------------------------------------------------------------
 Ground Rent
                                     -------------------------------------------------------------------
    TOTAL OPERATING EXPENSES         $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    OPERATING EXPENSE RATIO
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    NET OPERATING INCOME             $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    Leasing Commissions
                                     -------------------------------------------------------------------
    Tenant Improvements
                                     -------------------------------------------------------------------
    Replacement Reserve
                                     -------------------------------------------------------------------
    TOTAL CAPITAL ITEMS              $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    NOI AFTER CAPITAL ITEMS          $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    DEBT SERVICE (PER SERVICER)      $  --                        $  --                   $  --
                                     -------------------------------------------------------------------
    CASH FLOW AFTER DEBT SERVICE     $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    (1)DSCR: (NOI/DEBT SERVICE)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
 DSCR: (AFTER RESERVES\CAP EXP.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      ANNEX L
                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

                                                                            ORIGINAL UNDERWRITING
---------------------------------------------------------------------------------------------------------------
                                                                                INFORMATION
---------------------------------------------------------------------------------------------------------------
                                                                       BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
 Prospectus                  Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
     ID       City    State    Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                 $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                                  RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year.


---------------------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                           PRECEDING ANNUAL OPERATING

                          INFORMATION                                             INFORMATION

             AS OF ___________            NORMALIZED                   AS OF ___________          NORMALIZED
---------------------------------------------------------------------------------------------------------------
               Last                                                   Last
             Property  Financial                                    Property    Financial
Prospectus   Inspect   Info as of   %    Total  Normalized (1)      Inspect     Info as of     %    Total  Normalized (1)
    ID         Date      Date      Occ   Revenue  $ NOI    DSCR       Date         Date       Occ  Revenue  $ NOI    DSCR
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                WA    $         $      WA                                 WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                                                                  REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                  TRAILING FINANCIAL                 (2)     NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
           MONTH REPORTED    NORMALIZED              PRECEDING & BASIS
-------------------------------------------------------------------------------

             Financial                                              %         %
Prospectus   Info as of     %     Total          (%)       %      Total      (1)
    ID         Date       Occ   Revenue  $ NOI   DSCR     Occ    Revenue    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                     FIRST UNION COMMERCIAL SECURITIES, INC.

                                    DEPOSITOR

                                  --------------

    This Prospectus describes the commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement"), which will be offered from time to time in series. The Offered Certificates of each series, together with any other commercial mortgage pass-through certificates of such series not offered hereby, are collectively referred to herein as the "Certificates".

    Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

                                 --------------

 PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 20 UNDER
    THE CAPTION "RISK FACTORS" HEREIN AND UNDER SUCH CAPTION IN THE RELATED
        PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                 --------------

  THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUST FUND ONLY AND
    WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST UNION COMMERCIAL
      MORTGAGE SECURITIES, INC. OR ANY AFFILIATE THEREOF, INCLUDING WITHOUT
          LIMITATION, FIRST UNION NATIONAL BANK. A CERTIFICATE IS NOT A
             DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING
                MORTGAGE ASSETS ARE INSURED OR GUARANTEED BY THE
                  FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                           OTHER GOVERNMENTAL AGENCY.

                                 --------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE

                                 --------------

    Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors". This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

    The Offered Certificates of any series may be offered through one or more different methods such as offerings through underwriters, including First Union Capital Markets, a division of Wheat First Securities, Inc., an affiliate of the Depositor, acting as principals for their own account or as agents, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

    In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("CMBS") that evidence interests in, or that are

                                                  (cover continued on next page)

                                 JANUARY 8, 1999

(cover continued)

secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Mortgage Loans may be secured by interests in the following property types residential properties consisting of five or more rental or cooperatively-owned dwelling units, shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties. See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying a CMBS) may be secured by first or junior, recourse or non-recourse liens and may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

    Distributions in respect of the Certificates will be made on a monthly, quarterly or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.

    This Prospectus and related Prospectus ("First Union Capital Markets") Supplements may be used by the Depositor, First Union Capital Markets a division of Wheat First Securities Inc., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

    As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series not offered thereby; (iii) the respective dates on which distributions are to be made to Certificateholders;
(iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made, and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;
(ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                              AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The site may be accessed at http:/www.sec.gov.

    No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

    The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then, unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to

Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

    To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more bond-type or credit-type net leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Exchange Act.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at One First Union Center, Charlotte, North Carolina 28228-0013, Attention: Secretary, or by telephone at 704-374-6161. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUPPLEMENT .....................................................   3

AVAILABLE INFORMATION .....................................................   3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................   4

SUMMARY OF PROSPECTUS .....................................................  10

RISK FACTORS ..............................................................  20
  Limited Liquidity for Offered Certificates ..............................  20
  Limited Assets to Support Payment on Certificates .......................  20
  Prepayments on Mortgage Loans; Effects on Average Life of Certificates;
    Effects on Yields on Certificates .....................................  20
  Optional Early Termination ..............................................  21
  Limited Nature of Ratings on Certificates ...............................  22
  Effects of Pre-Funding and Acquisition of Additional Mortgage Assets ....  22
  Risks to Lenders Associated with Certain Income Producing Loans and Mortgaged Properties ...............................................  22
    Risks Associated with Mortgage Loans Secured by
      Multifamily Properties ..............................................  23
    Risks Associated with Mortgage Loans Secured by Retail Properties .....  23
    Risks Associated with Mortgage Loans Secured by
      Hospitality Properties ..............................................  24
    Risks Associated with Mortgage Loans Secured by Office Buildings ......  24
    Risks Associated with Mortgage Loans Secured by
      Residential Healthcare Facilities ...................................  25
    Risks Associated with Mortgage Loans Secured by Warehouse and
      Self Storage Facilities .............................................  25
    Risks Associated with Mortgage Loans Secured by
      Health-Care Related Properties ......................................  25
    Risks Associated with Mortgage Loans Secured by Industrial
      & Mixed-Use Facilities ..............................................  27
  Management Risks ........................................................  27
  Risks Associated with Certain Mortgage Loans and Related Leases .........  27
  Balloon Payments on Mortgage Loans; Heightened Risk of
    Borrower Default ......................................................  28
  Junior Mortgage Loans ...................................................  28
  Credit Support Limitations--May Not Cover All Risks or
    Full Payment on Certificates ..........................................  28
  Enforceability ..........................................................  29
  Leases and Rents Serving as Security for Mortgage Loans
    Pose Special Risks ....................................................  29
  Delinquent Mortgage Loans ...............................................  29
  Environmental Liability May Affect Lien on Mortgaged Property and
    Expose Lender to Costs ................................................  30
  Credit Support Limitations--May Not Cover all Risks or Full Payment
    on Certificates .......................................................  30
  ERISA Considerations--Covered Investors May Experience Liability ........  31
  Certain Federal Tax Considerations Regarding
    REMIC Residual Certificates ...........................................  31
  Book-Entry Registration of Certificates Affects Ownership of
    Certificates and Receipt of Payments ..................................  31
  Delinquent Mortgage Loans ...............................................  31

DESCRIPTION OF THE TRUST FUNDS ............................................  31
  General .................................................................  31
  Mortgage Loans-Leases ...................................................  32
    General ...............................................................  32
    Leases ................................................................  32
    Default and Loss Considerations with Respect to the Mortgage Loans ....  33
    Payment Provisions of the Mortgage Loans ..............................  34
    Mortgage Loan Information in Prospectus Supplements ...................  35

                                                                            PAGE
                                                                            ----

  CMBS ....................................................................  35
  Certificate Accounts ....................................................  36
  Credit Support ..........................................................  36
  Cash Flow Agreements ....................................................  37
  Pre-Funding .............................................................  37

YIELD AND MATURITY CONSIDERATIONS .........................................  37
  General .................................................................  37
  Pass-Through Rate .......................................................  37
  Payment Delays ..........................................................  38
  Certain Shortfalls in Collections of Interest ...........................  38
  Yield and Prepayment Considerations .....................................  38
  Weighted Average Life and Maturity ......................................  39
  Controlled Amortization Classes and Companion Classes ...................  40
  Other Factors Affecting Yield, Weighted Average Life and Maturity .......  40
    Balloon Payments; Extensions of Maturity ..............................  40
    Negative Amortization .................................................  41
    Foreclosures and Payment Plans ........................................  41
    Losses and Shortfalls on the Mortgage Assets ..........................  41
    Additional Certificate Amortization ...................................  42

THE DEPOSITOR .............................................................  42

USE OF PROCEEDS ...........................................................  42

DESCRIPTION OF THE CERTIFICATES ...........................................  42
  General .................................................................  42
  Distributions ...........................................................  43
  Distributions of Interest on the Certificates ...........................  43
  Distributions of Certificate Principal ..................................  44
  Distributions on the Certificates in Respect of Prepayment Premiums
    or in Respect of Equity Participations ................................  45
  Allocation of Losses and Shortfalls .....................................  45
  Advances in Respect of Delinquencies ....................................  45
  Reports to Certificateholders ...........................................  46
  Voting Rights ...........................................................  48
  Termination .............................................................  48
  Book-Entry Registration and Definitive Certificates .....................  48

DESCRIPTION OF THE POOLING AGREEMENTS .....................................  50
  General .................................................................  50
  Assignment of Mortgage Assets; Repurchases ..............................  50
  Representations and Warranties; Repurchases .............................  51
  Certificate Account .....................................................  51
    General ...............................................................  51
    Deposits ..............................................................  52
    Withdrawals ...........................................................  53
  Collection and Other Servicing Procedures ...............................  54
  Modifications, Waivers and Amendments Of Mortgage Loans .................  54

                                                                            PAGE
                                                                            ----

  Sub-Servicers ...........................................................  54
  Special Servicers .......................................................  54
  Realization Upon Defaulted Mortgage Loans ...............................  55
  Hazard Insurance Policies ...............................................  56
  Due-on-Sale and Due-on-Encumbrance Provisions ...........................  57
  Servicing Compensation and Payment of Expenses ..........................  57
  Evidence as to Compliance ...............................................  57
  Certain Matters Regarding the Master Servicer and the Depositor .........  58
  Events of Default .......................................................  59
  Rights Upon Event of Default ............................................  59
  Amendment ...............................................................  59
  List of Certificateholders ..............................................  60
  The Trustee .............................................................  60
  Duties of the Trustee ...................................................  60
  Certain Matters Regarding the Trustee ...................................  60
  Resignation and Removal of the Trustee ..................................  61

DESCRIPTION OF CREDIT SUPPORT .............................................  61
  General .................................................................  61
  Subordinate Certificates ................................................  61
  Cross-Support Provisions ................................................  62
  Insurance or Guarantees with Respect to Mortgage Loans ..................  62
  Letter of Credit ........................................................  62
  Certificate Insurance and Surety Bonds ..................................  62
  Reserve Funds ...........................................................  62
  Credit Support with Respect to CMBS .....................................  63

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES ........................  63
  General .................................................................  63
  Types of Mortgage Instruments ...........................................  63
  Leases and Rents ........................................................  64
  Personalty ..............................................................  64
  Cooperative Loans .......................................................  64
  Junior Mortgages; Rights of Senior Lenders ..............................  65
  Foreclosure .............................................................  66
    General ...............................................................  66
    Foreclosure Procedures Vary From State to State .......................  66
    Judicial Foreclosure ..................................................  66
    Non-Judicial Foreclosure/Power of Sale ................................  66
    Equitable Limitations on Enforceability of Certain Provisions .........  67
    Public Sale ...........................................................  67
    Rights of Redemption ..................................................  68
    Anti-Deficiency Legislation ...........................................  68
    Leasehold Risks .......................................................  68
    Regulated Healthcare Facilities .......................................  69
    Cross-Collateralization ...............................................  69
    Cooperative Loans .....................................................  69

                                                                            PAGE
                                                                            ----

  Bankruptcy Laws .........................................................  70
  Environmental Considerations ............................................  71
    General ...............................................................  71
    Superlien Laws ........................................................  71
    CERCLA ................................................................  71
    Certain Other State Laws ..............................................  71
    Additional Considerations .............................................  71
  Due-on-Sale and Due-on-Encumbrance ......................................  72
  Subordinate Financing ...................................................  72
  Default Interest and Limitations on Prepayments .........................  72
  Applicability of Usury Laws .............................................  72
  Soldiers' and Sailors' Civil Relief Act of 1940 .........................  73
  Americans with Disabilities Act .........................................  73
  Forfeitures in Drug and RICO Proceedings ................................  73

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................  74
  General .................................................................  74
  REMICs ..................................................................  75
    Classification of REMICs ..............................................  75
    Characterization of Investments in REMIC Certificates .................  75
    Tiered REMIC Structures ...............................................  75
  Taxation of Owners of REMIC Regular Certificates ........................  76
    General ...............................................................  76
    Original Issue Discount ...............................................  76
    Market Discount .......................................................  78
    Premium ...............................................................  79
    Realized Losses .......................................................  79
  Taxation of Owners of REMIC Residual Certificates .......................  79
    General ...............................................................  79
    Taxable Income of the REMIC ...........................................  80
    Basis Rules, Net Losses and Distributions .............................  81
    Excess Inclusions .....................................................  82
    Noneconomic REMIC Residual Certificates ...............................  83
    Mark-to-Market Rules ..................................................  84
    Possible Pass-Through of Miscellaneous Itemized Deductions ............  84
    Sales of REMIC Certificates ...........................................  84
    Prohibited Transactions Tax and Other Taxes ...........................  85
    Tax and Restrictions on Transfers of REMIC Residual Certificates to
      Certain Organizations ...............................................  86
    Termination ...........................................................  87
    Reporting and Other Administrative Matters ............................  87
    Backup Withholding with Respect to REMIC Certificates .................  87
    Foreign Investors in REMIC Certificates ...............................  88
  Grantor Trust Funds .....................................................  88
    Classification of Grantor Trust Funds .................................  88
  Characterization of Investments in Grantor Trust Certificates ...........  89
    Grantor Trust Fractional Interest Certificates ........................  89

                                                                            PAGE
                                                                            ----

    Grantor Trust Strip Certificates ......................................  89
  Taxation of Owners of Grantor Trust Fractional Interest Certificate .....  89
    General ...............................................................  89
    If Stripped Bond Rules Apply ..........................................  90
    If Stripped Bond Rules Do Not Apply ...................................  91
    Market Discount .......................................................  92
    Premium ...............................................................  93
    Taxation of Owners of Grantor Trust Strip Certificates ................  94
    Possible Application of Contingent Payment Rules ......................  95
    Sales of Grantor Trust Certificates ...................................  95
    Grantor Trust Reporting ...............................................  95
    Backup Withholding ....................................................  96
    Foreign Investor ......................................................  96

STATE AND OTHER TAX CONSEQUENCES ..........................................  96

ERISA CONSIDERATIONS ......................................................  96
  General .................................................................  96
    Plan Asset Regulations ................................................  96
  Prohibited Transaction Exemptions .......................................  97

LEGAL INVESTMENT ..........................................................  99

METHOD OF DISTRIBUTION .................................................... 100

LEGAL MATTERS ............................................................. 102

FINANCIAL INFORMATION ..................................................... 102

RATING .................................................................... 102

INDEX OF PRINCIPAL DEFINITIONS ............................................ 103


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                              SUMMARY OF PROSPECTUS

    The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates ........... Commercial Mortgage Pass-ThroughCertificates,
                                    issuable in series (the "Certificates").

Depositor ....................... First Union Commercial Mortgage Securities,
                                    Inc., a wholly-owned subsidiary of First
                                    Union National Bank. See "The Depositor".

Issuer .......................... The Trust Fund established under a Pooling and
                                    Servicing Agreement, as described below in this Summary of Prospectus under "Description of Certificates".

Master Servicer ................. The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and may be an affiliate of the Depositor. Seeing "Description of the Pooling Agreements--Collection and Other Servicing Procedures".

Special Servicer ................ The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling Agreements--Special Servicers".

Trustee ......................... The trustee (the "Trustee") for each series of
                                    Certificates will be named in the related
                                    Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

The Trust Assets ................ Each series of Certificates will represent in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund
                                    consisting primarily of:

   A.  Mortgage Assets .......... The Mortgage Assets with respect to each series of Certificates will consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on, or security interests in, or installment contracts for the sale of, fee simple or leasehold interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties ("the Commercial Properties"), (iii) CMBS or (iv) participations in, or any combination of, the foregoing. If so specified in the related Prospectus Supplement and if permitted by applicable law, a Trust Fund may include (i) Multifamily Properties or Commercial Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property") and (ii) Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent as of the date of their deposit into the related Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in

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                                  payment of all amounts due according to its
                                    terms. In any event, at the time of its
                                    creation the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or any other person.

                                  To the extent described in the related
                                    Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (a "Lease Assignment"), including bond-type or credit-type net leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties (as defined herein). Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Mortgage Loans will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                    Funds--Mortgage Loans--Leases" and "Risk
                                    Factors--Limited Assets" herein.

                                  Unless otherwise provided in the related
                                    Prospectus Supplement, the Mortgaged
                                    Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $100,000 and original terms to maturity of not more than 40 years.

                                  As and to the extent described in the
                                    related Prospectus Supplement, a Mortgage
                                    Loan (i) may provide for no accrual of
                                    interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization,
                                    (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (v) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and
                                    (vi) may provide for payments of principal, interest or both, on due dates that occur monthly or quarterly or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases".

                                  If and to the extent specified in the related
                                    Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed

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                                    securities such as mortgage-backed
                                    securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC")
                                    (collectively, the mortgage-backed
                                    securities referred to in clauses (i) and
                                    (ii), "CMBS"), provided that each CMBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--CMBS".

                                  Each Mortgage Asset will be selected by the
                                    Depositor for inclusion in a Trust Fund
                                    from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor, all as more particularly described in the related Prospectus Supplement.

   B.  Certificate Account ...... Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                    Account") established and maintained on
                                    behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds--Certificate Accounts" and
                                    "Description of the Pooling
                                    Agreements--Certificate Account".

   C.  Credit Support ........... If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency

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                                    rating the Certificates of such series. If
                                    so specified in the related Prospectus
                                    Supplement, any such Credit Support may
                                    apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".

   D.  Cash Flow Agreements ..... If so provided in the related Prospectus
                                    Supplement, a Trust Fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any Cash Flow Agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material. See "Description of the Trust Funds--Cash Flow Agreements".

   E.  Pre-Funding .............. If so provided in the related Prospectus
                                    Supplement, a Trust Fund may include
                                    amounts on deposit in a separate account
                                    (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the

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                                    Capitalized Interest Account and
                                    Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets".

Description of Certificates ..... Each series of Certificates will be issued pursuant to a pooling and servicing
                                    agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                  Each series of Certificates may consist of
                                    one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                    Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal
                                    (collectively, "Stripped Interest
                                    Certificates"); (iv) provide for
                                    distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time, or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                  Each class of Certificates, other than
                                    certain classes of Stripped Interest
                                    Certificates and certain REMIC Residual
                                    Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"), and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will

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                                    specify the Certificate Balance, Notional
                                    Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                  The Certificates will not be guaranteed or
                                    insured by the Depositor or any of its
                                    affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".



Distributions of Interest on
  the Certificates .............. Interest on each class of Offered Certificates
                                    (other than certain classes of Stripped
                                    Principal Certificates and Stripped
                                    Interest Interest on each class of Offered
                                    Certificates and certain REMIC Residual
                                    Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

Principal Distributions of ...... Each class of the Certificates of each series
  Certificate                       (other than certain classes of Stripped
                                    Interest Certificates and/or REMIC
                                    Residual Certificates) will have a
                                    Certificate Balance which, as of any
                                    date, will represent the maximum
                                    amount that the holders thereof are
                                    then entitled to receive in respect
                                    of principal from future cash flow
                                    on the Mortgage Assets in the
                                    related Trust Fund. Unless otherwise
                                    specified in the related Prospectus
                                    Supplement, the initial aggregate
                                    Certificate Balance of all classes
                                    of a series of Certificates will not
                                    exceed the outstanding principal
                                    balance of the related Mortgage
                                    Assets as of a specified date (the
                                    "Cut-off Date"), after application
                                    of scheduled payments due on or
                                    before such date, whether or not
                                    received. As and to the extent
                                    described in the related Prospectus
                                    Supplement, distributions of
                                    principal with respect to each
                                    series of Certificates will be made
                                    on each Distribution Date to the
                                    holders of the class or classes of
                                    Certificates of such series entitled
                                    thereto until the Certificate
                                    Balances of such Certificates have
                                    been reduced to zero. Distributions
                                    of principal with respect to one or
                                    more classes of Certificates (i) may
                                    be made at a rate that is faster
                                    (and, in some cases, substantially
                                    faster) than the rate at which
                                    payments or other collections of
                                    principal are

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                                    received on the Mortgage Assets in the
                                    related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule for any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Certificate
                                    Principal".

Advances ........................ If and to the extent provided in the related
                                    Prospectus Supplement, the Master Servicer and/or another specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes CMBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related CMBS Agreement, will be described in the related Prospectus Supplement.

Termination ..................... If so specified in the related Prospectus
                                    Supplement, a series of Certificates will be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. Further, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased by a party or parties specified therein under similar or other conditions as described therein. See "Description of the
                                    Certificates--Termination".

Registration of Book-Entry
 Certificates ................... If so provided in the related Prospectus, one or more classes


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                                    of the Offered Certificates of any series
                                    will be offered in book-entry format
                                    (collectively, "Book-Entry Certificates ") through the facilities of DTC. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner ") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate "), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                                    Definitive Certificates ".

Risk Factors .................... There are material risks associated with an investment in Certificates. See "Risk
                                    Factors" herein. Additional risks
                                    pertaining to a particular series of
                                    Certificates may be disclosed in the
                                    applicable Prospectus Supplement.

Tax Status
  of the Certificates ........... The Certificates of each series will constitute either (i) "regular interests"
                                    ("REMIC Regular Certificates") and
                                    "residual interests" ("REMIC Residual
                                    Certificates") in a Trust Fund, or a
                                    designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. If so indicated in the related Prospectus Supplement, an electionalternatively may be made to treat the Trust Fund as a financial asset securitization investment trust ("FASIT").

   A.  REMIC .................... REMIC Regular Certificates generally will be treated as debt obligations of the
                                    applicable REMIC for federal income tax
                                    purposes. In general, to the extent the
                                    assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of
                                    Section 856(c)(3)(B) of the Code. In
                                    addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, certain of the REMIC Regular Certificates may be issued with original issue discount. See "Material Federal Income Tax
                                    Consequences--REMICs--Taxation of Owners of
                                    REMIC Regular Certificates".

                                  REMIC Residual  Certificates  generally will
                                    be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related

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                                    Prospectus Supplement. A portion (or, in
                                    certain cases, all) of the income from
                                    REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Material Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

B. Grantor Trust ................ If so provided in the related Prospectus
                                    Supplement, Grantor Trust Certificates may be either Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates"), or may be Stripped Interest Certificates. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B)
                                    and 860G(a)(3) of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.

                                  It is unclear whether Stripped Interest
                                    Certificates will be treated as
                                    representing an ownership interest in
                                    qualifying assets and income under Sections
                                    856(c)(5)(A) and 856(c)(3)(B) of the Code,
                                    although the policy considerations
                                    underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax Consequences--Grantor Trust Funds".

                                  Investors are advised to consult their tax
                                    advisors with respect to the taxation of holders of Stripped Interest Certificates and to review "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ............ Fiduciaries of employee benefit plans and certain other retirement plans and
                                    arrangements, including individual
                                    retirement accounts, annuities, Keogh
                                    plans, collective investment funds,
                                    separate and general accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ................ The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus

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                                       18


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                                    Supplement. Investors whose investment
                                    authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .......................... At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies requested by the Depositor to rate the Offered Certificates (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.



















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                                       19

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in such Trust Fund.

LIMITED LIQUIDITY FOR OFFERED CERTIFICATES

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds". Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS
 ON YIELDS ON CERTIFICATES

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

 OPTIONAL EARLY TERMINATION

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates--Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending, among other factors, upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination.

LIMITED NATURE OF RATINGS ON CERTIFICATES

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Such rating will not address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".


EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS

     Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely affect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

     Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.

RISKS TO LENDERS ASSOCIATED WITH CERTAIN INCOME PRODUCING LOANS AND
 MORTGAGED PROPERTIES

     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans-Leases". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower;

thus, the value of an income producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God; and other factors beyond the control of a Master Servicer.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Associated with Mortgage Loans Secured by Multifamily Properties. If so specified in the related Prospectus Supplement, Mortgage Loans secured by multi-family properties will constitute a material concentration of the Mortgage Loans in a Trust Fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

     Risks Associated with Mortgage Loans Secured by Retail Properties. Mortgage Loans secured by retail properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

     Risks Associated with Mortgage Loans Secured by Hospitality Properties. Mortgage Loans secured by hospitality properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hospitality property (i.e., a hotel). Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have a substantial impact on such property's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

     Risks Associated with Mortgage Loans Secured by Office Buildings. Mortgage Loans secured by office buildings may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office buildings are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office buildings may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities. Mortgage Loans secured by residential healthcare facilities (i.e., nursing homes) may constitute a material concentration of the Mortgage Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenues may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Risks Associated with Mortgage Loans Secured by Warehouse and Self Storage Facilities. Mortgage Loans secured by warehouse and storage facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, the privacy considerations applicable to self storage facilities may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.

     Risks Associated with Mortgage Loans Secured by Health-Care Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed


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


cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

     The operators of Health Care-Related Facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

MANAGEMENT RISKS

     Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND RELATED LEASES

     If so described in the related Prospectus Supplement, the borrower under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related Mortgage and the related Lease Assignments. In the case of Commercial Properties, the value of a property that is not itself an operating business generally will be derived from rental payments under Leases of all or portions of the property. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the borrowers of Mortgage Loans secured by Commercial Properties will have any significant assets other than the Commercial Properties and any related Leases, which will be pledged to the Trustee under the related Pooling Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Commercial Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

     The performance of a Mortgage Loan secured by an income-producing property leased (pursuant to general commercial-type leases rather than credit- or bond-type leases) by the Mortgagor to Lessees as well as the liquidation value of such property may be dependent upon the business operated by such Lessees in connection with such property, the creditworthiness of such Lessees or both; the risks associated with such loans may be offset by the number of Lessees or, if applicable, a diversity of types of business operated by such Lessees.

BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity--Balloon Payments; Extension of Maturity".

JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, the junior Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties".


CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR
 FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the


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


risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases and Rents".

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such

Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General".

ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND
 EXPOSE LENDER TO COSTS

     Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations". If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely. Moreover, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON
 CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support".


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


ERISA CONSIDERATIONS--COVERED INVESTORS MAY EXPERIENCE LIABILITY

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND
 RECEIPT OF PAYMENTS

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-Leases--General".


                         DESCRIPTION OF THE TRUST FUNDS

  GENERAL

        The primary assets of each Trust Fund will consist of a pool of mortgage loans collectively, the "Mortgage Loans" secured by liens on, or security interests in (i) residential properties consisting of five or more rental or


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cooperatively-owned dwelling units (the "Multifamily Properties") or (ii)
shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties (the "Commercial Properties"), (iii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or (iv) a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular Trust Fund.

MORTGAGE LOANS-LEASES

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments ("mortgages") that create first or junior liens on, or installment contracts for the sale of, fee simple or leasehold interests in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Leases. To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related borrower may assign its right, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the borrower and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer or the Special Servicer.

     To the extent described in the related Prospectus Supplement, the Leases, which may include "bond-type" or "credit-type" leases, may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. A "bond-type"


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

lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform all obligations related to the leased premises; also, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Certain of the Leases (including credit-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the borrower under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the borrowers must rely on other income or sources generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. This would generally be the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such Lessee in order for the borrower to pay all of the scheduled principal and interest on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases (not including bond-type leases) may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Borrower will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the borrower, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgage Property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an ARM Loan, a Mortgage Loan that carries an adjustable Mortgage Rate. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and miniwarehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multitenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the Lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled


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


payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the Prospectus Supplement. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lockout Period") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate carried by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (a "CMBS Agreement"). The issuer (the "CMBS Issuer") of the CMBS and/or the servicer (the "CMBS Servicer") of the underlying mortgage loans will have entered into the CMBS Agreement, generally with a trustee (the "CMBS Trustee") or, in the alternative, with the original purchaser or purchasers of the CMBS.


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


     The CMBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the CMBS will be made by the CMBS Servicer or the CMBS Trustee on the dates specified in the related Prospectus Supplement. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS Agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.


CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


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


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material.

PRE-FUNDING

     If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets".


                              YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying CMBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the CMBS. If a Trust Fund includes CMBS, the related Prospectus Supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


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


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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


     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lockout Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk", and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon


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


payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Assets in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Assets in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.


                                  THE DEPOSITOR

     First Union Commercial Mortgage Securities, Inc., the Depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28228-0600. Its telephone number is 704-374-6161. There can be no assurance that the Depositor will have any significant assets.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the


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


related Trust Fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, Notional Amount and Pass-Through Rate refer to the principal balance, if any, Notional Amount, if any, and the Pass-Through Rate, if any, for any such component.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity", "--Limited Assets" and "--Book-Entry Registration".

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


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


     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a Certificate Balance which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR
 IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or another specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related CMBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

     (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer (as defined herein)) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary, or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

     (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and
(D) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof, (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

     (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date (the "Prepayment Period")) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

     (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

     (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

     (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

     (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

     (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder ofan Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

     If the Trust Fund for a series of Certificates includes CMBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The Voting Rights evidenced by each series of Certificates will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     As may be provided in the related Prospectus Supplement, the only "Certificateholder"(as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of CMBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes CMBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention:
Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related



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


Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Leases for the payment of maintenance, insurance and taxes, to the extent specified in the related Leases. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Leases in trust for the benefit of the Certificateholders.

     With respect to each CMBS in certificate form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be reregistered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained Certificate Accounts for the collection of payments on the related Mortgage Loans,


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which will be established so as to comply with the standards of each Rating
Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest- bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

        (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

         (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

        (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

       (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

         (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

         (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

        (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.


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


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

         (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

        (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

         (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

         (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

        (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

       (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

         (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

        (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--REMICS--Taxation of Owners of REMIC Residual
     Certificates--Prohibited Transactions Tax and Other Taxes";


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


       (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

        (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

         (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

        (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the Mortgage Loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.


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


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases".

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

         (ii) either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations".


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


     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such Liquidation Proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other


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


water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period


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


in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.


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EVENTS OF DEFAULT

     The "Events of Default" for a Series of Certificates under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for 60 days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided


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that such amendment (other than an amendment for the purpose specified in clause
(iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (y) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (x), without the consent of the holders of all Certificates of such class or (z) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.


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RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, unless otherwise provided in the related Prospectus Supplement, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or


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shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so


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specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the Prospectus Supplement for a series of Certificates, any CMBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of Credit Support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the


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mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary. References herein and in any Prospectus Supplement to "mortgage" shall include a mortgage, a deed of trust or a deed to secure debt, as the case may be.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws".

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the related Prospectus Supplement, the Mortgage Loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations (each a "Cooperative"). If specified in the related Prospectus Supplement, the Mortgage Loans may consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A Cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its


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blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the Cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a Cooperative, the lender would normally be required to take the Mortgaged Property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.


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     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be


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contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss.101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if
(i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits


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and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a


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lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

     Regulated Healthcare Facilities. A Mortgage Loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering Mortgaged Properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement,


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however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.


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ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management".

     Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.


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     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans


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originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


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     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made and the Trust Fund does not elect to be treated as a Grantor Trust Fund, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owing certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


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REMICS

     Classification of REMICs. It is the opinion of Willkie Farr & Gallagher, counsel to the Depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related Pooling Agreement and based upon the law on the date hereof, for federal income tax purposes the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period during which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section


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7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price


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of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (x) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (y) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the


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beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method; (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or


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exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for REMIC Regular Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

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


     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distribution received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or


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other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.


     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions". If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.


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


     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General".

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.


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     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted cleanup calls, or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure


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


that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (x) three percent of the excess of the individual's adjusted gross income over such amount or (y) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains for individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.


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     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and


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gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (x) residual interests in such entity are not held by disqualified organizations and (y) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (x) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (y) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.


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     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under


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Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by
(i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan,
(A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgage or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust


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Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust
Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate, directly or through certain pass-through entities, will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) three percent of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.


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     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors". The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust


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Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Stripped Bond Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Stripped Bond Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.


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     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in


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income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply".

     Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated


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


before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Stripped Bond Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Stripped Bond Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will, in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Stripped Bond Prepayment Assumption.


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     It is unclear under what circumstances, if any, the prepayment of a
Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Stripped Bond Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Stripped Bond Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, like the OID Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains for individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual


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information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides


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that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations", the term "Underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of Certificates. See "Method of Distribution".

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief under the Exemption:

     First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the Offered Certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other Certificates of the same trust.

     Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor Structured Rating Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch").

     Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates.

     Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Seventh, in the event the obligations used to fund the Trust Fund have not all been transferred to the Trust Fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption shall be transferred to the Trust Fund in exchange for the amounts credited to the Pre-Funding Account during the period commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the Pooling Agreement; (ii) the date on which an event of default occurs under the Pooling Agreement; or (iii) the date which is the later of three months or 90 days after the closing date. Certain conditions of the Exemption relating to pre-funding accounts must also be met, to be described in the Prospectus Supplement.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     It is not clear whether certain Offered Certificates would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, or (ii) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements. Also, as noted, subordinated Classes of Certificates are not covered by the Exemption.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Underwriter, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, or obligor with respect to Mortgage Assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan (other than an Excluded Plan) when the person who has discretionary authority or renders investment advice with respect to the investment of the Plan's assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by such Plan and (iii) the holding of Offered Certificates by such Plan.

     Further, if certain specific conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Assets. The Depositor expects that the specific conditions set forth in the Exemption that are required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions set forth in the Exemption are satisfied.

     The Exemption also provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief that may be provided in the Exemption the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     The DOL recently issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which exempts from the application of the prohibited transactions provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. Insurance company general accounts are allowed to purchase, in reliance on the Class Exemption, classes of Certificates that (i) are subordinated to other classes of Certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, are allowed to purchase Certificates in reliance upon regulations to be promulgated by the DOL pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which support such policies.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     Pursuant to final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") and the terms of the Riegle Act, a modification of the definition of

"mortgage related securities" became effective December 31, 1996 to include among the types of loans to which such securities may relate loans directly secured by a first lien on "one or more parcels of real estate upon which is located one or more commercial structures". The regulations also imposed on national banks purchasing "mortgage related securities" the requirement that the securities be fully secured by interests in a pool of loans to numerous obligors. In addition, the related legislative history of the Riegle Act indicates that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "commercial mortgage related securities" would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.


                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, any class or classes of Offered Certificates, or portions thereof, that will be sold to affiliates of the Depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets, a division of Wheat First Securities, Inc.("First Union Capital Markets"), acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by First Union Capital Markets acting as agent. If First Union Capital Markets acts as agent in the sale of Offered Certificates, First Union Capital Markets will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets elects to purchase Offered Certificates as principal, First Union Capital Markets may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor or any affiliate of the Depositor and purchasers of Offered Certificates of such series.

     This Prospectus and related Prospectus Supplements also may be used by the Depositor, First Union Capital Markets, a division of Wheat First Securities, Inc., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a Prospectus Supplement, all or a portion of one or more classes of the Offered Certificates identified therein may be sold by the Depositor either directly or indirectly through an underwriter, including First Union Capital Markets Corp., to one or more affiliates of the Depositor. This Prospectus and related Prospectus Supplements may be used by any such affiliate to resell Offered Certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Capital Markets Corp.

     The Depositor will agree to indemnify First Union Capital Markets, a division of Wheat First Securities, Inc., and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Capital Markets, a division of Wheat First Securities, Inc., and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors including affiliates of the Depositor. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York and for the underwriters by Sidley & Austin, New York, New York.


                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by one or more of the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                           PAGE
                                                                           ----
Accrual Certificates ................................................... 15, 44
Accrued Certificate Interest ............................................... 44
ADA ........................................................................ 73
ARM Loans .................................................................. 35
Available Distribution Amount .............................................. 43
Bankruptcy Code ............................................................ 67
Book-Entry Certificates ................................................ 17, 43
Capitalized Interest Account ........................................... 13, 37
Cash Flow Agreements ................................................ 2, 13, 37
CERCLA ................................................................. 30, 71
Certificates ........................................................... 10, 50
Certificate Account .................................................... 12, 36
Certificate Balance ..................................................... 3, 14
Certificate Owner ...................................................... 17, 49
Certificateholders .................................................. 2, 49, 74
Class Exemption ............................................................ 99
Closing Date ............................................................... 76
CMBS ................................................................ 1, 12, 32
CMBS Agreement ............................................................. 35
CMBS Issuer ................................................................ 35
CMBS Servicer .............................................................. 35
CMBS Trustee ............................................................... 35
Code ................................................................... 17, 74
Commercial Properties .................................................. 10, 32
Commission .................................................................. 3
Committee Report ........................................................... 76
Companion Class ........................................................ 16, 45
CON ........................................................................ 26
Contributions Tax .......................................................... 85
Controlled Amortization Class .......................................... 16, 45
Cooperative Loans .......................................................... 64
Cooperatives ........................................................... 32, 64
CPR ........................................................................ 40
Credit Support ...................................................... 2, 12, 36
Cut-off Date ............................................................... 15
Debt Service Coverage Ratio ................................................ 33
Definitive Certificate ................................................. 17, 43
Depositor .................................................................. 32
Determination Date ......................................................... 43
Direct Participants ........................................................ 48
Distribution Date .......................................................... 15
Distribution Date Statement ................................................ 46
DOL ........................................................................ 96
DTC ......................................................................... 3
Due Period ................................................................. 45
Duff & Phelps .............................................................. 97
Equity Participation ....................................................... 35
ERISA .................................................................. 18, 96
Events of Default .......................................................... 59
Excess Funds ............................................................... 42

                                                                           PAGE
                                                                           ----

Exchange Act ................................................................ 4
Exemption .................................................................. 97
FAMC ....................................................................... 12
FASIT .................................................................. 17, 74
FHLMC ...................................................................... 12
First Union ...............................................................  97
First Union Capital Markets ............................................ 2, 101
Fitch ...................................................................... 97
FNMA ....................................................................... 12
Garn Act ................................................................... 72
GNMA ....................................................................... 12
Grantor Trust Certificates ............................................. 17, 74
Grantor Trust Fractional Interest Certificates ......................... 18, 88
Grantor Trust Fund ......................................................... 74
Grantor Trust Strip Certificate ............................................ 89
Health Care-Related Facilities ............................................. 25
Health Care-Related Mortgaged Property ..................................... 26
Indirect Participants ...................................................... 49
Insurance Proceeds ......................................................... 52
IRS ........................................................................ 76
Issue Premium .............................................................. 81
L/C Bank ................................................................... 62
Lease ................................................................... 4, 11
Lease Assignment ........................................................... 11
Lender Liability Act ....................................................... 71
Lessee .................................................................. 4, 11
Liquidation Proceeds ....................................................... 52
Loan-to-Value Ratio ........................................................ 34
Lockout Period ............................................................. 35
Mark-to-Market Regulations ................................................. 84
Master Servicer ......................................................... 3, 10
Moody's .................................................................... 97
Mortgage Asset Seller .................................................. 12, 32
Mortgage Assets ......................................................... 2, 32
Mortgage Loans .................................................. 1, 10, 31, 63
Mortgage Notes ............................................................. 32
Mortgage Rate .......................................................... 11, 35
Mortgaged Properties ....................................................... 32
mortgages .............................................................. 32, 63
Multifamily Properties ................................................. 10, 32
Net Operating Income ....................................................... 33
Nonrecoverable Advance ..................................................... 45
Notional Amount ........................................................ 14, 44
OCC ....................................................................... 100
Offered Certificates ........................................................ 1
OID Regulations ............................................................ 74
Originator ................................................................. 32
PAC ........................................................................ 40
Participants ............................................................... 31
Parties-in-Interest ........................................................ 96
Pass-Through Rate ....................................................... 3, 14
Permitted Investments ...................................................... 52

                                                                           PAGE
                                                                           ----

Plans ...................................................................... 96
Pooling Agreement ...................................................... 14, 50
Pre-Funding Account ................................................. 2, 13, 37
Pre-Funding Period ..................................................... 13, 37
Prepayment Assumption ...................................................... 76
Prepayment Interest Shortfall .............................................. 38
Prepayment Period .......................................................... 46
Prepayment Premium ......................................................... 35
Prohibited Transactions Tax ................................................ 85
Prospectus Supplement ....................................................... 1
Rating Agency .............................................................. 19
RCRA ....................................................................... 71
Record Date ................................................................ 43
Registration Statement ...................................................... 3
Related Proceeds ........................................................... 45
Relief Act ................................................................. 73
REMIC ................................................................... 2, 74
REMIC Certificates ......................................................... 74
REMIC Provisions ........................................................... 74
REMIC Regular Certificates ............................................. 17, 75
REMIC Regulations .......................................................... 74
REMIC Residual Certificates ............................................ 17, 75
REO Property ........................................................... 10, 47
Restricted Group ........................................................... 97
RICO ....................................................................... 73
Riegle Act ................................................................. 99
Securities Act .............................................................. 3
Senior Certificates .................................................... 14, 42
Servicing Standard ......................................................... 54
SMMEA ...................................................................... 99
SPA ........................................................................ 40
Special Servicer .................................................... 3, 10, 54
Standard & Poor's .......................................................... 97
Stripped Bond Prepayment Assumption ........................................ 91
Stripped Interest Certificates ......................................... 14, 42
Stripped Principal Certificates ........................................ 14, 42
Subordinate Certificates ............................................... 14, 42
Sub-Servicer ............................................................... 54
Sub-Servicing Agreement .................................................... 54
TAC ........................................................................ 40
Tiered REMICs .............................................................. 75
Title V .................................................................... 72
Trust Assets ................................................................ 3
Trust Fund .................................................................. 1
Trustee ................................................................. 3, 10
UCC ........................................................................ 64
Underwriter ................................................................ 97
Value ...................................................................... 34
Warranting Party ........................................................... 51

     The file "FUNB99C1.XLS" which is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2 and A-3. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 in the CSSA format and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "Reports to Certificateholders; Available Information" on page S-88 of the Prospectus Supplement, each month the Trustee will make available through its bulletin board system an electronic file in CSSA format updating and supplementing the information contained in the "FUNB99C1.XLS" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "FUNB99C1.XLS" to your hard drive or network drive. Open the file "FUNB99C1.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loans & Properties" or "A-2 Step" or A-3 "MultiFamily Data", respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

     UNTIL MAY 5, 1999, ALL DEALERS THAT EFFECT
TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR
NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS
IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

                       ----------

                   TABLE OF CONTENTS


                 PROSPECTUS SUPPLEMENT
                                                      PAGE
                                                      ----
  Summary of Prospectus Supplement                     S-7
  Risk Factors                                        S-19
  Description of the Mortgage Pool                    S-34
  Servicing of the Mortgage Loans                     S-68
  Description of the Certificates                     S-75
  Yield and Maturity Considerations                   S-94
  Use of Proceeds                                    S-101
  Material Federal Income Tax Consequences           S-101
  ERISA Considerations                               S-102
  Legal Investment                                   S-104
  Method of Distribution                             S-104
  Legal Matters                                      S-105
  Ratings                                            S-105
  Index of Principal Definitions                     S-107
  Annex A-1                                            A-1
  Annex A-2                                            A-2
  Annex A-3                                            A-3
  Annex B                                              B-1
  Annex C                                              C-1
  Annex D                                              D-1
  Annex E                                              E-1
  Annex F                                              F-1
  Annex G                                              G-1
  Annex H                                              H-1
  Annex I                                              I-1
  Annex J                                              J-1
  Annex K                                              K-1
  Annex L                                              L-1


                       PROSPECTUS


  Prospectus Supplement                                  3
  Available Information                                  3
  Incorporation of Certain Information By Reference      4
  Summary of Prospectus                                 10
  Risk Factors                                          20
  Description of the Trust Funds                        31
  Yield and Maturity Considerations                     37
  The Depositor                                         42
  Use Of Proceeds                                       42
  Description of the Certificates                       42
  Description of the Pooling Agreements                 50
  Description of Credit Support                         61
  Certain Legal Aspects of Mortgage Loans And Leases    63
  Material Federal Income Tax Consequences              74
  State and Other Tax Consequences                      96
  ERISA Considerations                                  96
  Legal Investment                                      99
  Method of Distribution                               100
  Legal Matters                                        102
  Financial Information                                102
  Rating                                               102
  Index of Principal Definitions                       103




                 FIRST UNION COMMERCIAL

               MORTGAGE SECURITIES, INC.

                      (DEPOSITOR)


              $1,035,318,205 (APPROXIMATE)


                 FIRST UNION COMMERCIAL

                    MORTGAGE TRUST,

                  COMMERCIAL MORTGAGE

               PASS-THROUGH CERTIFICATES,

                  FUNB SERIES 1999-C1


               -------------------------
                 PROSPECTUS SUPPLEMENT
               -------------------------


                   [LOGO FIRST UNION]

                 CAPITAL MARKETS CORP.


           [LOGO MORGAN STANLEY DEAN WITTER]



                    JANUARY 21, 1999